Registration No. 33-78790

    As filed with the Securities and Exchange Commission on October 18, 1996

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

         --------------------------------------------------------------


                       POST-EFFECTIVE AMENDMENT NO. SEVEN

                                       TO

                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                     THE SECURITIES ACT OF 1933, AS AMENDED

         --------------------------------------------------------------


                       CNL AMERICAN PROPERTIES FUND, INC.

               (Exact Name of Registrant as Specified in Charter)

                        400 East South Street, Suite 500
                            Orlando, Florida  32801

                           Telephone:  (407) 422-1574

                    (Address of principal executive offices)

                                   COPIES TO:

                          THOMAS H. McCORMICK, ESQUIRE

                            EDMUND D. GRAFF, ESQUIRE

                       Shaw, Pittman, Potts & Trowbridge
                              2300 N Street, N.W.

                            Washington, D.C.  20037

                       CNL AMERICAN PROPERTIES FUND, INC.

                    Supplement No. 7, dated October 18, 1996
                      to Prospectus, dated April 26, 1996

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 26, 1996. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of October 3, 1996, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after October 3, 1996, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of October 3, 1996, the Company had received aggregate subscription proceeds of $104,484,211 (10,448,421 Shares) from 5,788 stockholders, including $391,348 (39,135 Shares) issued pursuant to the Reinvestment Plan. As of October 3, 1996, the Company had invested or committed for investment approximately $80,000,000 of such proceeds in 83 Properties (including one Property through a joint venture arrangement which consists of land and building, six Properties which consist of building only, 33 Properties which consist of land only and 43 Properties which consist of land and building), in providing mortgage financing to the tenants of the 33 Properties consisting of land only and to pay Acquisition Fees and Acquisition Expenses, leaving approximately $11,900,000 in offering proceeds available for investment in Properties and Mortgage Loans. As of October 3, 1996, the Company had incurred $4,701,789 in Acquisition Fees to the Advisor.

                                    BUSINESS

PROPERTY ACQUISITIONS

         Between April 10, 1996 and October 3, 1996, the Company acquired 35 Properties, including three Properties consisting of building only, 22 Properties consisting of land and building and ten Properties consisting of land only. The Properties are one TGI Friday's Property (in Hamden, Connecticut), three Wendy's Properties (one in each of Knoxville and Sevierville, Tennessee, and Camarillo, California), two Golden Corral Properties (one in each of Port Richey, Florida, and Brooklyn, Ohio), two Denny's Properties (one in each of Hillsboro and McKinney, Texas), eight Boston Market Properties (one in each of Ellisville and Florissant, Missouri; Upland, La Quinta and Merced, California; Golden Valley, Minnesota; Corvallis, Oregon; and Rockwall, Texas), three Jack in the Box Properties (one in Humble and two in Houston, Texas), two Arby's Properties (one in each of Kendallville and Avon, Indiana), two Applebee's Properties (one in each of Montclair and Salinas, California), one Ryan's Family Steak House Property (in Spring Hill, Florida), one Burger King Property (in Chicago, Illinois) and ten Pizza Hut Properties (one in each of Beaver, Bluefield, Huntington, Hurricane, Milton, Ronceverte, Beckley, Belle and Cross Lanes, West Virginia, and Marietta, Ohio) (hereinafter referred to as the "Ten Pizza Hut Properties"). For information regarding the 48 Properties acquired by the Company prior to April 10, 1996, see the Prospectus dated April 26, 1996.

         The Denny's Property in McKinney, Texas, and the Boston Market Property in Merced, California, were acquired from an Affiliate of the Company. The Affiliate had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. The Properties were acquired by the Company for an aggregate purchase price of $1,536,938, representing the cost of the Properties to the Affiliate (including carrying costs) due to the fact that these amounts were less than the Properties' appraised values.

         In connection with the purchase of the TGI Friday's, the Wendy's and the Golden Corral Properties in Hamden, Connecticut, Sevierville, Tennessee, and Brooklyn, Ohio, respectively, which are building only, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of the TGI Friday's and the Wendy's Properties, which are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation." In connection with these acquisitions, the Company has also entered into tri-party agreements with the lessees and the owners of the land. The tri-party agreements provide that the ground lessees are responsible for all obligations under the ground leases and provide certain rights to the Company relating to the maintenance of its interests in the buildings in the event of a default by the lessees under the terms of the ground leases. In connection with the purchase of the Golden Corral Property, the Company has entered into an assignment of an interest in the ground lease with the lessee and the owner of the land. The assignment provides that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the building in the event of a default by the lessee under the terms of the ground lease.

         In connection with the purchase of the Wendy's Properties in Knoxville, Tennessee, and Camarillo, California, the Golden Corral Property in Port Richey, Florida, the Denny's Properties, the Boston Market Properties, the Jack in the Box Properties, the Arby's Properties, the Applebee's Properties, the Ryan's Family Steak House Property and the Burger King Property, which are land and building, the Company, as lessor entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         In connection with the acquisition of the Golden Corral Property in Port Richey, Florida, which is undeveloped land on which a restaurant will be constructed, the Company will incur a Development/Construction Management Fee payable to an Affiliate of the Company as an Acquisition Fee, subject to the approval of a majority of the Board of Directors including a majority of the Independent Directors. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

         In connection with the Ten Pizza Hut Properties, which are land only, the Company acquired the land and is leasing these ten parcels to the lessee, Castle Hill Holdings VI, L.L.C. ("Castle Hill"), pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Ten Pizza Hut Properties to one of its affiliates, Midland Food Services L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Ten Pizza Hut Properties. In connection with the acquisition of the Ten Pizza Hut Properties, the Company provided mortgage financing of $3,888,000 to the lessee pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Ten Pizza Hut Properties. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest are due in equal monthly installments over 20 years starting July 1, 1996.

The Master Mortgage Note equals approximately 85 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Ten Pizza Hut Properties and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.

         As of October 3, 1996, the Company had initial commitments to acquire seven properties, including four properties which consist of land and building, one property which consists of building only and two properties which consist of land only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all seven of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases," except as described below.

         In connection with the Wendy's property in San Diego, California, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

         In connection with the two Pizza Hut properties, the Company anticipates acquiring the land and leasing it to the tenant, Castle Hill, pursuant to a master lease agreement for these two properties. The tenant is expected to own the buildings for these two Pizza Hut properties. In connection therewith, the Company anticipates providing mortgage financing to the tenant which will be collateralized by the building improvements. If the mortgage note is executed, it is expected to be executed under substantially the same terms described in the section of the Prospectus entitled "Business - Mortgage Loans."

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                                  Lease Term and
Property                          Renewal Options                       Minimum Annual Rent

Boston Market                     15 years; five five-year renewal      10.38% of Total Cost (1);
Atlanta, GA                       options                               increases by 10% after the
Restaurant to be constructed                                            fifth lease year and after
                                                                        every five years thereafter
                                                                        during the lease term

Burger King                       20 years; two five-year renewal       11% of Total Cost (1)
Chattanooga, TN                   options
Restaurant to be constructed


Jack in the Box                   18 years; four five-year renewal      10.75% of Total Cost (1);
Humble, TX                        options                               increases by 8% after the fifth
Restaurant to be constructed                                            lease year and by 10% after
                                                                        every five years thereafter
                                                                        during the lease term

Shoney's                          20 years; two five-year renewal       11.75% of Total Cost (1);
Fort Myers, FL                    options                               increases by 10% after the
Restaurant to be constructed                                            fifth lease year and after
                                                                        every five years thereafter
                                                                        during the lease term

Wendy's (2)                       15 years; three five-year renewal     13.26% of Total Cost (1);
San Diego, CA                     options                               increases by 8% after the fifth
Restaurant to be constructed                                            lease year and after every five
                                                                        years thereafter during the
                                                                        lease term


Pizza Hut (5)(6)                  20 years; two ten-year renewal        11% of the Company's total cost
Bowling Green, OH                 options                               to purchase the land; increases
Land only                                                               by 10% after the fifth and
                                                                        tenth lease years and 12% after
                                                                        the fifteenth lease year (7)




Pizza Hut (5)(6)                  20 years; two ten-year renewal        11% of the Company's total cost
Toledo, OH                        options                               to purchase the land; increases
Land only                                                               by 10% after the fifth and
                                                                        tenth lease years and 12% after
                                                                        the fifteenth lease year (7)






Property                        Percentage Rent                   Option to Purchase
Boston Market                   for each lease year after the     at any time after the fifth
Atlanta, GA                     fifth lease year, (i) 5% of       lease year
Restaurant to be constructed    annual gross sales minus (ii)
                                the minimum annual rent for
                                such lease year

Burger King                     for each lease year, (i) 8.5%     None
Chattanooga, TN                 of annual gross sales minus
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year

Jack in the Box                 for each lease year, (i) 5%       at any time after the
Humble, TX                      of annual gross sales minus       seventh lease year
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year


Shoney's                        for each lease year, (i) 6%       at any time after the
Fort Myers, FL                  of annual gross sales minus       seventh lease year
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year


Wendy's (2)                     for each lease year, (i) 6%       upon the expiration of the
San Diego, CA                   of annual gross sales times       initial term of the lease
Restaurant to be constructed    the Building Overage              and during any renewal
                                Multiplier (4) minus (ii) the     period thereafter (3)
                                minimum annual rent for such
                                lease year

Pizza Hut (5)(6)                None                              at any time after the
Bowling Green, OH                                                 seventh year
Land only

Pizza Hut (5)(6)                None                              at any time after the
Toledo, OH                                                        seventh year
Land only



FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(3) In the event that the aggregate amount of percentage rent paid by the lessee to the Company over the term of the lease shall equal or exceed 15% of the purchase price paid by the Company, then the option purchase price shall equal one dollar. In the event that the aggregate percentage rent paid shall be less than 15% of the purchase price paid by the Company, then the option purchase price shall equal the difference of 15% of the purchase price, less the aggregate percentage rent paid to the landlord by the lessee under the lease.

(4)      The "Building Overage Multiplier" is calculated as follows:

                  Building Overage Multiplier = (purchase price of the building)/[purchase price of the building + (annual rent due under the land lease/land lease cap rate)]

(5) The lease relating to this property is a land lease only. The Company anticipates entering into a master mortgage note receivable collateralized by the Bowling Green and Toledo, Ohio building improvements.

(6) The Company anticipates entering into a master lease agreement for the Bowling Green and Toledo, Ohio properties.

(7) If the lessee exercises one or both of its renewal options, minimum annual rent will increase by 12% after the expiration of the original lease term and after five years thereafter during any subsequent lease term.

         The following table sets forth the location of the 35 Properties acquired by the Company, including the Ten Pizza Hut Properties in which the Company acquired the land only, 22 Properties in which the Company acquired the land and building and the three Properties in which the Company acquired the building only, from April 10, 1996 through October 3, 1996, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                             PROPERTY ACQUISITIONS

                  From April 10, 1996 through October 3, 1996




                                                                               Lease Expira-
                                                Purchase         Date           tion and
Property Location and Competition               Price (1)       Acquired       Renewal Options

TGI Friday's                                  (3)               04/24/96       09/2008; no
(the "Hamden Property")                                         (3)            renewal options
Restaurant to be constructed

The Hamden Property is located at the
southeast quadrant of Skiff Street and
Route 10 in Hamden, New Haven County,
Connecticut, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Hamden Property include a China Buffet, a
Chili's, a Red Lobster, a McDonald's, a
Wendy's, and several local restaurants.

Wendy's (14)                                  $322,292          05/08/96       05/2016; two
(the "Knoxville Property")                    (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Knoxville Property is located on the      costs) (3)
north side of Western Avenue in Knoxville,
Knox County, Tennessee, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Knoxville Property include a KFC, a
McDonald's, a Taco Bell, a Kenny Rogers
Roasters, a Long John Silver's, a Krystal,
a Hardee's, a Shoney's, and several local
restaurants.




                                                 Minimum                                                 Option
Property Location and Competition            Annual Rent (2)                     Percentage Rent      To Purchase

TGI Friday's                                 15.043% of Total Cost (4);          None                 at any time
(the "Hamden Property")                      increases by 10% after the                               after the
Restaurant to be constructed                 fifth lease year and after                               third lease
                                             every five years thereafter                              year (5)
The Hamden Property is located at the        during the lease term
southeast quadrant of Skiff Street and
Route 10 in Hamden, New Haven County,
Connecticut, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Hamden Property include a China Buffet, a
Chili's, a Red Lobster, a McDonald's, a
Wendy's, and several local restaurants.

Wendy's (14)                                 10.25% of Total Cost; increases     for each lease       at any time
(the "Knoxville Property")                   to 10.76% of Total Cost during      year, (i) 6% of      after the
Restaurant to be constructed                 the fourth through sixth lease      annual gross         seventh lease
                                             years, increases to 11.95% of       sales minus (ii)     year
The Knoxville Property is located on the     Total Cost during the seventh       the minimum
north side of Western Avenue in Knoxville,   through tenth lease years,          annual rent for
Knox County, Tennessee, in an area of        increases to 12.70% of Total        such lease year
mixed retail, commercial, and residential    Cost during the eleventh
development.  Other fast-food and family-    through fifteenth lease years
style restaurants located in proximity to    and increases to 13.97% of
the Knoxville Property include a KFC, a      Total Cost during the sixteenth
McDonald's, a Taco Bell, a Kenny Rogers      through twentieth lease years
Roasters, a Long John Silver's, a Krystal,   (4)
a Hardee's, a Shoney's, and several local
restaurants.

                                      -11-

                                                                               Lease Expira-
                                              Purchase            Date           tion and
Property Location and Competition             Price (1)         Acquired       Renewal Options

Golden Corral                                 $586,687          05/08/96       10/2011; two
(the "Port Richey Property")                  (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Port Richey Property is located on the    costs) (3)
southeast quadrant of the intersection of
U.S. 19 and Stone Road, Port Richey, Pasco
County, Florida, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located  in proximity to
the Port Richey Property include a Boston
Market, a Morrison's, a Burger King, a
Checkers, a Bob Evans, a Wendy's, a KFC, a
Chili's, and several local restaurants.

Ten Pizza Hut Properties - Land only -        $1,512,000        05/17/96       05/2016; two ten-
(8)(10) located in Beaver, West Virginia      (excluding                       year renewal
(the "Beaver Property"), Bluefield, West      closing                          options
Virginia (the "Bluefield Property"),          costs)
Huntington, West Virginia (the"Hunting-
ton Property"), Hurricane, West Virginia
(the "Hurricane Property"), Milton, West
Virginia (the "Milton Property"),
Ronceverte, West Virginia (the "Ronceverte
Property"),  Beckley, West Virginia (the
"Beckley Property"), Belle, West Virginia
(the "Belle Property"), Cross Lanes, West
Virginia (the "Cross Lanes Property") and
Marietta, Ohio (the "Marietta Property").


                                                 Minimum                                                Option
Property Location and Competition            Annual Rent (2)                     Percentage Rent      To Purchase

Golden Corral                                11.25% of Total Cost (4);           for each lease       during the
(the "Port Richey Property")                 increases by 8% after the fifth     year, commencing     eighth and
Restaurant to be constructed                 lease year and after every five     in the second        ninth lease
                                             years thereafter during the         lease year (i) 5%    years only
The Port Richey Property is located on the   lease term                          of annual gross      (7)
southeast quadrant of the intersection of                                        sales minus (ii)
U.S. 19 and Stone Road, Port Richey, Pasco                                       the minimum
County, Florida, in an area of mixed                                             annual rent for
retail, commercial, and residential                                              such lease year
development.  Other fast-food and family-                                        (6)
style restaurants located  in proximity to
the Port Richey Property include a Boston
Market, a Morrison's, a Burger King, a
Checkers, a Bob Evans, a Wendy's, a KFC, a
Chili's, and several local restaurants.

Ten Pizza Hut Properties - Land only -       $166,320; increases by 10%          None                 at any time
(8)(10) located in Beaver, West Virginia     after the fifth and tenth lease                          after the
(the "Beaver Property"), Bluefield, West     years and 12% after the                                  seventh lease
Virginia (the "Bluefield Property"),         fifteenth lease year (9)                                 year
Huntington, West Virginia (the"Hunting-
ton Property"), Hurricane, West Virginia
(the "Hurricane Property"), Milton, West
Virginia (the "Milton Property"),
Ronceverte, West Virginia (the "Ronceverte
Property"),  Beckley, West Virginia (the
"Beckley Property"), Belle, West Virginia
(the "Belle Property"), Cross Lanes, West
Virginia (the "Cross Lanes Property") and
Marietta, Ohio (the "Marietta Property").


                                             - 12 -




                                                                    Lease Expira-
                                               Purchase     Date      tion and          Minimum                          Option
Property Location and Competition              Price (1)  Acquired  Renewal Options  Annual Rent (2)  Percentage Rent  To Purchase
The Beaver Property is located on the
north side of U.S. Route 19 in Beaver,
Raleigh County, West Virginia, in an area
of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Beaver Property include a
McDonald's, a Hardee's, a Wendy's, and a
Long John Silver's.

The Bluefield Property is located on the north side of Bluefield Avenue in Bluefield, Mercer County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Bluefield Property include a McDonald's, a Hardee's, a Captain D's, and a Shoney's. (11)

The Huntington Property is located on the south side of Madison Avenue in Huntington, Cabell County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Huntington Property include an Arby's, three Burger Kings, a Chi Chi's, two Dairy Queens, a Hardee's, a
KFC, a Long John Silver's, two McDonald's, a Papa John's, a Rax, a Red Lobster, a
Steak & Ale, a Taco Bell, and several
local restaurants.


                                     - 13 -



                                                                    Lease Expira-
                                               Purchase     Date      tion and          Minimum                          Option
Property Location and Competition              Price (1)  Acquired  Renewal Options  Annual Rent (2)  Percentage Rent  To Purchase

The Hurricane Property is located on the southwest side of Hurricane Creek Road in Hurricane, Putnam County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Hurricane Property include a McDonald's, a Subway Sandwich
Shop, and several local restaurants. (11)

The Milton Property is located on the
northeast corner of East Main Street and Brickyard Avenue in Milton, Cabell County,
West Virginia, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Milton Property include a McDonald's, a
Subway Sandwich Shop, a Dairy Queen, and several local restaurants.

The Ronceverte Property is located on the north side of Seneca Trail in Ronceverte, Greenbrier County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Ronceverte Property include a KFC, a Long John Silver's, a Subway Sandwich Shop, and several local restaurants.









                                     - 14 -


                                                                    Lease Expira-
                                               Purchase     Date      tion and          Minimum                          Option
Property Location and Competition              Price (1)  Acquired  Renewal Options  Annual Rent (2)  Percentage Rent  To Purchase

The Beckley Property is located on the
north side of Harper Road in Beckley,
Raleigh County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Beckley Property include a McDonald's, a Long John Silver's, a
Wendy's, a Shoney's, a Bob Evans, a Subway
Sandwich Shop, a Hardee's, and several
local restaurants.

The Belle Property is located on the
southwest side of Dupont Avenue in Belle, Kanawha County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Belle Property include several local restaurants.

The Cross Lanes Property is located on the northwest side of Goff Mountain Road in Cross Lanes, Kanawha County, West
Virginia, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Cross Lanes Property include a Hardee's, a
Papa John's, a Captain D's, a McDonald's, a Taco Bell, a Bob Evans, a Wendy's, a
Shoney's a KFC, and several local
restaurants.





                                     - 15 -


                                                                               Lease Expira-
                                                Purchase           Date          tion and
Property Location and Competition               Price (1)       Acquired       Renewal Options

The Marietta Property is located on the
east side of Acme Street in Marietta,
Washington County, Ohio, in an area of
mixed retail, commercial, and residential
development. Other fast-food and family-
style restaurants located in proximity to
the Marietta Property include a Burger
King, a Captain D's, a Dairy Queen, an
Elby's Big Boy, a KFC, a Long John
Silver's, a McDonald's, a Papa John's, a
Subway Sandwich Shop, a Taco Bell, a
Wendy's, and several local restaurants.
(11)


Denny's (17)                                  $367,672          06/05/96       06/2016; two
(the "Hillsboro Property")                    (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Hillsboro Property is located on the      costs) (3)
south side of Highway 22 in Hillsboro,
Hill County, Texas, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Hillsboro Property include a
McDonald's, an Arby's, a Whataburger, a
KFC, a Golden Corral, and a Grandy's.




                                                Minimum                                               Option
Property Location and Competition           Annual Rent (2)                      Percentage Rent    To Purchase


Denny's (17)                               10.625% of Total Cost (4);          for each lease       during the
(the "Hillsboro Property")                 increases by 11% after the          year, (i) 5% of      eighth,
Restaurant to be constructed               fifth lease year and after          annual gross         tenth, and
                                           every five years thereafter         sales minus (ii)     twelfth lease
The Hillsboro Property is located on the   during the lease term               the minimum          years only
south side of Highway 22 in Hillsboro,                                         annual rent for
Hill County, Texas, in an area of mixed                                        such lease year
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Hillsboro Property include a
McDonald's, an Arby's, a Whataburger, a
KFC, a Golden Corral, and a Grandy's.



                                     - 16 -

                                                                               Lease Expira-
                                              Purchase            Date           tion and
Property Location and Competition             Price (1)         Acquired       Renewal Options

Denny's (17)                                  $977,256          06/05/96       12/2015; two
(the "McKinney Property")                     (excluding                       five-year renewal
Existing restaurant                           closing                          options
                                              costs)
The McKinney Property is located at the
southwest quadrant of the intersection of
White Avenue and U.S. 75 in McKinney,
Collin County, Texas, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the McKinney Property include an
Applebee's, an Arby's, a Boston Market, a
Jack in the Box, a Chili's, a Dairy Queen,
an IHOP, a Golden Corral, a Pizza Hut, and
several local restaurants.

Wendy's (14)                                  $586,143          06/05/96       06/2016; two
(the "Camarillo Property")                    (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Camarillo Property is located at the      costs) (3)
southwest quadrant of Las Posas Road and
the Ventura Freeway in Camarillo, Ventura
County, California, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Camarillo Property include an
Applebee's, a Del Taco, a McDonald's, and
several local restaurants.


                                                        Minimum                                              Option
Property Location and Competition                  Annual Rent (2)                      Percentage Rent      To Purchase
Denny's (17)                                       $104,013; increases by 11%          for each lease       during the
(the "McKinney Property")                          after the fifth lease year and      year, (i) 5% of      eighth,
Existing restaurant                                after every five years              annual gross         tenth, and
                                                   thereafter during the lease         sales minus (ii)     twelfth lease
The McKinney Property is located at the            term                                the minimum          years only
southwest quadrant of the intersection of                                              annual rent for
White Avenue and U.S. 75 in McKinney,                                                  such lease year
Collin County, Texas, in an area of mixed                                              (6)
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the McKinney Property include an
Applebee's, an Arby's, a Boston Market, a
Jack in the Box, a Chili's, a Dairy Queen,
an IHOP, a Golden Corral, a Pizza Hut, and
several local restaurants.

Wendy's (14)                                       10.25% of Total Cost; increases     for each lease       at any time
(the "Camarillo Property")                         to 10.76% of Total Cost during      year, (i) 6% of      after the
Restaurant to be constructed                       the fourth through sixth lease      annual gross         seventh lease
                                                   years, increases to 11.95% of       sales minus (ii)     year
The Camarillo Property is located at the           Total Cost during the seventh       the minimum
southwest quadrant of Las Posas Road and           through tenth lease years,          annual rent for
the Ventura Freeway in Camarillo, Ventura          increases to 12.70% of Total        such lease year
County, California, in an area of mixed            Cost during the eleventh
retail, commercial, and residential                through fifteenth lease years
development.  Other fast-food and family-          and increases to 13.97% of
style restaurants located in proximity to          Total Cost during the sixteenth
the Camarillo Property include an                  through twentieth lease years
Applebee's, a Del Taco, a McDonald's, and          (4)
several local restaurants.






                                                                               Lease Expira-
                                                 Purchase         Date            tion and
Property Location and Competition               Price (1)       Acquired       Renewal Options

Wendy's (14)                                  $66,153           06/05/96       05/2015; two
(the "Sevierville Property")                  (excluding        (3)            five-year renewal
Restaurant to be constructed                  closing and                      options followed
                                              development                      by one fifteen-
The Sevierville Property is located on the    costs) (3)                       year renewal
west side of Highway 441 in Sevierville,                                       option
Sevier County, Tennessee, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Sevierville Property include a Damon's
Ribs, an IHOP, a Ruby Tuesday's, and
several local restaurants.

Boston Market (15)                            $408,879          06/18/96       06/2011; five
(the "Ellisville Property")                   (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Ellisville Property is located on the     costs) (3)
north side of Manchester Road, in
Ellisville, St.  Louis County, Missouri,
in an area of mixed retail, commercial,
and residential development.  Other fast-
food and family-style restaurants located
in proximity to the Ellisville Property
include a KFC, a Burger King, a Ponderosa,
a Taco Bell, a McDonald's, a Long John
Silver's, a Pizza Hut, a Hardee's, a Steak
and Shake, a Red Lobster, and several
local restaurants.



                                                           Minimum                                               Option
Property Location and Competition                       Annual Rent (2)                 Percentage Rent      To Purchase

Wendy's (14)                                         12.204% of Total Cost (4);          for each lease       upon the
(the "Sevierville Property")                         increases by 8% after the fifth     year, (i) 6% of      expiration of
Restaurant to be constructed                         lease year and after every five     annual gross         the initial
                                                     years thereafter during the         sales times the      term of the
The Sevierville Property is located on the           lease term                          Building Overage     lease and
west side of Highway 441 in Sevierville,                                                 Multiplier (12)      during any
Sevier County, Tennessee, in an area of                                                  minus (ii) the       renewal
mixed retail, commercial, and residential                                                minimum annual       period
development.  Other fast-food and family-                                                rent for such        thereafter
style restaurants located in proximity to                                                lease year           (13)
the Sevierville Property include a Damon's
Ribs, an IHOP, a Ruby Tuesday's, and
several local restaurants.

Boston Market (15)                                   10.40% of Total Cost (4);           for each lease       at any time
(the "Ellisville Property")                          increases by 10% after the          year after the       after the
Restaurant to be constructed                         fifth lease year and after          fifth lease year,    fifth lease
                                                     every five years thereafter         (i) 5% of annual     year
The Ellisville Property is located on the            during the lease term               gross sales minus
north side of Manchester Road, in                                                        (ii) the minimum
Ellisville, St.  Louis County, Missouri,                                                 annual rent for
in an area of mixed retail, commercial,                                                  such lease year
and residential development.  Other fast-
food and family-style restaurants located
in proximity to the Ellisville Property
include a KFC, a Burger King, a Ponderosa,
a Taco Bell, a McDonald's, a Long John
Silver's, a Pizza Hut, a Hardee's, a Steak
and Shake, a Red Lobster, and several
local restaurants.



                             -18-




                                                                              Lease Expirat-
                                                Purchase        Date            tion and
Property Location and Competition               Price (1)       Acquired       Renewal Options
Boston Market (15)                            $603,386          06/19/96       06/2011; five
(the "Golden Valley Property") Restaurant     (excluding                       five-year renewal
to be constructed                             closing and                      options
                                              development
The Golden Valley Property is located on      costs) (3)
the north side of Highway 55 at Rhode
Island Avenue in Golden Valley, Hennepin
County, Minnesota, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Golden Valley Property include a
McDonald's, a Perkins, and several local
restaurants.

Jack in the Box (16)                          $396,646          06/19/96       06/2014; four
(the "Humble #1 Property")                    (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Humble #1 Property is located at the      costs) (3)
north side of FM 1960 East in Humble,
Harris County, Texas, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Humble Property include a KFC, a
McDonald's, a Taco Bell, a Wendy's, and a
Burger King.


                                                         Minimum                                            Option
Property Location and Competition                      Annual Rent (2)             Percentage Rent      To Purchase
Boston Market (15)                               10.40% of Total Cost (4);           for each lease       at any time
(the "Golden Valley Property") Restaurant        increases by 10% after the          year after the       after the
to be constructed                                fifth lease year and after          fifth lease year,    fifth lease
                                                 every five years thereafter         (i) 5% of annual     year
The Golden Valley Property is located on         during the lease term               gross sales minus
the north side of Highway 55 at Rhode                                                (ii) the minimum
Island Avenue in Golden Valley, Hennepin                                             annual rent for
County, Minnesota, in an area of mixed                                               such lease year
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Golden Valley Property include a
McDonald's, a Perkins, and several local
restaurants.

Jack in the Box (16)                             10.75% of Total Cost (4);           for each lease       at any time
(the "Humble #1 Property")                       increases by 8% after the fifth     year, (i) 5% of      after the
Restaurant to be constructed                     lease year and by 10% after         annual gross         seventh lease
                                                 every five years thereafter         sales minus (ii)     year
The Humble #1 Property is located at the         during the lease term               the minimum
north side of FM 1960 East in Humble,                                                annual rent for
Harris County, Texas, in an area of mixed                                            such lease year
retail, commercial, and residential                                                  (6)
development.  Other fast-food and family-
style restaurants located in proximity to
the Humble Property include a KFC, a
McDonald's, a Taco Bell, a Wendy's, and a
Burger King.





                                     - 19 -




                                                                                  Lease Expira-
                                                   Purchase          Date           tion and
Property Location and Competition                  Price (1)       Acquired       Renewal Options

Boston Market                                     $350,358          07/09/96       07/2011; five
(the "Corvallis Property")                        (excluding                       five-year renewal
Restaurant to be constructed                      closing and                      options
                                                  development
                                                  costs) (3)
The Corvallis Property is located at the
southeast quadrant of the intersection of
Highway 99 and Northeast Circle Boulevard
in Corvallis, Benton County, Oregon, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Corvallis Property
include a KFC, a Wendy's, a Subway
Sandwich Shop, a Sizzler, a McDonald's, a
Burger King, a Taco Bell, and several
local restaurants.

Jack in the Box (16)                              $343,160          07/09/96       07/2014; four
(the "Houston #1 Property")                       (excluding                       five-year renewal
Restaurant to be constructed                      closing and                      options
                                                  development
The Houston #1 Property is located on the         costs) (3)
east side of Veterans Memorial Drive with
an access easement on Beltway 8 in
Houston, Harris County, Texas, in an area
of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Houston #1 Property
include a Whataburger, an Arby's, a KFC, a
Burger King, and several local
restaurants.


                                                         Minimum                                              Option
Property Location and Competition                   Annual Rent (2)                   Percentage Rent      To Purchase
Boston Market                                      10.38% of Total Cost (4);           for each lease       at any time
(the "Corvallis Property")                         increases by 10% after the          year after the       after the
Restaurant to be constructed                       fifth lease year and after          fifth lease year,    fifth lease
                                                   every five years thereafter         (i) 5% of annual     year
                                                   during the lease term               gross sales minus
The Corvallis Property is located at the                                               (ii) the minimum
southeast quadrant of the intersection of                                              annual rent for
Highway 99 and Northeast Circle Boulevard                                              such lease year
in Corvallis, Benton County, Oregon, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Corvallis Property
include a KFC, a Wendy's, a Subway
Sandwich Shop, a Sizzler, a McDonald's, a
Burger King, a Taco Bell, and several
local restaurants.

Jack in the Box (16)                               10.75% of Total Cost (4);           for each lease       at any time
(the "Houston #1 Property")                        increases by 8% after the fifth     year, (i) 5% of      after the
Restaurant to be constructed                       lease year and by 10% after         annual gross         seventh lease
                                                   every five years thereafter         sales minus (ii)     year
The Houston #1 Property is located on the          during the lease term               the minimum
east side of Veterans Memorial Drive with                                              annual rent for
an access easement on Beltway 8 in                                                     such lease year
Houston, Harris County, Texas, in an area                                              (6)
of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Houston #1 Property
include a Whataburger, an Arby's, a KFC, a
Burger King, and several local
restaurants.




                                     - 20 -




                                                                               Lease Expira-
                                                Purchase           Date          tion and
Property Location and Competition               Price (1)       Acquired       Renewal Options

Arby's (18)                                   $739,628          07/10/96       07/2016; two
(the "Kendallville Property")                 (excluding                       five-year renewal
Existing restaurant                           closing                          options
                                              costs)
The Kendallville Property is located on
the north side of West North Street in
Kendallville, Noble County, Indiana, in an
area of mixed retail, commercial and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Kendallville Property
include a KFC, a McDonald's, a Wendy's, a
Pizza Hut, a Subway Sandwich Shop, and
several local restaurants

Boston Market                                 $499,820          07/15/96       07/2011; five
(the "Rockwall Property")                     (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Rockwall Property is located on the       costs) (3)
northeast corner of FM 740 and the to be
constructed Steger Town Drive in Rockwall,
Rockwall County, Texas, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Rockwall Property include an Arby's, a
Jack in the Box, a Dairy Queen, a KFC, a
McDonald's, a Pizza Hut, a Sonic Drive-In,
a Whataburger, a Wendy's, a Chili's, a
Taco Bell, and several local restaurants.



                                                       Minimum                                               Option
Property Location and Competition                   Annual Rent (2)                  Percentage Rent      To Purchase
Arby's (18)                                       $75,812; increases by 4.14%         for each lease       during the
(the "Kendallville Property")                     after the third lease year and      year, (i) 4% of      seventh and
Existing restaurant                               after every three years             annual gross         tenth lease
                                                  thereafter during the lease         sales minus (ii)     years only
The Kendallville Property is located on           term                                the minimum
the north side of West North Street in                                                annual rent for
Kendallville, Noble County, Indiana, in an                                            such lease year
area of mixed retail, commercial and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Kendallville Property
include a KFC, a McDonald's, a Wendy's, a
Pizza Hut, a Subway Sandwich Shop, and
several local restaurants

Boston Market                                     10.38% of Total Cost (4);           for each lease       at any time
(the "Rockwall Property")                         increases by 10% after the          year after the       after the
Restaurant to be constructed                      fifth lease year and after          fifth lease year,    fifth lease
                                                  every five years thereafter         (i) 4% of annual     year
The Rockwall Property is located on the           during the lease term               gross sales minus
northeast corner of FM 740 and the to be                                              (ii) the minimum
constructed Steger Town Drive in Rockwall,                                            annual rent for
Rockwall County, Texas, in an area of                                                 such lease year
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Rockwall Property include an Arby's, a
Jack in the Box, a Dairy Queen, a KFC, a
McDonald's, a Pizza Hut, a Sonic Drive-In,
a Whataburger, a Wendy's, a Chili's, a
Taco Bell, and several local restaurants.



                                      -21-



                                                                                Lease Expira-
                                                 Purchase           Date           tion and
Property Location and Competition               Price (1)       Acquired       Renewal Options

Boston Market (19)                            $762,737          07/24/96       07/2011; five
(the "Upland Property")                       (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Upland Property is located at the         costs) (3)
northeast quadrant of the intersection of
Mountain Avenue and Foothill Boulevard,
Upland, San Bernardino County, California
in an area of mixed retail, commercial,
and residential development.  Other fast-
food and family-style restaurants located
in proximity to the Upland Property
include an Burger King, a Taco Bell, a
KFC, two Del Taco's, a Jack in the Box, a
McDonald's, an Outback Steakhouse and
several local restaurants.

Jack in the Box (16)                          $387,621          08/05/96       07/2014; four
(the "Houston #2 Property")                   (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Houston #2 Property is located on the     costs (3)
south side of Interstate 45 and U.S.
Highway 90A in Houston, Harris County,
Texas, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Houston #2 Property include two
Whataburger's, a Taco Bell, a Wendy's, a
Pizza Hut, a Little Caesar's, a
McDonald's, and a local restaurant.





                                                     Minimum                                              Option
Property Location and Competition                Annual Rent (2)                Percentage Rent      To Purchase

Boston Market (19)                           10.38% of Total Cost (4);           for each lease       at any time
(the "Upland Property")                      increases by 10% after the          year after the       after the
Restaurant to be constructed                 fifth lease year and after          fifth lease year,    fifth lease
                                             every five years thereafter         (i) 4% of annual     year
The Upland Property is located at the        during the lease term               gross sales minus
northeast quadrant of the intersection of                                        (ii) the minimum
Mountain Avenue and Foothill Boulevard,                                          annual rent for
Upland, San Bernardino County, California                                        such lease year
in an area of mixed retail, commercial,
and residential development.  Other fast-
food and family-style restaurants located
in proximity to the Upland Property
include an Burger King, a Taco Bell, a
KFC, two Del Taco's, a Jack in the Box, a
McDonald's, an Outback Steakhouse and
several local restaurants.

Jack in the Box (16)                         10.75% of Total Cost (4);           for each lease       at any time
(the "Houston #2 Property")                  increases by 8% after the fifth     year, (i) 5% of      after the
Restaurant to be constructed                 lease year and by 10% after         annual gross         seventh lease
                                             every five years thereafter         sales minus (ii)     year
The Houston #2 Property is located on the    during the lease term               the minimum
south side of Interstate 45 and U.S.                                             annual rent for
Highway 90A in Houston, Harris County,                                           such lease year
Texas, in an area of mixed retail,                                               (6)
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Houston #2 Property include two
Whataburger's, a Taco Bell, a Wendy's, a
Pizza Hut, a Little Caesar's, a
McDonald's, and a local restaurant.




                                     - 22 -






                                                                               Lease Expira-
                                                 Purchase           Date           tion and
Property Location and Competition               Price (1)       Acquired       Renewal Options

Applebee's                                    $879,753          08/23/96       08/2016; two
(the "Montclair Property")                    (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Montclair Property is located on a pad    costs) (3)
site within the Montclair Plaza Regional
Mall, on the east side of Montevista
Avenue, north of I-10, in Montclair, San
Bernardino County, California, in an area
of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Montclair Property
include an Olive Garden, a Tony Roma's, a
Red Lobster, and a local restaurant.

Golden Corral                                 $997,296          08/23/96       05/2010; three
(the "Brooklyn Property")                     (excluding        (21)           five-year renewal
Existing restaurant                           closing                          options
                                              costs)
The Brooklyn Property is located at
Northcliff Avenue and Ridge Road in
Brooklyn, Cuyahoga County, Ohio, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Brooklyn Property include
an Applebee's, a McDonald's, a Dunkin
Donuts, a Boston Market, and several local
restaurants.




                                                          Minimum                                          Option
Property Location and Competition                     Annual Rent (2)               Percentage Rent      To Purchase

Applebee's                                       11% of Total Cost (4);              for each lease       at any time
(the "Montclair Property")                       increases by 10% after the          year, (i) 5% of      after the
Restaurant to be constructed                     fifth lease year and after          annual gross         fifth lease
                                                 every five years thereafter         sales minus (ii)     year (20)
The Montclair Property is located on a pad       during the lease term               the minimum
site within the Montclair Plaza Regional                                             annual rent for
Mall, on the east side of Montevista                                                 such lease year
Avenue, north of I-10, in Montclair, San
Bernardino County, California, in an area
of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Montclair Property
include an Olive Garden, a Tony Roma's, a
Red Lobster, and a local restaurant.

Golden Corral                                    $142,823; increases by 10%          for each lease       upon the
(the "Brooklyn Property")                        after the fifth lease year and      year, (i) 4% of      expiration of
Existing restaurant                              after every five years              annual gross         the lease
                                                 thereafter during the lease         sales minus (ii)     (13)
The Brooklyn Property is located at              term                                the minimum
Northcliff Avenue and Ridge Road in                                                  annual rent for
Brooklyn, Cuyahoga County, Ohio, in an                                               such lease year
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Brooklyn Property include
an Applebee's, a McDonald's, a Dunkin
Donuts, a Boston Market, and several local
restaurants.



                                     - 23 -





                                                                                        Lease Expira-
                                                         Purchase           Date           tion and
Property Location and Competition                        Price (1)       Acquired       Renewal Options

Boston Market (19)                                     $664,898          09/06/96       09/2011; five
(the "La Quinta Property")                             (excluding                       five-year renewal
Restaurant to be constructed                           closing and                      options
                                                       development
The La Quinta Property is located on a pad             costs) (3)
site within the Albertson's/Walmart
Shopping Center, at the northeast quadrant
of State Highway 111 and Simon Drive, in
La Quinta, Riverside County, California,
in an area of mixed retail, commercial,
residential, and recreational development.
Other fast-food and family-style
restaurants located in proximity to the La
Quinta Property include a Taco Bell, a
McDonald's, and several local restaurants.

Boston Market                                          $559,682          09/17/96       07/2011; five
(the "Merced Property")                                (excluding                       five-year renewal
Restaurant to be constructed                           closing and                      options
                                                       development
The Merced Property is located at the                  costs) (3)
northwest corner of the intersection of
"M" Street and Olive Avenue in Merced,
Merced County, California, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Merced Property include a Burger King,
an IHOP, a Jack in the Box, a McDonald's,
a Pizza Hut, a Red Lobster, and several
local restaurants.




                                                                  Minimum                                             Option
Property Location and Competition                               Annual Rent (2)               Percentage Rent      To Purchase

 Boston Market (19)                                        10.38% of Total Cost (4);           for each lease       at any time
 (the "La Quinta Property")                                increases by 10% after the          year after the       after the
 Restaurant to be constructed                              fifth lease year and after          fifth lease year,    fifth lease
                                                           every five years thereafter         (i) 4% of annual     year
 The La Quinta Property is located on a pad                during the lease term               gross sales minus
 site within the Albertson's/Walmart                                                           (ii) the minimum
 Shopping Center, at the northeast quadrant                                                    annual rent for
 of State Highway 111 and Simon Drive, in                                                      such lease year
 La Quinta, Riverside County, California,
 in an area of mixed retail, commercial,
 residential, and recreational development.
 Other fast-food and family-style
 restaurants located in proximity to the La
 Quinta Property include a Taco Bell, a
 McDonald's, and several local restaurants.

 Boston Market                                             10.38% of Total Cost (4);           for each lease       at any time
 (the "Merced Property")                                   increases by 10% after the          year after the       after the
 Restaurant to be constructed                              fifth lease year and after          fifth lease year     fifth lease
                                                           every five years thereafter         (i) 4% of annual     year
 The Merced Property is located at the                     during the lease term               gross sales minus
 northwest corner of the intersection of                                                       (ii) the minimum
 "M" Street and Olive Avenue in Merced,                                                        annual rent for
 Merced County, California, in an area of                                                      such lease year
 mixed retail, commercial, and residential
 development.  Other fast-food and family-
 style restaurants located in proximity to
 the Merced Property include a Burger King,
 an IHOP, a Jack in the Box, a McDonald's,
 a Pizza Hut, a Red Lobster, and several
 local restaurants.


                                     - 24 -







                                                                                Lease Expira-
                                                Purchase           Date           tion and
Property Location and Competition               Price (1)       Acquired       Renewal Options

Ryan's Family Steak House                     $654,588          09/18/96       09/2016; two
(the "Spring Hill Property")                  (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Spring Hill Property is located at the    costs) (3)
northwest corner of Cortez Boulevard and
Chambord Street in Spring Hill, Hernando
County, Florida, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Spring Hill Property include an
Arby's, a McDonald's, a Subway Sandwich
Shop, a Wendy's, and a local restaurant.

Arby's (18)                                   $790,676          09/18/96       09/2016; two
(the "Avon Property")                         (excluding                       five-year renewal
Existing restaurant                           closing                          options
                                              costs)
The Avon Property is located on the
southwest corner of Avon Crossing Drive
and Merchants Drive in the Avon Crossing
Shopping Center, in Avon, Hendricks
County, Indiana, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Avon Property include a Burger King, a
McDonald's, a Noble Roman's Pizza, a Taco
Bell, a Wendy's, and several local
restaurants.





                                                         Minimum                                            Option
Property Location and Competition                     Annual Rent (2)                 Percentage Rent      To Purchase

Ryan's Family Steak House                         10.875% of Total Cost (4);          for each lease       at any time
(the "Spring Hill Property")                      increases by 12% after the          year, (i) 5% of      after the
Restaurant to be constructed                      fifth lease year and after          annual gross         tenth lease
                                                  every five years thereafter         sales minus (ii)     year
The Spring Hill Property is located at the        during the lease term               the minimum
northwest corner of Cortez Boulevard and                                              annual rent for
Chambord Street in Spring Hill, Hernando                                              such lease year
County, Florida, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Spring Hill Property include an
Arby's, a McDonald's, a Subway Sandwich
Shop, a Wendy's, and a local restaurant.

Arby's (18)                                       $81,044; increases by 4.14%         for each lease       during the
(the "Avon Property")                             after the third lease year and      year, (i) 4% of      seventh and
Existing restaurant                               after every three years             annual gross         tenth lease
                                                  thereafter during the lease         sales minus (ii)     years only
The Avon Property is located on the               term                                the minimum
southwest corner of Avon Crossing Drive                                               annual rent for
and Merchants Drive in the Avon Crossing                                              such lease year
Shopping Center, in Avon, Hendricks
County, Indiana, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Avon Property include a Burger King, a
McDonald's, a Noble Roman's Pizza, a Taco
Bell, a Wendy's, and several local
restaurants.



                                     - 25 -






                                                                               Lease Expira-
                                              Purchase            Date           tion and
Property Location and Competition             Price (1)         Acquired       Renewal Options
Boston Market (15)                            $697,652          09/19/96       09/2011; five
(the "Florissant Property")                   (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Florissant Property is located on the     costs) (3)
north side of U.S. Highway 67 North,
northeast of the intersection of North
Waterford Road and U.S. Highway 67, in
Florissant, St. Louis County, Missouri, in
an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Florissant Property
include an Applebee's, a Burger King, a
Church's Fried Chicken, a Dairy Queen, a
Denny's, a Domino's, a KFC, a McDonald's,
a Ponderosa, a Rally's, a Shoney's, a
Subway Sandwich Shop, two Taco Bell's, a
Wendy's, a White Castle, and several local
restaurants.

Applebee's                                    $732,477          09/19/96       09/2016; two
(the "Salinas Property")                      (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Salinas Property is located on the        costs) (3)
west side of North Davis Road in the
Westridge Shopping Center, in Salinas,
Monterey County, California, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Salinas Property include an IHOP, and
several local restaurants.



                                                       Minimum                                                Option
Property Location and Competition                   Annual Rent (2)                  Percentage Rent      To Purchase
Boston Market (15)                               10.38% of Total Cost (4);           for each lease       at any time
(the "Florissant Property")                      increases by 10% after the          year after the       after the
Restaurant to be constructed                     fifth lease year and after          fifth lease year     fifth lease
                                                 every five years thereafter         (i) 5% of annual     year
The Florissant Property is located on the        during the lease term               gross sales minus
north side of U.S. Highway 67 North,                                                 (ii) the minimum
northeast of the intersection of North                                               annual rent for
Waterford Road and U.S. Highway 67, in                                               such lease year
Florissant, St. Louis County, Missouri, in
an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Florissant Property
include an Applebee's, a Burger King, a
Church's Fried Chicken, a Dairy Queen, a
Denny's, a Domino's, a KFC, a McDonald's,
a Ponderosa, a Rally's, a Shoney's, a
Subway Sandwich Shop, two Taco Bell's, a
Wendy's, a White Castle, and several local
restaurants.

Applebee's                                       10.87% of Total Cost (4);           for each lease       at any time
(the "Salinas Property")                         increases by 10% after the          year, (i) 5% of      after the
Restaurant to be constructed                     fifth lease year and after          annual gross         seventh lease
                                                 every five years thereafter         sales minus (ii)     year
The Salinas Property is located on the           during the lease term               the minimum
west side of North Davis Road in the                                                 annual rent for
Westridge Shopping Center, in Salinas,                                               such lease year
Monterey County, California, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Salinas Property include an IHOP, and
several local restaurants.




                                     - 26 -






                                                                                 Lease Expira-
                                                 Purchase           Date           tion and
Property Location and Competition               Price (1)       Acquired       Renewal Options
Burger King                                   $940,934          10/02/96       12/2016; two
(the "Chicago Property")                      (excluding                       five-year renewal
Restaurant to be constructed                  closing and                      options
                                              development
The Chicago Property is located on the        costs)(3)
southwest corner of 40th Street and
Pulaski Road, in Chicago, Cook County,
Illinois, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Chicago Property include an Arby's, a Long
John Silver's, and a local restaurant.





                                                       Minimum                                       Option
Property Location and Competition                   Annual Rent (2)          Percentage Rent      To Purchase
Burger King                                     11% of Total Cost (4)        for each lease       None
(the "Chicago Property")                                                     year, (i) 8.5% of
Restaurant to be constructed                                                 annual gross
                                                                             sales minus (ii)
The Chicago Property is located on the                                       the minimum
southwest corner of 40th Street and                                          annual rent for
Pulaski Road, in Chicago, Cook County,                                       such lease year
Illinois, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Chicago Property include an Arby's, a Long
John Silver's, and a local restaurant.


FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

Property                          Federal Tax Basis                 Property                          Federal Tax Basis
Hamden Property                       $1,195,000                    Rockwall Property                   $  422,000
Knoxville Property                       510,000                    Upland Property                        433,000
Port Richey Property                   1,208,000                    Houston #2 Property                    595,000
Hillsboro Property                       742,000                    Montclair Property                     825,000
McKinney Property                        627,000                    Brooklyn Property                    1,040,000
Camarillo Property                       672,000                    La Quinta Property                     485,000
Sevierville Property                     519,000                    Merced Property                        401,000
Ellisville Property                      635,000                    Spring Hill Property                 1,363,000
Golden Valley Property                   529,000                    Avon Property                          484,000
Humble #1 Property                       610,000                    Florissant Property                    618,000
Corvallis Property                       624,000                    Salinas Property                       648,000
Houston #1 Property                      620,000                    Chicago Property                       753,000
Kendallville Property                    304,000


(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Hamden, Port Richey and Hillsboro Properties, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public or (iii) a specified number of days (ranging from 150 to 180) after execution of the lease. For the Knoxville, Camarillo, Sevierville, Montclair, Spring Hill and Salinas Properties, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public, (iii) a specified number of days (ranging from 120 to 180) after execution of the lease or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Corvallis, Ellisville, Golden Valley and Rockwall Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease or (ii) the date the tenant receives from the landlord its final funding of the construction costs. For the Humble #1, Houston #1 and Houston #2 Properties, minimum annual rent will become due and payable on the earlier of (i) the date the restaurant opens for business to the public or (ii) 180 days after the execution of the lease. For the Upland, La Quinta, Merced and Florissant Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Chicago Property, minimum annual rent will become due and payable on the possession date, which is December 28, 1996 (the "Possession Date"). During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Knoxville, Camarillo, Sevierville, Ellisville, Golden Valley, Humble #1, Corvallis, Houston #1, Rockwall, Upland, Houston #2, Montclair, La Quinta, Merced, Spring Hill, Florissant and Salinas Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 10.25% to 11%) of the amount funded by the Company in connection with the purchase and construction of the Properties. For the Chicago Property, "interim rent" equal to 11 percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property shall accrue prior to the Possession Date and shall be payable in a single lump sum at the time of final funding of the construction costs.

(3) The Company accepted an assignment of an interest in the ground lease relating to the Hamden and Sevierville Properties effective April 24, 1996 and June 5, 1996, respectively, in consideration of its funding of certain preliminary development costs and its agreement to fund remaining development costs not in excess of the amounts specified below. The development agreements for the Properties which are to be constructed provide that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:


         Property                        Estimated Maximum Cost                     Estimated Final Completion Date
         Hamden Property                      $1,200,972                            Opened for business August 26, 1996
         Knoxville Property                      830,966                            Opened for business July 8, 1996
         Port Richey Property                  1,675,000                            Opened for business September 30, 1996
         Hillsboro Property                    1,119,248                            April 1, 1997
         Camarillo Property                    1,264,789                            Opened for business July 28, 1996
         Sevierville Property                    517,571                            Opened for business June 13, 1996
         Ellisville Property                   1,026,746                            Opened for business September 3, 1996
         Golden Valley Property                1,128,899                            Opened for business September 30, 1996
         Humble #1 Property                      949,413                            Opened for business September 12, 1996
         Corvallis  Property                     952,684                            Opened for business October 6, 1996
         Houston #1 Property                     926,397                            Opened for business September 25, 1996
         Rockwall Property                       795,087                            January 11, 1997
         Upland Property                         977,643                            Opened for business September 30, 1996
         Houston #2 Property                     926,235                            Opened for business July 14, 1996
         Montclair Property                    1,654,545                            February 19, 1997
         La Quinta Property                      951,872                            March 5, 1997

                                     - 24 -


         Property                        Estimated Maximum Cost                 Estimated Final Completion Date
         Merced Property                         930,834                            March 16, 1997
         Spring Hill Property                  1,881,818                            February 15, 1997
         Florissant Property                   1,264,986                            March 18, 1997
         Salinas Property                      1,339,000                            February 6, 1997
         Chicago Property                      1,613,636                            December 28, 1996

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement, and in the case of the Hamden, Port Richey and Hillsboro Properties, (iv) "construction financing costs" during the development period.

(5) If the lessee exercises its purchase option after the third lease year and before the eleventh lease year, the purchase price to be paid by the lessee shall be equal to the net present value of the monthly lease rental payments for the remainder of the lease term (including previous and scheduled rent increases) discounted at the lesser of (i) 11% per annum, or (ii) the then-current annual yield on 7-year Treasury securities plus 4.5%, plus the full amount of any late fees, default interest, enforcement costs or other sums otherwise due or payable by the lessee under the lease. If the lessee exercises its option after the tenth lease year, the purchase price to be paid by the lessee shall be equal to the net present value of the monthly lease payments for the remainder of the lease term (based, however, for purposes hereof on the initial monthly installment amount of annual rental and not including previous and scheduled increases) discounted at 11% per annum, plus the full amount of any late fees, default interest, enforcement costs or other sums otherwise due or payable by the lessee under the lease.

(6) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(7) If the Property is not producing percentage rent and the lessee determines, in good faith, that the restaurant has become uneconomic and unsuitable the lessee may elect, during the first through seventh and again during the tenth through 15th lease years:

         (i) to purchase the Property for a purchase price, net of closing costs, equal to the greater of (a) the then fair-market value of the Property as determined by an independent appraisal, or (b) 100% of the Company's original cost for the Property if the Company is successful in effectuating the lessee's purchase through a tax-free "like-kind" exchange, or 120% of the Company's original cost for the Property if a tax-free, "like-kind" exchange is not effectuated; or

         (ii) to sublet the Property as described in the section of the Prospectus entitled "Description of Property Leases - Assignment and Sublease;" or

         (iii) to substitute the Property for another Golden Corral restaurant property on terms similar to those described in the section of the Prospectus entitled "Description of Property Leases - Substitution of Properties."

(8) The lease relating to this Property is a land lease only. The Company entered into a Mortgage Loan evidenced by a Master Mortgage Note for $3,888,000 collateralized by building improvements. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in July 1996.

(9) If the lessee exercises one or both of its renewal options, minimum annual rent will increase by 12% after the expiration of the original lease term and after five years thereafter during any subsequent lease term.

(10) The Company entered into a Master Lease Agreement for the Beaver, Bluefield, Huntington, Hurricane, Milton, Ronceverte, Beckley, Belle, Cross Lanes and Marietta Properties.

(11) The Company and the lessee entered into remediation and indemnity agreements on May 17, 1996, with the seller of the land and an adjacent site owner/operator (the "Indemnitors") due to Phase I and Phase II environmental testing results indicating that there were action levels of environmental contamination on the Bluefield, Hurricane and Marrieta Properties relating to underground gasoline storage tanks from one property adjacent to the Hurricane Property and past use of the other two Properties. Under the remediation and indemnity agreements, the Indemnitors have agreed to notify all applicable federal, state, or local government agencies or authorities of the environmental contamination, to undertake all remediation work on these sites at no expense to the Company or lessee, and to indemnify, defend and hold harmless the Company, the lessee and investors from losses arising out of or related to any claim, action, proceeding, lawsuit, notice of violation or demand by any (i) governmental authority in connection with the presence of any environmental contamination, (ii) failure of the Indemnitors to notify any applicable governmental authorities,
         (iii) remediation work, and (iv) claim, action, proceeding, lawsuit, or demand by third parties who are not the successors in interest of the indemnified parties and are not affiliated with the indemnified parties. If as to any of the affected sites, the remediation work is not satisfactorily completed within two years after the effective date, such that the Company is willing, in its discretion, to remain the owner of a particular affected site, the Company may "put" the particular affected site back to the seller, and the seller will purchase the Company's ownership interest in the affected site.

(12)     The "Building Overage Multiplier" is calculated as follows:

                  Building Overage Multiplier = (purchase price of the building)/[purchase price of the building + (annual rent due under the land lease/land lease cap rate)]

(13) In the event that the aggregate amount of percentage rent paid by the lessee to the Company over the term of the lease shall equal or exceed 15% of the purchase price paid by the Company, then the option purchase price shall equal one dollar. In the event that the aggregate percentage rent paid shall be less than 15% of the purchase price paid by the Company, then the option purchase price shall equal the difference of 15% of the purchase price, less the aggregate percentage rent paid to the landlord by the lessee under the lease.

(14) The lessee of the Knoxville, Camarillo, and Sevierville Properties is the same unaffiliated lessee.

(15) The lessee of the Ellisville, Golden Valley and Florissant Properties is the same unaffiliated lessee.

(16) The lessee of the Humble #1, Houston #1 and Houston #2 Properties is the same unaffiliated lessee.

(17) The lessee of the Hillsboro and McKinney Properties is the same unaffiliated lessee.

(18) The lessee of the Kendallville and Avon Properties is the same unaffiliated lessee.

(19) The lessee of the Upland and La Quinta Properties is the same unaffiliated lessee.

(20) The lessee also has the option to purchase the Property after the lessee operates at least five Applebee's restaurants.

(21) The Company accepted an assignment of an interest in the ground lease relating to the Brooklyn Property effective August 23, 1996.

BORROWING AND SECURED EQUIPMENT LEASES

         Between April 10, 1996 and October 3, 1996, the Company obtained six advances totalling $2,364,072 under its $15,000,000 Loan. The proceeds of the advances were used to acquire Equipment for five restaurant properties at a cost of approximately $2,364,072, including Secured Equipment Lease Servicing Fees of $46,292 to the Advisor. Four of the six advances are fully amortizing term loans repayable over six years and bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan). The two remaining advances relating to the Winnemucca Secured Equipment Lease are considered to be an interest only loan for the first three months and upon obtaining an additional advance prior to the fourth month (December 1996) will become a fully amortizing term loan repayable over the duration of the Winnemucca Secured Equipment Lease, but in no event greater than six years. The advances will bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan).

         The following table sets forth a summary of the principal terms of the acquisition and lease of the Equipment.

                            SECURED EQUIPMENT LEASES

                  From April 10, 1996 through October 3, 1996



Description                                Purchase Price (1)        Date Acquired         Lease Expiration
Equipment for Golden Corral                $538,790                   06/14/96                 06/2003
restaurant in Middleburg Heights,          (excluding closing
Ohio (8)(10)                               costs and Secured
(The "Middleburg Heights Secured           Equipment Lease
Equipment Lease")                          Servicing Fee)


Equipment for Golden Corral                $560,411 (excluding        07/02/96                 07/2003
restaurant in Brooklyn,                    closing costs and
Ohio (8)                                   Secured Equipment
(The "Brooklyn Secured Equipment           Lease Servicing Fee)
Lease")

Equipment for TGI Friday's                 $509,573 (excluding        07/15/96                 07/2001
restaurant in Hazlet, New                  closing costs and
Jersey (9)                                 Secured Equipment
(The "Hazlet Secured Equipment             Lease Servicing Fee)
Lease")

Equipment for TGI Friday's                 $562,742 (excluding        08/09/96                 08/2001
restaurant in Marlboro, New Jersey (9)     closing costs and
(The "Marlboro Secured Equipment           Secured Equipment
Lease")                                    Lease Servicing Fee)

Equipment for Denny's restaurant in        $143,075 (5)                    (5)                     (6)
Winnemucca, Nevada                         (excluding closing
(The "Winnemucca Secured Equipment         costs and Secured
Lease")                                    Equipment Lease
                                           Servicing Fee)



Description                              Annual Rent (2)        To Purchase
Equipment for Golden Corral                $109,617                 (3)
restaurant in Middleburg Heights,
Ohio (8)(10)
(The "Middleburg Heights Secured
Equipment Lease")


Equipment for Golden Corral                $113,994                 (3)
restaurant in Brooklyn,
Ohio (8)
(The "Brooklyn Secured Equipment
Lease")

Equipment for TGI Friday's                 $132,664                 (4)
restaurant in Hazlet, New
Jersey (9)
(The "Hazlet Secured Equipment
Lease")

Equipment for TGI Friday's                 $146,484 (2)             (4)
restaurant in Marlboro, New Jersey (9)
(The "Marlboro Secured Equipment
Lease")

Equipment for Denny's restaurant in             (6)                 (7)
Winnemucca, Nevada
(The "Winnemucca Secured Equipment
Lease")

--------------------------------------------------------------------
FOOTNOTES:

(1) The Secured Equipment Lease is expected to be treated as a loan secured by personal property for federal income tax purposes.

(2) Rental payments due under the Secured Equipment Lease are payable monthly, commencing on the effective date of the lease.

(3) At the end of the lease term, if no event of default has occurred under the terms of the Secured Equipment Lease, the lessee will have the option to purchase the Equipment for $1.

(4) Lessee may purchase the Equipment prior to the expiration of the Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of ten percent per annum.

(5) On August 28, 1996, the Company obtained an advance of $102,570 for partial funding of the Equipment for a restaurant property in Winnemucca, Nevada. On September 30, 1996, the Company obtained another advance of $44,157 for additional funding of the Equipment for the restaurant property. The Company anticipates obtaining another advance under its Loan totalling $146,727 to fund the balance of the acquisition price of the Equipment within four months of obtaining the initial advance of $102,570 described above.

(6) The temporary Secured Equipment Lease entered into on August 28, 1996, had a term of four months and required the payment of monthly rent of $913. On September 30, 1996, the temporary Secured Equipment Lease was amended to have a term of three months and requires the payment of monthly rent of $1,306. Upon funding the balance of the Equipment purchase price, which is expected to occur in the fourth month following the initial Equipment funding, the Company will enter into a final Secured Equipment Lease. The final Secured Equipment Lease is expected to have a term of approximately seven years and provide for the payment of rent (payable monthly) in an amount equal to the total purchase price of the Equipment plus interest at a rate of 10.68% per annum.

(7) Lessee may purchase the Equipment prior to the expiration of the final Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of 10.68% per annum.

(8) The lessee of the Middleburg Heights and Brooklyn Secured Equipment Leases is the same unaffiliated lessee.

(9) The lessee of the Hazlet and Marlboro Secured Equipment Leases is the same unaffiliated lessee.

(10) The lessee of the Middleburg Heights Secured Equipment Lease leases the restaurant property from an Affiliate of the Advisor.

                            MANAGEMENT COMPENSATION

FEES AND EXPENSES PAID TO THE
ADVISOR AND ITS AFFILIATES

         Selling Commissions and Marketing Support and Due Diligence Expense Reimbursement Fee. In connection with the formation of the Company and the offering of the Shares, the Managing Dealer will receive Selling Commissions of 7.5% (a maximum of $11,250,000 if 15,000,000 Shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $750,000 if 15,000,000 Shares are sold), of the total amount raised from the sale of Shares, computed at $10.00 per Share sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 7% on Shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee to certain Soliciting Dealers, who are not Affiliates of the Company. As of June 30, 1996, the Company had incurred $5,761,249 for Selling Commissions due to the Managing Dealer, a substantial portion ($5,285,916) of which has been paid as commissions to other Soliciting Dealers. In addition, as of June 30, 1996, the Company had incurred $384,083 in marketing support and due diligence expense reimbursement fees due to the Managing Dealer. A portion of these fees has been reallowed to other Soliciting Dealers, and all due diligence expenses will be paid from such fees.

         Soliciting Dealer Servicing Fee. The Company will incur a Soliciting Dealer Servicing Fee in the amount of .20% of Invested Capital (a maximum of $300,000 if 15,000,000 Shares are sold). The Soliciting Dealer Servicing Fee will be payable on December 31 of each year, commencing on December 31 of the year following the year in which the offering terminates, and generally will be payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients held Shares on such date. The Company has determined, however, that the Company may pay the Soliciting Dealer Servicing Fee directly to any Soliciting Dealer exempt from registration as a broker-dealer and whose clients held Shares on such date. As of June 30, 1996, no such fees had been incurred by the Company.

         Acquisition Fees. The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties equal to 4.5% of Gross Proceeds, payable by the Company as Acquisition Fees. As of June 30, 1996, the Company had incurred $3,456,749 in such acquisition fees payable to the Advisor. Acquisition fees incurred by the Company as of June 30, 1996, are included as part of the cost of land and buildings on operating leases, net investment in direct financing lease and other assets.

         Development/Construction Management Fees to Affiliates of the Company. In connection with the acquisition of Properties that have been constructed or renovated by Affiliates, the Company will incur development/construction management fees of generally 5% to 10% of the cost of constructing or renovating a Property, payable to Affiliates of the Company as Acquisition Fees. Such fees will be included in the purchase price of Properties purchased from developers that are Affiliates of the Company. See "Business Site Selection and Acquisition of Properties." Development/construction management fees, which are based on the number of Properties purchased from developers that are Affiliates of the Company, the cost of construction or renovation of such Properties and the percentage amount of each development/construction management fee, are not determinable at this time. As of June 30, 1996, no such fees had been incurred by the Company.

         Construction Financing Fees to Affiliates of the Company. In connection with the acquisition of Properties from affiliated or unaffiliated developers, to whom Affiliates of the Company have provided construction financing, the Company will incur construction financing fees, payable to Affiliates of the Company as Acquisition Fees. Such fees will be in an amount equal to generally 1% to 2% of the total amount of each loan plus the difference between the Affiliate - lender's cost of funds and the amount of interest charged to the developer with such difference determined by applying an annual percentage rate of generally 1.5% to 3% throughout the duration of the loan to the outstanding amount of the loan. Such fees will be included in the purchase price of Properties purchased from developers that receive such loans. See "Business Site Selection and Acquisition of Properties." Construction loan fees, which are based on the number of Properties for which Affiliates of the Company provide construction financing, the amount and duration of such loans and the amount of each construction financing fee, are not determinable at this time. As of June 30, 1996, no such fees had been incurred by the Company.

         The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company.

         Asset Management Fee. For managing the Properties, the Advisor will be entitled to receive a monthly Asset Management Fee of one-twelfth of .60% of the Company's Real Estate Asset Value (generally, the total amount invested in the Properties, exclusive of Acquisition Fees and Acquisition Expenses) as of the end of the preceding month. As of June 30, 1996, the Company had incurred 105,375 of such fees, $7,725 of which has been capitalized as part of the cost of building for Properties under construction.

         Mortgage Management Fee. For managing mortgage loans, the Advisor will be entitled to receive a monthly Mortgage Management Fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. As of June 30, 1996, the Company had incurred $23,101 of such fees.

         Secured Equipment Lease Servicing Fee. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of 2% of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. As of June 30, 1996, the Company had incurred $10,776 of such fees.

         Real Estate Disposition Fee. Prior to Listing, the Advisor may receive a real estate disposition fee of 3% of the gross sales price of one or more Properties for providing substantial services in connection with the Sale, which will be deferred and subordinated until the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital plus an aggregate, annual, cumulative, noncompounded 8% return on their Invested Capital, excluding Distributions attributable to proceeds of the Sale of a Property (the "Stockholders' 8% Return"). Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in an amount equal to the product of the total number of Shares outstanding and the average closing prices of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded. See "The Advisor and The Advisory Agreement -The Advisory Agreement." As of June 30, 1996, no such fees had been incurred by the Company.

         Subordinated Share of Net Sales Proceeds. A subordinated share of Net Sales Proceeds will be paid to the Advisor upon the Sale of one or more Properties or Secured Equipment Leases in an amount equal to 10% of Net Sales Proceeds. This amount will be subordinated and paid only after the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital, plus the Stockholders' 8% Return. As of June 30, 1996, no such amounts had been incurred by the Company.

         Administrative and Other Expenses. The Advisor provides accounting and administrative services (including accounting and administrative services in connection with the Offering of Shares) to the Company on a day-to-day basis. As of June 30, 1996, the Company had incurred $1,136,195 of such costs that are included in stock issuance costs and $222,034 of such costs that are included in general and administrative expenses.

         Reimbursement of Out-of-Pocket Expenses. The Advisor and its Affiliates are entitled to receive reimbursement, at cost, for expenses they incur for Organizational and Offering Expenses, Acquisition Expenses and Operating Expenses. As of June 30, 1996, the Advisor and its Affiliates had incurred $3,061,811, $239,012, and $204,036 on behalf of the Company for Organizational and Offering Expenses, Acquisition Expenses, and Operating Expenses, respectively.

                            SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for CNL American Properties Fund, Inc., and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Prospectus Supplement and Exhibit B to the Prospectus.


                                                                                            May 2,
                                                                                          1994 (Date
                                              Six Months Ended                           of Inception)
                                                   June 30,              Year Ended         through
                                                    1996                 December 31,     December 31,
                                                 (Unaudited)               1995               1994
                                              ------------------      ---------------      ---------
         Revenues                                  $2,381,472          $   659,131        $    -
         Net earnings                               1,689,042              368,779             -
         Cash distributions declared (1)            1,868,487              638,618             -
         Funds from operations (2)                  1,892,079              470,592             -
         Earnings per Share                              0.30                 0.19             -
         Cash distributions declared per Share           0.33                 0.34             -
         Funds from operations per Share (2)             0.33                 0.25             -
         Weighted average number of Shares
            outstanding (3)                         5,649,041            1,898,350             -


                                  June 30,
                                    1996        December 31,    December 31,
                                 (Unaudited)       1995            1994
                                 -----------    -------------   ------------

         Total assets            $70,597,609     $33,603,084     $929,585
         Total equity             66,240,326      31,980,648      200,000


         (1) Approximately 15 percent and 40 percent of cash distributions ($0.05 and $0.14 per Share) for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, represents a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating the stockholders' Invested Capital and the Stockholders' 8% Return, as described in the Prospectus.

         (2) Funds from operations are net earnings, excluding depreciation of $199,860 and $100,318 and amortization expense of joint venture capitalized costs of $3,177 and $1,495 for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. Funds from operations are generally considered by industry analysts to be the most appropriate measure of performance and do not necessarily represent cash provided by operating activities in accordance with generally accepted accounting principles and are not necessarily indicative of cash available to meed cash needs.

         (3) The weighted average number of Shares outstanding is based upon the period the Company was operational.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple- net" basis to operators of certain Restaurant Chains. In addition, the Company may provide Mortgage Loans for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company intends to offer Secured Equipment Leases to operators of Restaurant Chains. Secured Equipment Leases will be funded from the proceeds of the Loan, in an amount up to 10% of Gross Proceeds from the offering, which the Company has obtained.

         As of June 30, 1996, the Company owned 68 Properties (including one Property through a joint venture arrangement consisting of land and building, 29 consisting of land and building, five consisting of building only and 33 consisting of land only and in connection with which the Company provided Mortgage Loans to the tenant for the purchase of the buildings on the Properties). Of the 68 Properties, 14 were under construction at June 30, 1996. In addition, as of June 30, 1996, the Company had entered into one Secured Equipment Lease.

LIQUIDITY AND CAPITAL RESOURCES

         In April 1995, the Company commenced an offering of its Shares of common stock. As of June 30, 1996, the Company had received subscription proceeds of $76,816,648 (7,681,665 Shares) from the offering, including $243,167 (24,317 Shares) through the Reinvestment Plan.

         As of June 30, 1996, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Organizational and Offering Expenses, totalled $66,669,610. As of June 30, 1996, approximately $63,189,000 had been used to invest, or committed for investment, in 68 Properties (14 of which were undeveloped land on which a restaurant was being constructed), in providing mortgage financing of $12,363,000 to the tenants of the 33 Properties consisting of land only and to pay Acquisition Fees to the Advisor totalling $3,456,749 and certain Acquisition Expenses. The Company acquired 11 of the 68 Properties from Affiliates, for purchase prices totalling approximately $8,419,000. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value. The Company expects to use Net Offering Proceeds from the sale of Shares to purchase additional Properties, to fund construction costs relating to the Properties under construction and to make Mortgage Loans. The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of Net Offering Proceeds available to the Company.

         On March 5, 1996, the Company entered into a line of credit (the "Loan") and security agreement with a bank. The Loan is to be used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured

Equipment Leases, but in no event greater than 72 months. In addition, advances for short-term needs (to acquire equipment to be leased under Secured Equipment Leases) may be requested in an aggregate amount which does not exceed the Revolving Sublimit (defined in the Loan as $1,000,000) and such advances may be repaid and readvanced; provided, however, that advances made pursuant to the Revolving Sublimit shall be converted to term loans the earlier of (i) the end of each 60 day period following the closing date (defined in the Loan as March 5, 1996), or (ii) when the aggregate amount outstanding equals or exceeds $1,000,000. Interest on advances made pursuant to the Revolving Sublimit shall be paid monthly in arrears. In addition, principal amounts under advances pursuant to the Revolving Sublimit, if not sooner paid or converted into term loans, shall be paid, together with any unpaid interest relating to such advances, to the bank on March 5, 1998. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. As a condition of obtaining the Loan, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases. In connection with the Loan, the Company incurred a commitment fee, legal fees and closing costs of $53,500 relating to the Loan. As of June 30, 1996, the Company had obtained two advances totalling $603,745 relating to the Loan. The proceeds were used to fund a Secured Equipment Lease at a cost of approximately $550,000, including a Secured Equipment Lease Servicing Fee of $10,776 to the Advisor and to pay loan costs of $53,500 described above. The Company expects to use the proceeds of the Loan to fund the Secured Equipment Lease program, as described above. The Company intends to limit advances under the Loan to 10% of Gross Proceeds of the offering.

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease once construction is completed. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $17,499,600, of which approximately $11,111,000 in land and other costs had been incurred as of June 30, 1996. The buildings under construction as of June 30, 1996, are expected to be operational by October 1996. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         During the period July 1, 1996 through October 3, 1996, the Company acquired 15 additional Properties (two Properties consisting of land and building, 12 Properties consisting of undeveloped land on which restaurants are being constructed and one Property consisting of building only) for cash at a total cost of approximately $10,001,000, excluding development and closing costs. The development costs (including the purchase of the land and closing costs) to be paid by the Company relating to the 12 Properties under construction are estimated to be approximately $14,215,000. The buildings under construction are expected to be operational by March 1997.

         The Company presently is negotiating to acquire additional Properties, but as of October 3, 1996, had not acquired any such Properties.

         In addition, during the period July 1, 1996 through October 3, 1996, the Company obtained four additional advances totalling approximately $1,814,000 under its $15,000,000 Loan. The proceeds of the advances were used to fund three Secured Equipment Leases at a cost of approximately $1,814,000, including Secured Equipment Lease Servicing Fees of $35,516 paid to the Advisor.

         In connection with the Company's advances under the Loan, as of October 3, 1996, the Company had converted a total of approximately $2,271,000 from variable rate advances to fixed rate advances (at rates ranging from 8.75% to nine percent per annum).

         As of October 3, 1996, the Company had received subscription proceeds of $104,484,211 (10,448,421 Shares) from 5,788 stockholders, including $391,348
(39,135 Shares) issued pursuant to the Reinvestment Plan. As of October 3, 1996, the Company had invested, or committed for investment, approximately $80,000,000 of such proceeds in 83 Properties, had provided mortgage financing to the tenants of the 33 Properties consisting of land only through Mortgage Loans, and had paid Acquisition Fees and Acquisition Expenses, leaving approximately $11,900,000 in Net Offering Proceeds available for investment in Properties and Mortgage Loans. As of October 3, 1996, the Company had incurred $4,701,789 in Acquisition Fees due to the Advisor.

         Properties are and will be leased on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, by the Company, all offering proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At June 30, 1996, the Company had $13,369,577 invested in such short-term investments as compared to $11,508,445 at December 31, 1995. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of shares during the six months ended June 30, 1996. These funds will be used primarily to purchase and develop or renovate Properties (directly or indirectly through joint venture arrangements), to make Mortgage Loans, to pay organization and offering and acquisition costs, to pay Distributions to stockholders, to meet Company expenses and, in management's discretion, to create cash reserves.

         During the six months ended June 30, 1996 and 1995, Affiliates of the Company incurred on behalf of the Company $495,800 and $222,894, respectively, for certain Organizational and Offering Expenses. In addition, during the six months ended June 30, 1996 and 1995, Affiliates of the Company incurred on behalf of the Company $107,383 and $42,703 for certain Acquisition Expenses and $149,802 and $12,680 for certain Operating Expenses. As of June 30, 1996, the Company owed the Advisor $121,283 for such amounts, accounting and administrative expenses and Acquisition Fees. As of August 6, 1996, the Company had reimbursed all such amounts. The Advisor has agreed to pay or reimburse to the Company all Organizational and Offering Expenses in excess of three percent of gross offering proceeds. Other liabilities to unrelated parties increased to $3,852,773 at June 30, 1996, from $1,173,776 at December 31, 1995, primarily as a result of the accrual of construction costs incurred and unpaid as of June 30, 1996.

         During the six months ended June 30, 1996 and 1995, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for operating expenses) of $1,568,399 and $7,970, respectively. Based on current and anticipated future cash from operations, the Company declared Distributions to the stockholders of $1,868,487 and $15,148 during the six months ended June 30, 1996 and 1995, respectively ($1,100,354 and $15,148 for the quarters ended June 30, 1996 and 1995, respectively). On July 1, 1996, August 1, 1996, and September 1, 1996, the Company declared Distributions to its stockholders totalling $458,646, $515,906 and $559,599, respectively, payable in September 1996. In addition, on October 1, 1996, the Company declared Distributions to its stockholders totalling $615,914 payable in December 1996. For the six months ended June 30, 1996, approximately 85 percent of the Distributions received by stockholders were considered to be ordinary income and 15 percent were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of October 3, 1996, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital.

         Management believes that the Properties are adequately covered by insurance. The Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.

         The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's Operating Expenses. Accordingly, management believes that any anticipated decrease in the Company's liquidity in 1996, due to its investment of available Net Offering Proceeds in Properties and Mortgage Loans, will not have an adverse effect on the Company's operations. During the operational stage, management believes that the leases will generate cash flow in excess of Operating Expenses. Since the leases are expected generally to have an initial term of 15 to 20 years, with two or more five-year renewal options, and provide for specified percentage rent in addition to the annual base rent and, in certain cases, increases in the base rent at specified times during the terms of the leases, it is anticipated that rental income will increase over time.

         Due to anticipated low Operating Expenses, rental income expected to be obtained from Properties after they are acquired, the fact that as of October 3, 1996, the Company had entered into Secured Equipment Leases for amounts borrowed under the Loan and the fact that payments due to the Company from the Secured Equipment Leases are expected to exceed debt service requirements for the Loan, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay Operating Expenses.

RESULTS OF OPERATIONS

         No significant operations commenced until the Company received the minimum offering proceeds of $1,500,000 on June 1, 1995.

         As of June 30, 1996, the Company and its consolidated joint venture had purchased 68 Properties, including one which is owned through a Joint Venture consisting of land and building, 29 Properties consisting of land and building, five Properties consisting of building only and 33 Properties consisting of land only, and entered into lease agreements relating to these Properties. The leases provide for minimum base annual rental payments (payable in monthly installments) ranging from approximately $89,700 to $467,500. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase.

         During the six months ended June 30, 1996 and 1995, the Company and its consolidated joint venture, CNL/Corral South Joint Venture, earned $1,704,185 and $369, respectively, in rental income from operating leases and earned income from the direct financing lease from 54 Properties and "interim rent" for nine of the 14 Properties under construction at June 30, 1996, $905,104 and $369 of which was earned during the quarters ended June 30, 1996 and 1995, respectively. No rental income was earned for five of the 14 Properties under construction as of June 30, 1996, due to the fact that rent does not generally commence until the earlier of (i) the date the restaurant opens for business to the public,
(ii) the date the certificate of occupancy for the restaurant is issued or (iii) a specified time after the execution of the lease (ranging from 150 to 180 days). As of October 3, 1996, four of these Properties were operational and rental payments had commenced. The fifth Property is expected to be operational by April 1997. Because the Company did not commence significant operations until it received the minimum offering proceeds on June 1, 1995, and has not yet acquired all of its Properties, revenues for the six months ended June 30, 1996, represent only a portion of revenues which the Company is expected to earn in future periods in which the Company's Properties are operational.

         During the six months ended June 30, 1996, the Company entered into two Mortgage Loans in the principal sum of $12,363,000, collateralized by a mortgage on the buildings relating to 33 Pizza Hut Properties. The Mortgage Loans bear interest at a rate of 10.75% per annum and are being collected in 240 equal monthly installments totalling $125,513. In connection therewith, the Company earned $465,498 in interest income relating to such Mortgage Loans during the six months ended June 30, 1996, $280,549 of which was earned during the quarter ended June 30, 1996.

         During the quarter ended June 30, 1996, two lessees, or groups of affiliated lessees of the Company, Golden Corral Corporation and Castle Hill Holdings V, L.L.C. and Castle Hill Holdings VI, L.L.C. (hereinafter referred to as Castle Hill), each contributed more than ten percent of the Company's total rental income. Golden Corral Corporation is the lessee under leases relating to five restaurants and Castle Hill is the lessee under leases relating to 33 restaurants. During the quarter ended June 30, 1996, the Company also earned $280,549 in interest income from mortgage notes receivable under which Castle Hill is the borrower. In addition, two restaurant chains, Golden Corral Family Steakhouse and Pizza Hut each accounted for more than ten percent of the Company's total rental income during the quarter ended June 30, 1996. Because the Company has not yet completed its acquisition of Properties, it is not possible to determine which lessees or Restaurant Chains will contribute more than ten percent of the Company's rental income during the remainder of 1996 and subsequent years, with the exception of Castle Hill and Pizza Hut, both of which the Company anticipates will contribute more than ten percent of the Company's income during the remainder of 1996 and subsequent years. In the event that certain lessees, borrowers or Restaurant Chains contribute more than ten percent of the Company's total income in the current and future years, any failure of such lessees, borrowers or Restaurants Chains could materially affect the Company's income.

         During the six months ended June 30, 1996 and 1995, the Company also earned $211,789 and $7,828, respectively, in interest income from investments in money market accounts or other short-term, highly liquid investments and other income, $135,940 and $7,828 of which was earned during the quarters ended June 30, 1996 and 1995, respectively. Interest income from investing in money market accounts or other short-term, highly liquid investments is expected to increase as the Company invests subscription proceeds in highly liquid investments pending the acquisition of Properties or investing in Mortgage Loans. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $670,107 and $3,742 for the six months ended June 30, 1996 and 1995, respectively, of which $369,568 and $3,742 were incurred during the quarters ended June 30, 1996 and 1995, respectively. Operating expenses increased during the quarter and six months ended June 30, 1996, as compared to the quarter and six months ended June 30, 1995, primarily as a result of the fact that the Company did not commence operations until June 1, 1995. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and the Properties under construction become operational. However, depreciation and amortization expense is expected to increase as the Company acquires additional Properties.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISORY AGREEMENT

         The Advisory Agreement was renewed for a period of one year with the unanimous approval of the Board of Directors, including the Independent Directors, and shall expire on April 19, 1997, subject to successive one-year renewals upon mutual consent of the parties.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The Company will not issue share certificates except to stockholders who make a written request to the Company.

                                  ADDENDUM TO
                                   EXHIBIT B

                             FINANCIAL INFORMATION

THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED FINANCIAL STATEMENTS OF CNL AMERICAN PROPERTIES FUND, INC. CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH EXHIBIT B TO THE ATTACHED PROSPECTUS, DATED APRIL 26, 1996.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                     INDEX TO UPDATED FINANCIAL STATEMENTS

                                                                                            Page
                                                                                            ----
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of June 30, 1996                                  B-2

   Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 1996       B-3

   Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1995         B-4

   Notes to Pro Forma Consolidated Financial Statements for the six months ended

      June 30, 1996 and the year ended December 31, 1995                                     B-5

Updated Unaudited Condensed Consolidated Financial Statements:

   Condensed Consolidated Balance Sheets as of June 30, 1996 and December 31, 1995           B-9

   Condensed Consolidated Statements of Earnings for the six months ended June 30, 1996

      and 1995                                                                               B-10

   Condensed Consolidated Statements of Stockholders' Equity for the six months
      ended June 30, 1996 and the year ended December 31, 1995                               B-11

   Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1996
       and 1995                                                                              B-12

   Notes to Condensed Consolidated Financial Statements for the six months ended June 30,
      1996 and 1995                                                                          B-14

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through June 30, 1996, including the receipt of $76,816,648 in gross offering proceeds from the sale of 7,681,665 shares of common stock pursuant to a Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, and the application of such proceeds to purchase 68 properties (including 29 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, five properties which consist of building only and 33 properties consisting of land only), 14 of which were under construction at June 30, 1996, to provide mortgage financing to the lessees of the 33 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses,
(ii) the receipt of $27,667,563 in gross offering proceeds from the sale of 2,766,756 additional shares of common stock during the period July 1, 1996 through October 3, 1996, and (iii) the application of such funds and $1,124,908 of cash and cash equivalents at June 30, 1996, to purchase 15 additional properties acquired during the period July 1, 1996 through October 3, 1996 (12 of which are under construction and consist of land and building, two properties which consist of land and building and one property which consists of building only), to pay additional costs for the 14 properties under construction at June 30, 1996, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of June 30, 1996, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on June 30, 1996.

         The Pro Forma Consolidated Statements of Earnings for the six months ended June 30, 1996 and the year ended December 31, 1995, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for the seven of the 83 properties that were owned by the Company as of October 3, 1996, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) June 2, 1995 (the date the Company became operational), to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statements of Earnings for the remaining 76 properties owned by the Company as of October 3, 1996, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1996

                                                               Pro Forma
               ASSETS                        Historical       Adjustments         Pro Forma
Land and buildings on operating
  leases, less accumulated depreciation      $39,754,572     $15,942,807 (a)     $55,697,379
Net investment in direct
  financing leases (b)                         3,071,035       7,484,840 (a)      10,555,875
Cash and cash equivalents                     13,369,577      (1,124,908)(a)      12,244,669
Receivables                                      114,842                             114,842
Mortgage notes receivable                     12,432,362                          12,432,362
Prepaid expenses                                  31,396                              31,396
Organization costs, less accumulated
  amortization                                    15,682                              15,682
Loan costs, less accumulated amortization         44,871                              44,871
Accrued rental income                            215,222                             215,222
Other assets                                   1,548,050          53,804 (a)       1,601,854
                                             -----------     -----------         -----------

                                             $70,597,609     $22,356,543         $92,954,152
                                             ===========     ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

  Note payable                               $   603,745                         $   603,745
  Accrued interest payable                         2,462                               2,462
  Accrued construction costs payable           3,097,615     $(3,097,615)(a)              -
  Accounts payable and accrued expenses           74,460                              74,460
  Escrowed real estate taxes payable               9,696                               9,696
  Due to related parties                         206,702                             206,702
  Deferred financing income                       42,518                              42,518
  Rents paid in advance                           22,277                              22,277
                                             -----------     -----------         -----------
      Total liabilities                        4,059,475      (3,097,615)            961,860
                                             -----------     -----------         -----------

Minority interest                                297,808              -              297,808
                                             -----------     -----------         -----------

Stockholders' equity:
  Preferred stock, without par value.

    Authorized and unissued 3,000,000
    shares                                            -                                   -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    23,000,000 shares                                 -                                   -
  Common stock, $.01 par value per share.
    Authorized 20,000,000 shares; issued
    and outstanding 7,701,665 shares;
    issued and outstanding, as adjusted,
    10,468,421 shares                             77,017          27,668 (a)         104,685
  Capital in excess of par value              66,612,593      25,426,490 (a)      92,039,083
  Accumulated distributions in excess
    of net earnings                             (449,284)                           (449,284)
                                             -----------     -----------         -----------
                                              66,240,326      25,454,158          91,694,484
                                             -----------     -----------         -----------

                                             $70,597,609     $22,356,543         $92,954,152
                                             ===========     ===========         ===========



See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 1996

                                                     Pro Forma
                                    Historical      Adjustments       Pro Forma
Revenues:
  Rental income from
    operating leases                $1,618,001      $   43,538 (1)    $1,661,539
  Earned income from
    direct financing leases (2)         86,184          34,282 (1)       120,466
  Interest income from
    mortgage notes receivable          465,498                           465,498
  Other interest and income            211,789         (16,508)(3)       195,281
                                    ----------      ----------        ----------
                                     2,381,472          61,312         2,442,784
                                    ----------      ----------        ----------

Expenses:
  General operating and
    administrative                     269,319                           269,319
  Professional services                 48,391                            48,391
  Asset and mortgage management
    fees to related party               97,673           4,352 (4)       102,025
  State and other taxes                 12,384           1,129 (5)        13,513
  Interest expense                       3,578                             3,578
  Depreciation and amortization        238,762           3,300 (6)       242,062
                                    ----------      ----------        ----------
                                       670,107           8,781           678,888
                                    ----------      ----------        ----------

Earnings Before Minority
  Interest in Earnings of
  Consolidated Joint Venture         1,711,365          52,531         1,763,896

Minority Interest in Earnings of
  Consolidated Joint Venture           (22,323)                          (22,323)
                                    ----------      ----------        ----------

Net Earnings                        $1,689,042      $   52,531        $1,741,573
                                    ==========      ==========        ==========


Earnings Per Share of
  Common Stock                      $      .30                        $      .31
                                    ==========                        ==========


Weighted Average Number of
  Shares of Common Stock
  Outstanding                        5,649,041                         5,649,041
                                    ==========                        ==========

See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1995

                                                 Pro Forma
                                 Historical     Adjustments      Pro Forma

Revenues:
  Rental income from
    operating leases              $ 498,817       $ 96,945 (1)    $ 595,762
  Earned income from direct
    financing leases (2)             28,935                          28,935
  Contingent rental income           12,024                          12,024
  Interest income                   119,355        (29,664)(3)       89,691
                                  ---------      ---------        ---------
                                    659,131         67,281          726,412
                                  ---------      ---------        ---------

Expenses:
  General operating and
    administrative                  134,759                         134,759
  Professional services               8,119                           8,119
  Asset management fee to
    related party                    23,078          4,368 (4)       27,446
  State taxes                        20,189          1,769 (5)       21,958
  Depreciation and amortization     104,131         14,700 (6)      118,831
                                  ---------      ---------        ---------
                                    290,276         20,837          311,113
                                  ---------      ---------        ---------

Earnings Before Minority
  Interest in Earnings of
  Consolidated Joint Venture        368,855         46,444          415,299

Minority Interest in Earnings
  of Consolidated Joint Venture         (76)                            (76)
                                  ---------      ---------        ---------

Net Earnings                      $ 368,779      $  46,444        $ 415,223
                                  =========      =========        =========


Earnings Per Share of
  Common Stock (7)                $     .19                       $     .22
                                  =========                       =========


Weighted Average Number
  of Shares of Common Stock
  Outstanding (7)                 1,898,350                       1,905,970
                                  =========                       =========


See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995

Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $27,667,563 from the issuance of 2,766,756 shares of common stock during the period July 1, 1996 through October 3, 1996 and $1,124,908 of cash and cash equivalents at June 30, 1996, used (i) to acquire 15 properties for $16,423,219 (of which one property consists of building only and 14 properties consist of land and building), (ii) to fund estimated construction costs of $8,910,807 ($3,097,615 of which was accrued as construction costs payable at June 30, 1996) relating to 14 wholly-owned properties under construction at June 30, 1996, (iii) to pay acquisition fees of $1,245,040 ($1,191,236 of which was allocated to properties and $53,804 of which was classified as other assets and will be allocated to future properties) and to pay selling commissions and offering expenses (stock issuance costs) of $2,213,405, which have been netted against capital in excess of par value.

         The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                               Estimated
                                             purchase price
                                            (including con-
                                             struction and       Acquisition
                                             closing costs)         fees
                                             and additional       allocated
                                           construction costs    to property         Total
         Boston Market in Corvallis, OR      $   906,684        $    48,573     $   955,257
         Jack in the Box in Houston, TX          893,681             47,876         941,557
         Arby's in Kendallville, IN              738,326             39,553         777,879
         Boston Market in Rockwall, TX           758,432             40,630         799,062
         Boston Market in Upland, CA             969,780             51,953       1,021,733
         Jack in the Box in Houston, TX          911,104             48,809         959,913
         Applebee's in Montclair, CA           1,593,906             85,388       1,679,294
         Golden Corral in Brooklyn, OH           986,780             52,863       1,039,643
         Boston Market in La Quinta, CA          943,388             50,539         993,927
         Boston Market in Merced, CA             923,356             49,465         972,821
         Arby's in Avon, IN                      789,676             42,304         831,980
         Ryan's in Spring Hill, FL             1,852,027             99,215       1,951,242
         Applebee's in Salinas, CA             1,325,026             70,983       1,396,009
         Boston Market in Florissant, MO       1,253,881             67,172       1,321,053
         Burger King in Chicago, IL            1,577,172             84,491       1,661,663
         Fourteen wholly owned properties
           under construction at
           June 30, 1996                       5,813,192            311,422       6,124,614
                                             -----------        -----------     -----------

                                             $22,236,411        $ 1,191,236     $23,427,647
                                             ===========        ===========     ===========

         Adjustment classified
           as follows:

             Land and buildings on
               operating leases                                                 $15,942,807
             Net investment in
               direct financing
               leases                                                             7,484,840
                                                                                 ----------
                                                                                $23,427,647
                                                                                ===========

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995

Pro Forma Consolidated Balance Sheet - Continued:

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received. The building portions of ten of the properties have been classified as direct financing leases.

Pro Forma Consolidated Statements of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for the seven of the 83 properties acquired during the period June 2, 1995 (the date the Company began operations) through October 3, 1996 which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) June 2, 1995 (the date the Company became operational), to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the seven Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                              Date Pro Forma
                                           Date Placed       Property Became
                                            in Service        Operational as
                                          By the Company     Rental Property

            Jack in the Box in
              Los Angeles, CA                June 1995            June 1995

            Kenny Rogers Roasters in
              Grand Rapids, MI              August 1995           June 1995

            Kenny Rogers Roasters in
              Franklin, TN                  August 1995           June 1995

            Denny's in Pasadena, TX        September 1995        August 1995

            Denny's in Shawnee, OK         September 1995        August 1995

            Denny's in Grand Rapids, MI      March 1996        September 1995

            Denny's in McKinney, TX           June 1996         December 1995

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995

Pro Forma Consolidated Statements of Earnings - Continued:

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1995 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the six months ended June 30, 1996 and the year ended December 31, 1995.

(2) See Note (b) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) June 2, 1995 (the date the Company became operational), through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the six months ended June 30, 1996 and the year ended December 31, 1995.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of
         (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) June 2, 1995 (the date the Company became operational), through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $6,219,000 and $5,241,000 for the Pro Forma Properties for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately five percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995

Pro Forma Consolidated Statements of Earnings - Continued:

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 1996, and during the period the Company was operational, June 2, 1995 (the date following when the Company received the minimum offering proceeds and funds were released from escrow) through December 31, 1995.

         As a result of three of the six Pro Forma Properties being treated in the Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1995, as placed in service on June 2, 1995 (the date the Company became operational), the Company assumed approximately 347,100 shares of common stock were sold, and the net offering proceeds were available for investment, on June 2, 1995. Due to the fact that approximately 184,800 of these shares of common stock were actually sold subsequently, during the period June 3, 1995 through June 20, 1995, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the period the Company was operational, June 2, 1995 through December 31, 1995.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                              June 30,        December 31,
               ASSETS                           1996              1995
                                             -----------      -----------

Land and buildings on operating leases,
  less accumulated depreciation              $39,754,572     $19,723,726
Net investment in direct financing leases      3,071,035       1,373,882
Cash and cash equivalents                     13,369,577      11,508,445
Receivables                                      114,842         113,613
Mortgage notes receivable                     12,432,362              -
Prepaid expenses                                  31,396           8,090
Organization costs, less accumulated
  amortization of $4,318 and $2,318               15,682          17,682
Loan costs, less accumulated amorti-
  zation of $8,629 at June 30, 1996               44,871              -
Accrued rental income                            215,222          39,142
Other assets                                   1,548,050         818,504
                                             -----------     -----------

                                             $70,597,609     $33,603,084
                                             ===========     ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                 $   603,745     $        -
Accrued interest payable                           2,462              -
Accrued construction costs payable             3,097,615       1,058,825
Accounts payable and accrued expenses             74,460          79,904
Escrowed real estate taxes payable                 9,696           9,696
Due to related parties                           206,702         248,584
Deferred financing income                         42,518              -
Rents paid in advance                             22,277          25,351
                                             -----------     -----------
      Total liabilities                        4,059,475       1,422,360
                                             -----------     -----------

Minority interest                                297,808         200,076
                                             -----------     -----------

Commitments (Note 13)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                            -               -
  Excess shares, $.01 par value per share.
    Authorized and unissued 23,000,000
    shares                                            -               -
  Common stock, $.01 par value per share.
    Authorized 20,000,000 shares, issued
    and outstanding 7,701,665 and 3,865,416,
    respectively                                  77,017          38,654
  Capital in excess of par value              66,612,593      32,211,833
  Accumulated distributions in excess of
    net earnings                                (449,284)       (269,839)
                                             -----------     -----------
      Total stockholders' equity              66,240,326      31,980,648
                                             -----------     -----------

                                             $70,597,609     $33,603,084
                                             ===========     ===========


     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                   Quarter Ended                    Six Months Ended
                                      June 30,                          June 30,
                               1996             1995              1996              1995
                            ----------       ----------        ----------        ----------
Revenues:
  Rental income from
    operating leases        $  854,846       $      369        $1,618,001        $      369
  Earned income from
    direct financing
    lease                       50,258               -             86,184                -
  Interest income from
    mortgage notes
    receivable                 280,549               -            465,498                -
  Other interest and
    income                     135,940            7,828           211,789             7,828
                            ----------       ----------        ----------        ----------
                             1,321,593            8,197         2,381,472             8,197
                            ----------       ----------        ----------        ----------

Expenses:
  General operating and
    administrative             140,371            3,352           269,319             3,352
  Professional services         18,699               -             48,391                -
  Asset and mortgage
    management fees to
    related party               57,303               -             97,673                -
  State and other taxes          9,486               19            12,384                19
  Interest expense               3,419               -              3,578                -
  Depreciation and
    amortization               140,290              371           238,762               371
                            ----------       ----------        ----------        ----------
                               369,568            3,742           670,107             3,742
                            ----------       ----------        ----------        ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint
  Venture                      952,025            4,455         1,711,365             4,455

Minority Interest in
  Income of Consolidated
  Joint Venture                 (7,571)              -            (22,323)               -
                            ----------       ----------        ----------        ---------

Net Earnings                $  944,454       $    4,455        $1,689,042        $    4,455
                            ==========       ==========        ==========        ==========

Earnings Per Share of
  Common Stock              $      .14       $      .01        $      .30        $      .01
                            ==========       ==========        ==========        ==========

Weighted Average Number
  of Shares of Common
  Stock Outstanding          6,649,040          340,541         5,649,041           340,541
                            ==========       ==========        ==========        ==========

     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

           CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                       Six Months Ended June 30, 1996 and
                          Year Ended December 31, 1995

                                                                    Accumulated
                               Common stock                        distributions
                          -------------------      Capital in        in excess
                            Number       Par       excess of          of net
                          of shares     value      par value         earnings           Total
Balance at
  December 31, 1994        20,000      $   200     $   199,800       $      -         $   200,000

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                  3,845,416       38,454      38,415,704              -          38,454,158

Stock issuance
  costs                        -            -       (6,403,671)             -          (6,403,671)

Net earnings                   -            -               -          368,779            368,779

Distributions
  declared and
  paid ($.03
  to $.06 per
  share)                       -            -               -         (638,618)          (638,618)
                        ---------      -------     -----------       ---------        -----------

Balance at
  December 31, 1995     3,865,416       38,654      32,211,833        (269,839)        31,980,648

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                  3,836,249       38,363      38,324,127              -          38,362,490

Stock issuance
  costs                        -            -       (3,923,367)             -          (3,923,367)

Net earnings                   -            -               -        1,689,042          1,689,042

Distributions
  declared and
  paid ($.06
  per share)                   -            -               -       (1,868,487)        (1,868,487)
                        ---------      -------     -----------     -----------        -----------

Balance at
  June 30, 1996         7,701,665      $77,017     $66,612,593       $(449,284)       $66,240,326
                        =========      =======     ===========     ===========        ===========

     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  Six Months Ended
                                                      June 30,

                                                 1996              1995
                                             ------------      ------------

Increase (Decrease) in Cash and Cash
  Equivalents:

  Net cash provided by operating
    activities                               $  1,573,575      $      7,970
                                             ------------      ------------

      Cash Flows From Investing Activities:
        Additions to land and buildings
          on operating leases                 (18,316,555)       (1,192,053)
        Investment in direct financing
          leases                               (1,555,641)               -
        Investment in mortgage notes
          receivable                          (12,363,000)               -
        Collection of deferred financing
          income                                   43,270                -
        Collection of mortgage notes
          payments                                 41,022                -
        Increase in other assets                 (644,752)         (168,293)
                                             ------------      ------------
            Net cash used in investing
              activities                      (32,795,656)       (1,360,346)
                                             ------------      ------------

      Cash Flows From Financing Activities:
        Reimbursement of acquisition,
          organization and stock issuance
          costs paid by related parties
          on behalf of the Company               (556,511)       (1,288,234)
        Proceeds of borrowing on line
          of credit                               603,745                -
        Payment of loan costs                     (53,500)               -
        Contribution from minority
          interest of consolidated
          joint venture                            97,419                -
        Subscriptions received from
          stockholders                         38,362,490         4,849,410
        Distribution to minority interest         (22,010)               -
        Distributions to stockholders          (1,871,820)               -
        Payment of stock issuance costs        (3,502,100)         (377,764)
        Other                                      25,500                -
                                             ------------      -----------
            Net cash provided by
              financing activities             33,083,213         3,183,412
                                             ------------      ------------

Net Increase in Cash and Cash Equivalents       1,861,132         1,831,036

Cash and Cash Equivalents at Beginning
  of Period                                    11,508,445               945
                                             ------------      ------------

Cash and Cash Equivalents at End
  of Period                                  $ 13,369,577      $  1,831,981
                                             ============      ============

     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                Six Months Ended
                                                     June 30,

                                                1996              1995
                                            ------------      ------------

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain
      acquisition, organization and
      stock issuance costs on behalf
      of the Company as follows:

        Acquisition costs                   $    107,383      $     42,703
        Organization costs                            -             20,000
        Stock issuance costs                     495,800           518,363
                                            ------------      ------------

                                            $    603,183      $    581,066
                                            ============      ============

    Land, building and other costs
      incurred and unpaid at end of
      period                                $  3,155,108      $     11,311
                                            ============      ============

    Commissions, marketing support and
      due diligence expense reimbursement
      fee, and other stock issuance costs
      incurred and unpaid at end of period  $    102,398      $    565,954
                                            ============      ============

    Distributions declared and unpaid at
      end of period                         $         -       $     15,148
                                            ============      ============


     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters and Six Months Ended June 30,
                                 1996 and 1995

1.       Organization and Nature of Business:

         CNL American Properties Fund, Inc. (the "Company") was organized in Maryland on May 2, 1994, for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties (the "Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, family-style and casual dining restaurant chains. To a lesser extent, the Company intends to offer furniture, fixtures and equipment financing ("Secured Equipment Leases") to operators of restaurant chains. Secured Equipment Leases will be funded from the proceeds of a loan of up to ten percent of the gross offering proceeds.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter and six months ended June 30, 1996, may not be indicative of the results that may be expected for the year ending December 31, 1996. Amounts as of December 31, 1995, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1995.

         The Company was a development stage enterprise from May 2, 1994 through June 1, 1995. Since operations had not begun, activities through June 1, 1995, were devoted to organization of the Company.

         The Company accounts for its 85.47% interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters and Six Months Ended June 30,
                                 1996 and 1995

2.       Basis of Presentation - Continued:

         Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Statement requires that an entity review long-lived assets and certain identifiable intangibles, to be held and used, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Adoption of this standard had no material effect on the Company's financial position or results of operations.

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks, certificates of deposit and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks, money market funds and certificates of deposit may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Earnings Per Share - Earnings per share are calculated based upon the weighted average number of shares of common stock outstanding during the period the Company was operational.

3.       Leases:

         The Company leases its land, buildings and equipment subject to Secured Equipment Leases primarily to operators or franchisees of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." The leases relating to 65 of the Company's Properties have been classified as operating leases (including the leases relating to 14 Properties under construction as of June 30, 1996) and the leases relating to three Properties and one Secured Equipment Lease have been classified as direct financing leases. For the leases classified as direct financing leases,

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters and Six Months Ended June 30,
                                 1996 and 1995

3.       Leases - Continued:

         the building portions of the leases are accounted for as direct financing leases while the land portion of one of these leases is accounted for as an operating lease.

4.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at:

                                           June 30,         December 31,
                                             1996              1995
                                           --------         -----------
                  Land                    $22,032,580        $ 8,890,471
                  Buildings                12,639,571         10,049,032
                                          -----------        -----------
                                           34,672,151         18,939,503
                  Less accumulated
                    depreciation             (300,179)          (100,318)
                                          -----------        -----------
                                           34,371,972         18,839,185
                  Construction in
                    progress                5,382,600            884,541
                                          -----------        -----------

                                          $39,754,572        $19,723,726
                                          ===========        ===========

         Some leases provide for escalating guaranteed minimum rents throughout the lease term. Income from these scheduled rent increases is recognized on a straight-line basis over the terms of the leases. For the quarter and six months ended June 30, 1996, the Company recognized $63,175 and $176,080, respectively, and for the quarter and six months ended June 30, 1995, the Company recognized $50, of such rental income.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at June 30, 1996:

                  1996                              $ 1,335,207
                  1997                                2,949,196
                  1998                                2,953,978
                  1999                                2,960,672
                  2000                                2,975,837
                  Thereafter                         42,990,911
                                                    -----------
                                                    $56,165,801
                                                    ===========
         These amounts do not include minimum lease payments that will become due when Properties under development are completed (See Note 13).

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters and Six Months Ended June 30,
                                 1996 and 1995

5.       Net Investment in Direct Financing Leases:

         The following lists the components of the net investment in direct financing leases at:

                                               June 30,         December 31,
                                                1996                1995
                                               -------          ------------
                  Minimum lease payments
                    receivable               $ 6,179,502       $ 2,498,881
                  Estimated residual
                    values                       163,176           343,740
                  Less unearned income        (3,271,643)       (1,468,739)
                                             -----------       -----------

                  Net investment in
                    direct financing
                    leases                   $ 3,071,035       $ 1,373,882
                                             ===========       ===========

         The following is a schedule of future minimum lease payments to be received on the direct financing leases at June 30, 1996:

                  1996                                $  230,098
                  1997                                   456,288
                  1998                                   456,288
                  1999                                   456,288
                  2000                                   459,607
                  Thereafter                           4,120,933
                                                      ----------
                                                      $6,179,502
                                                      ==========
6.       Mortgage Notes Receivable:

         In January 1996, in connection with the acquisition of land for 23 Pizza Hut restaurants in Ohio and Michigan, the Company accepted a promissory note in the principal sum of $8,475,000, collateralized by a mortgage on the buildings on the 23 Pizza Hut Properties. The promissory note bears interest at a rate of 10.75% per annum and is being collected in 240 equal monthly installments of $86,041. As of June 30, 1996, $8,509,532 was outstanding relating to this note, including $75,554 in accrued interest.

         In addition, in May 1996, in connection with the acquisition of land for 10 Pizza Hut restaurants in West Virginia and Ohio, the Company accepted a promissory note in the principal sum of $3,888,000, collateralized by a mortgage on the buildings on the 10 Pizza Hut Properties. The promissory note bears interest at a rate of 10.75% per annum and is being

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters and Six Months Ended June 30,
                                 1996 and 1995

6.       Mortgage Notes Receivable - Continued:

         collected in 240 equal monthly installments of $39,472. As of June 30, 1996, $3,922,830 was outstanding relating to this note, including $34,830 in accrued interest.

         Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of significant financial instruments. Management believes, based upon the current terms, that the estimated fair value of the Company's mortgage notes receivable as of June 30, 1996, was $12,432,362, the same as its carrying value.

7.       Other Assets:

         Other assets consisted of the following at:

                                               June 30,      December 31,
                                                 1996           1995
                                               --------      ------------
                  Acquisition fees and
                    miscellaneous acqui-
                    sition expenses to
                    be allocated to
                    future properties         $  844,419      $  806,504
                  Deferred costs relating
                    to mortgage notes
                    receivable                   642,506              -
                  Other                           89,835          12,000
                                              ----------      ----------

                                              $1,576,760      $  818,504
                                              ==========      ==========

8.       Note Payable:

         On March 5, 1996, the Company entered into a line of credit (the "Loan") and security agreement with a bank. The Loan is to be used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. In addition, advances for short-term needs (to acquire equipment to be leased under Secured Equipment Leases) may be requested in an aggregate amount which does not exceed the Revolving Sublimit (defined in the Loan as $1,000,000) and such advances may be repaid and readvanced; provided, however, that advances made pursuant to the Revolving Sublimit shall be converted to term loans the earlier of (i) the end of each 60

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters and Six Months Ended June 30,
                                 1996 and 1995

8.       Note Payable - Continued:

         day period following the closing date (defined in the Loan as March 5, 1996), or (ii) when the aggregate amount outstanding equals or exceeds $1,000,000. Interest on advances made pursuant to the Revolving Sublimit shall be paid monthly in arrears. In addition, principal amounts under advances pursuant to the Revolving Sublimit, if not sooner paid or converted into term loans, shall be paid, together with any unpaid interest relating to such advances, to the bank on March 5, 1998. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. As a condition of obtaining the Loan, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases. In connection with the Loan, the Company incurred a commitment fee, legal fees and closing costs of $53,500. As of June 30, 1996, the Company had obtained two advances totalling $603,745 relating to the Loan. The proceeds of the advances were used to fund a Secured Equipment Lease at a cost of approximately $550,000 and to pay $53,500 in loan costs described above. As of June 30, 1996, $606,207 was outstanding relating to the Loan, including $2,462 of accrued interest. As of June 30, 1996, the Company had not yet converted the outstanding principal amounts to term loans, as described above. The Company intends to limit advances under the Loan to 10% of gross proceeds of the offering.

9.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offering of shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by CNL Fund Advisors, Inc. (the "Advisor"). The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

         As of June 30, 1996 and December 31, 1995, the Company had incurred a total of $10,347,038 and $6,423,671, respectively, in organizational and offering costs, including $6,145,332 and $3,076,333, respectively, in commissions and marketing support

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters and Six Months Ended June 30,
                                 1996 and 1995

9.       Stock Issuance Costs - Continued:

         and due diligence expense reimbursement fees (see Note 11). Of these amounts as of June 30, 1996 and December 31, 1995, $10,327,038 and $6,403,671, respectively, has been treated as stock issuance costs and $20,000 has been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

10.      Distributions:

         Distributions declared for the six months ended June 30, 1996, represent approximately $1,574,000 of ordinary income and approximately $294,000 of return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the six months ended June 30, 1996, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the six months ended June 30, 1996, may not be indicative of the results that may be expected for the year ending December 31, 1996.

11.      Related Party Transactions:

         During the six months ended June 30, 1996, the Company incurred $2,877,187 in selling commissions due to CNL Securities Corp. for services in connection with the offering of shares. A substantial portion of this amount ($2,603,613) was or will be paid as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the six months ended June 30, 1996, the Company incurred $191,812 of such fees.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties equal to 4.5% of the total amount raised from the sale of shares. During the six months ended June 30, 1996, the Company incurred $1,726,312 of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases and other assets.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters and Six Months Ended June 30,
                                 1996 and 1995

11.      Related Party Transactions - Continued:

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a Secured Equipment Lease. During the quarter and six months ended June 30, 1996, the Company incurred $10,776 in secured equipment lease servicing fees. Such fees are included in net investment in direct financing leases.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset and mortgage management fee of one-twelfth of 0.60% of the Company's real estate asset value (generally, the total amount invested in the Properties as of the end of the preceding month, exclusive of acquisition fees and acquisition expenses), plus one-twelfth of .60% of the Company's total principal amount of the mortgage loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarter and six months ended June 30, 1996, the Company incurred $58,762 and $100,526, respectively, in total asset and mortgage management fees, $1,459 and $2,853, respectively, of which was capitalized as part of the cost of building for Properties under construction. No asset or mortgage management fees were incurred for the quarter and six months ended June 30, 1995.

         The Advisor and its affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of shares) on a day-to-day basis. For the six months ended June 30, 1996 and 1995, the expenses incurred for these services were classified as follows:

                                                  1996           1995
                                                --------       ------

                  Stock issuance costs          $379,090       $200,492
                  General operating and
                    administrative expenses      154,018            330
                                                --------       --------

                                                $533,108       $200,822
                                                ========       ========

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters and Six Months Ended June 30,
                                 1996 and 1995

11.      Related Party Transactions - Continued:

         During the six months ended June 30, 1996, the Company acquired two Properties for an aggregate purchase price of approximately $1,798,000 from affiliates of the Company. The affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost equal to the cost of the Property to the affiliate (including carrying costs) due to the fact that these amounts were less than each Property's appraised value.

         The due to related parties consisted of the following at:

                                                June 30,       December 31,
                                                 1996              1995
                                                --------       ------------
                  Due to the Advisor:
                    Expenditures incurred
                      on behalf of the
                      Company and accounting
                      and administrative
                      services                  $ 73,221        $108,316
                    Acquisition fees              48,062          45,118
                    Asset and mortgage
                      management fees                 -            9,108
                    Distributions                     -            3,332
                                                --------        --------
                                                 121,283         165,874
                                                --------        --------

                  Due to CNL Securities Corp:
                    Commissions                   80,079          75,197
                    Marketing support and due
                      diligence expense reim-
                      bursement fees               5,340           5,013
                                                --------        --------
                                                  85,419          80,210
                                                --------        --------

                  Other                               -            2,500
                                                --------        --------

                                                $206,702        $248,584
                                                ========        ========

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters and Six Months Ended June 30,
                                 1996 and 1995

12.      Concentration of Credit Risk:

         The following schedule presents total rental and earned income from individual lessees, or affiliated groups of lessees, each representing more than ten percent of the Company's total rental and earned income for at least one of the quarters ended June 30:

                                                    1996         1995
                                                  --------     --------

                  Castle Hill Holdings V,
                    L.L.C. and Castle Hill
                    Holdings VI, L.L.C.
                    ("Castle Hill")               $160,536     $   -
                  Golden Corral Corporation        142,178         -
                  Foodmaker, Inc.                   52,833        369

         During the quarter ended June 30, 1996, the Company also earned $280,549 in interest income from mortgage notes receivable under which Castle Hill is the borrower.

         In addition, the following schedule presents total rental and earned income from individual restaurant chains, each representing more than ten percent of the Company's total rental and earned income for at least one of the quarters ended June 30:

                                           1996          1995
                                         --------      --------

                  Golden Corral
                    Family Steakhouse
                    Restaurants          $313,694      $   -
                  Pizza Hut               160,536          -
                  Jack in the Box          52,833         369

         Although the Company's Properties are geographically diverse and the Company's lessees operate a variety of restaurant concepts, failure of any one of these restaurant chains or any lessee or borrower that contributes more than ten percent of the Company's total income could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the on-going operations of the lessees and borrowers.

         It is expected that the percentage of total rental and earned income contributed by these lessees, borrowers and restaurant chains will decrease as additional Properties are acquired and leased in 1996 and subsequent years.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters and Six Months Ended June 30,
                                 1996 and 1995

13.      Commitments:

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease once construction is completed. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $17,499,600, of which approximately $11,111,000 in land and other costs had been incurred as of June 30, 1996. The buildings currently under construction are expected to be operational by October 1996. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

14.      Subsequent Events:

         During the period July 1, 1996 through August 6, 1996, the Company received subscription proceeds for an additional 1,105,184 shares ($11,051,838) of common stock.

         Subsequent to June 30, 1996, the Company declared distributions of $458,646 and $515,906, respectively, or $.059375 per share of common stock, payable in September 1996, to stockholders of record on July 1, 1996 and August 1, 1996, respectively.

         During the period July 1, 1996 through August 6, 1996, the Company acquired six Properties (five of which are undeveloped land on which restaurants are being constructed) for cash at a total cost of approximately $3,083,000, excluding closing and development costs. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement. The development costs (including the purchase of the land and closing costs) to be paid by the Company relating to the five properties under construction are estimated to be approximately $4,578,000. The buildings under construction are expected to be operational by February 1997.

         During the period July 1, 1996 through August 6, 1996, the Company obtained two additional advances totalling approximately $1,093,000 under its $15,000,000 Loan. The proceeds of the advances were used to fund two Secured Equipment Leases at a cost of approximately $1,093,000. In connection with the Company's advances under the Loan, in July 1996, the Company converted a total of approximately $1,686,000 from variable rate advances to fixed rate advances (at a rate of nine percent per annum) (See Note 8).

                                  ADDENDUM TO
                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

THE FOLLOWING INFORMATION UPDATES AND REPLACES THE CORRESPONDING INFORMATION IN EXHIBIT C TO THE ATTACHED PROSPECTUS, DATED APRIL 26, 1996.

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

         The information in this Exhibit C contains certain relevant summary information concerning prior public partnerships sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Partnerships") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains.

         A more detailed description of the acquisitions by the Prior Public Partnerships is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Partnerships (like those of the Company) generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties. In addition, the investment objectives of the Prior Public Partnerships included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PARTNERSHIPS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1996. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Partnerships, the offerings of which closed between December 1986 and June 1996.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Partnerships.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Partnerships, the offerings of which closed between December 1986 and June 1996. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Partnerships on a cumulative basis commencing with inception and ending June 30, 1996.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 1996, of the Prior Public Partnerships, the offerings of which closed between December 1986 and June 1996.

         The Table includes a summary of income or loss of the Prior Public Partnerships, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Partnerships, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed public programs which made investments similar to those of the Company.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Partnerships between December 1986 and June 1996.

         This Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS



                              CNL Income      CNL Income     CNL Income      CNL Income        CNL Income      CNL Income
                                Fund,          Fund II,       Fund III,       Fund IV,           Fund V,        Fund VI,
                                 Ltd.            Ltd.           Ltd.            Ltd.              Ltd.            Ltd.
                             -----------     -----------    -----------     -----------       -----------     -----------
Dollar amount offered        $15,000,000     $25,000,000    $25,000,000     $30,000,000       $25,000,000     $35,000,000
                             ===========     ===========    ===========     ===========       ===========     ===========

Dollar amount raised               100.0%          100.0%         100.0%          100.0%            100.0%          100.0%
                             -----------     -----------    -----------     -----------       -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                   (8.5)           (8.5)          (8.5)           (8.5)             (8.5)           (8.5)
  Organizational expenses           (2.9)           (2.3)          (3.0)           (3.0)             (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                        --              --             --              --                --              --
                             -----------     -----------    -----------     ----------        -----------     -----------
                                   (11.4)          (10.8)         (11.5)          (11.5)            (11.5)          (11.5)
                             -----------     -----------    -----------     -----------       -----------     -----------
Reserve for operations               --              --             --              --                --              --
                             -----------     -----------    -----------     -----------       -----------     -----------

Percent available for
  investment                        88.6%           89.2%          88.5%           88.5%             88.5%           88.5%
                             ===========     ===========    ===========     ===========       ===========     ===========

Acquisition costs:

  Cash down payment                 83.6%           84.2%          83.5%           83.5%             83.5%           83.5%
  Acquisition fees paid
    to affiliates                    5.0             5.0            5.0             5.0               5.0             5.0
  Loan costs                         --              --             --              --                --              --
                             -----------     -----------    -----------     -----------       -----------     -----------

Total acquisition costs             88.6%           89.2%          88.5%           88.5%             88.5%           88.5%
                             ===========     ===========    ===========     ===========       ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                 --              --             --              --                --              --

Date offering began              4/09/86         1/02/87        8/10/87         5/06/88          12/16/88         6/08/89

Length of offering (in
  months)                            8.5             7.5            8.5               8                 6             7.5

Months to invest 90% of
  amount available for
  investment measured
  from date of offering              8.5              11             13            12.5                12              16


                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                                  (continued)





                              CNL Income      CNL Income      CNL Income     CNL Income      CNL Income
                               Fund VII,      Fund VIII,       Fund IX,        Fund X,        Fund XI,
                                 Ltd.            Ltd.            Ltd.           Ltd.            Ltd.
                             -----------     -----------     -----------    -----------     -----------
Dollar amount offered        $30,000,000     $35,000,000     $35,000,000    $40,000,000     $40,000,000
                             ===========     ===========     ===========    ===========     ===========

Dollar amount raised               100.0%          100.0%          100.0%         100.0%          100.0%
                             -----------     -----------     -----------    -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                   (8.5)           (8.5)           (8.5)          (8.5)           (8.5)
  Organizational expenses           (3.0)           (3.0)           (3.0)          (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                        --              --             (0.5)          (0.5)           (0.5)
                             -----------     -----------     -----------    -----------     -----------
                                   (11.5)          (11.5)          (12.0)         (12.0)          (12.0)
                             -----------     -----------     -----------    -----------     -----------
Reserve for operations               --              --              --             --              --
                             -----------     -----------     -----------    -----------     -----------

Percent available for
  investment                        88.5%           88.5%           88.0%          88.0%           88.0%
                             ===========     ===========     ===========    ===========     ===========

Acquisition costs:

  Cash down payment                 83.5%           83.5%           83.0%          83.0%           83.0%
  Acquisition fees paid
    to affiliates                    5.0             5.0             5.0            5.0             5.0
  Loan costs                         --              --              --             --              --
                             -----------     -----------     -----------    -----------     -----------

Total acquisition costs             88.5%           88.5%           88.0%          88.0%           88.0%
                             ===========     ===========     ===========    ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                 --              --              --             --              --

Date offering began              1/30/90         8/02/90         3/20/91        9/09/91         3/18/92

Length of offering (in
  months)                              6               7             5.5              6               6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering               10            13.5              12              7               6



                            CNL Income      CNL Income      CNL Income     CNL Income      CNL Income    CNL Income     CNL Income
                             Fund XII,      Fund XIII,       Fund XIV,      Fund XV,        Fund XVI,    Fund XVII,     Fund XVIII,
                               Ltd.            Ltd.            Ltd.           Ltd.            Ltd.          Ltd.            Ltd.
                           -----------     -----------     -----------    -----------     -----------   ------------   ------------
                                                                                                          (Note 1)        (Note 1)
Dollar amount offered      $45,000,000     $40,000,000     $45,000,000    $40,000,000     $45,000,000
                           ===========     ===========     ===========    ===========     ===========

Dollar amount raised             100.0%          100.0%          100.0%         100.0%          100.0%
                           -----------     -----------     -----------    -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                 (8.5)           (8.5)           (8.5)          (8.5)           (8.5)
  Organizational expenses         (3.0)           (3.0)           (3.0)          (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                     (0.5)           (0.5)           (0.5)          (0.5)           (0.5)
                           -----------     -----------     -----------    -----------     -----------
                                 (12.0)          (12.0)          (12.0)         (12.0)          (12.0)
                           -----------     -----------     -----------    -----------     -----------
Reserve for operations             --              --              --             --              --
                           -----------     -----------     -----------    -----------     -----------

Percent available for
  investment                      88.0%           88.0%           88.0%          88.0%           88.0%
                           ===========     ===========     ===========    ===========     ===========

Acquisition costs:

  Cash down payment               83.0%           82.5%           82.5%          82.5%           82.5%
  Acquisition fees paid
    to affiliates                  5.0             5.5             5.5            5.5             5.5
  Loan costs                       --              --              --             --              --
                           -----------     -----------     -----------    -----------     -----------

Total acquisition costs           88.0%           88.0%           88.0%          88.0%           88.0%
                           ===========     ===========     ===========    ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)               --              --              --             --              --

Date offering began            9/29/92         3/31/93         8/27/93        2/23/94         9/02/94

Length of offering (in
  months)                            6               5               6              6               9

Months to invest 90% of
  amount available for
  investment measured
  from date of offering             11              10              11             10              11


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. would not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. As of June 30, 1996, CNL Income Fund XVII, Ltd. was in the offering stage; therefore, CNL Income Fund XVIII, Ltd. had not commenced its offering of Units.

                                    TABLE II
                            COMPENSATION TO SPONSOR


                                  CNL Income    CNL Income    CNL Income    CNL Income      CNL Income   CNL Income
                                     Fund,       Fund II,      Fund III,     Fund IV,        Fund V,       Fund VI,
                                     Ltd.          Ltd.          Ltd.          Ltd.            Ltd.          Ltd.
                                 -----------   -----------   -----------   -----------     -----------   -----------
Date offering commenced              4/09/86       1/02/87       8/10/87       5/06/88        12/16/88       6/08/89
Dollar amount raised             $15,000,000   $25,000,000   $25,000,000   $30,000,000     $25,000,000   $35,000,000
                                 ===========   ===========   ===========   ===========     ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                    1,275,000     2,125,000     2,125,000     2,550,000       2,125,000     2,975,000
    Real estate commissions                -             -             -             -               -             -
    Acquisition fees                 750,000     1,250,000     1,250,000     1,500,000       1,250,000     1,750,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)               -             -             -             -               -             -
                                 -----------   -----------   -----------   -----------     -----------   -----------
Total amount paid to sponsor       2,025,000     3,375,000     3,375,000     4,050,000       3,375,000     4,725,000
                                 ===========   ===========   ===========   ===========     ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996 (6 Months)                  616,865     1,213,091     1,151,663     1,432,308       1,075,383     1,708,203
    1995                           1,241,057     2,249,390     2,282,034     2,750,169       2,226,800     3,304,277
    1994                           1,323,193     2,210,761     2,411,004     2,594,027       2,224,393     3,303,435
    1993                           1,321,053     2,214,797     2,332,160     2,696,323       2,257,910     3,234,816
    1992                           1,338,710     2,374,438     2,277,388     2,781,489       2,390,704     3,240,209
    1991                           1,468,807     2,524,093     2,426,263     2,578,520       2,278,902     3,235,671
    1990                           1,520,511     2,462,923     2,437,332     2,798,527       2,382,083     2,964,865
    1989                           1,542,424     2,449,414     2,430,482     2,642,185       1,544,368       585,207
    1988                           1,527,498     2,331,127     1,779,330       563,592               -             -
    1987                           1,537,453     1,204,453        93,740             -               -             -
    1986                             212,986             -             -             -               -             -
    1985                                   -             -             -             -               -             -
    1984                                   -             -             -             -               -             -
    1983                                   -             -             -             -               -             -
    1982                                   -             -             -             -               -             -
    1981                                   -             -             -             -               -             -
    1980                                   -             -             -             -               -             -
    1979                                   -             -             -             -               -             -
    1978                                   -             -             -             -               -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1996 (6 Months)                   38,899        48,605        50,300        51,376          49,578        57,215
    1995                              58,543        81,023        78,597        79,776          83,882        81,847
    1994                              43,992        54,157        47,633        49,816          47,314        49,761
    1993                              35,320        44,620        39,619        42,764          42,252        40,130
    1992                              29,621        30,514        33,651        35,735          36,114        36,852
    1991                              26,084        28,141        26,912        27,315          30,125        36,956
    1990                              19,642        20,078        20,790        24,675          25,195        33,330
    1989                              30,059        18,505        20,419        36,121          23,611         9,827
    1988                              27,712        19,896        22,904        11,274               -             -
    1987                              15,596         9,141         2,703             -               -             -
    1986                                   -             -             -             -               -             -
    1985                                   -             -             -             -               -             -
    1984                                   -             -             -             -               -             -
    1983                                   -             -             -             -               -             -
    1982                                   -             -             -             -               -             -
    1981                                   -             -             -             -               -             -
    1980                                   -             -             -             -               -             -
    1979                                   -             -             -             -               -             -
    1978                                   -             -             -             -               -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                           2,207,511     1,635,010             -     1,230,650               -     2,328,984
    Notes                                  -             -             -             -       1,040,000             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                -             -             -             -               -             -
    Incentive fees                         -             -             -             -               -             -
    Other (Note 1)                    66,750             -             -             -               -             -


                                    TABLE II
                            COMPENSATION TO SPONSOR
                                  (continued)


                                  CNL Income    CNL Income    CNL Income    CNL Income    CNL Income    CNL Income
                                   Fund VII,    Fund VIII,     Fund IX,       Fund X,      Fund XI,     Fund XII,
                                      Ltd.          Ltd.          Ltd.          Ltd.          Ltd.          Ltd.
                                  -----------   -----------   -----------   -----------   -----------   -----------
Date offering commenced               1/30/90       8/02/90       3/20/91       9/09/91       3/18/92       9/29/92
Dollar amount raised              $30,000,000   $35,000,000   $35,000,000   $40,000,000   $40,000,000   $45,000,000
                                  ===========   ===========   ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                     2,550,000     2,975,000     2,975,000     3,400,000     3,400,000     3,825,000
    Real estate commissions                 -             -             -             -             -             -
    Acquisition fees                1,500,000     1,750,000     1,750,000     2,000,000     2,000,000     2,250,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                -             -       175,000       200,000       200,000       225,000
                                  -----------   -----------   -----------   -----------   -----------   -----------
Total amount paid to sponsor        4,050,000     4,725,000     4,900,000     5,600,000     5,600,000     6,300,000
                                  ===========   ===========   ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996 (6 Months)                 1,399,517     1,772,078     1,726,113     1,877,818     1,866,649     1,986,907
    1995                            2,565,797     3,337,050     3,162,674     3,603,470     3,758,271     3,928,473
    1994                            2,780,851     3,453,350     3,250,836     3,828,234     3,574,474     3,933,486
    1993                            2,701,325     3,240,772     3,064,973     3,499,905     3,434,512     3,320,549
    1992                            2,716,954     3,256,005     3,179,912     3,141,123     1,525,462        63,401
    1991                            2,803,819     2,880,558     1,291,549       204,240             -             -
    1990                            1,411,939       288,291             -             -             -             -
    1989                                    -             -             -             -             -             -
    1988                                    -             -             -             -             -             -
    1987                                    -             -             -             -             -             -
    1986                                    -             -             -             -             -             -
    1985                                    -             -             -             -             -             -
    1984                                    -             -             -             -             -             -
    1983                                    -             -             -             -             -             -
    1982                                    -             -             -             -             -             -
    1981                                    -             -             -             -             -             -
    1980                                    -             -             -             -             -             -
    1979                                    -             -             -             -             -             -
    1978                                    -             -             -             -             -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1996 (6 Months)                    53,413        51,087        48,583        55,272        55,339        55,932
    1995                               81,259        73,365        64,398        76,108       106,086       109,111
    1994                               46,469        40,461        36,622        42,741        76,533        84,524
    1993                               40,143        39,011        35,678        38,999        78,926        73,789
    1992                               33,638        36,802        37,348        39,505        30,237         2,031
    1991                               36,193        37,626        18,596         2,834             -             -
    1990                               24,391         7,371             -             -             -             -
    1989                                    -             -             -             -             -             -
    1988                                    -             -             -             -             -             -
    1987                                    -             -             -             -             -             -
    1986                                    -             -             -             -             -             -
    1985                                    -             -             -             -             -             -
    1984                                    -             -             -             -             -             -
    1983                                    -             -             -             -             -             -
    1982                                    -             -             -             -             -             -
    1981                                    -             -             -             -             -             -
    1980                                    -             -             -             -             -             -
    1979                                    -             -             -             -             -             -
    1978                                    -             -             -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                            1,569,036     1,532,852             -     1,057,386             -     1,640,000
    Notes                           1,400,000       460,000             -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                 -             -             -             -             -             -
    Incentive fees                          -             -             -             -             -             -
    Other (Note 1)                      7,200        13,800             -             -             -             -



Note 1: During the years ended December 31, 1992 and 1994, CNL Income Fund, Ltd. incurred $35,250 and $31,500, respectively, in deferred, subordinated real estate disposition fees as a result of the sale of two of its properties. In addition, during the year ended December 31, 1995, CNL Income Fund VII, Ltd. and CNL Income Fund VIII, Ltd. incurred $7,200 and $13,800, respectively, in deferred, subordinated real estate disposition fees as a result of the sale of one and two of their properties, respectively. As of June 30, 1996, no such amounts had been paid due to the subordinated nature of this fee.

Note 2: During the year ended December 31, 1995, CNL Income Fund X, Ltd. received proceeds of $7,200 for a small parcel of land as a result of an easement relating to a certain property. During the six months ended June 30, 1996, CNL Income Fund, Ltd. received proceeds of $20,000 for the sale of a small, undeveloped portion of the land relating to a certain property.


                                  CNL Income    CNL Income    CNL Income    CNL Income   CNL Income   CNL Income
                                  Fund XIII,     Fund XIV,     Fund XV,      Fund XVI,   Fund XVII,   Fund XVIII,
                                     Ltd.          Ltd.          Ltd.          Ltd.         Ltd.          Ltd.
                                 -----------   -----------   -----------   -----------   ----------   ----------
                                                                                          (Note 3)      (Note 3)
Date offering commenced              3/31/93       8/27/93       2/23/94       9/02/94
Dollar amount raised             $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                 ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                    3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                -             -             -             -
    Acquisition fees               2,200,000     2,475,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)         200,000       225,000       200,000       225,000
                                 -----------   -----------   -----------   -----------
Total amount paid to sponsor       5,800,000     6,525,000     5,800,000     6,525,000
                                 ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996 (6 Months)                1,701,335     1,857,023     1,741,150     1,936,583
    1995                           3,482,461     3,823,939     3,361,477     2,619,840
    1994                           3,232,046     2,897,432     1,154,454       212,171
    1993                           1,148,550       329,957             -             -
    1992                                   -             -             -             -
    1991                                   -             -             -             -
    1990                                   -             -             -             -
    1989                                   -             -             -             -
    1988                                   -             -             -             -
    1987                                   -             -             -             -
    1986                                   -             -             -             -
    1985                                   -             -             -             -
    1984                                   -             -             -             -
    1983                                   -             -             -             -
    1982                                   -             -             -             -
    1981                                   -             -             -             -
    1980                                   -             -             -             -
    1979                                   -             -             -             -
    1978                                   -             -             -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1996 (6 Months)                   53,682        57,121        53,223        74,887
    1995                             103,083       114,095       122,107       138,445
    1994                              83,046        84,801        37,620         7,023
    1993                              27,003         8,220             -             -
    1992                                   -             -             -             -
    1991                                   -             -             -             -
    1990                                   -             -             -             -
    1989                                   -             -             -             -
    1988                                   -             -             -             -
    1987                                   -             -             -             -
    1986                                   -             -             -             -
    1985                                   -             -             -             -
    1984                                   -             -             -             -
    1983                                   -             -             -             -
    1982                                   -             -             -             -
    1981                                   -             -             -             -
    1980                                   -             -             -             -
    1979                                   -             -             -             -
    1978                                   -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                             286,411       696,012       811,706       775,000
    Notes                                  -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                -             -             -             -
   Incentive fees                          -             -             -             -
   Other                                   -             -             -             -


Note 3: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. would not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. As of June 30, 1996, CNL Income Fund XVII, Ltd. was in the offering stage; therefore, CNL Income Fund XVIII, Ltd. had not commenced its offering of Units.
         As of June 30, 1996, CNL Income Fund XVII, Ltd. had sold 2,113,286 Units, representing $21,132,863 of capital contributed by limited partners, and 13 properties had been acquired. From commencement of the offering through June 30, 1996, total selling commissions and discounts were $1,796,293, due diligence expense reimbursement fees were $105,665, and acquisition fees were $950,978, for a total amount paid to sponsor of $2,852,936. CNL Income Fund XVII, Ltd. had cash generated from operations for the period November 3, 1995 (the date funds were originally released from escrow) through June 30, 1996, of $266,033. CNL Income Fund XVII, Ltd. made payments of $47,754 to the sponsor from operations for this period.

                                           TABLE III

                              Operating Results of Prior Programs
                                     CNL INCOME FUND, LTD.

                                               1986
                                             (Note 1)          1987            1988           1989
                                            -----------    -----------     -----------    -----------
Gross revenues                             $   191,554     $ 1,387,859     $ 1,463,585    $ 1,443,329
Equity in earnings of joint ventures            47,610         116,195         113,777        116,381
Profit from sale of properties                       0               0               0              0
Interest income                                 68,373          40,172          15,852         14,788
Less:  Operating expenses                      (20,031)        (84,727)       (100,630)       (96,613)
       Interest expense                              0               0               0              0
       Depreciation and amortization           (45,887)       (236,622)       (248,962)      (251,160)
       Minority interest in income of
         consolidated joint venture                  0             (61)         (1,406)             0
                                           -----------     -----------     -----------    -----------
Net income - GAAP basis                        241,619       1,222,816       1,242,216      1,226,725
                                           ===========     ===========     ===========    ===========
Taxable income
  - from operations                            226,408       1,103,505       1,123,411      1,106,031
                                           ===========     ===========     ===========    ===========
  - from gain on sale                                0               0               0              0
                                           ===========     ===========     ===========    ===========
Cash generated from operations
  (Notes 2 and 7)                              212,986       1,521,857       1,499,786      1,512,365
Cash generated from sales (Note 10)                  0               0               0              0
Cash generated from refinancing                      0               0               0              0
                                           -----------     -----------     -----------    -----------
Cash generated from operations, sales
  and refinancing                              212,986       1,521,857       1,499,786      1,512,365
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow                (212,986)     (1,443,975)     (1,499,786)    (1,500,000)
    - from sale of properties (Note 6)               0               0               0              0
    - from cash flow from prior period               0               0               0              0
    - from return of capital (Note 4)          (82,152)              0            (214)             0
    - from other (Notes 5 and 10)                    0               0               0              0
                                           -----------     -----------     -----------    -----------
Cash generated (deficiency) after cash
  distributions                                (82,152)         77,882            (214)        12,365
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                         15,000,000               0               0              0
    General partners' capital
      contributions                              1,000               0               0              0
    Proceeds from loan from corporate
      general partner (Note 9)                       0               0               0              0
    Repayment of loan from corporate
      general partner (Note 9)                       0               0               0              0
    Organization costs                         (51,890)              0               0              0
    Syndication costs                       (1,455,695)        (20,056)              0              0
    Acquisition of land and buildings       (9,909,615)     (2,003,668)         (8,106)             0
    Lease costs                                      0               0               0        (50,000)
    Investment in joint ventures            (1,129,974)              0               0              0
    Loan to tenant, net of repayments                0               0               0              0
    Repayment of advances (advances)
      to an affiliate                          (20,500)         20,500               0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund, Ltd. by
      related parties                         (189,401)       (145,371)              0              0
    Minority interest in joint venture,
      net of distributions                           0          26,417          (1,755)             0
    Acquisition of minority interest in
      joint venture                                  0               0         (26,600)             0
    Increase in other assets                   (26,541)        (12,300)              0              0
                                           -----------     -----------     -----------    -----------
Cash generated (deficiency) after cash
  distributions and special items            2,135,232      (2,056,596)        (36,675)       (37,635)
                                           ===========     ===========     ===========    ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 36              73              74             73
                                           ===========     ===========     ===========    ===========
  - from recapture                                   0               0               0              0
                                           ===========     ===========     ===========    ===========
Capital gain (loss)                                  0               0               0              0
                                           ===========     ===========     ===========    ===========

                                                                                                                          6 Months
                                              1990         1991        1992         1993         1994         1995          1996
                                           -----------  ----------- -----------  -----------  -----------  -----------  -----------
Gross revenues                             $ 1,414,800  $ 1,401,267 $ 1,328,805  $ 1,292,997  $ 1,233,600  $ 1,165,756  $   551,767
Equity in earnings of joint ventures           116,452      115,198     110,288      114,028      112,160      112,974       54,903
Profit from sale of properties                       0            0     214,488            0      182,384            0       19,000
Interest income                                 15,208       13,002      13,668        5,302       13,111       11,837        5,177
Less:  Operating expenses                      (81,179)    (135,127)   (128,135)    (147,416)    (110,252)    (118,268)     (63,844)
       Interest expense                              0            0           0            0            0            0            0
       Depreciation and amortization          (251,784)    (246,212)   (233,093)    (225,366)    (222,427)    (210,197)    (105,102)
       Minority interest in income of
         consolidated joint venture                  0            0           0            0            0            0            0
                                           -----------  ----------- -----------  -----------  -----------  -----------  -----------
Net income - GAAP basis                      1,213,497    1,148,128   1,306,021    1,039,545    1,208,576      962,102      461,901
                                           ===========  =========== ===========  ===========  ===========  ===========  ===========
Taxable income
  - from operations                          1,085,391    1,031,688     970,214      922,353      996,832      863,755      406,670
                                           ===========  =========== ===========  ===========  ===========  ===========  ===========
  - from gain on sale                                0            0     209,586            0      177,224            0       19,000
                                           ===========  =========== ===========  ===========  ===========  ===========  ===========
Cash generated from operations
  (Notes 2 and 7)                            1,500,869    1,442,723   1,309,089    1,285,733    1,279,201    1,182,514      577,966
Cash generated from sales (Note 10)                  0            0   1,169,021            0    1,018,490            0       20,000
Cash generated from refinancing                      0            0           0            0            0            0            0
                                           -----------  ----------- -----------  -----------  -----------  -----------  -----------
Cash generated from operations, sales
  and refinancing                            1,500,869    1,442,723   2,478,110    1,285,733    2,297,691    1,182,514      597,966
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow              (1,500,000)  (1,442,723) (1,309,089)  (1,063,216)  (1,279,201)  (1,182,514)    (577,966)
    - from sale of properties (Note 6)               0            0  (1,080,850)           0            0     (861,500)           0
    - from cash flow from prior period               0       (8,750)          0            0     (138,422)    (120,554)     (34,476)
    - from return of capital (Note 4)                0            0           0            0            0            0            0
    - from other (Notes 5 and 10)                    0      (48,527)    (23,873)           0            0            0      (20,000)
                                           -----------  ----------- -----------  -----------  -----------  -----------  -----------
Cash generated (deficiency) after cash
  distributions                                    869      (57,277)     64,298      222,517      880,068     (982,054)     (34,476)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0            0           0            0            0            0            0
    General partners' capital
      contributions                                  0       65,000       7,400            0      120,000            0            0
    Proceeds from loan from corporate
      general partner (Note 9)                       0            0           0            0            0            0        8,100
    Repayment of loan from corporate
      general partner (Note 9)                       0            0           0            0            0            0       (8,100)
    Organization costs                               0            0           0            0            0            0            0
    Syndication costs                                0            0           0            0            0            0            0
    Acquisition of land and buildings                0       (7,049)    (14,523)           0            0            0            0
    Lease costs                                      0       (2,000)          0            0            0            0            0
    Investment in joint ventures                     0            0           0            0            0            0            0
    Loan to tenant, net of repayments                0            0     (25,000)      25,000            0            0            0
    Repayment of advances (advances)
      to an affiliate                                0            0           0            0            0            0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund, Ltd. by
      related parties                                0            0           0            0            0            0            0
    Minority interest in joint venture,
      net of distributions                           0            0           0            0            0            0            0
    Acquisition of minority interest in
      joint venture                                  0            0           0            0            0            0            0
    Increase in other assets                         0            0     (30,000)           0            0            0            0
                                           -----------  ----------- -----------  -----------  -----------  -----------  -----------
Cash generated (deficiency) after cash
  distributions and special items                  869       (1,326)      2,175      247,517    1,000,068     (982,054)     (34,476)
                                           ===========  =========== ===========  ===========  ===========  ===========  ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 72           68          64           61           66           57           27
                                           ===========  =========== ===========  ===========  ===========  ===========  ===========
  - from recapture                                   0            0           0            0            0            0            0
                                           ===========  =========== ===========  ===========  ===========  ===========  ===========
Capital gain (loss)                                  0            0          14            0           12            0            1
                                           ===========  =========== ===========  ===========  ===========  ===========  ===========

                                               1986
                                             (Note 1)       1987         1988         1989
                                           -----------  -----------  -----------  -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                          39           81           82           81
  - from capital gain                                0            0            0            0
  - from return of capital (Note 3)                  9           15           18           19
                                           -----------  -----------  -----------  -----------
Total distributions on GAAP basis (Note 8)          48           96          100          100
                                           ===========  ===========  ===========  ===========
  Source (on cash basis)
  - from sales                                       0            0            0            0
  - from refinancing                                 0            0            0            0
  - from operations                                 35           96          100          100
  - from cash flow from prior period                 0            0            0            0
  - from return of capital (Note 4)                 13            0            0            0
  - from other (Notes 5 and 10)                      0            0            0            0
                                           -----------  -----------  -----------  -----------
Total distributions on cash basis (Note 8)          48           96          100          100
                                           ===========  ===========  ===========  ===========
Total cumulative cash distributions per
  $1,000 investment from inception                  48          144          244          344
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 6)                             100%         100%         100%         100%



                                                                                                                         6 Months
                                              1990         1991        1992         1993         1994         1995         1996
                                           ----------   ----------  ----------   ----------   ----------   ----------   ----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                         80           76          72           69           68           63           29
  - from capital gain                               0            0          14            0           12            0            1
  - from return of capital (Note 3)                20           24          75            2           15           81           12
                                           ----------   ----------  ----------   ----------   ----------   ----------   ----------
Total distributions on GAAP basis (Note 8)        100          100         161           71           95          144           42
                                           ==========   ==========  ==========   ==========   ==========   ==========   ==========
  Source (on cash basis)
  - from sales                                      0            0          72            0            0           57            0
  - from refinancing                                0            0           0            0            0            0            0
  - from operations                               100           96          87           71           85           79           39
  - from cash flow from prior period                0            1           0            0           10            8            2
  - from return of capital (Note 4)                 0            0           0            0            0            0            0
  - from other (Notes 5 and 10)                     0            3           2            0            0            0            1
                                           ----------   ----------  ----------   ----------   ----------   ----------   ----------
Total distributions on cash basis (Note 8)        100          100         161           71           95          144           42
                                           ==========   ==========  ==========   ==========   ==========   ==========   ==========
Total cumulative cash distributions per
  $1,000 investment from inception                444          544         705          776          871        1,015        1,057
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 6)                            100%         100%         92%          92%          85%          85%          85%



Note 1: The registration statement relating to the offering of units by CNL Income Fund, Ltd. became effective on April 9, 1986. All income and expenses include the period from April 9, 1986 to December 31, 1986.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund, Ltd. has not treated this amount as a return of capital for any other purpose, except for amounts described in Note 6 below.

Note 4: CNL Income Fund, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund, Ltd. has not treated this amount as a return of capital for any other purpose, except for amounts described in Note 6 below.

Note 5: The corporate general partner of CNL Income Fund, Ltd. contributed $65,000, $7,400 and $120,000 during the years ended December 31, 1991, 1992 and 1994, respectively, in connection with the operations of the partnership.

Note 6: During the year ended December 31, 1992, CNL Income Fund, Ltd. sold one of its properties. Of the net sales proceeds distributed to the limited partners, $823,975 was treated as a return of capital for purposes of calculating the limited partners' preferred return. In addition, during the year ended December 31, 1994, CNL Income Fund, Ltd. sold a property and $861,500 of net sales proceeds distributed to limited partners was treated as a return of capital for purposes of calculating the limited partners' preferred return. As a result of these returns of capital, the amount of the limited partners' adjusted capital contributions (which generally is the limited partners' capital contributions, less distributions from the sale of a property that are considered to be a return of capital) was decreased.

Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund, Ltd.

Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

Note 9: CNL Income Fund, Ltd. entered into a promissory note with the corporate general partner for a loan in the amount of $8,100 in connection with the operations of CNL Income Fund, Ltd. The loan was uncollateralized, non-interest bearing and due on demand. As of June 30, 1996, CNL Income Fund, Ltd. had repaid the loan in full to the corporate general partner.

Note 10: During the six months ended June 30, 1996, CNL Income Fund, Ltd. received proceeds of $20,000 for the sale of a small, undeveloped portion of the land relating to a certain property.

                                   TABLE III

                      Operating Results of Prior Programs
                            CNL INCOME FUND II, LTD.

                                                1987
                                              (Note 1)         1988           1989           1990
                                           ------------    ------------   ------------  -------------
Gross revenue                             $    891,543     $  2,379,358   $  2,416,161   $  2,413,874
Equity in earnings of joint ventures             6,648           39,579         82,531        103,198
Profit from sale of properties                       0                0              0              0
Interest income                                303,497           55,545         30,522         31,682
Lease termination income                             0                0              0              0
Less:  Operating expenses                      (39,295)        (120,160)      (127,796)      (104,043)
       Interest expense                              0                0              0              0
       Depreciation and amortization          (170,283)        (442,652)      (460,460)      (452,752)
                                          ------------     ------------   ------------   ------------
Net income - GAAP basis                        992,110        1,911,670      1,940,958      1,991,959
                                          ============     ============   ============   ============
Taxable income
  - from operations                          1,010,827        1,931,840      1,963,484      2,021,575
                                          ============     ============   ============   ============
  - from gain (loss) on sale                         0                0              0              0
                                          ============     ============   ============   ============
Cash generated from operations
  (Notes 2 and 6)                            1,195,312        2,311,231      2,430,909      2,442,845
Cash generated from sales (Note 4)                   0                0              0              0
Cash generated from refinancing                      0                0              0              0
                                          ------------     ------------   ------------   ------------
Cash generated from operations, sales
  and refinancing                            1,195,312        2,311,231      2,430,909      2,442,845
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow              (1,153,877)      (2,281,500)    (2,376,000)    (2,438,500)
    - from sale of properties                        0                0              0              0
    - from cash flow from prior period               0                0              0              0
    - from other                                     0                0              0              0
                                          ------------     ------------   ------------   ------------
Cash generated (deficiency) after
  cash distributions                            41,435           29,731         54,909          4,345
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                         25,000,000                0              0              0
    General partners' capital
      contributions (Note 5)                     1,000                0              0              0
    Proceeds from loans from corporate
      general partner (Note 8)                       0                0              0              0
    Repayment of loans from corporate
      general partner (Note 8)                       0                0              0              0
    Organization costs                         (10,000)               0              0              0
    Syndication costs                       (2,445,247)               0              0              0
    Acquisition of land and buildings      (19,482,309)      (2,462,767)       (22,330)             0
    Lease costs                                      0                0        (50,000)             0
    Investment in joint ventures              (307,355)               0         (1,217)       (65,000)
    Insurance proceeds                               0                0              0         65,000
    Deposit received from tenant to be
      used for renovation                            0                0              0              0
    Proceeds received from tenant in
      connection with termination of
      lease                                          0                0              0              0
    Increase in restricted cash                      0                0              0              0
    Repayment of advance from an
      affiliate                                (20,500)               0              0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund II, Ltd. by
      related parties                         (253,510)          (1,547)             0              0
    Increase in other assets                         0                0              0              0
                                          ------------     ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items            2,523,514       (2,434,583)       (18,638)         4,345
                                          ============     ============   ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 53               77             78             80
                                          ============     ============   ============   ============
  - from recapture                                   0                0              0              0
                                          ============     ============   ============   ============
Capital gain (loss)                                  0                0              0              0
                                          ============     ============   ============   ============

                                             C-13




                                                                                                                        6 Months
                                                    1991          1992           1993         1994         1995           1996
                                                ------------  ------------  ------------ ------------ ------------    -----------
Gross revenue                                   $  2,442,225  $  2,324,625  $  2,251,780 $  2,177,384 $  2,284,560    $  1,129,946
Equity in earnings of joint ventures                 126,321       109,302       124,098      132,810      153,677          74,341
Profit from sale of properties                             0             0       161,025       40,650            0               0
Interest income                                       26,047        17,748        14,656       13,484       17,517           7,826
Lease termination income                                   0             0             0      198,482            0               0
Less:  Operating expenses                           (136,678)     (174,212)     (255,962)    (195,568)    (160,444)        (93,700)
       Interest expense                                    0             0             0            0            0               0
       Depreciation and amortization                (448,317)     (446,317)     (445,065)    (441,725)    (456,793)       (210,798)
                                                ------------   ------------  ------------ ------------ ------------    ------------
Net income - GAAP basis                            2,009,598     1,831,146     1,850,532    1,925,517    1,838,517         907,615
                                                ============   ============  ============ ============ ============    ============
Taxable income
  - from operations                                2,031,552     1,936,526     1,694,054    1,912,389    1,786,291         899,679
                                                ============   ============  ============ ============ ============    ============
  - from gain (loss) on sale                               0             0       108,901      (37,097)           0               0
                                                ============   ============  ============ ============ ============    ============
Cash generated from operations
  (Notes 2 and 6)                                  2,495,952     2,343,924     2,170,177    2,156,604    2,168,367       1,164,486
Cash generated from sales (Note 4)                         0             0       746,800      888,210            0               0
Cash generated from refinancing                            0             0             0            0            0               0
                                                ------------   ------------  ------------ ------------ ------------    ------------
Cash generated from operations, sales
  and refinancing                                  2,495,952     2,343,924     2,916,977    3,044,814    2,168,367       1,164,486
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow                    (2,438,500)   (2,343,924)   (1,782,000)  (2,156,604)  (2,168,367)     (1,164,486)
    - from sale of properties                              0             0             0            0            0               0
    - from cash flow from prior period                     0       (94,576)            0     (281,896)    (207,633)        (23,514)
    - from other                                           0                           0            0            0               0
                                                ------------   ------------  ------------ ------------ ------------    ------------
Cash generated (deficiency) after
  cash distributions                                  57,452       (94,576)    1,134,977      606,314     (207,633)        (23,514)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                        0             0             0            0            0               0
    General partners' capital
      contributions (Note 5)                               0             0             0      161,000            0               0
    Proceeds from loans from corporate
      general partner (Note 8)                             0             0             0            0            0          45,900
    Repayment of loans from corporate
      general partner (Note 8)                             0             0             0            0            0         (45,900)
    Organization costs                                     0             0             0            0            0               0
    Syndication costs                                      0             0             0            0            0               0
    Acquisition of land and buildings                      0             0      (637,900)    (651,540)      (4,323)              0
    Lease costs                                            0             0        (1,800)           0      (12,426)         (1,930)
    Investment in joint ventures                           0             0             0     (260,732)        (121)              0
    Insurance proceeds                                     0             0             0            0            0               0
    Deposit received from tenant to be
      used for renovation                                  0             0             0            0       25,000               0
    Proceeds received from tenant in
      connection with termination of
      lease                                                0             0             0      198,482            0               0
    Increase in restricted cash                            0             0             0            0      (25,000)              0
    Repayment of advance from an
      affiliate                                            0             0             0            0            0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund II, Ltd. by
      related parties                                      0             0             0            0            0               0
    Increase in other assets                               0             0             0       (1,750)           0               0
                                                ------------   ------------  ------------ ------------ ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                     57,452       (94,576)      495,277       51,774     (224,503)        (25,444)
                                                ============   ============  ============ ============ ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                       80            77            67           76           71              36
                                                ============   ============  ============ ============ ============    ============
  - from recapture                                         0             0             0            0            0               0
                                                ============   ============  ============ ============ ============    ============
Capital gain (loss)                                        0             0             4           (1)           0               0
                                                ============   ============  ============ ============ ============    ============

                                             C-14





TABLE III - CNL INCOME FUND II, LTD. (continued)


                                                 1987
                                               (Note 1)        1988         1989         1990
                                             ------------  ------------  ----------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                          52             76           77           79
  - from capital gain                                0              0            0            0
  - from investment income from
      prior period                                   0              0            0            0
  - from return of capital (Note 3)                  9             15           18           19
                                          ------------     ----------   ----------   ----------
Total distributions on GAAP basis
  (Note 7)                                          61             91           95           98
                                          ============     ==========   ==========   ==========
    Source (on cash basis)
    - from sales                                     0              0            0            0
    - from refinancing 0                             0              0            0
    - from operations                               61             91           95           98
    - from cash flow from prior
        period                                       0              0            0            0
    - from other                                     0              0            0            0
                                          ------------     ----------   ----------   ----------
Total distributions on cash basis
  (Note 7)                                          61             91           95           98
                                          ============     ==========   ==========   ==========
Total cumulative cash distributions
  per $1,000 investment from
  inception                                         61            152          247          345
Amount (in percentage terms)
  remaining invested in program
  properties at the end of each year
  (period) presented (original total
  acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program) (Note 4)                             100%           100%         100%         100%

                                      C-15




                                                                                                               6 Months
                                            1991            1992          1993          1994         1995        1996
                                    ------------    ------------   ------------  -----------  -----------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                    80              73             65           75           73              36
  - from capital gain                          0               0              6            2            0               0
  - from investment income from
      prior period                             0               0              0            2            0               0
  - from return of capital (Note 3)           18              25              0           19           22              12
                                     ------------    ------------  ------------ ------------ ------------    ------------
Total distributions on GAAP basis
  (Note 7)                                    98              98             71           98           95              48
                                     ============    ============  ============ ============ ============    ============
    Source (on cash basis)
    - from sales                               0               0              0            0            0               0
    - from refinancing 0                       0               0              0            0            0               0
    - from operations                         98              94             71           86           87              47
    - from cash flow from prior
        period                                 0               4              0           12            8               1
    - from other                               0               0              0            0            0               0
                                     ------------    ------------  ------------ ------------ ------------    ------------
Total distributions on cash basis
  (Note 7)                                     98             98             71           98           95              48
                                     ============    ============  ============ ============ ============    ============
Total cumulative cash distributions
  per $1,000 investment from
  inception                                   443            541            612          710          805             853
Amount (in percentage terms)
  remaining invested in program
  properties at the end of each year
  (period) presented (original total
  acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program) (Note 4)                        100%           100%           100%          99%          99%             99%





Note 1: The registration statement relating to the offering of units by CNL Income Fund II, Ltd. became effective on January 2, 1987. All income and expenses include the period from January 2, 1987 to December 31, 1987.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund II, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: In July 1993, the partnership sold one of its properties and received net sales proceeds of $746,800. In addition, in 1994, the partnership sold two additional properties and received net sales proceeds of $888,210. The sale of one of the properties in 1994 qualified as a like-kind exchange transaction in accordance with Section 1031 of the Internal Revenue Code. As a result, no gain was recognized for tax purposes on the sale of this property. The partnership reinvested approximately $1,554,000 of the net sales proceeds in three additional properties. The remaining sales proceeds were used to pay partnership expenses and to meet other working capital needs.

Note 5: The corporate general partner of CNL Income Fund II, Ltd. contributed $161,000 during the year ended December 31, 1994, in connection with the operations of the partnership.

Note 6: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund II, Ltd.

Note 7: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

Note 8: In January 1996, CNL Income Fund II, Ltd. entered into a promissory note with the corporate general partner for a loan in the amount of $26,300 in connection with the operations of CNL Income Fund II, Ltd. The loan, which was uncollateralized and bore interest at a rate of prime plus .25% per annum, and was due on demand. As of June 30, 1996, CNL Income Fund II, Ltd. had repaid the loan in full along with approximately $200 in interest, to the corporate general partner. In addition, in April 1996, CNL Income Fund II, Ltd. entered into a promissory note with the corporate general partner for a loan in the amount of $19,600 in connection with the operations of CNL Income Fund II, Ltd. The loan was uncollateralized, non-interest bearing and due on demand. As of June 30, 1996, CNL Income Fund II, Ltd. had repaid the loan in full to the corporate general partner.

                                   TABLE III

                      Operating Results of Prior Programs
                           CNL INCOME FUND III, LTD.


                                               1987
                                             (Note 1)       1988          1989         1990
                                          ------------  ------------  ------------ -----------
Gross revenue                             $     55,316  $  1,607,223 $  2,487,626 $  2,504,506
Equity in earnings (losses) of joint
  venture                                            0             0       60,079       61,636
Profit from sale of properties                       0             0            0            0
Provision for loss on land and
  building (Note 6)                                  0             0            0            0
Interest income                                 41,081       233,970       36,574       30,541
Less:  Operating expenses                       (6,340)     (111,115)    (126,039)    (112,087)
       Interest expense                              0             0            0            0
       Depreciation and amortization           (19,877)     (294,811)    (451,668)    (458,189)
       Minority interest in income of
         consolidated joint venture                  0       (20,509)     (17,240)     (17,290)
                                          ------------  ------------ ------------ ------------
Net income - GAAP basis                         70,180     1,414,758    1,989,332    2,009,117
                                          ============  ============ ============ ============
Taxable income
  - from operations                             76,166     1,427,351    2,012,200    2,073,719
                                          ============  ============ ============ ============
  - from gain on sale                                0             0            0            0
                                          ============  ============ ============ ============
Cash generated from operations
  (Notes 2 and 7)                               91,037     1,756,426    2,410,063    2,416,542
Cash generated from sales                            0             0            0            0
Cash generated from refinancing                      0             0            0            0
                                          ------------  ------------ ------------ ------------
Cash generated from operations,
  sales and refinancing                         91,037     1,756,426    2,410,063    2,416,542
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow                 (91,037)   (1,672,500)  (2,376,000)  (2,376,000)
    - from sale of properties                        0             0            0            0
    - from cash flow from prior period               0             0            0            0
    - from return of capital (Note 4)           (2,103)            0            0            0
                                          ------------  ------------ ------------ ------------
Cash generated (deficiency) after
  cash distributions                            (2,103)       83,926       34,063       40,542
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                         11,345,875    13,654,125            0            0
    General partners' capital
      contributions (Note 5)                     1,000             0            0            0
    Proceeds from loans from corporate
      general partner (Note 9)                       0             0            0            0
    Repayment of loans from corporate
      general partner (Note 9)                       0             0            0            0
    Organization costs                         (10,000)            0            0            0
    Syndication costs                         (973,197)   (1,398,802)        (150)           0
    Acquisition of land and buildings       (7,269,301)  (13,799,321)    (165,636)           0
    Deposit received on sale of land parcel          0             0            0            0
    Lease costs                                      0             0            0            0
    Investment in and loans to joint
      ventures                                       0      (650,540)     (95,294)           0
    Investment of tenant security
      deposit                                        0       (50,000)           0            0
    Proceeds from certificate of
      deposit                                        0             0       50,000            0
    Decrease (increase) in restricted
      cash                                           0       (29,820)           0       29,820
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund III, Ltd. by
      related parties                         (189,613)     (393,065)        (933)           0
    Repayment of advance (advances) to
      affiliates                                (4,129)        4,129            0            0
    Collection on loans                              0             0            0            0
    Distributions to holder of minority
      interest                                       0       (26,348)     (20,028)     (20,184)
    Decrease (increase) in other assets        (25,188)      (40,869)      11,515            0
                                          ------------  ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items            2,873,344    (2,646,585)    (186,463)      50,178
                                          ============  ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  -  from operations                                13            61           80           82
                                          ============  ============ ============ ============
  -  from recapture                                  0             0            0            0
                                          ============  ============ ============ ============
Capital gain (loss)                                  0             0            0            0
                                          ============  ============ ============ ============

                                                                                                                   6 Months
                                              1991            1992          1993         1994         1995            1996
                                          ------------    ------------  ------------ ------------ ------------    ------------
Gross revenue                             $  2,473,440    $  2,379,939  $  2,458,704 $  2,496,217 $  2,339,419    $  1,156,841
Equity in earnings (losses) of joint
  venture                                      (17,482)         31,040        26,521       20,952       22,015           5,042
Profit from sale of properties                       0               0             0            0            0               0
Provision for loss on land and
  building (Note 6)                                  0               0             0            0     (207,844)              0
Interest income                                 30,119          20,416        16,444       11,951       14,006           4,690
Less:  Operating expenses                     (133,947)       (256,773)     (171,418)    (218,737)    (233,384)       (138,270)
       Interest expense                              0               0             0            0            0               0
       Depreciation and amortization          (458,189)       (457,439)     (449,120)    (434,491)    (434,492)       (215,680)
       Minority interest in income of
         consolidated joint venture            (17,169)        (17,242)      (24,669)     (17,287)     (17,205)         (8,578)
                                           ------------   ------------  ------------ ------------ ------------    ------------
Net income - GAAP basis                       1,876,772      1,699,941     1,856,462    1,858,605    1,482,515         804,045
                                           ============   ============  ============ ============ ============    ============
Taxable income
  - from operations                           1,864,647      1,854,785     1,922,069    1,925,870    1,728,573         819,314
                                           ============   ============  ============ ============ ============    ============
  - from gain on sale                                 0              0             0            0            0               0
                                           ============   ============  ============ ============ ============    ============
Cash generated from operations
  (Notes 2 and 7)                             2,399,351      2,243,737     2,292,541    2,363,371    2,203,437       1,101,363
Cash generated from sales                             0              0             0            0            0               0
Cash generated from refinancing                       0              0             0            0            0               0
                                           ------------   ------------  ------------ ------------ ------------    ------------
Cash generated from operations,
  sales and refinancing                       2,399,351      2,243,737     2,292,541    2,363,371    2,203,437       1,101,363
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow               (2,376,000)    (2,243,737)   (1,782,000)  (2,363,371)  (2,203,437)     (1,101,363)
    - from sale of properties                         0              0             0            0            0               0
    - from cash flow from prior period                0       (132,263)            0      (12,629)    (172,563)        (86,637)
    - from return of capital (Note 4)                 0                            0            0            0               0
                                           ------------   ------------  ------------ ------------ ------------    ------------
Cash generated (deficiency) after
  cash distributions                             23,351       (132,263)      510,541      (12,629)    (172,563)        (86,637)
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                   0              0             0            0            0               0
    General partners' capital
      contributions (Note 5)                          0        160,500             0            0            0               0
    Proceeds from loans from corporate
      general partner (Note 9)                        0              0             0            0            0         210,400
    Repayment of loans from corporate
      general partner (Note 9)                        0              0             0            0            0        (210,400)
    Organization costs (10,000)                       0              0             0            0            0               0
    Syndication costs                                 0              0             0            0            0               0
    Acquisition of land and buildings                 0              0             0            0            0               0
    Deposit received on sale of land parcel           0              0             0            0            0          51,400
    Lease costs                                       0              0      (8,  000)      (4,000)           0               0
    Investment in and loans to joint
      ventures                                 (132,084)       (19,728)            0            0            0               0
    Investment of tenant security
      deposit                                         0              0             0            0            0               0
    Proceeds from certificate of
      deposit                                         0              0             0            0            0               0
    Decrease (increase) in restricted
      cash                                            0              0             0            0            0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund III, Ltd. by
      related parties                                 0              0             0            0            0               0
    Repayment of advance (advances) to
      affiliates                                      0              0             0            0            0               0
    Collection on loans                          55,000          8,206        27,206       26,173            0               0
    Distributions to holder of minority
      interest                                  (19,854)       (20,031)      (27,455)     (20,033)     (19,997)         (9,984)
    Decrease (increase) in other assets               0              0             0            0            0               0
                                            ------------  ------------   ----------- ------------  -----------    ------------

Cash generated (deficiency) after cash
  distributions and special items               (73,587)        (3,316)      502,292      (10,489)    (192,560)        (45,221)
                                            ============  ============  ============ ============ ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  -  from operations                                  74            73            76           76           68              32
                                            ============  ============  ============ ============ ============    ============
  -  from recapture                                    0             0             0            0            0               0
                                            ============  ============  ============ ============ ============    ============
Capital gain (loss)                                    0             0             0            0            0               0
                                            ============  ============  ============ ============ ============    ============

                                      C-18

                                              1987
                                            (Note 1)       1988         1989          1990
                                          ------------ ------------ ------------  -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                          12           60           79           80
  - from capital gain                                0            0            0            0
  - from investment income from prior
      period                                         0            0            0            0
  - from return of capital (Note 3)                  4           12           16           15
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 8)                                          16           72           95           95
                                          ============ ============ ============ ============
    Source (on cash basis)
    - from sales                                     0            0            0            0
    - from refinancing                               0            0            0            0
    - from operations                               16           72           95           95
    - from cash flow from prior
        period                                       0            0            0            0
    - from return of capital (Note 4)                0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis
  (Note 8)                                          16           72           95           95
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from
  inception                                         16           88          183          278
Amount (in percentage terms)
  remaining invested in program
  properties at the end of each
  year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
    in program)                                    100%         100%         100%         100%


                                                                     6 Months

                                              1991            1992          1993         1994         1995            1996
                                         ------------     ------------  ------------ ------------ ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                        74               67          71           74           59              32
  - from capital gain                              0                0           0            0            0               0
  - from investment income from prior
      period                                       0                0           0            0            0               0
  - from return of capital (Note 3)               21               28           0           21           36              16
                                         ------------     ------------  ------------ ------------ ------------    ------------
Total distributions on GAAP basis
    (Note 8)                                      95               95          71           95           95              48
                                         ============     ============  ============ ============ ============    ============
    Source (on cash basis)
    - from sales                                   0                0           0            0            0               0
    - from refinancing 0                           0                0           0            0            0               0
    - from operations                             95               90          71           95           88              44
    - from cash flow from prior
        period                                     0                5           0            0            7               4
    - from return of capital (Note 4)              0                0           0            0            0
                                         ------------     ------------  ------------ ------------ ------------   -------------
Total distributions on cash basis
  (Note 8)                                        95               95          71           95           95              48
                                         ============     ============  ============ ============ ============    ============
Total cumulative cash distributions
  per $1,000 investment from
  inception                                      373              468         539          634          729             777

Amount (in percentage terms)
  remaining invested in program
  properties at the end of each
  year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program)                                    100%             100%        100%         100%         100%            100%


Note 1: The registration statement relating to the offering of units by CNL Income Fund III, Ltd. became effective on August 10, 1987. All income and expenses include the period from August 10, 1987 to December 31, 1987.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund III, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund III, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund III, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: The corporate general partner of CNL Income Fund III, Ltd. contributed $160,000 during the year ended December 31, 1992, in connection with the operations of the partnership.

Note 6: During the year ended December 31, 1995, CNL Income Fund III, Ltd. recorded an allowance for loss on land and building of $207,844 for financial reporting purposes relating to one of its properties. The loss represented the difference between the property's carrying value and the estimated net realizable value, based on an anticipated sales price expected to be received from an unrelated third party.

Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund III, Ltd.

Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 9: In January 1996, CNL Income Fund III, Ltd. entered into a promissory note with the corporate general partner for a loan in the amount of $86,200 in connection with the operations of CNL Income Fund III, Ltd. The loan, which was uncollateralized and bore interest at a rate of prime plus .25% per annum, and was due on demand. As of June 30, 1996, CNL Income Fund III, Ltd. had repaid the loan in full along with approximately $660 in interest, to the corporate general partner. In addition, in April 1996, CNL Income Fund III, Ltd. entered into a promissory note with the corporate general partner for a loan in the amount of $124,200 in connection with the operations of CNL Income Fund III, Ltd. The loan was uncollateralized, non-interest bearing and due on demand. As of June 30, 1996, CNL Income Fund III, Ltd. had repaid the loan in full to the corporate general partner.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND IV, LTD.

                                                 1988
                                               (Note 1)         1989           1990           1991
                                             ------------   ------------   ------------   ------------
Gross revenue                             $    236,113      $  2,540,112   $  2,705,889   $  2,607,075
Equity in earnings of joint ventures             8,367            92,589        194,745        207,752
Profit from sale of properties                       0                 0              0              0
Interest income                                318,111           150,156         27,203         22,674
Less: Operating expenses                       (26,424)         (175,108)      (175,697)      (221,842)
      Interest expense                               0                 0              0              0
      Depreciation and amortization            (50,019)         (427,683)      (468,389)      (467,451)
                                          ------------      ------------   ------------   ------------
Net income - GAAP basis                        486,148         2,180,066      2,283,751      2,148,208
                                          ============      ============   ============   ============
Taxable income
  - from operations                            481,448         2,095,089      2,222,457      2,034,837
                                          ============      ============   ============   ============
  - from gain on sale                                0                 0              0              0
                                          ============      ============   ============   ============
Cash generated from operations
  (Notes 2 and 7)                              552,318         2,606,064      2,773,852      2,551,205
Cash generated from sales (Note 5)                   0                 0              0              0
Cash generated from refinancing                      0                 0              0              0
                                          ------------      ------------   ------------   ------------
Cash generated from operations, sales
  and refinancing                              552,318         2,606,064      2,773,852      2,551,205
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow                (510,163)       (2,606,064)    (2,760,000)    (2,551,205)
    - from sale of properties                        0                 0              0              0
    - from cash flow from prior period               0           (11,736)             0        (44,271)
    - from return of capital (Note 4)                0                 0              0        (22,520)
    - from other (Note 6)                            0                 0              0       (142,004)
                                          ------------      ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions                                 42,155           (11,736)        13,852       (208,795)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                         30,000,000                 0              0              0
    General partners' capital
      contributions                              1,000                 0              0        142,004
    Organization costs                         (10,000)                0              0              0
    Syndication costs                       (2,720,258)          (41,440)             0              0
    Lease costs                                      0                 0              0         (5,050)
    Acquisition of land and buildings      (19,131,848)       (3,382,106)      (221,182)        (2,155)
    Investment in direct financing
      leases                                         0        (2,236,216)             0              0
    Investment in joint ventures              (906,725)         (375,408)          (168)       (15,960)
    Proceeds from transfer of joint
      venture interest                               0            95,201        123,394              0
    Decrease (Increase) in restricted cash           0                 0              0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund IV, Ltd. by
      related parties                         (760,951)           (5,264)          (269)             0
    Repayment of advance (advances)
      to an affiliate                          (14,693)           14,693              0              0
    Increase in other assets                  (373,299)           (5,790)             0              0
                                          ------------      ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items            6,125,381        (5,948,066)       (84,373)       (89,956)
                                          ============      ============   ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 31                69             73             67
                                          ============      ============   ============   ============
  - from recapture                                   0                 0              0              0
                                          ============      ============   ============   ============
Capital gain (loss)                                  0                 0              0              0
                                          ============      ============   ============   ============


                                      C-21










                                                                                                     6 Months
                                              1992            1993          1994          1995          1996
                                          ------------   ------------  ------------  ------------  ------------

Gross revenue                             $  2,708,496   $  2,678,068  $  2,591,454  $ 2,608,216  $ 1,285,108
Equity in earnings of joint ventures           198,177        235,457       247,197      245,778      131,471
Profit from sale of properties                       0              0       128,592      128,547            0
Interest income                                 15,370         20,202        27,119       17,578        9,946
Less: Operating expenses                      (158,464)      (209,789)     (220,033)    (330,843)    (141,064)
      Interest expense                               0              0             0            0            0
      Depreciation and amortization           (471,737)      (460,193)     (463,805)    (458,937)    (223,661)
                                          ------------   ------------  ------------ ------------ ------------
Net income - GAAP basis                      2,291,842      2,263,745     2,310,524    2,210,339    1,061,800
                                          ============   ============  ============ ============ ============
Taxable income
  - from operations                          2,236,726      2,229,572     2,164,504    2,153,355    1,001,988
                                          ============   ============  ============ ============ ============
  - from gain on sale                                0              0       124,367            0            0
                                          ============   ============  ============ ============ ============
Cash generated from operations
  (Notes 2 and 7)                            2,745,754      2,653,559     2,544,211    2,670,393    1,380,932
Cash generated from sales (Note 5)                   0              0       712,000      518,650            0
Cash generated from refinancing                      0              0             0            0            0
                                          ------------   ------------  ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                            2,745,754      2,653,559     3,256,211    3,189,043    1,380,932
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow              (2,745,754)    (2,070,000)   (2,544,211)  (2,670,393)  (1,380,000)
    - from sale of properties                        0              0             0            0            0
    - from cash flow from prior period               0              0      (215,789)     (89,607)           0
    - from return of capital (Note 4)                0              0             0            0            0
    - from other (Note 6)                      (14,246)             0             0            0            0
                                          ------------   ------------  ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                (14,246)       583,559       496,211      429,043          932
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0              0             0            0            0
    General partners' capital
      contributions                             21,000         77,500             0            0       22,300
    Organization costs                               0              0             0            0            0
    Syndication costs                                0              0             0            0            0
    Lease costs                                 (2,160)       (10,560)         (360)      (1,800)        (669)
    Acquisition of land and buildings                0        (34,011)     (537,317)      (1,628)           0
    Investment in direct financing
      leases                                         0              0             0            0            0
    Investment in joint ventures                     0              0             0            0     (520,000)
    Proceeds from transfer of joint
      venture interest                               0              0             0            0            0
    Decrease (Increase) in restricted cash           0              0             0     (518,150)     518,150
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund IV, Ltd. by
      related parties                           (3,028)             0             0       (1,175)           0
    Repayment of advance (advances)
      to an affiliate                                0              0             0            0            0
    Increase in other assets                         0              0             0            0            0
                                          ------------   ------------  ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items               1,566         616,488       (41,466)     (93,710)      20,713
                                          ============   ============  ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 74             74            71           71           33
                                          ============   ============  ============ ============ ============
  - from recapture                                   0              0             0            0            0
                                          ============   ============  ============ ============ ============
Capital gain (loss)                                  0              0             4            0            0
                                          ============   ============  ============ ============ ============


                                      C-22





                TABLE III - CNL INCOME FUND IV, LTD. (continued)

                                                 1988
                                               (Note 1)        1989           1990          1991
                                            -------------  ------------   ------------  ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                            32             72             75            71
  - from capital gain                                  0              0              0             0
  - from investment income from prior
      period                                           0              0              0             0
  - from return of capital (Note 3)                    2             15             17            21
                                            ------------   ------------   ------------  ------------
Total distributions on GAAP basis (Note 8)            34             87             92            92
                                            ============   ============   ============  ============
  Source (on cash basis)
  - from sales                                         0              0              0             0
  - from refinancing                                   0              0              0             0
  - from operations                                   34             87             92            85
  - from cash flow from prior period                   0              0              0             1
  - from return of capital (Note 4)                    0              0              0             1
  - from other (Note 6)                                0              0              0             5
                                            ------------   ------------   ------------  ------------
Total distributions on cash basis (Note 8)            34             87             92            92
                                            ============   ============   ============  ============
Total cumulative cash distributions per
  $1,000 investment from inception                    34            121            213           305
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by
  original total acquisition cost of
  all properties in program) (Note 5)                100%           100%           100%          100%








                                                                                                     6 Months
                                                 1992          1993         1994          1995          1996
                                            ------------  -----------  ------------  ------------  ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           76           69          72             69            35
  - from capital gain                                 0            0           4              4             0
  - from investment income from prior
      period                                          0            0           6              0             0
  - from return of capital (Note 3)                  16            0          10             19            11
                                            ------------  -----------  ------------  ------------  ------------
Total distributions on GAAP basis (Note 8)           92           69          92             92            46
                                            ============  ===========  ============  ============  ============
  Source (on cash basis)
  - from sales                                        0            0           0              0             0
  - from refinancing                                  0            0           0              0             0
  - from operations                                  92           69          85             89            46
  - from cash flow from prior period                  0            0           7              3             0
  - from return of capital (Note 4)                   0            0           0              0             0
  - from other (Note 6)                               0            0           0              0             0
                                            ------------  -----------  ------------  ------------  ------------
Total distributions on cash basis (Note 8)           92           69          92             92            46
                                            ============  ===========  ============  ============  ============
Total cumulative cash distributions per
  $1,000 investment from inception                  397          466         558            650           696
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by
  original total acquisition cost of
  all properties in program) (Note 5)              100%          100%        100%            98%          100%


Note 1: The registration statement relating to the offering of units by CNL Income Fund IV, Ltd. became effective on May 6, 1988. All income and expenses include the period from May 6, 1988 to December 31, 1988.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund IV, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund IV, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund IV, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: During April 1994, the partnership sold one of its properties for $712,000. Subsequently, the partnership reinvested $539,794 of the net sales proceeds in two additional properties. The remaining net sales proceeds were used by the partnership to meet other working capital needs of the Partnership. In December 1995, CNL Income Fund IV, Ltd. sold one of its properties for $520,000 and received net sales proceeds of $518,650. At December 31, 1995, the net sales proceeds were being held in an interest bearing escrow account pending the release of funds by the escrow agent to acquire an additional property or return the funds to the partnership. In January 1996, CNL Income Fund IV, Ltd. reinvested the net sales proceeds, along with additional funds, in an additional property as tenants-in-common with affiliates of its general partners.

Note 6: The corporate general partner of CNL Income Fund IV, Ltd. contributed $142,004, $21,000, $77,500 and $22,300 during the years ended December
        31, 1991, 1992 and 1993, and the six months ended June 30, 1996, respectively, in connection with the operations of the partnership.

Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund IV, Ltd.

Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND V, LTD.

                                                 1988
                                               (Note 1)         1989           1990            1991
                                             ------------   ------------   ------------   ------------
Gross revenue                                $          0   $  1,122,067   $  2,527,538   $  2,507,285
Equity in earnings of unconsolidated
  joint ventures                                        0            448         36,362         51,823
Profit from sale of properties
  (Note 4)                                              0              0              0              0
Interest income                                         0        459,899         41,407         22,199
Less:  Operating expenses                               0        (74,006)      (132,991)      (201,129)
       Interest expense                                 0              0              0              0
       Depreciation and amortization                    0       (117,848)      (335,444)      (343,363)
       Minority interest in loss
         (income) of consolidated
         joint venture                                  0        (20,558)       (43,323)       (43,040)
                                             ------------   ------------   ------------   ------------
Net income - GAAP basis                                 0      1,370,002      2,093,549      1,993,775
                                             ============   ============   ============   ============
Taxable income
  - from operations                                     0      1,268,799      1,983,848      1,842,653
                                             ============   ============   ============   ============
  - from gain on sale                                   0              0              0              0
                                             ============   ============   ============   ============
Cash generated from operations
  (Notes 2 and 6)                                       0      1,520,757      2,356,888      2,248,777
Cash generated from sales                               0              0              0              0
Cash generated from refinancing                         0              0              0              0
                                             ------------   ------------   ------------   ------------
Cash generated from operations, sales
  and refinancing                                       0      1,520,757      2,356,888      2,248,777
Less:  Cash distributions to investors
  (Note 7)
    - from operating cash flow                          0     (1,370,974)    (2,286,701)    (2,248,777)
    - from sale of properties                           0              0              0              0
    - from cash flow from prior period                  0              0              0        (51,606)
    - from other                                        0              0              0              0
                                             ------------   ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions                                         0        149,783         70,187        (51,606)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                24,010     24,976,000              0              0
    General partners' capital
      contributions                                 1,000              0              0         45,000
    Withdrawal of original limited
      partner                                           0            (10)             0              0
    Organization costs                                  0        (10,000)             0              0
    Syndication costs                                   0     (2,358,755)             0              0
    Lease costs                                         0              0              0        (21,660)
    Acquisition of land and buildings                   0    (15,843,161)    (2,129,325)       (47,605)
    Loan to tenant                                      0              0              0        (28,512)
    Collections on mortgage note
      receivable (Note 4)                               0              0              0              0
    Collections on note receivable                      0              0              0          9,206
    Investment in direct financing leases               0     (4,124,100)       (38,042)             0
    Investment in joint ventures                        0        (21,292)      (132,376)             0
    Investment of tenant security deposit               0        (15,000)             0              0
    Proceeds from certificate of deposit                0              0         15,000              0
    Proceeds from sale of portion of land
      for right of way purposes                         0              0              0              0
    Proceeds from sale of joint venture
      interest                                          0              0        365,000              0
    Increase in other assets                          (64)       (95,773)             0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund V, Ltd. by
      related parties                                   0       (599,934)        (4,792)             0
    Distributions to holder of minority
      interest                                          0        (23,319)       (49,169)       (29,086)
                                             ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                  24,946      2,034,439     (1,903,517)      (124,263)
                                             ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     0             61             79             73
                                             ============   ============   ============   ============
  - from recapture                                      0              0              0              0
                                             ============   ============   ============   ============
Capital gain (loss)                                     0              0              0              0
                                             ============   ============   ============   ============


                                      C-25










                                                                                                            6 Months
                                                 1992           1993             1994           1995           1996
                                            ------------   ------------     ------------  ------------    -----------
Gross revenue                               $  2,405,496      2,347,566     $  2,292,921  $  2,200,192  $  1,043,257
Equity in earnings of unconsolidated
  joint ventures                                  49,839         45,711           47,219        47,018        22,233
Profit from sale of properties
  (Note 4)                                             0              0                0         5,924           450
Interest income                                   15,127         10,650            7,564        55,785        57,786
Less:  Operating expenses                       (153,618)      (281,407)        (208,805)     (243,187)     (143,474)
       Interest expense                                0              0                0             0             0
       Depreciation and amortization            (345,847)      (345,485)        (403,147)     (397,735)     (190,442)
       Minority interest in loss
         (income) of consolidated
         joint venture                             4,434         17,859            7,277        11,823        13,108
                                            ------------   ------------     ------------  ------------   -----------
Net income - GAAP basis                        1,975,431      1,794,894        1,743,029     1,679,820       802,918
                                            ============   ============     ============  ============   ===========
Taxable income
  - from operations                            1,922,820      1,733,453        1,746,181     1,514,341       787,616
                                            ============   ============     ============  ============   ===========
  - from gain on sale                                  0              0                0         5,855           430
                                            ============   ============     ============  ============   ===========
Cash generated from operations
  (Notes 2 and 6)                              2,354,590      2,215,658        2,177,079     2,142,918     1,025,805
Cash generated from sales                              0              0                0             0             0
Cash generated from refinancing                        0              0                0             0             0
                                            ------------   ------------     ------------  ------------   -----------
Cash generated from operations, sales
  and refinancing                              2,354,590      2,215,658        2,177,079     2,142,918     1,025,805
Less:  Cash distributions to investors
  (Note 7)
    - from operating cash flow                (2,300,053)    (1,735,129)      (2,177,079)   (2,142,918)   (1,025,805)
    - from sale of properties                          0              0                0             0             0
    - from cash flow from prior period                 0              0         (122,921)     (157,082)     (124,195)
    - from other                                       0              0                0             0             0
                                            ------------   ------------     ------------  ------------   -----------
Cash generated (deficiency) after cash
  distributions                                   54,537        480,529         (122,921)     (157,082)     (124,195)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                    0              0                0             0             0
    General partners' capital
      contributions                                    0              0                0        31,500       108,200
    Withdrawal of original limited
      partner                                          0              0                0             0             0
    Organization costs                                 0              0                0             0             0
    Syndication costs                                  0              0                0             0             0
    Lease costs                                        0              0                0             0             0
    Acquisition of land and buildings                  0              0                0             0             0
    Loan to tenant                                     0              0                0             0             0
    Collections on mortgage note
      receivable (Note 4)                              0              0                0        11,409         3,270
    Collections on note receivable                19,306              0                0             0             0
    Investment in direct financing leases              0              0                0             0             0
    Investment in joint ventures                       0              0                0             0             0
    Investment of tenant security deposit              0              0                0             0             0
    Proceeds from certificate of deposit               0              0                0             0             0
    Proceeds from sale of portion of land
      for right of way purposes                        0              0                0         7,625             0
    Proceeds from sale of joint venture
      interest                                         0              0                0             0             0
    Increase in other assets                           0              0                0             0             0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund V, Ltd. by
      related parties                                  0              0                0             0             0
    Distributions to holder of minority
      interest                                   (26,731)       (10,725)               0             0             0
                                            ------------     ----------     ------------ -------------   -----------
Cash generated (deficiency) after cash
  distributions and special items                 47,112        469,804         (122,921)     (106,548)      (12,725)
                                            ============     ==========     ============  ============   ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                   76             69               69            60            31
                                            ============     ==========     ============  ============  ============
  - from recapture                                     0              0                0             0             0
                                            ============     ==========     ============  ============  ============
Capital gain (loss)                                    0              0                0             0             0
                                            ============     ==========     ============  ============  ============


                                      C-26





TABLE III - CNL INCOME FUND V, LTD. (continued)


                                               1988
                                             (Note 1)        1989         1990         1991
                                           ------------  ------------ ------------ ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0             66           83           79
  - from capital gain                                0              0            0            0
  - from investment income from prior
      period                                         0              0            0            0
  - from return of capital (Note 3)                  0              0            8           13
                                          ------------   ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 7)                                           0             66           91           92
                                          ============   ============ ============ ============
    Source (on cash basis)
    - from sales                                     0              0            0            0
    - from refinancing                               0              0            0            0
    - from operations                                0             66           91           90
    - from cash flow from prior
        period                                       0              0            0            2
                                          ------------   ------------ ------------ ------------
Total distributions on cash basis
  (Note 7)                                           0             66           91           92
                                          ============   ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception               0             66          157          249
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by
  original total acquisition cost of
  all properties in program) (Note 4)              N/A            100%         100%         100%




                                                                                                     6 Months
                                              1992             1993          1994         1995         1996
                                          ------------     ------------  ------------ ------------ ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                          78               69            69           66           32
  - from capital gain                                0                0             0            0            0
  - from investment income from prior
      period                                         0                0             2            0            0
  - from return of capital (Note 3)                 14                0            21           26           14
                                          ------------     ------------  ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 7)                                          92               69            92           92           46
                                          ============     ============  ============ ============ ============
    Source (on cash basis)
    - from sales                                     0                0             0            0            0
    - from refinancing                               0                0             0            0            0
    - from operations                               92               69            87           86           41
    - from cash flow from prior
        period                                       0                0             5            6            5
                                          ------------     ------------  ------------ ------------ ------------
Total distributions on cash basis
  (Note 7)                                          92               69            92           92           46
                                          ============     ============  ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception             341              410           502          594          640
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by
  original total acquisition cost of
  all properties in program) (Note 4)              100%             100%          100%          95%          95%

Note 1: The registration statement relating to the offering of units by CNL Income Fund V, Ltd. became effective on December 16, 1988. Activities through February 1, 1989, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund V, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: In August 1995, CNL Income Fund V, Ltd. sold one of its properties to the tenant and in connection therewith accepted a promissory note in the principal sum of $1,040,000, collateralized by a mortgage on the property. The note bears interest at a rate of 10.25% per annum and is being collected in 59 equal monthly installments of $9,319, with a balloon payment of $1,006,004 due in July 2000. In accordance with generally accepted accounting principles, the partnership recorded the sale using the installment method; therefore, the gain on sale of the property was deferred and is being recognized as income proportionately as payments under the mortgage note are collected. The partnership recognized a gain of $1,571 and $450 for financial reporting purposes for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively, and had a deferred gain of $141,641 and $141,191 at December 31, 1995 and June 30, 1996, respectively. The general partners anticipate that payments collected under the mortgage note will be reinvested in additional properties or used for other partnership purposes.

Note 5: The corporate general partner of CNL Income Fund V, Ltd. contributed $45,000, $31,500 and $108,200 during the years ended December 31, 1991 and 1995, and the six months ended June 30, 1996, respectively.

Note 6: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund V, Ltd.

Note 7: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND VI, LTD.

                                             1988
                                           (Note 1)           1989              1990           1991
                                          ------------    ------------      ------------   -----------
Gross revenue                             $          0    $     83,266    $  2,760,167    $  3,378,012
Equity in earnings of unconsolidated
  joint ventures                                     0               0          12,246          41,607
Profit (Loss) from sale of properties                0               0               0               0
Interest income                                      0         527,128         417,935          43,401
Less: Operating expenses                             0         (33,611)       (144,999)       (234,452)
      Interest expense                               0               0               0               0
      Depreciation and amortization                  0         (14,823)       (405,738)       (508,761)
      Minority interest in income of
        consolidated joint venture                   0               0         (13,116)        (17,873)
                                          ------------    ------------    ------------    ------------
Net income - GAAP basis                              0         561,960       2,626,495       2,701,934
                                          ============    ============    ============    ============
Taxable income
  - from operations                                  0         559,399       2,490,985       2,495,354
                                          ============    ============    ============    ============
  - from gain on sale (Note 4)                       0               0               0               0
                                          ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                    0         575,380       2,931,535       3,198,715
Cash generated from sales (Note 4)                   0               0               0               0
Cash generated from refinancing                      0               0               0               0
                                          ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                    0         575,380       2,931,535       3,198,715
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       0        (567,092)     (2,876,824)     (3,150,375)
    - from sale of properties                        0               0               0               0
    - from cash flow from prior period               0               0               0               0
                                          ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                      0           8,288          54,711          48,340
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                 10      33,833,625       1,166,375               0
    General partners' capital
      contributions                              1,000               0               0               0
    Withdrawal of original limited
      partner                                        0             (10)              0               0
    Organization costs                               0         (10,000)              0               0
    Syndication costs                                0      (3,105,276)       (136,045)              0
    Acquisition of land and buildings                0     (12,005,638)    (13,096,593)       (601,145)
    Investment in direct financing
      leases                                         0        (810,522)     (2,836,022)           (829)
    Investment in joint ventures                     0               0        (322,916)       (150,378)
    Proceeds from transfer of joint
      venture interest                               0               0               0          21,000
    Lease costs                                      0               0               0         (14,200)
    Loan to tenant                                   0               0        (200,920)              0
    Collections on loan to tenant                    0               0               0         200,920
    Collections on mortgage note
      receivable                                     0               0               0               0
    Decrease(increase) in other assets             (72)     (1,044,052)              0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VI, Ltd. by
      related parties                                0        (773,705)        (92,589)        (23,408)
    Distributions to holder of minority
      interest                                       0               0         (16,590)        (21,959)
                                          ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                  938      16,092,710     (15,480,589)       (541,659)
                                          ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0              32              71              71
                                          ============    ============    ============    ============
  - from recapture                                   0               0               0               0
                                          ============    ============    ============    ============
Capital gain (loss) (Note 4)                         0               0               0               0
                                          ============    ============    ============    ============


                                      C-29










                                                                                                     6 Months
                                               1992             1993         1994         1995          1996
                                           ------------    ------------  ------------ ------------ ------------
Gross revenue                              $  3,552,597    $  3,595,729  $  3,394,257 $  3,331,584 $  1,690,053
Equity in earnings of unconsolidated
  joint ventures                                 42,537          44,350        70,499       83,483       46,577
Profit (Loss) from sale of properties                 0               0       332,664       95,913            0
Interest income                                  17,257          15,548        24,933       43,352       18,848
Less: Operating expenses                       (190,190)       (163,373)     (196,287)    (182,432)    (110,303)
      Interest expense                                0               0             0            0            0
      Depreciation and amortization            (516,527)       (516,717)     (510,246)    (490,386)    (242,262)
      Minority interest in income of
        consolidated joint venture              (19,172)        (19,845)      (20,792)     (20,133)     (11,069)
                                           ------------    ------------  ------------ ------------ ------------
Net income - GAAP basis                       2,886,502       2,955,692     3,095,028    2,861,381    1,391,844
                                           ============    ============  ============ ============ ============
Taxable income
  - from operations                           2,601,278       2,732,663     2,724,815    2,566,953    1,253,001
                                           ============    ============  ============ ============ ============
  - from gain on sale (Note 4)                        0               0             0       92,999            0
                                           ============    ============  ============ ============ ============
Cash generated from operations
  (Notes 2 and 5)                             3,203,357       3,194,686     3,253,674    3,222,430    1,650,988
Cash generated from sales (Note 4)                    0               0     1,429,481      899,503            0
Cash generated from refinancing                       0               0             0            0            0
                                           ------------    ------------  ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                             3,203,357       3,194,686     4,683,155    4,121,933    1,650,988
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow               (3,150,252)     (2,382,184)   (3,150,000)  (3,150,000)  (1,575,000)
    - from sale of properties                         0               0             0            0            0
    - from cash flow from prior period                0               0             0            0            0
                                           ------------    ------------  ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                  53,105         812,502     1,533,155      971,933       75,988
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                   0               0             0            0            0
    General partners' capital
      contributions                                   0               0             0            0            0
    Withdrawal of original limited
      partner                                         0               0             0            0            0
    Organization costs                                0               0             0            0            0
    Syndication costs                                 0               0             0            0            0
    Acquisition of land and buildings           (26,500)              0      (980,904)     (25,646)           0
    Investment in direct financing
      leases                                          0               0             0     (723,237)           0
    Investment in joint ventures                 (6,171)              0      (455,146)           0     (173,650)
    Proceeds from transfer of joint
      venture interest                                0               0             0            0            0
    Lease costs                                  (4,800)         (3,600)       (1,500)      (3,300)      (3,300)
    Loan to tenant                                    0               0             0            0            0
    Collections on loan to tenant                     0               0             0            0            0
    Collections on mortgage note
      receivable                                      0               0             0        2,967        3,033
    Decrease(increase) in other assets            4,067               0             0            0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VI, Ltd. by
      related parties                                 0               0             0       (1,375)           0
    Distributions to holder of minority
      interest                                  (23,229)        (23,821)      (22,077)     (26,824)      (3,524)
                                          -------------     -----------  ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                (3,528)        785,081        73,528      194,518     (101,453)
                                          =============    ============  ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  74              77            77           73           35
                                          =============    ============  ============ ============ ============
  - from recapture                                    0               0             0            0            0
                                          =============    ============  ============ ============ ============
Capital gain (loss) (Note 4)                          0               0             0            3            0
                                          =============    ============  ============ ============ ============


                                      C-30





                TABLE III - CNL INCOME FUND VI, LTD. (continued)


                                                 1988
                                               (Note 1)           1989           1990           1991
                                             ------------     ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                              0              32              74              76
  - from capital gain                                   0               0               0               0
  - from investment income from prior
      period                                            0               0               0               0
  - from return of capital (Note 3)                     0               0               8              14
                                             ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                              0              32              82              90
                                             ============    ============    ============    ============
    Source (on cash basis)
    - from operations                                   0              32              82              90
    - from sale of partnership interests                0               0               0               0
    - from cash flow from prior period                  0               0               0               0
                                             ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 6)              0              32              82              90
                                             ============    ============    ============    ============
Total cumulative cash distributions per
  $1,000 investment from inception                      0              32             114             204
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                N/A             100%            100%            100%





                                                                                                         6 Months
                                                 1992           1993          1994           1995          1996
                                             ------------   ------------  ------------   ------------  ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                             82             68            78             78            39
  - from capital gain                                   0              0            10              3             0
  - from investment income from prior
      period                                            0              0             2              9             5
  - from return of capital (Note 3)                     8              0             0              0             1
                                             ------------   ------------  ------------   ------------  ------------
Total distributions on GAAP basis
  (Note 6)                                             90             68            90             90            45
                                             ============   ============  ============   ============  ============
    Source (on cash basis)
    - from operations                                  90             68            90             90            45
    - from sale of partnership interests                0              0             0              0             0
    - from cash flow from prior period                  0              0             0              0             0
                                             ------------   ------------  ------------   ------------  ------------
Total distributions on cash basis (Note 6)             90             68            90             90            45
                                             ============   ============  ============   ============  ============
Total cumulative cash distributions per
  $1,000 investment from inception                    294            362           452            542           587
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                100%           100%          100%           100%          100%

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund VI, Ltd. ("CNL VI") and CNL Income Fund V, Ltd. each registered for sale $25,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund V, Ltd. commenced December 16, 1988. Pursuant to the registration statement, CNL VI's offering of Units could not commence until the offering of Units of CNL Income Fund V, Ltd. was terminated. CNL Income Fund V, Ltd. terminated its offering of Units on June 7, 1989, at which time the maximum offering proceeds of $25,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund V, Ltd., CNL VI commenced its offering of Units. Activities through June 22, 1989, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund VI, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: During the year ended December 31, 1994, the partnership sold two of its properties and received net proceeds of $1,429,481. The sale of these properties was structured to qualify as like-kind exchange transactions in accordance with Section 1031 of the Internal Revenue Code. As a result, no gain or loss was recognized for federal income tax purposes. Subsequent to the sale of these properties, the partnership reinvested the sales proceeds in two additional properties. In June 1995, CNL Income Fund VI, Ltd. sold a property and received net sales proceeds of $899,503. In August 1995, the partnership reinvested $724,612 in an additional property. In addition, in January 1996, the partnership reinvested the remaining net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund VI, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND VII, LTD.




                                                1989
                                              (Note 1)        1990           1991           1992
                                             ------------  ------------   ------------   ------------
Gross revenue                             $          0     $  1,107,671   $  2,922,456   $  2,827,336
Equity in earnings of unconsolidated
  joint ventures                                     0           21,785         57,994        115,763
Profit (Loss) from sale of properties
  (Note 6)                                           0                0              0        110,344
Interest income                                      0          352,475         87,982         33,395
Less: Operating expenses                             0          (71,687)      (151,806)      (149,202)
      Interest expense                               0                0              0              0
      Depreciation and amortization                  0         (171,276)      (369,363)      (365,245)
      Other (Note 7)                                 0                0              0              0
      Minority interest in income of
        consolidated joint venture                   0           (8,113)       (18,999)       (19,338)
                                          ------------     ------------   ------------   ------------
Net income - GAAP basis                              0        1,230,855      2,528,264      2,553,053
                                          ============     ============   ============   ============
Taxable income
  - from operations                                  0        1,187,723      2,395,751      2,286,276
                                          ============     ============   ============   ============
  - from gain on sale (Notes 4 and 5)                0                0              0         65,924
                                          ============     ============   ============   ============
Cash generated from operations
  (Notes 2 and 8)                                    0        1,387,548      2,767,626      2,683,316
Cash generated from sales (Notes 4
  and 5)                                             0                0              0        700,000
Cash generated from refinancing                      0                0              0              0
                                          ------------     ------------   ------------   ------------
Cash generated from operations, sales
  and refinancing                                    0        1,387,548      2,767,626      3,383,316
Less: Cash distributions to investors
  (Note 9)
    - from operating cash flow                       0       (1,255,979)    (2,640,400)    (2,683,316)
    - from sale of properties                        0                0              0              0
    - from cash flow from prior period               0                0              0        (16,688)
                                          ------------     ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions                                      0          131,569        127,226        683,312
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0       30,000,000              0              0
    General partners' capital
      contributions                              1,000                0              0              0
    Organization costs                               0          (10,000)             0              0
    Syndication costs                                0       (2,695,286)           445              0
    Acquisition of land and buildings                0      (18,596,877)    (1,219,126)      (284,264)
    Collections on mortgage notes
      receivable (Note 6)                            0                0              0              0
    Investment in direct financing leases            0       (4,758,884)             0       (338,216)
    Investment in joint ventures                     0         (365,168)    (1,115,881)       (53,542)
    Return of capital from joint ventures            0                0              0              0
    Increase in other assets                       (76)        (244,822)             0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VII, Ltd. by
      related parties                                0         (853,348)        (8,665)          (117)
    Distributions to holder of minority
      interest                                       0           (8,246)       (18,940)       (19,221)
    Other                                            0                0          1,522              0
                                          ------------     ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                  924        2,598,938     (2,233,419)       (12,048)
                                          ============     ============   ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                  0               51             79             75
                                          ============     ============   ============   ============
  - from recapture                                   0                0              0              0
                                          ============     ============   ============   ============
Capital gain (loss) (Notes 4 and 5)                  0                0              0              2
                                          ============     ============   ============   ============



                                                                                          6 Months
                                                1993           1994           1995           1996
                                            ------------   ------------   ------------   ------------
Gross revenue                               $  2,837,025   $  2,764,901   $  2,502,152   $  1,289,907
Equity in earnings of unconsolidated
  joint ventures                                 115,908        142,974        154,937         77,124
Profit (Loss) from sale of properties
  (Note 6)                                             0         77,379         (5,135)           407
Interest income                                   19,348         28,254         78,522         82,046
Less: Operating expenses                        (157,425)      (139,845)      (225,784)       (98,418)
      Interest expense                                 0              0              0              0
      Depreciation and amortization             (362,070)      (351,565)      (329,350)      (164,088)
      Other (Note 7)                                   0              0       (174,466)             0
      Minority interest in income of
        consolidated joint venture               (18,876)       (18,798)       (18,728)        (9,310)
                                            ------------   ------------   ------------   ------------
Net income - GAAP basis                        2,433,910      2,503,300      1,982,148      1,177,668
                                            ============   ============   ============   ============
Taxable income
  - from operations                            2,269,497      2,283,272      2,171,377        866,741
                                            ============   ============   ============   ============
  - from gain on sale (Notes 4 and 5)                  0         45,612       (179,648)           309
                                            ============   ============   ============   ============
Cash generated from operations
  (Notes 2 and 8)                              2,661,182      2,734,382      2,484,538      1,346,104
Cash generated from sales (Notes 4
  and 5)                                               0        869,036              0              0
Cash generated from refinancing                        0              0              0              0
                                            ------------   ------------   ------------   ------------
Cash generated from operations, sales
  and refinancing                              2,661,182      3,603,418      2,484,538      1,346,104
Less: Cash distributions to investors
  (Note 9)
    - from operating cash flow                (2,046,235)    (2,700,002)    (2,484,538)    (1,346,104)
    - from sale of properties                          0              0              0              0
    - from cash flow from prior period                 0              0       (275,464)        (3,896)
                                            ------------   ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions                                  614,947        903,416       (275,464)        (3,896)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                    0              0              0              0
    General partners' capital
      contributions                                    0              0              0              0
    Organization costs                                 0              0              0              0
    Syndication costs                                  0              0              0              0
    Acquisition of land and buildings             (4,678)      (397,536)             0              0
    Collections on mortgage notes
      receivable (Note 6)                              0              0         12,725          4,298
    Investment in direct financing leases              0              0              0              0
    Investment in joint ventures                     (48)      (425,887)             0              0
    Return of capital from joint ventures              0              0              0              0
    Increase in other assets                           0              0              0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VII, Ltd. by
      related parties                                  0              0              0              0
    Distributions to holder of minority
      interest                                   (19,092)       (20,464)       (17,240)        (9,823)
    Other                                              0              0              0              0
                                            ------------   ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                591,129         59,529       (279,979)        (9,421)
                                            ============   ============   ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                   75             75             72             29
                                            ============   ============   ============   ============
  - from recapture                                     0              0              0              0
                                            ============   ============   ============   ============
Capital gain (loss) (Notes 4 and 5)                    0              2             (6)             0
                                            ============   ============   ============   ============



                                              1989                                                         6 Months
                                             (Note 1)     1990     1991     1992    1993    1994    1995    1996
                                           ------------  ------   ------   ------  ------  ------  ------  ------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                         0        52       83       81      68      80      65     39
  - from capital gain                              0         0        0        4       0       3       0      0
  - from investment income from
      prior period                                 0         0        0        0       0       7       5      0
  - from return of capital (Note 3)                0         2        5        5       0       0      22      6
                                           ------------  ------   ------   ------  ------  ------  ------  ------
Total distributions on GAAP basis
  (Note 9)                                         0        54       88       90      68      90      92     45
                                           ============  ======   ======   ======  ======  ======  ======  ======
    Source (on cash basis)
    - from sales                                   0         0        0        0       0       0       0      0
    - from refinancing                             0         0        0        0       0       0       0      0
    - from operations                              0        54       88       89      68      90      83     45
    - from cash flow from prior period             0         0        0        1       0       0       9      0
                                           ------------  ------   ------   ------  ------  ------  ------  ------
Total distributions on cash basis
 (Note 9)                                          0        54       88       90      68      90      92     45
                                           ============  ======   ======   ======  ======  ======  ======  ======
Total cumulative cash distributions
  per $1,000 investment from inception             0        54      142      232     300     390     482    527
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4, 5 and 6)                 N/A       100%     100%     100%    100%    100%     94%    94%



Note 1: The registration statement relating to the offering of units by CNL Income Fund VII, Ltd. became effective on January 30, 1990. Activities through March 8, 1990, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund VII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: On May 19, 1992, one of the partnership's properties was taken by the State Department of Transportation as a result of condemnation proceedings, and the partnership received condemnation proceeds of $700,000. Since this property was held by the partnership for less than two years and was involuntarily taken in condemnation proceedings, the partnership has elected to defer a portion of the gain from the sale for tax purposes and reinvest a majority of the proceeds in other restaurant properties.

Note 5: In May 1994, the partnership sold one of its properties and received net sales proceeds of $869,036. Subsequent to the sale of this property, the partnership used the net sales proceeds to reinvest in two additional properties or for other partnership purposes.

Note 6: In August 1995, CNL Income Fund VII, Ltd. sold one of its properties to the tenant and in connection therewith accepted a promissory note in the principal sum of $1,160,000, collateralized by a mortgage on the property. The note bears interest at a rate of 10.25% per annum and is being collected in 59 equal monthly installments of $10,395, with a balloon payment of $1,106,657 due in July 2000. In accordance with generally accepted accounting principles, the partnership recorded the sale using the installment method; therefore, the gain on sale of the property was deferred and is being recognized as income proportionately as payments under the mortgage note are being collected. The partnership recognized a gain of $1,421 and $407 for financial reporting purposes for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively, and had a deferred gain of $128,065 and $127,658 at December 31, 1995 and June 30, 1996, respectively. The general partners anticipate that payments collected under the mortgage note will be reinvested in additional properties or used for other partnership purposes. In addition, in December 1995, CNL Income Fund VII, Ltd. sold one of its properties to the subtenant of the property and in connection therewith accepted a promissory note in the principal sum of $240,000, collateralized by a mortgage on the property. The note bears interest at a rate of 10% per annum and is being collected in 119 equal installments of $2,106, with a balloon payment of $218,252 due December 2005. Proceeds received from payments collected under the mortgage note are expected to be distributed to the limited partners or used for other partnership purposes.

Note 7: During the year ended December 31, 1995, the building located on one of the partnership's properties was demolished. As a result, the undepreciated cost of the building was charged to income for financial reporting purposes.

Note 8: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund VII, Ltd.

Note 9: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

                              TABLE III
                 Operating Results of Prior Programs
                      CNL INCOME FUND VIII, LTD.



                                                 1989
                                               (Note 1)          1990             1991             1992
                                             ------------    ------------     ------------     ------------
Gross revenue                             $          0       $    262,113     $  2,719,978     $  3,346,555
Equity in earnings of unconsolidated
  joint ventures                                     0                  0          103,195          241,148
Profit (Loss) from sale of properties                0                  0            7,047                0
Interest income                                      0             40,345          321,312           33,477
Less: Operating expenses                             0            (18,274)        (151,188)        (156,144)
      Interest expense                               0                  0                0                0
      Depreciation and amortization                  0            (42,458)        (182,535)        (226,377)
      Minority interest in income of
        consolidated joint venture                   0                  0          (10,168)         (14,362)
                                          ------------       ------------     ------------     ------------
Net income - GAAP basis                              0            241,726        2,807,641        3,224,297
                                          ============       ============     ============     ============
Taxable income
  - from operations                                  0            238,870        2,470,765        2,750,886
                                          ============       ============     ============     ============
  - from gain (loss) on sale                         0                  0            6,517                0
                                          ============       ============     ============     ============
Cash generated from operations
  (Notes 2 and 7)                                    0            280,920        2,842,932        3,219,203
Cash generated from sales (Notes 4
  and 5)                                             0                  0          347,987                0
Cash generated from refinancing                      0                  0                0                0
                                          ------------       ------------     ------------     ------------
Cash generated from operations, sales
  and refinancing                                    0            280,920        3,190,919        3,219,203
Less: Cash distributions to investors
  (Note 8)
    - from operating cash flow                       0           (266,364)      (2,573,695)      (3,127,143)
    - from sale of properties                        0                  0                0                0
    - from cash flow from prior period               0                  0                0                0
    - from other                                     0                  0                0                0
                                          ------------       ------------     ------------     ------------
Cash generated (deficiency) after cash
  distributions and special items                    0             14,556          617,224           92,060
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0         21,343,892       13,656,108                0
    General partners' capital
      contributions                              1,000                  0                0                0
    Organization costs                               0            (10,000)               0                0
    Syndication costs                                0         (1,880,317)      (1,165,045)               0
    Acquisition of land and buildings                0        (11,468,731)      (3,899,575)      (1,119,387)
    Collections on mortgage notes
      receivable (Note 6)                            0                  0                0                0
    Investment in direct financing
      leases                                         0         (2,053,171)      (9,101,514)          (1,344)
    Investment in joint ventures                     0                  0       (3,008,634)             (13)
    Return of capital from joint
      ventures                                       0                  0                0                0
    Increase in other assets                       (76)          (380,641)               0                0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VIII, Ltd. by
      related parties                                0         (1,018,263)         (69,490)          (3,072)
    Distributions to holder of minority
      interest                                       0                  0           (9,074)         (12,594)
                                          ------------       ------------     ------------     ------------
Cash generated (deficiency) after cash
  distributions and special items                  924          4,547,325       (2,980,000)      (1,044,350)
                                          ============       ============     ============     ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0                 20               73               78
                                          ============       ============     ============     ============
  - from recapture                                   0                  0                0                0
                                          ============       ============     ============     ============
Capital gain (loss)                                  0                  0                0                0
                                          ============       ============     ============     ============




                                      C-37







                                                                                             6 Months
                                                1993           1994             1995           1996
                                             ------------   ------------    ------------   ------------
Gross revenue                                $  3,418,241   $  3,406,108    $  3,368,201   $  1,625,419
Equity in earnings of unconsolidated
  joint ventures                                  246,027        245,933         244,933        123,702
Profit (Loss) from sale of properties                   0              0          59,926              0
Interest income                                    24,283         32,273          68,145         46,002
Less: Operating expenses                         (157,387)      (142,979)       (172,732)      (100,950)
      Interest expense                                  0              0               0              0
      Depreciation and amortization              (209,123)      (218,961)       (217,576)      (104,485)
      Minority interest in income of
        consolidated joint venture                (14,247)       (14,107)        (14,142)        (6,943)
                                             ------------   ------------    ------------   ------------
Net income - GAAP basis                         3,307,794      3,308,267       3,336,755      1,582,745
                                             ============   ============    ============   ============
Taxable income
  - from operations                             2,718,665      2,890,736       3,096,286      1,410,301
                                             ============   ============    ============   ============
  - from gain (loss) on sale                            0              0        (101,622)             0
                                             ============   ============    ============   ============
Cash generated from operations
  (Notes 2 and 7)                               3,201,761      3,412,889       3,263,685      1,720,991
Cash generated from sales (Notes 4
  and 5)                                                0              0       1,184,865              0
Cash generated from refinancing                         0              0               0              0
                                             ------------   ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                               3,201,761      3,412,889       4,448,550      1,720,991
Less: Cash distributions to investors
  (Note 8)
    - from operating cash flow                 (2,384,934)    (3,150,000)     (3,263,685)    (1,720,991)
    - from sale of properties                           0              0               0              0
    - from cash flow from prior period                  0              0         (43,817)       (29,009)
    - from other                                        0              0               0              0
                                             ------------   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                 816,827        262,889       1,141,048        (29,009)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                     0              0               0              0
    General partners' capital
      contributions                                     0              0               0              0
    Organization costs                                  0              0               0              0
    Syndication costs                                   0              0               0              0
    Acquisition of land and buildings                   0              0        (397,291)        (1,135)
    Collections on mortgage notes
      receivable (Note 6)                               0              0               0          1,247
    Investment in direct financing
      leases                                     (136,464)             0        (550,911)        (1,326)
    Investment in joint ventures                        0              0               0       (235,611)
    Return of capital from joint
      ventures                                        495              0               0              0
    Increase in other assets                            0              0               0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VIII, Ltd. by
      related parties                              (1,925)             0               0              0
    Distributions to holder of minority
      interest                                    (12,614)       (13,562)        (11,526)        (6,747)
                                              -----------   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                 666,319        249,327         181,320       (272,581)
                                              ===========   ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                    77             82              88             40
                                              ===========   ============    ============   ============
  - from recapture                                      0              0               0              0
                                              ===========   ============    ============   ============
Capital gain (loss)                                     0              0              (3)             0
                                              ===========   ============    ============   ============




                                              1989                                                          6 Months
                                            (Note 1)      1990     1991     1992    1993    1994    1995     1996
                                          ------------   ------   ------   ------  ------  ------  ------   ------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0      20       76       89      68      90      93       45
  - from capital gain                                0       0        0        0       0       0       2        0
  - from investment income from prior
      period                                         0       0        0        0       0       0       0        5
  - from return of capital (Note 3)                  0       2        0        0       0       0       0        0
                                          ------------   ------   ------   ------  ------  ------  ------   ------
Total distributions on GAAP basis
  (Note 8)                                           0      22       76       89      68      90      95       50
                                          ============   ======   ======   ======  ======  ======  ======   ======
    Source (on cash basis)
    - from sales                                     0       0        0        0       0       0       0        0
    - from refinancing                               0       0        0        0       0       0       0        0
    - from operations                                0      22       76       89      68      90      93       49
    - from cash flow from prior period               0       0        0        0       0       0       2        1
    - from other                                     0       0        0        0       0       0       0        0
                                          ------------   ------   ------   ------  ------  ------  ------   ------
Total distributions on cash basis
  (Note 8)                                           0      22       76       89      68      90      95       50
                                          ============   ======   ======   ======  ======  ======  ======   ======
Total cumulative cash distributions
  per $1,000 investment from inception               0      22       98      187     255     345     440      490
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4, 5 and 6)                   N/A     100%     100%     100%    100%    100%     98%      99%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund VIII, Ltd. ("CNL VIII") and CNL Income Fund VII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund VII, Ltd. commenced January 30, 1990. Pursuant to the registration statement, CNL VIII's offering of Units could not commence until the offering of Units of CNL Income Fund VII, Ltd. was terminated. CNL Income Fund VII, Ltd. terminated its offering of Units on August 1, 1990, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund VII, Ltd., CNL VIII commenced its offering of Units. Activities through August 22, 1990, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund VIII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: During 1991, two properties ceased operations and were sold to third parties. The net proceeds from the sales were $347,987. The partnership used the proceeds to renovate one restaurant property and to make certain additions or improvements to other restaurant properties.

Note 5: In July 1995, CNL Income Fund VIII, Ltd. sold one of its properties and received net sales proceeds of $1,184,865. In September 1995, the partnership reinvested $950,663 of the net sales proceeds in an additional property. In May 1996, CNL Income Fund VIII, Ltd. reinvested the remaining net sales proceeds of $235,611 in Middleburg Joint Venture.

Note 6: In December 1995, CNL Income Fund VIII, Ltd. sold two of its properties to the subtenant of the properties and in connection therewith accepted two promissory notes in the principal sums totalling $460,000, collateralized by mortgages on the properties. The notes bear interest at a rate of 10% per annum and are being collected in 119 equal installments totalling $4,037, with balloon payments totalling $418,576 due December 2005. Proceeds received from payments collected under the mortgage notes are expected to be distributed to the limited partners or used for other partnership purposes.

Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund VIII, Ltd.

Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

                              TABLE III
                 Operating Results of Prior Programs
                       CNL INCOME FUND IX, LTD.



                                             1990
                                           (Note 1)          1991           1992            1993
                                          ------------   ------------   ------------   ------------
Gross revenue                             $          0   $    787,718   $  2,957,084   $  3,010,717
Equity in earnings of joint ventures                 0         52,325        389,625        470,094
Profit from sale of properties                       0              0              0              0
Interest income                                      0        423,913         72,644         23,218
Less: Operating expenses                             0        (56,243)      (158,885)      (167,115)
      Interest expense                               0              0              0              0
      Depreciation and amortization                  0        (77,647)      (220,070)      (220,052)
                                          ------------   ------------   ------------   ------------
Net income - GAAP basis                              0      1,130,066      3,040,398      3,116,862
                                          ============   ============   ============   ============
Taxable income
  - from operations                                  0      1,136,231      2,682,360      2,587,955
                                          ============   ============   ============   ============
  - from gain on sale                                0              0              0              0
                                          ============   ============   ============   ============
Cash generated from operations
  (Notes 2 and 3)                                    0      1,272,953      3,142,564      3,029,295
Cash generated from sales                            0              0              0              0
Cash generated from refinancing                      0              0              0              0
                                          ------------   ------------   ------------   ------------
Cash generated from operations, sales
  and refinancing                                    0      1,272,953      3,142,564      3,029,295
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                       0     (1,119,489)    (2,880,517)    (2,383,067)
    - from sale of properties                        0              0              0              0
    - from cash flow from prior period               0              0              0              0
                                          ------------   ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions                                      0        153,464        262,047        646,228
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0     35,000,000              0              0
    General partners' capital
      contributions                              1,000              0              0              0
    Organization costs                               0        (10,000)             0              0
    Syndication costs                                0     (3,261,772)             0              0
    Acquisition costs paid by the
      partnership on behalf of
      related parties                                0        (12,942)             0              0
    Reimbursement of acquisition costs
      paid by the partnership on behalf
      of related parties                             0              0         12,942              0
    Acquisition of land and buildings                0    (14,265,241)    (1,137,138)             0
    Investment in direct financing
      leases                                         0     (8,680,844)       (79,493)       (30,493)
    Investment in joint venture                      0     (2,768,296)    (3,387,844)             0
    Return of capital from joint
      ventures                                       0              0              0            655
    Increase in other assets                       (78)      (285,383)             0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund IX, Ltd. by
      related parties                                0     (1,038,645)       (13,269)             0
                                          ------------   ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                  922      4,830,341     (4,342,755)       616,390
                                          ============   ============   ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0             44             76             73
                                          ============   ============   ============   ============
  - from recapture                                   0              0              0              0
                                          ============   ============   ============   ============
Capital gain (loss)                                  0              0              0              0
                                          ============   ============   ============   ============




                                      C-41






                                                                            6 Months
                                                1994          1995            1996
                                            ------------   ------------  ------------
Gross revenue                               $  2,879,282   $  2,917,144  $  1,419,048
Equity in earnings of joint ventures             456,154        453,794       221,647
Profit from sale of properties                         0              0             0
Interest income                                   26,958         57,209        18,918
Less: Operating expenses                        (125,815)      (186,693)     (111,930)
      Interest expense                                 0              0             0
      Depreciation and amortization             (232,996)      (253,483)     (126,298)
                                            ------------   ------------  ------------
Net income - GAAP basis                        3,003,583      2,987,971     1,421,385
                                            ============   ============  ============
Taxable income
  - from operations                            2,818,525      2,581,931     1,295,368
                                            ============   ============  ============
  - from gain on sale                                  0              0             0
                                            ============   ============  ============
Cash generated from operations
  (Notes 2 and 3)                              3,214,214      3,098,276     1,677,530
Cash generated from sales                              0              0             0
Cash generated from refinancing                        0              0             0
                                            ------------   ------------  ------------
Cash generated from operations, sales
  and refinancing                              3,214,214      3,098,276     1,677,530
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                (3,150,002)    (3,098,276)   (1,610,001)
    - from sale of properties                          0              0             0
    - from cash flow from prior period                 0        (51,728)            0
                                            ------------   ------------  ------------
Cash generated (deficiency) after cash
  distributions                                   64,212        (51,728)       67,529
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                    0              0             0
    General partners' capital
      contributions                                    0              0             0
    Organization costs                                 0              0             0
    Syndication costs                                  0              0             0
    Acquisition costs paid by the
      partnership on behalf of
      related parties                                  0              0             0
    Reimbursement of acquisition costs
      paid by the partnership on behalf
      of related parties                               0              0             0
    Acquisition of land and buildings                  0              0             0
    Investment in direct financing
      leases                                           0              0             0
    Investment in joint venture                        0              0             0
    Return of capital from joint
      ventures                                         0              0             0
    Increase in other assets                           0              0             0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund IX, Ltd. by
      related parties                                  0              0             0
                                            ------------   ------------  ------------
Cash generated (deficiency) after cash
  distributions and special items                 64,212        (51,728)       67,529
                                            ============   ============  ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                   80             73            37
                                            ============   ============  ============
  - from recapture                                     0              0             0
                                            ============   ============  ============
Capital gain (loss)                                    0              0             0
                                            ============   ============  ============




                                                1990                                                                    6 Months
                                              (Note 1)         1991         1992        1993       1994      1995         1996
                                             ------------   ----------   ---------   ---------  --------   ---------   ----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0           44          82         68          85        85           40
  - from capital gain  0                             0            0           0                      0         0            0
  - from investment income from
      prior period                                   0            0           0          0           5         5            6
                                             ------------   ----------   ---------   ---------  --------   ---------   ----------
Total distributions on GAAP basis
  (Note 4)                                           0           44          82         68          90        90           46
                                             ============   ==========   =========   =========  ========   =========   ==========
    Source (on cash basis)
    - from sales                                     0            0           0          0           0         0            0
    - from refinancing 0                             0            0           0                      0         0            0
    - from operations                                0           44          82         68          90        89           46
    - from cash flow from prior period               0            0           0          0           0         1            0
                                             ------------   ----------   ---------   ---------  --------   ---------   ----------
Total distributions on cash basis
  (Note 4)                                           0           44          82         68          90        90           46
                                             ============   ==========   =========   =========  ========   =========   ==========
Total cumulative cash distributions
  per $1,000 investment from inception               0           44         126        194         284       374          420
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
    in program)                                    N/A          100%        100%       100%        100%      100%         100%



Note 1: The registration statement relating to the offering of Units by CNL Income Fund IX, Ltd. became effective on March 20, 1991. Activities through April 11, 1991, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund IX, Ltd.

Note 4: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND X, LTD.

                                                 1990
                                               (Note 1)      1991         1992         1993
                                             ------------ ------------ ------------ --------
Gross revenue                             $          0 $     80,723 $  2,985,620 $  3,729,533
Equity in earnings of unconsolidated
  joint venture                                      0            0      184,425      273,564
Profit from sale of properties                       0            0            0            0
Interest income                                      0       77,424      149,051       35,072
Less: Operating expenses                             0       (7,078)    (147,094)    (178,294)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0       (5,603)    (261,058)    (215,143)
      Minority interest in income of
        consolidated joint venture                   0            0       (4,902)      (8,159)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0      145,466    2,906,042    3,636,573
                                          ============ ============ ============ ============
Taxable income

  - from operations                                  0      187,164    2,652,037    2,936,325
                                          ============ ============ ============ ============
  - from gain on sale                                0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 5)                                    0      201,406    3,101,618    3,460,906
Cash generated from sales (Note 4)                   0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0      201,406    3,101,618    3,460,906
Less: Cash distributions to investors
  (Note 6)

    - from operating cash flow                       0     (163,012)  (2,760,446)  (2,659,655)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash

  distributions                                      0       38,394      341,172      801,251
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0   19,972,663   20,027,337            0
    General partners' capital
      contributions                              1,000            0            0            0
    Organization costs                               0      (10,000)           0            0
    Syndication costs                                0   (1,942,339)  (1,880,824)           0
    Acquisition of land and buildings                0   (7,317,942) (12,095,378)        (316)
    Investment in direct financing
      leases                                         0   (3,024,796)  (8,018,153)     (46,364)
    Investment in joint ventures                     0            0   (3,687,069)           0
    Return of capital from joint
      ventures                                       0            0            0            0
    Deposit received for sale of land
      and building                                   0            0            0            0
    Increase in other assets                       (78)    (482,466)           0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                0     (815,938)    (313,196)        (544)
    Distributions to holder of minority
      interest                                       0            0       (5,729)      (5,543)
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                  922    6,417,576   (5,631,840)     748,484
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                  0           17           70           73
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss)                                  0            0            0            0
                                          ============ ============ ============ ============






                                                                               6 Months
                                           1994                    1995          1996
                                        ------------          ------------  ------------
Gross revenue                          $  3,710,792           $  3,544,446  $  1,763,069
Equity in earnings of unconsolidated
  joint venture                            271,512                 267,799       134,133
Profit from sale of properties                   0                  67,214             0
Interest income                             46,456                  72,600        30,695
Less: Operating expenses                  (138,507)               (189,230)     (116,253)
      Interest expense                           0                       0             0
      Depreciation and amortization       (208,941)               (201,696)      (95,126)
      Minority interest in income of
        consolidated joint venture          (8,471)                 (9,066)       (3,986)
                                       ------------            ------------  ------------
Net income - GAAP basis                  3,672,841               3,552,067     1,712,532
                                       ============            ============  ============
Taxable income

  - from operations                      3,212,304               2,956,800     1,447,328
                                       ============            ============  ============
  - from gain on sale                            0                  50,819             0
                                       ============            ============  ============
Cash generated from operations
  (Notes 2 and 5)                        3,785,493                3,527,362     1,822,546
Cash generated from sales (Note 4)               0                1,057,386             0
Cash generated from refinancing                  0                        0             0
                                        ------------            ------------  ------------
Cash generated from operations, sales    3,785,493                4,584,748     1,822,546
  and refinancing
Less: Cash distributions to investors
  (Note 6)

    - from operating cash flow          (3,500,017)              (3,527,362)   (1,822,546)
    - from sale of properties                    0                        0             0
    - from cash flow from prior period
                                                 0                 (172,641)      (17,454)
                                        ------------            ------------  ------------
Cash generated (deficiency) after cash
  distributions                            285,476                  884,745       (17,454)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                              0                        0             0
    General partners' capital
      contributions                              0                        0             0
    Organization costs                           0                        0             0
    Syndication costs                            0                        0             0
    Acquisition of land and buildings            0                 (359,506)         (978)
    Investment in direct financing
      leases                                     0                 (566,097)       (1,542)
    Investment in joint ventures                 0                        0      (129,503)
    Return of capital from joint
      ventures                                   0                        0             0
    Deposit received for sale of land
      and building                               0                   69,000             0
    Increase in other assets                     0                        0             0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                           0                        0             0
    Distributions to holder of minority
      interest                             (7,909)                  (7,998)       (3,677)
                                        ----------            ------------  ------------
Cash generated (deficiency) after cash
  distributions and special items         277,567                   20,144      (153,154)
                                        ==========            ============  ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                           80                       73            36
                                      ===========            ============  ============
  - from recapture                             0                        0             0
                                      ===========            ============  ============
Capital gain (loss)                            0                        1             0
                                      ===========            ============  ============

                                                 1990
                                               (Note 1)                1991         1992         1993
                                             ------------          ------------ ------------ --------


Cash distributions to investors
  Source (on GAAP basis)

  - from investment income                           0                   13           73           66
  - from capital gain                                0                    0            0            0
  - from investment income from
      prior period                                   0                    0            0            0
  - from return of capital (Note 3)                  0                    2            0            0
                                          ------------            ------------ ------------ ----------

Total distributions on GAAP basis
  (Note 6)                                           0                   15           73           66
                                          ============            ============ ============ ==========
    Source (on cash basis)
    - from sales                                     0                    0            0            0
    - from refinancing                               0                    0            0            0
    - from operations                                0                   15           73           66
    - from cash flow from prior
        period                                       0                    0            0            0
                                          ------------            ------------ ------------ ----------
Total distributions on cash basis
  (Note 6)                                           0                   15           73           66
                                          ============            ============ ============ ==========
Total cumulative cash distributions
  per $1,000 investment from inception               0                   15           88          154
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                            N/A                  100%         100%         100%



                                                                         6 Months
                                             1994             1995          1996
                                          ---------         ---------   ----------

Cash distributions to investors
  Source (on GAAP basis)

  - from investment income                       88                87           42
  - from capital gain                             0                 2            0
  - from investment income from
      prior period                                0                 4            4
  - from return of capital (Note 3)               0                 0            0
                                             -------          --------      -------

Total distributions on GAAP basis
  (Note 6)                                        88                93           46
                                             =======          =========      =======
    Source (on cash basis)
    - from sales                                   0                 0            0
    - from refinancing                             0                 0            0
    - from operations                             88                88           46
    - from cash flow from prior
        period                                     0                 5            0
                                             -------           --------      -------
Total distributions on cash basis
  (Note 6)                                        88                 93           46
                                             =======           ========      =======
Total cumulative cash distributions
  per $1,000 investment from inception           242                335          381
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                          100%                99%         100%

                                      C-48




Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund X, Ltd. ("CNL X") and CNL Income Fund IX, Ltd. each registered for sale $35,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund IX, Ltd. commenced March 20, 1991. Pursuant to the registration statement, CNL X's offering of Units could not commence until the offering of Units of CNL Income Fund IX, Ltd. was terminated. CNL Income Fund IX, Ltd. terminated its offering of Units on September 6, 1991, at which time the maximum offering proceeds of $35,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund IX, Ltd., CNL X commenced its offering of Units. Activities through September 24, 1991, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund X, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: In August 1995, CNL Income Fund X, Ltd. sold one of its properties and received net sales proceeds of $1,050,186. In September 1995, the partnership reinvested $928,122 in an additional property. In addition, in January 1996, the partnership reinvested the remaining net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund X, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

                             TABLE III

                 Operating Results of Prior Programs
                       CNL INCOME FUND XI, LTD.


                                             1991
                                            (Note 1)       1992         1993         1994
                                          ------------ ------------ ------------ ------------
Gross revenue                             $          0 $  1,269,086 $  3,831,648 $  3,852,107
Equity in earnings of unconsolidated
  joint ventures                                     0       33,367      121,059      119,370
Profit from sale of properties                       0            0            0            0
Interest income                                      0      150,535       24,258       30,894
Less: Operating expenses                             0      (63,390)    (206,987)    (179,717)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0     (180,631)    (469,127)    (481,226)
      Minority interests in income of
        consolidated joint ventures                  0      (23,529)     (68,399)     (68,936)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0    1,185,438    3,232,452    3,272,492
                                          ============ ============ ============ ============
Taxable income

  - from operations                                  0    1,295,104    2,855,026    2,947,445
                                          ============ ============ ============ ============
  - from gain on sale                                0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 4)                                    0    1,495,225    3,355,586    3,497,941
Cash generated from sales                            0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0    1,495,225    3,355,586    3,497,941
Less: Cash distributions to investors
  (Note 5)

    - from operating cash flow                       0   (1,205,030)  (2,495,002)  (3,400,001)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                      0      290,195      860,584       97,940
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0   40,000,000            0            0
    General partners' capital
      contributions                              1,000            0            0            0
    Minority interests' capital
      contributions                                  0      426,367            0            0
    Organization costs                               0      (10,000)           0            0
    Syndication costs                                0   (3,922,875)           0            0
    Acquisition of land and buildings                0  (26,428,556)    (276,157)           0
    Investment in direct financing
      leases                                         0   (6,716,561)    (276,206)           0
    Investment in joint ventures                     0   (1,658,925)        (772)           0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                0   (1,011,487)        (900)           0
    Increase in other assets                         0     (122,024)           0            0
    Distributions to holders of minority
      interests                                      0      (17,467)     (51,562)     (57,641)
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                1,000      828,667      254,987       40,299
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER

  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                  0           45           71           73
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss)                                  0            0            0            0
                                          ============ ============ ============ ============


                                                                   6 Months
                                             1995                    1996
                                         ------------            ----------

Gross revenue                            $  3,820,990            $  1,905,317
Equity in earnings of unconsolidated
  joint ventures                             118,384                   56,598
Profit from sale of properties                     0                        0
Interest income                               51,192                   24,214
Less: Operating expenses                    (237,126)                (148,842)
      Interest expense                             0                        0
      Depreciation and amortization         (481,226)                (240,613)
      Minority interests in income of
        consolidated joint ventures          (70,038)                 (34,437)
                                        ------------              ------------
Net income - GAAP basis                    3,202,176                1,562,237
                                        ============              ============
Taxable income

  - from operations                         2,985,221               1,414,282
                                         ============            ============
  - from gain on sale                               0                       0
                                         ============            ============
Cash generated from operations
    (Notes 2 and 4)                                 0                       0
                                         ============            ============
Cash generated from sales                   3,652,185               1,811,310
Cash generated from refinancing                     0                       0
                                         ------------            ------------
Cash generated from operations, sales
  and refinancing                           3,652,185               1,811,310
Less: Cash distributions to investors
  (Note 5)

    - from operating cash flow             (3,500,023)             (1,790,012)
    - from sale of properties                       0                       0
    - from cash flow from prior period              0                       0
                                         ------------            ------------
Cash generated (deficiency) after cash
  distributions                               152,162                  21,298
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                 0                       0
    General partners' capital
      contributions                                 0                       0
    Minority interests' capital
      contributions                                 0                       0
    Organization costs                              0                       0
    Syndication costs                               0                       0
    Acquisition of land and buildings               0                       0
    Investment in direct financing
      leases                                        0                       0
    Investment in joint ventures                    0                       0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                               0                       0
    Increase in other assets                        0                       0
    Distributions to holders of minority
      interests                               (54,227)                (27,839)
                                          ------------            ------------
Cash generated (deficiency) after cash
  distributions and special items               97,935                 (6,541)
                                          ============            ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                74                      35
                                         ============            ============
  - from recapture                                  0                       0
                                         ============            ============
Capital gain (loss)                                 0                       0
                                         ============            ============


                                                 1991
                                               (Note 1)        1992         1993         1994
                                             ------------ ------------ ------------ ---------
Cash distributions to investors
  Source (on GAAP basis)

  - from investment income                           0           41           62           81
  - from capital gain                                0            0            0            0
  - from investment income from
      prior period                                   0            0            0            4
  - from return of capital (Note 3)                  0            1            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 5)                                           0           42           62           85
                                          ============ ============ ============ ============
    Source (on cash basis)
    - from sales                                     0            0            0            0
    - from refinancing                               0            0            0            0
    - from operations                                0           42           62           85
    - from cash flow from prior
        period                                       0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis
  (Note 5)                                           0           42           62           85
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception               0           42          104          189
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented

 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                      N/A         100%         100%         100%


                                                                    6 Months
                                                1995                   1996
                                           ------------            -----------
Cash distributions to investors
  Source (on GAAP basis)

  - from investment income                          79                  39
  - from capital gain                                0                   0
  - from investment income from
      prior period                                   9                   5
  - from return of capital (Note 3)                  0                   1
                                           ------------            ------------
Total distributions on GAAP basis
  (Note 5)                                           88                 45
                                           ============            ============
    Source (on cash basis)
    - from sales                                     0                   0
    - from refinancing                               0                   0
    - from operations                               88                  45
    - from cash flow from prior
        period                                       0                   0
                                           ------------            ------------
Total distributions on cash basis
  (Note 5)                                          88                  45
                                           ============            ============
Total cumulative cash distributions
  per $1,000 investment from inception             277                 322
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented

 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                     100%               100%



Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

                              TABLE III

                 Operating Results of Prior Programs
                       CNL INCOME FUND XII, LTD.

                                              1991
                                            (Note 1)      1992         1993           1994
                                          ------------ ------------ ------------   --------
Gross revenue                             $          0 $     25,133 $  3,374,640 $  4,397,881
Equity in earnings of joint ventures                 0           46       49,604       85,252
Profit (Loss) from sale of properties                0            0            0            0
Interest income (Note 7)                             0       45,228      190,082       65,447
Less: Operating expenses                             0       (7,211)    (193,804)    (192,951)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0       (3,997)    (286,293)    (327,795)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0       59,199    3,134,229    4,027,834
                                          ============ ============ ============ ============
Taxable income
  - from operations                                  0       58,543    2,749,072    3,301,005
                                          ============ ============ ============ ============
  - from gain (loss) on sale                         0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 5)                                    0       61,370    3,246,760    3,848,962
Cash generated from sales (Note 7)                   0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0       61,370    3,246,760    3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       0      (61,370)  (1,972,769)  (3,768,754)
    - from sale of properties                        0            0            0            0
    - from return of capital (Note 4)                0      (60,867)           0            0
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                      0      (60,867)   1,273,991       80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0   21,543,270   23,456,730            0
    General partners' capital
      contributions                              1,000            0            0            0
    Organization costs                               0     (10,000)            0            0
    Syndication costs                                0   (2,066,937)  (2,277,637)           0
    Acquisition of land and buildings                0   (7,536,009) (15,472,737)        (230)
    Investment in direct financing
      leases                                         0   (2,503,050) (11,875,100)        (591)
    Loan to tenant of joint venture,
      net of repayments                              0            0     (207,189)       6,400
    Investment in joint ventures                     0     (372,045)    (468,771)      (4,400)
    Increase in restricted cash                      0            0            0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                0     (704,923)    (432,749)           0
    Increase in other assets                         0     (654,497)           0            0
    Other                                            0            0            0          973
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                1,000    7,634,942   (6,003,462)      82,360
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0            5           64           73
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss)                                  0            0            0            0
                                          ============ ============ ============ ============


                                         6 Months
                                           1995           1996
                                       ------------      --------
Gross revenue                          $  4,404,792  $2,171,212
Equity in earnings of joint ventures        81,582       55,297
Profit (Loss) from sale of properties            0      (15,355)
Interest income (Note 7)                    84,197       49,199
Less: Operating expenses                  (228,404)    (150,511)
      Interest expense                           0            0
      Depreciation and amortization        (327,795)   (156,420)
                                       ------------  ------------
Net income - GAAP basis                   4,014,372   1,953,422
                                       ============   ============
Taxable income
  - from operations                       3,262,046   1,591,118
                                       ============   ============
  - from gain (loss) on sale                      0     (66,395)
                                       ============   ============
Cash generated from operations
  (Notes 2 and 5)                        3,819,362    1,930,975
Cash generated from sales (Note 7)               0    1,640,000
Cash generated from refinancing                  0            0
                                       ------------ ------------
Cash generated from operations, sales
  and refinancing                        3,819,362    3,570,975
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow          (3,819,362)  (1,930,975)
    - from sale of properties                    0            0
    - from return of capital (Note 4)            0            0
    - from cash flow from prior period       (5,645)    (26,529)
                                       ------------ ------------
Cash generated (deficiency) after cash
  distributions                             (5,645)   1,613,471
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                              0            0
    General partners' capital
      contributions                              0            0
    Organization costs                           0            0
    Syndication costs                            0            0
    Acquisition of land and buildings            0            0
    Investment in direct financing
      leases                                     0            0
    Loan to tenant of joint venture,
      net of repayments                      7,008        3,774
    Investment in joint ventures                 0   (1,655,928)
    Increase in restricted cash                  0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                            0            0
    Increase in other assets                     0            0
    Other                                        0            0
                                       ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items             1,363     (38,683)
                                       ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                              72           35
                                       ============  ============
  - from recapture                                0            0
                                       ============  ============
Capital gain (loss)                               0           (1)
                                       ============  ============

                                               C-54

                                                1991
                                               (Note 1)         1992         1993         1994
                                             ------------   ------------ ------------ --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0            5           46           84
  - from capital gain                                0            0            0            0
  - from investment income from
      prior period                                   0            0            0            0
  - from return of capital (Note 3)                  0            7            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 6)                                           0           12           46           84
                                          ============ ============ ============ ============
    Source (on cash basis)
    - from sales                                     0            0            0            0
    - from refinancing                               0            0            0            0
    - from operations                                0            6           46           84
    - from return of capital (Note 4)                0            6            0            0
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis
  (Note 6)                                           0           12           46           84
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception               0           12           58          142
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                      N/A         100%         100%         100%


                                                           6 Months
                                              1995           1996
                                          ------------     --------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                         85           44
  - from capital gain                               0            0
  - from investment income from
      prior period                                  0            0
  - from return of capital (Note 3)                 0            0
                                          ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                         85           44
                                          ============    ============
    Source (on cash basis)
    - from sales                                    0            0
    - from refinancing                              0            0
    - from operations                              85           43
    - from return of capital (Note 4)               0            0
    - from cash flow from prior period              0            1
                                          ------------    ------------
Total distributions on cash basis
  (Note 6)                                         85           44
                                          ============    ============
Total cumulative cash distributions
  per $1,000 investment from inception            227          271
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                     100%         100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.



Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,655,928 in Middleburg Joint Venture.

                             TABLE III

                 Operating Results of Prior Programs
                     CNL INCOME FUND XIII, LTD.

                                              1992
                                            (Note 1)       1993         1994          1995
                                          ------------ ------------ ------------   --------
Gross revenue                             $          0 $    966,564 $  3,558,447 $  3,806,944
Equity in earnings of joint ventures                 0        1,305       43,386       98,520
Profit (Loss) from sale of properties
  (Note 4)                                           0            0            0      (29,560)
Interest income                                      0      181,568       77,379       51,410
Less: Operating expenses                             0      (59,390)    (183,311)    (214,705)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0     (148,170)    (378,269)    (393,435)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0      941,877    3,117,632    3,319,174
                                          ============ ============ ============ ============
Taxable income
  - from operations                                  0      978,535    2,703,252    2,920,859
                                          ============ ============ ============ ============
  - from gain (loss) on sale                         0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 3)                                    0    1,121,547    3,149,000    3,379,378
Cash generated from sales (Note 4)                   0            0            0      286,411
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0    1,121,547    3,149,000    3,665,789
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                       0     (528,364)  (2,800,004)  (3,350,014)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after
  cash distributions                                 0      593,183      348,996      315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                  0   40,000,000            0            0
    General partners' capital
      contributions                              1,000            0            0            0
    Syndication costs                                0   (3,932,017)        (181)           0
    Acquisition of land and buildings                0  (19,691,630)  (5,764,308)    (336,116)
    Investment in direct financing leases            0   (6,760,624)  (1,365,075)           0
    Investment in joint ventures                     0     (314,998)    (545,139)    (140,052)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                  0     (799,980)     (25,036)      (3,074)
    Increase in other assets                         0     (454,909)       9,226            0
    Other                                            0            0            0          954
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                1,000    8,639,025   (7,341,517)    (162,513)
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           33           67           72
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss) (Note 4)                         0            0            0            0
                                          ============ ============ ============ ============

                                           6 Months
                                              1996
                                         ------------

Gross revenue                            $  1,773,791
Equity in earnings of joint ventures           52,525
Profit (Loss) from sale of properties
  (Note 4)                                          0
Interest income                                18,430
Less: Operating expenses                     (173,194)
      Interest expense                              0
      Depreciation and amortization          (196,717)
                                          ------------
Net income - GAAP basis                     1,474,835
                                          ============
Taxable income
  - from operations                         1,427,419
                                         ==============
  - from gain (loss) on sale                        0
                                         =============
Cash generated from operations
  (Notes 2 and 3)                           1,647,653
Cash generated from sales (Note 4)                  0
Cash generated from refinancing                     0
Cash generated from operations, sales
  and refinancing                           1,647,653
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow             (1,647,653)
    - from sale of properties                       0
    - from cash flow from prior period        (52,351)
                                          ------------
Cash generated (deficiency) after
  cash distributions                          (52,351)
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                 0
    General partners' capital
      contributions                                 0
    Syndication costs                               0
    Acquisition of land and buildings               0
    Investment in direct financing leases           0
    Investment in joint ventures                    0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                 0
    Increase in other assets                        0
    Other                                           0
                                                    0
                                          ------------
Cash generated (deficiency) after cash
  distributions and special items             (52,351)
                                          ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                35
                                          ============
  - from recapture                                  0
                                          ============
Capital gain (loss) (Note 4)                        0
                                          ============

                                              1992
                                            (Note 1)       1993         1994          1995
                                          ------------ ------------ ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0           18           70           82
  - from capital gain                                0            0            0            0
  - from investment income from prior
      period                                         0            0            0            2
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis (Note 5)           0           18           70           84
                                          ============ ============ ============ ============
  Source (on cash basis)
  - from sales                                       0            0            0            0
  - from refinancing                                 0            0            0            0
  - from operations                                  0           18           70           84
  - from cash flow from prior period                 0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis (Note 5)           0           18           70           84
                                          ============ ============ ============ ============
Total cumulative cash distributions per
  $1,000 investment from inception                   0           18           88          172
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
    in program)                                    N/A         100%         100%         100%


                                           6 Months
                                              1996
                                           ---------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                        37
  - from capital gain                              0
  - from investment income from prior
      period                                       6
                                           ---------

Total distributions on GAAP basis (Note 5)        43
                                           =========
  Source (on cash basis)
  - from sales                                     0
  - from refinancing                               0
  - from operations                               41
  - from cash flow from prior period               2
                                           =========
Total distributions on cash basis (Note 5)        43
                                           =========
Total cumulative cash distributions per
  $1,000 investment from inception               215
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
    in program)                                 100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.

Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

                              TABLE III

                 Operating Results of Prior Programs
                     CNL INCOME FUND XIV, LTD.

                                              1992
                                            (Note 1)      1993         1994            1995
                                         ------------  ------------ ------------    --------
Gross revenue                             $          0 $    256,234 $  3,135,716 $  4,017,266
Equity in earnings of joint ventures                 0        1,305       35,480      338,717
Profit (Loss) from sale of properties
  (Note 4)                                           0            0            0      (66,518)
Interest income                                      0       27,874      200,499       50,724
Less: Operating expenses                             0      (14,049)    (181,980)    (248,840)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0      (28,918)    (257,640)    (340,112)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0      242,446    2,932,075    3,751,237
                                          ============ ============ ============ ============
Taxable income
  - from operations                                  0      278,845    2,482,240    3,162,165
                                          ============ ============ ============ ============
  - from gain on sale                                0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 3)                                    0      321,737    2,812,631    3,709,844
Cash generated from sales (Note 4)                   0            0            0      696,012
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0      321,737    2,812,631    4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                       0       (9,050)  (2,229,952)  (3,543,751)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                      0      312,687      582,679      862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0   28,785,100   16,214,900            0
    General partners' capital
      contributions                              1,000            0            0            0
    Syndication costs                                0   (2,771,892)  (1,618,477)           0
    Acquisition of land and buildings                0  (13,758,004) (11,859,237)    (964,073)
    Investment in direct financing leases            0   (4,187,268)  (5,561,748)     (75,352)
    Investment in joint ventures                     0     (315,209)  (1,561,988)  (1,087,218)
    Return of capital from joint venture             0            0            0            0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                   0     (706,215)    (376,738)        (577)
    Increase in other assets                         0     (444,267)           0            0
    Other                                            0            0            0        5,530
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                1,000    6,914,932   (4,180,609)  (1,259,585)
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           16           56           70
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss) (Note 4)                         0            0            0            0
                                          ============ ============ ============ ============



                                             6 Months
                                                1996
                                           ------------

Gross revenue                               $ 1,987,463
Equity in earnings of joint ventures            177,099
Profit (Loss) from sale of properties
  (Note 4)                                            0
Interest income                                  21,659
Less: Operating expenses                       (138,978)
      Interest expense                                0
      Depreciation and amortization            (170,044)
                                            ------------
Net income - GAAP basis                       1,877,199
                                            ============
Taxable income
  - from operations                           1,570,651
                                            ============
  - from gain on sale                                 0
                                            ============
Cash generated from operations
  (Notes 2 and 3)                             1,799,902
Cash generated from sales (Note 4)                    0
Cash generated from refinancing                       0
                                            -----------
Cash generated from operations, sales
  and refinancing                             1,799,902
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow               (1,799,902)
    - from sale of properties                         0
    - from cash flow from prior period          (56,358)
                                            ------------
Cash generated (deficiency) after cash
  distributions                                 (56,358)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                   0
    General partners' capital
      contributions                                   0
    Syndication costs                                 0
    Acquisition of land and buildings                 0
    Investment in direct financing leases             0
    Investment in joint ventures                      0
    Return of capital from joint venture              0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                    0
    Increase in other assets                          0
    Other                                             0
                                            ------------
Cash generated (deficiency) after cash
  distributions and special items                (56,358)
                                            ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                   35
                                            ============
  - from recapture                                     0
                                            ============
Capital gain (loss) (Note 4)                           0
                                            ============

                                               1992
                                             (Note 1)       1993         1994          1995
                                            ----------- ------------ ------------   --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0            1           51           79
  - from capital gain                                0            0            0            0
  - from return of capital                           0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis (Note 5)           0            1           51           79
                                          ============ ============ ============ ============
  Source (on cash basis)
  - from sales                                       0            0            0            0
  - from refinancing                                 0            0            0            0
  - from operations                                  0            1           51           79
  - from cash flow from prior period                 0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis (Note 5)           0            1           51           79
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception               0            1           52          131
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by
   original total acquisition cost of all
   properties in program)                           N/A         100%         100%         100%

                                           Months
                                            1996
                                          --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                       41
  - from capital gain                             0
  - from return of capital                        0
                                           --------
Total distributions on GAAP basis (Note 5)       41
                                           =========
  Source (on cash basis)
  - from sales                                    0
  - from refinancing                              0
  - from operations                              40
  - from cash flow from prior period              1
                                           --------
Total distributions on cash basis (Note 5)       41
                                           =========
Total cumulative cash distributions
  per $1,000 investment from inception          172
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by
   original total acquisition cost of all
   properties in program)                       100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

                                         TABLE III

                              Operating Results of Prior Programs
                                   CNL INCOME FUND XV, LTD.

                                             1993                                    6 Months
                                            (Note 1)       1994         1995           1996
                                          ------------ ------------ ------------    --------
Gross revenue                             $          0 $  1,143,586 $  3,546,320 $  1,799,609
Equity in earnings of joint venture                  0        8,372      280,606      144,539
Profit (Loss) from sale of properties
  (Note 4)                                           0            0      (71,023)           0
Interest income                                      0      167,734       88,059       21,155
Less: Operating expenses                             0      (62,926)    (228,319)    (138,719)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0      (70,848)    (243,175)    (124,093)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0    1,185,918    3,372,468    1,702,491
                                          ============ ============ ============ ============
Taxable income
  - from operations                                  0    1,026,715    2,861,912    1,399,634
                                          ============ ============ ============ ============
  - from gain on sale                                0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 3)                                    0    1,116,834    3,239,370    1,687,927
Cash generated from sales (Note 4)                   0            0      811,706            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0    1,116,834    4,051,076    1,687,927
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                       0     (635,944)  (2,650,003)  (1,600,000)
    - from sale of properties                        0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                      0      480,890    1,401,073       87,927
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                        0   40,000,000            0            0
    General partners' capital contri-
      butions                                    1,000            0            0            0
    Syndication costs                                0   (3,892,003)           0            0
    Acquisition of land and buildings                0  (22,152,379)  (1,625,601)           0
    Investment in direct financing
      leases                                         0   (6,792,806)  (2,412,973)           0
    Investment in joint venture                      0   (1,564,762)    (720,552)    (145,526)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                    0   (1,098,197)     (23,507)           0
    Increase in other assets                         0     (187,757)           0            0
    Other                                          (38)      (6,118)      25,150            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                  962    4,786,868   (3,356,410)     (57,599)
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           33           71           35
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss) (Note 4)                         0            0            0            0
                                          ============ ============ ============ ============


                                             C-65





TABLE III - CNL INCOME FUND XV, LTD. (continued)

                                               1993                                  6 Months
                                             (Note 1)      1994         1995           1996
                                           ------------ ------------ ------------   --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0           21           66           40
  - from capital gain                                0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis (Note 5)           0           21           66           40
                                          ============ ============ ============ ============
  Source (on cash basis)
  - from sales                                       0            0            0            0
  - from refinancing                                 0            0            0            0
  - from operations                                  0           21           66           40
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis (Note 5)           0           21           66           40
                                          ============ ============ ============ ============
Total cumulative cash distributions per
  $1,000 investment from inception                   0           21           87          127
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                      N/A         100%         100%         100%

Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

                              TABLE III
                 Operating Results of Prior Programs
                        CNL INCOME FUND XVI, LTD.

                                            1993                                    6 Months
                                          (Note 1)         1994         1995          1996
                                         ------------  ------------ ------------   --------
Gross revenue                             $          0 $    186,257 $  2,702,504 $  2,143,589
Profit from sale of properties (Note 5)              0            0            0      124,305
Interest income                                      0       21,478      321,137       43,562
Less: Operating expenses                             0      (10,700)    (274,595)    (148,823)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0       (9,458)    (318,205)    (270,831)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0      187,577    2,430,841    1,891,802
                                          ============ ============ ============ ============
Taxable income
  - from operations                                  0      189,864    2,139,382    1,550,241
                                          ============ ============ ============ ============
  - from gain on sale (Note 5)                       0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 3)                                    0      205,148    2,481,395    1,861,696
Cash generated from sales (Note 5)                   0            0            0      775,000
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0      205,148    2,481,395    2,636,696
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                       0       (2,845)  (1,798,921)  (1,631,251)
    - from sale of properties                        0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                      0      202,303      682,474    1,005,445
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                        0   20,174,172   24,825,828            0
    General partners' capital contri-
      butions                                    1,000            0            0            0
    Syndication costs                                0   (1,929,465)  (2,452,743)           0
    Acquisition of land and buildings                0  (13,170,132) (16,012,458)  (2,392,562)
    Investment in direct financing
      leases                                         0     (975,853)  (5,595,236)    (382,372)
    Increase in restricted cash                      0            0            0     (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                   0     (854,154)    (405,569)           0
    Collection of overpayment of acqui-
      sition and syndication costs paid
      by related parties on behalf of the
      partnership                                    0            0            0        1,204
    Increase in other assets                         0     (443,625)     (58,720)           0
    Other                                          (36)     (20,714)      20,714            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                  964    2,982,532    1,004,290   (2,543,285)
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           17           53           34
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss) (Note 5)                         0            0            0            0
                                          ============ ============ ============ ============



                                               1993                                 6 Months
                                             (Note 1)      1994         1995          1996
                                           ------------ ------------ ------------   --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0            1           45           33
  - from capital gain                                0            0            0            3
  - from investment income from
      prior period                                   0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis (Note 4)           0            1           45           36
                                          ============ ============ ============ ============
  Source (on cash basis)
  - from sales                                       0            0            0            0
  - from refinancing                                 0            0            0            0
  - from operations                                  0            1           45           36
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis (Note 4)           0            1           45           36
                                          ============ ============ ============ ============
Total cumulative cash distributions per
  $1,000 investment from inception                   0            1           46           82
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                             N/A         100%         100%          98%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 5: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties for $775,000, resulting in a gain for financial reporting purposes of $124,305. As of June 30, 1996, the net sales proceeds of $775,000, plus accrued interest of $3,526, were being held in an interest-bearing escrow account. The general partners believe that the sale of this property will qualify as a like-kind exchange transaction in accordance with Section 1031 of the Internal Revenue Code. As a result, no gain or loss was recognized for federal income tax purposes. The remaining net sales proceeds are expected to be invested in an additional property or used for other Partnership purposes.

                                            TABLE V
                               SALES OR DISPOSALS OF PROPERTIES

======================================================================================================================

                                                                          Selling Price, Net of
                                                                   Closing Costs and GAAP Adjustments
                                                                   ----------------------------------
                                                                       Purchase
                                                  Cash                  money    Adjustments
                                               received     Mortgage   mortgage  resulting
                                               net of        balance    taken      from                     Original
                              Date   Date of   closing       at time   back by  application                 mortgage
       Property            Acquired   Sale      costs        of sale   program   of GAAP         Total      financing
======================================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA         02/05/87 06/12/92    $1,169,021      0         0         0          $1,169,021        0
  Wendy's -
    Fairfield, CA         07/01/87 10/03/94     1,018,490      0         0         0           1,018,490        0

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC         05/29/87 07/21/93       746,800      0         0         0             746,800        0
  Pizza Hut -
    Graham, TX            08/24/87 07/28/94       261,628      0         0         0             261,628        0
  Golden Corral -
    Medina, OH            11/18/87 11/30/94       626,582      0         0         0             626,582        0

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA              03/22/89 04/27/94       712,000      0         0         0             712,000        0
  Burger King -
    Hastings, MI          08/12/88 12/15/95       518,650      0         0         0             518,650        0

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)  02/28/90 08/25/95          0         0 1,040,000         0           1,040,000        0

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR        11/02/89 05/24/94      791,211       0        0          0             791,211        0
  Hardee's -
    Heber Springs, AR     02/13/90 05/24/94      638,270       0        0          0             638,270        0
  Hardee's -
    Little Canada, MN     11/28/89 06/29/95      899,503       0        0          0             899,503        0



==============================================================================
                             Cost of Properties
                           Including Closing and
                                Soft Costs
                  -------------------------------------
                                                                  Excess
                                 Total                         (deficiency)
                              acquisition                      of property
                              cost, capital                   operating cash
                              improvements                     receipts over
                              closing and                          cash
       Property              soft costs (1)      Total         expenditures
==============================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA              $955,000        $955,000         $214,021
  Wendy's -
    Fairfield, CA               861,500         861,500          156,990

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC               642,800         642,800          104,000
  Pizza Hut -
    Graham, TX                  205,500         205,500           56,128
  Golden Corral -
    Medina, OH                  743,000         743,000         (116,418)

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                    616,501         616,501           95,499
  Burger King -
    Hastings, MI                419,936         419,936           98,714

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)        986,418         986,418           53,582

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR              605,500         605,500          185,711
  Hardee's -
    Heber Springs, AR           532,893         532,893          105,377
  Hardee's -
    Little Canada, MN           821,692         821,692           77,811


                                            TABLE V
                               SALES OR DISPOSALS OF PROPERTIES


======================================================================================================================

                                                                           Selling Price, Net of
                                                                    Closing Costs and GAAP Adjustments
                                                                    ----------------------------------
                                                                       Purchase
                                                  Cash                  money    Adjustments
                                               received     Mortgage   mortgage  resulting
                                               net of        balance    taken      from                     Original
                              Date   Date of   closing       at time   back by  application                 mortgage
       Property            Acquired   Sale      costs        of sale   program   of GAAP         Total      financing
======================================================================================================================

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT            06/14/90 05/19/92    700,000         0             0         0        700,000          0
  Hardee's -
    St. Paul, MN          08/09/90 05/24/94    869,036         0             0         0        869,036          0
  Perkins -
    Florence, SC (3)      08/28/90 08/25/95          0         0     1,160,000         0      1,160,000          0
  Church's Fried Chicken -
    Jacksonville, FL (4)  04/30/90 12/01/95          0         0       240,000         0        240,000          0

CNL Income Fund VIII, Ltd.:
  Church's Fried Chicken -
    Melbourne, FL         09/28/90 02/01/91    172,945         0             0         0        172,945          0
  Church's Fried Chicken -
    Cocoa, FL             09/28/90 05/14/91    175,042         0             0         0        175,042          0
  Denny's -
    Ocoee, FL             03/16/91 07/31/95  1,184,865         0             0         0      1,184,865          0
  Church's Fried Chicken -
    Jacksonville, FL (4)  09/28/90 12/01/95          0         0       240,000         0        240,000          0
  Church's Fried Chicken -
    Jacksonville, FL (5)  09/28/90 12/01/95          0         0       220,000         0        220,000          0

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO            03/04/92 08/11/95  1,050,186         0             0         0      1,050,186          0



==============================================================================
                           Cost of Properties
                         Including Closing and
                              Soft Costs
                         ----------------------
                                                                  Excess
                                 Total                         (deficiency)
                              acquisition                      of property
                              cost, capital                   operating cash
                              improvements                     receipts over
                              closing and                          cash
       Property              soft costs (1)      Total         expenditures
==============================================================================

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                  560,202         560,202            139,798
  Hardee's -
    St. Paul, MN                742,333         742,333            126,703
  Perkins -
    Florence, SC (3)          1,084,905       1,084,905             75,095
  Church's Fried Chicken -
    Jacksonville, FL (4)        233,728         233,728              6,272

CNL Income Fund VIII, Ltd.
  Church's Fried Chicken -
    Melbourne, FL               166,022         166,022              6,923
  Church's Fried Chicken -
    Cocoa, FL                   175,694         175,694               (652)
  Denny's -
    Ocoee, FL                   949,199         949,199            235,666
  Church's Fried Chicken -
    Jacksonville, FL (4)        238,153         238,153              1,847
  Church's Fried Chicken -
    Jacksonville, FL (5)        215,845         215,845              4,155

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                  987,679         987,679             62,507

==============================================================================

                                            TABLE V
                               SALES OR DISPOSALS OF PROPERTIES



======================================================================================================================

                                                                          Selling Price, Net of
                                                                   Closing Costs and GAAP Adjustments
                                                                   -----------------------------------

                                                                       Purchase
                                                  Cash                  money    Adjustments
                                               received     Mortgage   mortgage  resulting
                                               net of        balance    taken      from                     Original
                              Date   Date of   closing       at time   back by  application                 mortgage
       Property            Acquired   Sale      costs        of sale   program   of GAAP         Total      financing
======================================================================================================================

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX           12/28/92 04/10/96    1,640,000       0         0          0         1,640,000           0

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX           03/31/94 04/24/95      286,411       0         0          0           286,411           0

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN         03/31/94 03/01/95      339,031       0         0          0           339,031           0
  Checkers -
    Dallas, TX            03/31/94 03/01/95      356,981       0         0          0           356,981           0

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN         05/27/94 03/01/95      263,221       0         0          0           263,221           0
  Checkers -
    Leavenworth, KS       06/22/94 03/01/95      259,600       0         0          0           259,600           0
  Checkers -
    Knoxville, TN         07/08/94 03/01/95      288,885       0         0          0           288,885           0

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI          06/24/95 04/24/96      775,000       0         0          0           775,000           0



==============================================================================
                             Cost of Properties
                           Including Closing and
                                Soft Costs
                                                                  Excess
                                 Total                         (deficiency)
                              acquisition                      of property
                              cost, capital                   operating cash
                              improvements                     receipts over
                              closing and                          cash
       Property              soft costs (1)      Total         expenditures
==============================================================================

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX              1,636,643         1,636,643        3,357

CNL Income Fund XIII, Ltd.
  Checkers -
    Houston, TX                286,411           286,411            0

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN              339,031           339,031            0
  Checkers -
    Dallas, TX                 356,981           356,981            0

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN              263,221           263,221            0
  Checkers -
    Leavenworth, KS            259,600           259,600            0
  Checkers -
    Knoxville, TN              288,885           288,885            0

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI               613,838           613,838      161,162


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.

(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

                                  ADDENDUM TO
                                   EXHIBIT E


                      PRO FORMA ESTIMATE OF TAXABLE INCOME
                        BEFORE DIVIDENDS PAID DEDUCTION


THE PRO FORMA ESTIMATE OF TAXABLE INCOME CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH EXHIBIT E TO THE ATTACHED PROSPECTUS, DATED APRIL 26, 1996.

    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                       CNL AMERICAN PROPERTIES FUND, INC.

    GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM APRIL 10, 1996
                            THROUGH OCTOBER 3, 1996

                       For a 12-Month Period (Unaudited)

     The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from April 10, 1996 through October 3, 1996, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes. For information regarding the 48 Properties acquired by the Company prior to April 10, 1996, see Exhibit E to the attached Prospectus dated April 26, 1996.

     These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                    TGI Friday's              Wendy's                  Golden Corral               Ten Pizza
                                   Hamden, CT (7)       Knoxville, TN (7)(9)        Port Richey, FL (7)          Hut Properties
                                   --------------       --------------------        -------------------          --------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                       $  173,714               $   81,898                $  196,972                  $  166,320
Interest Income (2)                         -                        -                         -                      415,686
                                    ----------               ----------                ----------                  ----------
    Total Revenues                     173,714                   81,898                   196,972                     582,006
                                    ----------               ----------                ----------                  ----------

Asset Management Fees (3)               (6,808)                  (4,746)                  (10,233)                     (8,922)
Mortgage Management Fee (4)                 -                        -                         -                      (23,167)
General and Administrative
  Expenses (5)                         (10,770)                  (5,078)                  (12,212)                    (36,084)
                                    ----------               ----------                ----------                  ----------
    Total Operating Expenses           (17,578)                  (9,824)                  (22,445)                    (68,173)
                                    ----------               ----------                ----------                  ----------

Estimated Cash Available from
  Operations                           156,136                   72,074                   174,527                     513,833

Depreciation and Amortization
  Expense (6)                          (30,652)                 (13,081)                  (30,970)                    (10,498)
                                    ----------               ----------                ----------                  ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company          $  125,484               $   58,993                $  143,557                  $  503,335
                                    ==========               ==========                ==========                  ==========

                                 See Footnotes

                                         Denny's                  Denny's                 Wendy's                    Wendy's
                                  Hillsboro, TX (7)(12)      McKinney, TX (12)      Camarillo, CA (7)(9)      Sevierville, TN(7)(9)
                                  ---------------------      -----------------      --------------------      ---------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                          $  114,346                  $  104,013             $  124,655                $   60,735
Interest Income (2)                            -                           -                      -                         -
                                       ----------                  ----------             ----------                ---------
    Total Revenues                        114,346                     104,013                124,655                    60,735
                                       ----------                  ----------             ----------                ----------

Asset Management Fees (3)                  (6,319)                     (5,874)                (7,224)                   (2,956)
Mortgage Management Fee (4)                    -                           -                      -                         -
General and Administrative
  Expenses (5)                             (7,089)                     (6,449)                (7,729)                   (3,766)
                                       ----------                  ----------             ----------                ----------
    Total Operating Expenses              (13,408)                    (12,323)               (14,953)                   (6,722)
                                       ----------                  ----------             ----------                ----------

Estimated Cash Available from
  Operations                              100,938                      91,690                109,702                    54,013

Depreciation and Amortization
  Expense (6)                             (19,022)                    (16,066)               (17,220)                  (13,308)
                                       ----------                  ----------             ----------                ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company             $   81,916                  $   75,624             $   92,482                $   40,705
                                       ==========                  ==========             ==========                ==========



                                 See Footnotes

                                  Boston Market                Boston Market             Jack in the Box            Boston Market
                             Ellisville, MO (7)(10)      Golden Valley, MN (7)(10)     Humble #1, TX (7)(11)      Corvallis, OR (7)
Pro Forma Estimate
  of Taxable
  Income Before Dividends
  Paid Deduction:

Base Rent (1)                      $  102,675                  $  112,890                  $   100,061               $   95,085
Interest Income (2)                        -                           -                            -                        -
                                   ----------                  ----------                   ----------               ----------
    Total Revenues                    102,675                     112,890                      100,061                   95,085
                                   ----------                  ----------                   ----------               ----------

Asset Management Fees (3)              (5,864)                     (6,448)                      (5,603)                  (5,440)
Mortgage Management Fee (4)                -                           -                         -                           -
General and Administrative
  Expenses (5)                         (6,366)                     (6,999)                      (6,204)                  (5,895)
                                   ----------                  ----------                   ----------                ---------
    Total Operating Expenses          (12,230)                    (13,447)                     (11,807)                 (11,335)
                                   ----------                  ----------                   ----------                ---------

Estimated Cash Available from
  Operations                           90,445                      99,443                       88,254                   83,750

Depreciation and Amortization
  Expense (6)                         (16,272)                    (13,561)                     (15,646)                 (16,006)
                                   ----------                  ----------                   ----------                ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company         $   74,173                  $   85,882                   $   72,608               $   67,744
                                   ==========                  ==========                   ==========               ==========



                                 See Footnotes

                                                 Jack in the Box                  Arby's                  Boston Market
                                              Houston #1, TX (7)(11)       Kendallville, IN (13)          Rockwall, TX (7)
                                              ----------------------       ---------------------          ----------------
Pro Forma Estimate
  of Taxable

  Income Before Dividends
  Paid Deduction:

Base Rent (1)                                     $   95,757                     $    75,812                  $   79,356
Interest Income (2)                                      -                                -                           -
                                                  ----------                     -----------                  ----------
    Total Revenues                                    95,757                          75,812                      79,356
                                                  ----------                     -----------                  ----------

Asset Management Fees (3)                             (5,362)                         (4,430)                     (4,551)
Mortgage Management Fee (4)                               -                               -                            -
General and Administrative
  Expenses (5)                                        (5,937)                         (4,700)                     (4,920)
                                                  ----------                     -----------                  ----------
    Total Operating Expenses                         (11,299)                         (9,130)                     (9,471)
                                                  ----------                     -----------                  ----------

Estimated Cash Available from
  Operations                                          84,458                          66,682                      69,885

Depreciation and Amortization
  Expense (6)                                        (15,890)                         (7,794)                    (10,813)
                                                  ----------                     -----------                  ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                        $   68,568                     $    58,888                  $   59,072
                                                  ==========                     ===========                  ==========



                                 See Footnotes

                                           Boston Market            Jack in the Box            Applebee's         Golden Corral
                                        Upland, CA (7)(14)       Houston #2, TX (7)(11)    Montclair, CA (7)     Brooklyn, OH (8)
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                $  101,479               $   97,618              $  176,084          $  142,823
Interest Income (2)                                  -                        -                       -                   -
                                             ----------               ----------              ----------           ---------
    Total Revenues                              101,479                   97,618                 176,084             142,823
                                             ----------               ----------              ----------          ----------

Asset Management Fees (3)                        (5,819)                  (5,467)                 (9,563)             (5,921)
Mortgage Management Fee (4)                          -                        -                       -                   -
General and Administrative
  Expenses (5)                                   (6,292)                  (6,052)                (10,917)             (8,855)
                                             ----------               ----------              ----------          ----------
    Total Operating Expenses                    (12,111)                 (11,519)                (20,480)            (14,776)
                                             ----------               ----------              ----------          ----------

Estimated Cash Available from
  Operations                                     89,368                   86,099                 155,604             128,047

Depreciation and Amortization
  Expense (6)                                   (11,115)                 (15,257)                (21,142)            (26,658)
                                             ----------               ----------              ----------          ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                   $   78,253               $   70,842              $  134,462          $  101,389
                                             ==========               ==========              ==========          ==========






                                 See Footnotes

                                                                                                      Ryan's Family
                                        Boston Market             Boston Market               Steak House               Arby's
                                   La Quinta, CA (7)(14)          Merced, CA (7)          Spring Hill, FL (7)        Avon, IN (13)
                                   ---------------------        -----------------         -------------------        -------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                          $   98,804                    $   96,704               $  204,392                $   81,044
Interest Income (2)                            -                             -                        -                         -
                                       ----------                    ----------               ----------                ----------
    Total Revenues                         98,804                        96,704                  204,392                    81,044
                                       ----------                    ----------               ----------                ----------

Asset Management Fees (3)                  (5,660)                       (5,540)                 (11,112)                   (4,738)
Mortgage Management Fee (4)                    -                             -                        -                         -
General and Administrative
  Expenses (5)                             (6,126)                       (5,996)                 (12,672)                   (5,025)
                                       ----------                    ----------               ----------                ----------
    Total Operating Expenses              (11,786)                      (11,536)                 (23,784)                   (9,763)
                                       ----------                    ----------               ----------                ----------

Estimated Cash Available from
  Operations                               87,018                        85,168                  180,608                    71,281

Depreciation and Amortization
  Expense (6)                             (12,439)                      (10,283)                 (34,952)                  (12,415)
                                       ----------                    ----------               ----------                ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company             $   74,579                    $   74,885               $  145,656                $   58,866
                                       ==========                    ==========               ==========                ==========




                                 See Footnotes

                                           Boston Market                Applebee's             Burger King
                                      Florissant, MO (7)(10)         Salinas, CA (7)         Chicago, IL (7)         Total
                                      ----------------------         ---------------         ---------------       -------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                             $  131,306                   $  145,549            $  173,489            $3,133,581
Interest Income (2)                               -                            -                     -                415,686
                                          ----------                   ----------            ----------            ----------
    Total Revenues                           131,306                      145,549               173,489             3,549,267
                                          ----------                   ----------            ----------            ----------

Asset Management Fees (3)                     (7,523)                      (7,950)               (9,463)             (169,536)
Mortgage Management Fee (4)                       -                            -                     -                (23,167)
General and Administrative
  Expenses (5)                                (8,141)                      (9,024)              (10,756)             (220,054)
                                          ----------                   ----------            ----------            ----------
    Total Operating Expenses                 (15,664)                     (16,974)              (20,219)             (412,757)
                                          ----------                   ----------            ----------            ----------

Estimated Cash Available from
  Operations                                 115,642                      128,575               153,270             3,136,510

Depreciation and Amortization
  Expense (6)                                (15,852)                     (16,617)              (19,317)             (442,846)
                                          ----------                   ----------            ----------            ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                $   99,790                   $  111,958            $  133,953            $2,693,664
                                          ==========                   ==========            ==========            ==========



FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company entered into a Master Mortgage Note agreement for $3,888,000, collateralized by building improvements located on the Ten Pizza Hut Properties. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in July 1996. Amount does not include $19,440 of loan commitment fees and $19,440 in loan origination fees collected by the Company at closing from the borrower.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) For managing the Mortgage Loans, the Advisor will be entitled to receive a monthly mortgage management fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. See "Management Compensation."

(5) Estimated at 6.2% of gross rental income and interest income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years. In connection with the Ten Pizza Hut Properties, acquisition fees allocated to the Master Mortgage Note have been amortized on a straight-line basis over the life of the agreement (20 years).

(7) The Company accepted an assignment of an interest in the ground lease relating to the Hamden and Sevierville Properties effective April 24, 1996 and June 5, 1996, respectively, in consideration of its funding of certain preliminary development costs and its agreement to fund remaining development. The development agreements for the Properties which are to be constructed provide that construction must be completed no later than the dates set forth below:

       Property                Estimated Final Completion Date          Property             Estimated Final Completion Date
       --------                -------------------------------          --------             --------------------------------
       Hamden Property         Opened for business August 26, 1996      Rockwall Property    January 11, 1997
       Knoxville Property      Opened for business July 8, 1996         Upland Property      Opened for business September 30, 1996
       Port Richey Property    Opened for business September 30, 1996   Houston #2 Property  Opened for business July 14, 1996
       Hillsboro Property      April 1, 1997                            Montclair Property   February 19, 1997
       Camarillo Property      Opened for business July 28, 1996        La Quinta Property   March 5, 1997
       Sevierville Property    Opened for business June 13, 1996        Merced Property      March 16, 1997
       Ellisville Property     Opened for business September 3, 1996    Spring Hill Property February 15, 1997
       Golden Valley Property  Opened for business September 30, 1996   Florissant Property  March 18, 1997
       Humble #1 Property      Opened for business September 12, 1996   Salinas Property     February 6, 1997
       Corvallis Property      Opened for business October 6, 1996      Chicago Property     December 28, 1996
       Houston #1 Property     Opened for business September 25, 1996

(8) The Company accepted an assignment of an interest in a ground lease relating to the Brooklyn Property effective August 23, 1996.

(9) The lessee of the Knoxville, Camarillo, and Sevierville Properties is the same unaffiliated lessee.

(10) The lessee of the Ellisville, Golden Valley and Florissant Properties is the same unaffiliated lessee.

(11) The lessee of the Humble #1, Houston #1 and Houston #2 Properties is the same unaffiliated lessee.

(12) The lessee of the Hillsboro and McKinney Properties is the same unaffiliated lessee.

(13) The lessee of the Kendallville and Avon Properties is the same unaffiliated lessee.

(14) The lessee of the Upland and La Quinta Properties is the same unaffiliated lessee.

                       CNL AMERICAN PROPERTIES FUND, INC.
                             Shares of Common Stock

                    Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs and Keogh and Pension Plans
               (Minimum purchase may be higher in certain states)

         CNL AMERICAN PROPERTIES FUND, INC. (the "Company") is a Maryland corporation which intends to qualify and remain qualified for federal income tax purposes as a real estate investment trust (a "REIT"). The Company may sell up to 16,500,000 Shares for a maximum of $165,000,000. The Company has been formed primarily to acquire restaurant properties (the "Properties") located across the United States to be leased on a long-term, "triple-net" basis to creditworthy operators of selected national and regional fast-food, family-style, and casual dining restaurant chains (the "Restaurant Chains"). Under the Company's triple-net leases, the tenant will be responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities, and insurance. In addition, the leases will be structured to require the tenant to pay (i) base annual rent, with automatic increases in the base rent, and (ii) percentage rent based on certain restaurant sales above a specified level. The Company may provide financing (the "Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company intends to offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Restaurant Chains. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to 10% of Gross Proceeds (the "Loan") which the Company has obtained. The Company is not a mutual fund or other type of investment company within the meaning of the Investment Company Act of 1940, and is not subject to regulation thereunder. The Company is not affiliated with the United States Government.

There are significant risks associated with an investment in the Company (see "Risk Factors"), including the following:

o Both the number of Properties that the Company will acquire and the diversification of its investments will be reduced to the extent that the total proceeds of the offering are less than $165,000,000. As of April 9, 1996, the total offering proceeds were $57,887,405.

o The Company will rely on CNL Fund Advisors, Inc. (the "Advisor") with respect to all investment decisions subject to approval by the Board of Directors in certain circumstances. The experience of the Advisor and Directors of the Company with mortgage financing and equipment leasing is limited.

o The Advisor and its Affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor will provide to the Company.

o The Company owned, as of April 9, 1996, 48 Properties of the anticipated total of 140 to 160 Properties, and investors, therefore, will not have the opportunity to evaluate all the Properties that the Company eventually will acquire.

o There is currently no public trading market for the Shares, and there is no assurance that one will develop.

o If the Shares are not listed on a national securities exchange or over-the-counter market ("Listing") within ten years of commencement of the offering, as to which there can be no assurance, the Company will commence orderly sale of its assets and the distribution of the proceeds. Listing does not assure liquidity.

o Market and economic conditions that the Company cannot control will have an effect (either positive or negative) on the value of the Company's investments and the amount of cash that the Company receives from tenants and lessees.

o Prior to meeting certain conditions, the Company may incur debt, including debt to make Distributions to stockholders, but will not encumber Properties.

          THE COMPANY'S PRIMARY INVESTMENT OBJECTIVES are to preserve, protect, and enhance the Company's assets while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic increases in base rent and receipt of percentage rent, and obtaining fixed income through the receipt of payments from Secured Equipment Leases; (iii) qualifying as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) Listing, or (b) the commencement of orderly sales of the Company's assets and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT). There can be no assurance that these investment objectives will be met.

          This Prospectus describes an investment in Shares of the Company. The Company will use stockholders' funds to purchase the Properties and make Mortgage Loans and will borrow money to fund Secured Equipment Leases. No stockholder may hold more than 9.8% of the total Shares. Of the proceeds from the sale of Shares, approximately 84% (in the event $150,000,000 or more is raised) will be used to acquire Properties and make Mortgage Loans, and approximately 9% will be paid in fees and expenses to Affiliates of the Company for their services; the balance will be used to pay other expenses of the offering. The Company has registered an offering of 16,500,000 Shares, with 1,500,000 of such Shares available only to stockholders purchasing Shares in this initial public offering who receive a copy of this Prospectus and who elect to participate in the Company's reinvestment plan (the "Reinvestment Plan"). Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering must be made pursuant to a solicitation under a separate prospectus. See "Summary of Reinvestment Plan." Prior programs sponsored by Affiliates of the Company and the Advisor are in limited partnership form. See "Prior Performance Information."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               Price to           Selling           Proceeds to
                                Public         Commissions(1)        Company(2)
--------------------------------------------------------------------------------

Per Share ................  $      10.00        $      0.75         $       9.25
--------------------------------------------------------------------------------
Total Minimum ............  $  1,500,000        $   112,500         $  1,387,500
--------------------------------------------------------------------------------
Total Maximum(3) .........  $165,000,000        $12,375,000         $152,625,000
================================================================================
                                                   (footnotes on following page)

                                 April 26, 1996

                   (Cover Page Continued From Previous Page)

(1) CNL Securities Corp. (the "Managing Dealer") will receive Selling Commissions of 7.5% on sales of Shares, subject to reduction in certain circumstances. The Managing Dealer, which is an Affiliate of the Company, may engage other broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers") to sell Shares and reallow to them commissions of up to 7% with respect to Shares which they sell. The amounts indicated for Selling Commissions assume that reduced Selling Commissions are not paid in connection with the purchase of any Shares and do not include a 0.5% marketing support and due diligence expense reimbursement fee payable to the Managing Dealer, all or a portion of which may be reallowed to certain Soliciting Dealers. Such amounts also do not include a Soliciting Dealer Servicing Fee payable to the Managing Dealer by the Company (see "Management Compensation"), all or a portion of which may be reallowed to certain Soliciting Dealers. See "The Offering -- Plan of Distribution" for a discussion of the circumstances under which reduced Selling Commissions may be paid and a description of the marketing support and due diligence expense reimbursement fee payable to the Managing Dealer.

(2) Before deducting (i) organizational and offering expenses of the Company estimated to be 3% of gross offering proceeds computed at $10.00 per Share sold ("Gross Proceeds") on the sale of 15,000,000 Shares and (ii) the marketing support and due diligence expense reimbursement fee. Organizational and offering expenses exclude Selling Commissions and the marketing support and due diligence reimbursement fee. The Advisor will pay all organizational and offering expenses which exceed 3% of the Gross Proceeds.

(3) Assumes that the Managing Dealer exercises its option to sell an additional 5,000,000 Shares in the event the offering is oversubscribed. Also includes 1,500,000 Shares which may be issued pursuant to the Company's Reinvestment Plan. Those stockholders who elect to participate in the Reinvestment Plan will have their Distributions reinvested in additional Shares.

         NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY OR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

             -----------------------------------------------------

     All subscription funds for Shares will be deposited in an interest-bearing escrow account with SouthTrust Estate & Trust Company, Inc., which will act as the escrow agent for this offering. As of June 1, 1995, the Company had received aggregate subscription proceeds of $1,955,500, which exceeded the minimum offering amount of $1,500,000, and $1,836,500 of the funds (excluding funds received from Iowa, Minnesota, New York, Ohio and Pennsylvania investors) were released from escrow. As of April 9, 1996, the Company had received aggregate subscription proceeds of $57,887,405 (5,788,741 Shares) from 3,440 stockholders, including $128,151 (12,815 Shares) issued pursuant to the Reinvestment Plan. The Company has elected to extend the offering of Shares until a date no later than March 29, 1997 (two years after the initial date of this Prospectus), in states that permit such extension.

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL, AND NO SUBSCRIPTION WILL BE ACCEPTED FROM ANY PERSON WHO DOES NOT MEET THE SUITABILITY STANDARDS SET FORTH HEREIN. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL CREATE, UNDER ANY CIRCUMSTANCES, AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. IF, HOWEVER, ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

     THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY, AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS COMPANY IS PROHIBITED.

             -----------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page

SUMMARY OF THE OFFERING...................................................   1
RISK FACTORS..............................................................   9
     Investment Risks ....................................................   9
     Real Estate and Financing Risks .....................................  12
     Tax Risks ...........................................................  15
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE ...............................  17
ESTIMATED USE OF PROCEEDS ................................................  19
MANAGEMENT COMPENSATION ..................................................  20
CONFLICTS OF INTEREST ....................................................  26
     Prior and Future Programs ...........................................  26
     Acquisition of Properties ...........................................  26
     Sales of Properties .................................................  27
     Joint Investment With An Affiliated Program .........................  27
     Competition for Management Time .....................................  27
     Compensation of the Advisor .........................................  28
     Relationship with Managing Dealer ...................................  28
     Legal Representation ................................................  28
     Certain Conflict Resolution Procedures ..............................  28
SUMMARY OF REINVESTMENT PLAN .............................................  30
REDEMPTION OF SHARES .....................................................  32
BUSINESS .................................................................  34
     General .............................................................  34
     Property Acquisitions ...............................................  37
     Site Selection and Acquisition of Properties ........................  70
     Standards for Investment in Properties ..............................  73
     Description of Properties............................................  74
     Description of Property Leases ......................................  75
     Joint Venture Arrangements ..........................................  78
     Mortgage Loans.......................................................  79
     Management Services .................................................  80
     Borrowing ...........................................................  80
     Sale of Properties, Mortgage Loans, and Secured Equipment Leases ....  81
     Franchise Regulation ................................................  82
     Competition .........................................................  82
     Regulation of Mortgage Loans and Secured Equipment Leases ...........  82
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    OF THE COMPANY .......................................................  82
MANAGEMENT................................................................  87
     General .............................................................  87
     Fiduciary Responsibility of the Board of Directors ..................  87
     Directors and Executive Officers ..................................... 88
     Independent Directors ...............................................  90
     Committees of the Board of Directors ................................  90
     Compensation of Directors and Executive Officers ....................  91
     Management Compensation .............................................  91
THE ADVISOR AND THE ADVISORY AGREEMENT ...................................  91
     The Advisor .........................................................  91
     The Advisory Agreement ..............................................  91
PRIOR PERFORMANCE INFORMATION ............................................  94
INVESTMENT OBJECTIVES AND POLICIES .......................................  98
     General .............................................................  98
     Certain Investment Limitations ......................................  99
DISTRIBUTION POLICY ...................................................... 100
     General ............................................................. 100
     Distributions ....................................................... 101

                                                                           Page
SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS ...................... 101
     General ............................................................. 101
     Description of Capital Stock ........................................ 102
     Board of Directors .................................................. 102
     Stockholder Meetings ................................................ 103
     Advance Notice for Stockholder Nominations for
       Directors and Proposals of New Business ........................... 103
     Amendments to the Articles of Incorporation ......................... 103
     Mergers, Combinations, and Sale of Assets ........................... 103
     Termination of the Company and REIT Status .......................... 103
     Restriction of Ownership ............................................ 104
     Responsibility of Directors ......................................... 105
     Limitation of Liability and Indemnification ......................... 105
     Removal of Directors ................................................ 106
     Inspection of Books and Records ..................................... 106
     Restrictions on "Roll-Up" Transactions .............................. 106
FEDERAL INCOME TAX CONSIDERATIONS ........................................ 107
     Introduction ........................................................ 107
     Taxation of the Company ............................................. 107
     Taxation of Stockholders ............................................ 112
     State and Local Taxes ............................................... 115
     Characterization of Property Leases ................................. 115
     Characterization of Secured Equipment Leases ........................ 116
     Investment in Joint Ventures ........................................ 116
REPORTS TO STOCKHOLDERS .................................................. 117
THE OFFERING ............................................................. 118

     General ............................................................. 118
     Plan of Distribution ................................................ 118
     Subscription Procedures ............................................. 120
     Escrow Arrangements ................................................. 122
     ERISA Considerations ................................................ 122
     Determination of Offering Price ..................................... 124
SUPPLEMENTAL SALES MATERIAL .............................................. 124
LEGAL OPINIONS ........................................................... 124
EXPERTS                                                                    124
ADDITIONAL INFORMATION ................................................... 124
DEFINITIONS .............................................................. 125

Form of Amended Reinvestment Plan .................................. Exhibit A
Financial Information .............................................. Exhibit B
Prior Performance Tables ........................................... Exhibit C
Subscription Agreement ............................................. Exhibit D
Pro Forma Estimate of Taxable Income ............................... Exhibit E

                            SUMMARY OF THE OFFERING

 THIS SECTION SUMMARIZES CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. POTENTIAL STOCKHOLDERS MUST READ AND EVALUATE THE FULL TEXT OF THIS PROSPECTUS AND ALL SUPPORTING DOCUMENTS ATTACHED AS EXHIBITS HERETO IN ORDER TO EVALUATE AN INVESTMENT IN THE COMPANY. THE FOLLOWING SUMMARY THEREFORE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS AND THE SUPPORTING DOCUMENTS.

CNL AMERICAN PROPERTIES FUND, INC.

 CNL American Properties Fund, Inc. (the "Company") is a Maryland corporation which intends to qualify and remain qualified for federal income tax purposes as a real estate investment trust (a "REIT"). The Company's address is 400 East South Street, Suite 500, Orlando, Florida 32801, telephone (407) 422-1574 or toll free (800) 522-3863.

 The Company has acquired and intends to continue to acquire restaurant properties (the "Properties") located across the United States. The Properties will be leased to creditworthy operators of selected national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains (the "Restaurant Chains"). The Company expects to structure its leases of the Properties to provide for payment of base annual rents with automatic increases and percentage rents based on gross sales. All leases will be on a long-term (generally, 15 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis, which means that the tenant will be responsible for repairs, maintenance, property taxes, utilities, and insurance. The Company has provided and intends to continue to provide financing (the "Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. The Company expects that the economic effects of the Mortgage Loans will be similar to those of its leases (generally with full repayment in 15 to 20 years). The Company also will offer furniture, fixtures and equipment ("Equipment") financing to operators of Restaurant Chains pursuant to which the Company will provide, through direct financing leases, the Equipment (collectively, the "Secured Equipment Leases"). No offering proceeds will be used for the purpose of funding Secured Equipment Leases. The Company has obtained a $15,000,000 line of credit (the "Loan") to be used by the Company to fund Secured Equipment Leases. The Loan provides that the Company will be able to receive advances under the line of credit until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable over periods of time equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. The Company intends to limit advances under the Loan to 10% of Gross Proceeds of the offering. See "Business" for a description of the types of Restaurant Chains that may be selected by the Advisor, the Property selection and acquisition processes, the nature of the Mortgage Loans and Secured Equipment Leases and a description of the Loan.

 Under the Company's Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2005 unless the shares of Common Stock of the Company, including the shares offered hereby (the "Shares"), are listed on a national securities exchange or over-the-counter market ("Listing"), in which event the Company automatically will become a perpetual life entity. If Listing does not occur within ten years after commencement of the offering, the Company will undertake, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, the orderly Sale of the Company's assets, the distribution of Net Sales Proceeds of such Sales to stockholders and the limitation of its activities to those related to its orderly liquidation, unless the stockholders owning a majority of the Shares elect to amend the Articles of Incorporation to extend the duration of the Company. See "Risk Factors -- Real Estate and Financing Risks" for a complete discussion of risks relating to future disposition of the Company's assets. If Listing occurs (which is not assured), then the Board of Directors may elect to cause the Company to encumber any or all of the Company's Properties in connection with any borrowing. The Board of Directors anticipates that such borrowing, in the aggregate, will not exceed 50% of Real Estate Asset Value, although the maximum amount the Company may borrow is 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). In general, Net Assets are the Company's total assets (other than intangibles), calculated at cost, less total liabilities. As a perpetual life entity following Listing, the Company would not be required to dissolve and return capital to stockholders. If Listing occurs, in order to liquidate their investment stockholders would have to sell their Shares in the market on which the Shares are traded. Listing is no assurance of liquidity. See "Risk Factors -- Investment Risks" for a discussion of risks associated with the lack of liquidity of the Shares and with borrowing. In addition, following Listing the Company intends to reinvest proceeds from Sales of Properties rather than distribute such proceeds to stockholders.

RISK FACTORS

 The "Risk Factors" section discusses in detail the more important risks associated with an investment in the Company, including risks associated with an investment in a real estate investment trust such as the Company, risks associated with an investment in real estate such as the Properties, risks associated with the Mortgage Loans, risks associated with Secured Equipment Leases, and tax risks. These risks include:

o Risks of reduced diversification in the Company's investments if the Company does not raise $165,000,000 from sales of Shares.

o Risks of reliance on CNL Fund Advisors, Inc. (the "Advisor") and the Board of Directors, which together will have responsibility for the management of the Company and its investments, subject to the ability of the stockholders to elect the Directors.

o Risks relating to the fact that the services to be performed by the Advisor and its Affiliates for the Company in connection with the offering, the selection and acquisition of the Properties, the making of Mortgage Loans, the administration of the Secured Equipment Lease program and the general operation of the Company will result in conflicts of interest.

o Risks related to the fact that, because as of April 9, 1996, the Company owned only 48 Properties of the anticipated total of 140 to 160 Properties, stockholders therefore will not have the opportunity to evaluate all the Properties that the Company eventually will acquire.

o Risks that stockholders who must sell their Shares will not be able to sell them quickly because it is not anticipated that there will be a public market for the Shares in the near term, and there can be no assurance that the Listing will occur.

o Market risks associated with investments in real estate, which means that the amount of cash the Company will receive from tenants, lessees or borrowers cannot be predicted.

o Risks that the Company, prior to meeting certain conditions, may incur debt, including debt to make Distributions, but will not encumber Properties.

o Risks of defaults by tenants, lessees or borrowers resulting in decreased income.

o Risks relating to the fact that the vote of stockholders owning at least a majority but less than all of the Shares will bind all of the stockholders as to matters such as the election of Directors and amendment of the Company's governing documents.

o Risks that restrictions on ownership of more than 9.8% of the shares of the Company's Common Stock (the "Common Stock") by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company even if such a change is in the interest of a majority of the stockholders.

o Risks that the Company may not qualify or remain qualified as a REIT for federal income tax purposes, which could result in subjecting the Company to federal income tax on its taxable income at regular corporate rates and, in turn, thereby reducing the amount of funds available for paying Distributions to stockholders.

ESTIMATED USE OF PROCEEDS

 The Company is using the proceeds of the sale of the Shares to acquire Properties, to make Mortgage Loans, generally in connection with such acquisitions, and to pay expenses relating to the organization of the Company and the sale of the Shares. Management of the Company and the Advisor have estimated an average purchase price of $800,000 to $900,000 per Property based on their past experience in acquiring similar properties and in light of current market conditions, although prices of Properties may be lower or higher. See "Business -- Property Acquisitions" for a description of the Properties the Company has acquired and the Mortgage Loan the Company has made as of April 9, 1996. Assuming CNL Securities Corp. (the "Managing Dealer") exercises its option to increase the offering from 10,000,000 Shares ($100,000,000) to up to 15,000,000 Shares ($150,000,000)
and 15,000,000 Shares are sold, the Company will acquire approximately 140 to 160 Properties. In addition, the Company has registered an offering of an additional 1,500,000 Shares ($15,000,000) available only to stockholders who receive a copy of this Prospectus and who elect to participate in the Company's reinvestment plan (the "Reinvestment Plan"). See "Estimated Use of Proceeds" and "Business -- General" for a more detailed description of the anticipated use of offering proceeds. Secured Equipment Leases will be funded solely from the proceeds of the Loan and the number of Secured Equipment Leases will not depend on the amount raised in the offering.

CONFLICTS OF INTEREST

 Certain officers and Directors of the Company who are also officers or directors of the Advisor will experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that will conflict with those of the Company and include matters related to (i) allocation of properties and management time and services between the Company and various partnerships and other entities, (ii) the timing and terms of the sale of a Property, (iii) negotiation and funding of Mortgage Loans, (iv) administration of the Secured Equipment Lease program, (v) investments with Affiliates of the Advisor, (vi) compensation of the Advisor,
(vii) the Company's relationship with the Managing Dealer, which is an Affiliate of the Company and the Advisor, and (viii) the fact that the Company's securities and tax counsel also serves as securities and tax counsel for certain Affiliates of the Company, and that neither the Company nor the stockholders will have separate counsel.

 The Directors of the Company who are independent of the Advisor (the "Independent Directors") are responsible for monitoring the activities of the Advisor and must approve all of the Advisor's actions that involve a potential conflict other than certain such actions specifically permitted by the Articles of Incorporation. The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

MANAGEMENT

 The Company has retained the Advisor, pursuant to an advisory agreement, to handle the day-to-day operations of the Company, to select the Company's real estate investments, and to administer its Secured Equipment Lease program. The five members of the Board of Directors will oversee the management of the Company. Three of the Directors of the Company are independent of the Advisor and have responsibility for reviewing its performance. The Directors are elected to the Board of Directors annually by the stockholders.

 All of the officers and directors of the Advisor also are officers or Directors of the Company. The Advisor will have responsibility for (i) selecting the Properties that the Company will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the Property by the Company, (ii) identifying potential lessees for the Properties and potential borrowers for the Mortgage Loans, and formulating, evaluating, and negotiating the terms of each lease of a Property and each Mortgage Loan, and
(iii) locating and identifying potential lessees and formulating, evaluating, and negotiating the terms of each Secured Equipment Lease. All of the foregoing actions are subject to approval by the Board of Directors. The Advisor also will have the authority, subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, to select Properties for Sale in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the Property being considered for Sale.

 The Company's Articles of Incorporation provide that, if Listing does not occur within ten years from the commencement of this offering, the Company will commence orderly Sales of its assets and distribute the proceeds thereof. In that case, the Company will engage only in activities related to its orderly liquidation unless the stockholders elect otherwise.

 See "Management" and "The Advisor and the Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Company and the Advisor, as well as for a description of the services that the Advisor will provide.

MANAGEMENT COMPENSATION

 The Advisor, the Managing Dealer, and other Affiliates of the Advisor will receive compensation for services they will perform for the Company and also will receive expense reimbursements from the Company for expenses they pay on behalf of the Company. See "Management Compensation" for a description of compensation paid to the Advisor and Affiliates as of December 31, 1995. The following paragraphs summarize the more significant items of compensation.

 In connection with the formation of the Company and the offering of the Shares, the Managing Dealer will receive Selling Commissions of 7.5% (a maximum of $11,250,000 if 15,000,000 Shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $750,000 if 15,000,000 Shares are sold), of the total amount raised from the sale of Shares, computed at $10.00 per Share sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 7% on Shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee to certain Soliciting Dealers, who are not Affiliates of the Company. In addition, the Company will incur a Soliciting Dealer Servicing Fee in the amount of .20% of Invested Capital (as defined below) (a maximum of $300,000 if 15,000,000 Shares are sold). The Soliciting Dealer Servicing Fee will be payable on December 31 of each year, commencing on December 31 of the year following the year in which the offering terminates, and generally will be payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients held Shares on such date. The Company also may pay the Soliciting Dealer Servicing Fee directly to any Soliciting Dealer exempt from registration as a broker-dealer and whose clients held Shares on such date. In general, the stockholders' investment in the Company ("Invested Capital") is the number of Shares they own, multiplied by $10.00 per Share, reduced by the portion of all prior Distributions received by stockholders from the Sale of one or more Properties and by any amounts paid by the Company to repurchase Shares pursuant to the redemption plan.

 For identifying the Properties and structuring the terms of the acquisition and leases of the Properties, the Advisor will receive Acquisition Fees equal to 4.5% of Gross Proceeds (a maximum of $6,750,000 if 15,000,000 Shares are sold) from the sale of Shares.

 In connection with the acquisition of Properties that have been constructed or renovated by Affiliates, subject in each case to the approval of a majority of the Board of Directors including a majority of the Independent Directors, the Company will incur Development/Construction Management Fees of generally 5% to 10% of the cost of constructing or renovating a Property, payable to Affiliates of the Company as Acquisition Fees. Such fees will be included in the purchase price of Properties purchased from developers that are Affiliates of the Company. See "Business - Site Selection and Acquisition of Properties." Development/Construction Management Fees, which are based on the number of Properties purchased from developers that are Affiliates of the Company, the cost of construction or renovation of such Properties, and the percentage amount of each development/construction management fee, are not determinable at this time.

 In connection with the acquisition of Properties from affiliated or unaffiliated developers, subject in each case to the approval of a majority of the Board of Directors including a majority of the Independent Directors, to whom Affiliates of the Company have provided construction financing, the Company will incur Construction Financing Fees, payable to Affiliates of the Company as Acquisition Fees. Such fees will be in an amount equal to generally 1% to 2% of the total amount of each loan plus the difference between the Affiliate-lender's cost of funds and the amount of interest charged to the developer, with such difference determined by applying an annual percentage rate of generally 1.5% to 3% throughout the duration of the loan to the outstanding amount of the loan. Such fees will be included in the purchase price of Properties purchased from developers that receive such loans. See "Business - Site Selection and Acquisition of Properties." Construction Financing Fees, which are based on the number of Properties for which Affiliates of the Company provide construction financing, the amount and duration of such loans, and the amount of each construction financing fee, are not determinable at this time.

 The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company.

 For managing the Properties, the Advisor will be entitled to receive a monthly Asset Management Fee of one-twelfth of .60% of the Company's Real Estate Asset Value (generally, the total amount invested in the Properties, exclusive of Acquisition Fees and Acquisition Expenses) as of the end of the preceding month.

 For managing the Mortgage Loans, the Advisor will be entitled to receive a monthly Mortgage Management Fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month.

 For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of 2% of the purchase price of the Equipment that is the subject of a Secured Equipment Lease.

 Prior to Listing, the Advisor may receive a real estate disposition fee of 3% of the gross sales price of one or more Properties for providing substantial services in connection with the Sale, which will be deferred and subordinated until the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital plus an aggregate, annual, cumulative, noncompounded 8% return on their Invested Capital, excluding Distributions attributable to proceeds of the Sale of a Property (the "Stockholders' 8% Return"). Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in an amount equal to the product of the total number of Shares outstanding and the average closing prices of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded. See "The Advisor and The Advisory Agreement -- The Advisory Agreement."

 A subordinated share of Net Sales Proceeds will be paid to the Advisor upon the Sale of one or more Properties or Secured Equipment Leases in an amount equal to 10% of Net Sales Proceeds. This amount will be subordinated and paid only after the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital, plus the Stockholders' 8% Return.

 Payment of certain fees is subject to conditions and restrictions or to change under certain specified circumstances. The Advisor and its Affiliates also may receive reimbursement for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations, and a subordinated incentive fee if Listing occurs.

SUMMARY OF REINVESTMENT PLAN

 The Company has established the Reinvestment Plan pursuant to which stockholders may elect to have their cash Distributions from the Company automatically reinvested in Shares. See "Summary of Reinvestment Plan," "Federal Income Tax Considerations -- Taxation of Stockholders," and the form of Reinvestment Plan accompanying this Prospectus as Exhibit A for more specific information about the Reinvestment Plan. Expenses incurred in connection with the Reinvestment Plan, including Selling Commissions and marketing support and due diligence expense reimbursement fees, will be paid by the Company. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

BUSINESS (PURCHASE AND SALE OF PROPERTIES AND OFFERING OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES)

 Properties and Mortgage Loans. The types of Properties which the Company intends to purchase and lease to third parties, as well as a description of the Properties acquired by the Company as of April 9, 1996, appears in the section entitled "Business." It is expected that the Company will invest in Properties of selected national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains, the most rapidly growing segments of the restaurant industry in recent years. Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in these industry segments, as reflected in the Properties that it owns. The Properties, which typically are or will be freestanding and will be located across the United States, are or will be leased on a "triple-net" basis to creditworthy operators of the Restaurant Chains to be selected by the Advisor and approved by the Board of Directors. The Properties may consist of both land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Properties have been or will be purchased for cash and will not be encumbered by any liens. If Listing occurs, however, the Board of Directors may elect to cause the Company to borrow funds in connection with the purchase of additional Properties or for other Company purposes and to encumber any or all of the Company's Properties in connection with any such borrowing. The Board of Directors anticipates that, in the aggregate, borrowing will not exceed 50% of Real Estate Asset Value, although the maximum amount of borrowing, in the absence of a satisfactory showing that a higher level of borrowing is appropriate (as determined by a majority of the Independent Directors), shall not exceed 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). Management expects to acquire Properties in part with a view to diversification among Restaurant Chains and the geographic location of the Properties. The Company estimates that it will acquire at least 140 to 160 Properties if the maximum of 15,000,000 Shares is sold, based on an estimated average purchase price of $800,000 to $900,000 per Property.

 To a lesser extent the Company will offer Mortgage Loans to finance the purchase of buildings by operators of Restaurant Chains. In general, the Company intends to offer Mortgage Loans in circumstances in which the Company owns the land underlying the building to be financed and the borrower under the Mortgage Loan also enters into a long-term ground lease for the underlying land. Management believes that this combined leasing and financing structure provides the benefit of allowing the Company to receive the return of its initial investment plus interest on each financed building, which is generally a depreciating asset, while retaining the ownership of the underlying land, which is generally an appreciating asset. However, none of the prior programs organized by Affiliates of the Company has offered Mortgage Loans and the experience of the Advisor and Directors of the Company with mortgage financing is limited. See "Risk Factors - Investment Risks - Risks Associated With Mortgage Loans."

 As of April 9, 1996, the Company owned 48 Properties (including 21 Properties which consist of land and building, one Property through a joint venture arrangement which consists of land and building, three Properties which consist of a building only, and 23 Properties which consist of land only). In addition, the Company had initial commitments to acquire 12 Properties (including one Property which is land and building, one Property which is building only, and 10 Properties which are land only). The acquisition of each of these Properties is subject to the fulfillment of certain conditions. Although the Company believes that there is a reasonable probability that the Company will acquire these Properties, there can be no assurance that these conditions will be satisfied or that the Company will purchase one or more of these Properties. The Company has undertaken to supplement this Prospectus during the offering period to describe the acquisition of Properties at such time as the Company believes that a reasonable probability exists that a Property will be acquired by the Company. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and (iii) a satisfactory site inspection has been completed. See "Business -- General."

 In connection with the acquisition of the 23 Properties which are land only, the Company has made a single Mortgage Loan secured by the buildings and other improvements on such Properties.

 In connection with the initial commitments with the ten Properties consisting of land only, the Company anticipates providing mortgage financing to the tenant which will be collateralized by the building improvements. If the Mortgage Loan is executed, it is expected to be executed under substantially the same terms described in "Business - Mortgage Loans."

 Secured Equipment Leases. The Secured Equipment Leases will be funded solely from the proceeds of the Loan. The Company expects that the Secured Equipment Leases will be structured so that they will be treated as loans secured by personal property for federal income tax purposes. The Company has neither identified any prospective operators of Restaurant Chains that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. See "Business -- General."

 The Company has established certain conflict resolution procedures relating to
(i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of restaurant properties and Secured Equipment Leases among certain affiliated entities. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

             -----------------------------------------------------

 For the first five to ten years after commencement of this offering, the Company intends to reinvest in additional Properties and Mortgage Loans any proceeds of the Sale of a Property or Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's status as a REIT for federal income tax purposes. The proceeds from the Sale of Secured Equipment Leases will be used to fund additional Secured Equipment Leases, or to reduce the Company's outstanding indebtedness on the Loan. At or prior to the end of the ten-year period, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although there is no assurance of such liquidity), or by commencing orderly Sales of the Company's assets. If Listing occurs, the Company intends to reinvest in additional Properties, Mortgage Loans, and Secured Equipment Leases any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT. See "Business -- General" and "Business -- Sale of Properties, Mortgage Loans, and Secured Equipment Leases."

INVESTMENT OBJECTIVES AND POLICIES

 The Company's primary investment objectives are:

 o        to preserve, protect, and enhance the Company's assets.

 o to make Distributions commencing in the initial year of Company operations.

 o to obtain fixed income through the receipt of base rent, as well as to increase the Company's income (and Distributions) and provide protection against inflation through automatic increases in base rent and receipt of percentage rent, and to obtain fixed income through the receipt of payments on Secured Equipment Leases.

 o to qualify and remain qualified as a REIT for federal income tax purposes.

 o to provide stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, although liquidity cannot be assured thereby, either through
          (i) Listing or (ii) outside the ordinary course of business and consistent with its objective of qualifying as a REIT, the commencement of orderly Sales of the Company's assets and distribution of the proceeds thereof.

 The Company intends to meet these objectives by following certain investment policies discussed herein, as summarized on the preceding pages. See "Business -- General," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Leases," and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of the Company's business will facilitate the Company's ability to meet its investment objectives. There can be no assurance that these objectives will be met. The Company's investment objectives are subject to review by the Independent Directors and may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock.

DESCRIPTION OF SHARES

 A stockholder's investment will be recorded on the books of the Company. The Company will provide, upon the request of any stockholder wishing to transfer his or her Shares, a transfer form to be completed and executed by the stockholder and returned to the Company. The Company will not issue share certificates.

 After the termination of the offering, any stockholder may request that the Company redeem for cash all or a significant portion of such stockholder's Shares. The sole source of funds for any such requested redemption will be the net proceeds available from the sale of Shares pursuant to the Reinvestment Plan. There can be no assurance that such net proceeds will be sufficient to permit the Company to redeem all such Shares presented for redemption. See "Redemption of Shares."

 An annual meeting of stockholders will be held each year for the election of the Directors. Other business matters may be presented at the annual meeting or at special stockholder meetings. Each Share is entitled to one vote on each matter to be voted on by stockholders, including the election of the Directors. Stockholders who do not vote with the majority of Shares entitled to vote on questions presented nonetheless will be bound by the majority vote.

 Stockholder approval is required under Maryland law and the Company's Articles of Incorporation and Bylaws for certain types of transactions. Generally, the Articles of Incorporation and Bylaws may be amended upon a majority vote of stockholders. Stockholders holding a majority of the Shares must approve a merger or a sale or other disposition of substantially all of the Company's assets other than in the ordinary course of business. Stockholders objecting to the terms of a merger, sale, or other disposition of substantially all of the Company's assets have the right to petition a court for the appraisal and payment of the fair value of their Shares in certain instances. The affirmative vote of a majority of the Shares outstanding and entitled to vote is required to approve the voluntary dissolution of the Company.

 In order to facilitate compliance with certain restrictions imposed on REITs by the Internal Revenue Code of 1986, as amended (the "Code"), the Articles of Incorporation generally restrict direct or indirect ownership (applying certain attribution rules) of more than 9.8% of the outstanding shares of Common Stock by one Person, as defined in the Articles of Incorporation. See "Summary of the Articles of Incorporation and Bylaws -- Restriction on Ownership."

 For a more complete description of the Shares and the capital structure of the Company, please refer to the "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" section of the Prospectus.

DISTRIBUTION POLICY

 Consistent with the Company's objective of qualifying as a REIT, the Company expects to calculate and declare Distributions monthly during the offering period, and quarterly thereafter, and make Distributions quarterly. Distributions were expected to commence not later than the close of the first full calendar quarter after the first release of funds from escrow to the Company, and in fact the Company declared Distributions in June 1995, and paid such Distributions in July 1995. For the year ended December 31, 1995, the Company declared and paid Distributions totalling $638,618. The Board of Directors, in its discretion, will determine the amount of the Distributions made by the Company, which amount will depend primarily on net cash from operations. The Company intends to increase Distributions in accordance with increases in net cash from operations. Consistent with the Company's objective of qualifying as a REIT, the Company expects to distribute at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. If the cash available to the Company is insufficient to make Distributions, the Company may obtain the needed cash by borrowing funds, issuing new securities, or selling assets. These methods of obtaining cash could affect future Distributions by increasing operating costs or reducing income. In such an event, it is possible that the Company could pay Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital. For the year ended December 31, 1995, 59.82% of the Distributions declared and paid were characterized as ordinary income and 40.18% as return of capital for federal income tax basis. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of December 31, 1995, the characterization of Distributions for federal income tax purposes is not considered by management to be necessarily representative of the characterization of Distributions in future years.

PRIOR PERFORMANCE OF AFFILIATES

 The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate limited partnerships sponsored by Affiliates of the Company and of the Advisor during the past ten years, including 17 public limited partnerships formed to invest in restaurants leased on a "triple-net" basis to operators of national and regional fast-food and family-style restaurant chains. As of December 31, 1995, these partnerships, which purchase properties similar to those to be acquired by the Company, had purchased 628 fast-food and family-style restaurant properties. Based on an analysis of the operating results of the 79 real estate limited partnerships in which principals of the Company have served, individually or with others, as general partners, the Company believes that each of such partnerships has met, or currently is in the process of meeting, its principal investment objectives. Certain statistical data relating to the public limited partnerships with investment objectives similar to those of the Company are contained in Exhibit C--Prior Performance Tables.

TAX STATUS OF THE COMPANY

 The Company has made the election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 1995. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income, as figured on an annual basis. If the Company fails to qualify for taxation as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. See "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations." Even if the Company qualifies as a REIT for federal income tax purposes, it may be subject to certain federal, state, and local taxes on its income and property and to federal income and excise taxes on its undistributed income. See "Federal Income Tax Considerations."

THE OFFERING

 A maximum of 10,000,000 Shares ($100,000,000) in the Company are being offered at a price of $10.00 per Share. If the Managing Dealer exercises its option (in the event the offering is oversubscribed) to sell an additional 5,000,000 Shares, a maximum of 15,000,000 ($150,000,000) Shares in the Company will be offered at a price of $10.00 per Share. The Company also has registered an offering of an additional 1,500,000 Shares ($15,000,000) that are available only to stockholders who receive a copy of this Prospectus and elect to participate in the Reinvestment Plan. Any participation in such plan subsequent to this offering must be made pursuant to solicitation under a separate prospectus. See "Summary of Reinvestment Plan."

 The Shares are being offered by the Managing Dealer and other broker-dealers that are members of the National Association of Securities Dealers, Inc. or exempt from broker-dealer registration (the "Soliciting Dealers") on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Shares will be sold. Both the Company and the Advisor are Affiliates of the Managing Dealer. See "The Offering -- Plan of Distribution."

 All subscription funds for Shares of the Company will be deposited in an interest-bearing escrow account with SouthTrust Estate & Trust Company, Inc. See "The Offering" for a description of the current status of the offering.

 A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt stockholders who must make a minimum investment of 250 Shares ($2,500). For Minnesota stockholders only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). In addition, Nebraska, New York, and North Carolina stockholders must make a minimum investment of 500 Shares ($5,000). Following an initial subscription for at least the required minimum investment, any stockholder may make additional purchases in increments of one Share. Maine stockholders, however, may not purchase additional Shares in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

DEFINITIONS

 This Prospectus includes simplified terms and definitions to make the Prospectus easier to understand. These simplified terms and definitions do not include all of the details of the terms, however, and stockholders therefore should review the "Definitions" section for a more complete understanding.

                                  RISK FACTORS

 The purchase of Shares involves significant risks and therefore is suitable only for persons who understand the possible consequences of an investment in the Company and who are able to bear the risk of loss of their investment. Prospective stockholders should consider the following risks in addition to other information describing an investment in the Shares set forth elsewhere in this Prospectus.

INVESTMENT RISKS

 Possible Lack of Diversification. There can be no assurance that the Company will sell the maximum number of Shares. The potential profitability of the Company and its ability to diversify its investments, both geographically and by type of restaurant Properties purchased, will be limited by the amount of funds at its disposal.

 Risks of Reliance on Management. Stockholders will be relying entirely on the management ability of the Advisor and on the oversight of the Board of Directors. Stockholders have no right or power to take part in the management of the Company, except through the exercise of their stockholder voting rights. Thus, no prospective stockholder should purchase any of the Shares offered hereby unless the prospective stockholder is willing to entrust all aspects of the management of the Company to the Advisor and the Board of Directors. None of the prior programs organized by Affiliates of the Company has offered Mortgage Loans or Secured Equipment Leases. See "Management" for a discussion of the experience of the directors of the Advisor and the Directors of the Company in real estate investments and Equipment financing. Also see "Conflicts of Interests" for a discussion of the potential for realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income and for a discussion of various other conflicts of interest.

 Risks of Reliance on Advisor. The Advisor, with approval from the Board of Directors, will be responsible for the daily management of the Company, including all acquisitions, dispositions, and financings. The Advisor may be terminated by the Board of Directors, with or without cause, but only subject to payment and release from all guarantees and other obligations incurred in connection with its role as Advisor. See "Management Compensation."

 Risk Associated with Leverage. Other than the Loan or to preserve its status as a REIT, the Company does not intend to borrow money and until Listing occurs, the Company will not encumber Properties in connection with any borrowing. At all times, the maximum amount the Company may borrow is 300% of the Company's Net Assets, although the Board of Directors anticipates that the aggregate amount of any borrowing by the Company will not exceed 50% of Real Estate Asset Value. The use of borrowing may present an element of risk in the event that the cash flow from lease payments on its Properties and payments on Secured Equipment Leases are insufficient to meet its debt obligations. In addition, lenders to the Company may seek to impose restrictions on future borrowings, Distributions and operating policies of the Company.

 Conflicts of Interest. As discussed in detail in "Conflicts of Interest," the Company will be subject to conflicts of interest arising out of its relationship to the Advisor and its Affiliates. Such conflicts include matters related to (i) allocation of Properties and management time and services between the Company and various partnerships and other entities as to each of which the officers and directors of the Advisor and certain Directors and officers of the Company have management responsibilities, (ii) the timing and terms of the sale of a Property, (iii) negotiation and funding of Mortgage Loans, (iv) negotiation and funding of Secured Equipment Leases, (v) investments with Affiliates of the Advisor, (vi) compensation to the Advisor, (vii) the Company's relationship with the Managing Dealer (which is an Affiliate of the Company and the Advisor), and
(viii) the fact that the Company's securities and tax counsel also serves as securities and tax counsel for certain Affiliates of the Company and that neither the Company nor the stockholders will have separate counsel. See "Conflicts of Interest."

 Lack of Liquidity of Shares. Stockholders may not be able to sell their Shares promptly at a desired price; therefore, the Shares should be considered as a long-term investment only. Currently there is no public market for the Shares. The Board of Directors, with or without the consent of the stockholders, may apply for Listing if the Board of Directors (including a majority of Independent Directors) determines Listing to be in the best interests of the stockholders. There can be no assurance, however, that the Company will apply for Listing, that any such application will be made before the passage of a significant period of time, that any application will be accepted or, even if accepted, that a public trading market will develop. In any event, the Articles of Incorporation provide that the Company will not apply for Listing before the completion or termination of the offering. In the event Listing occurs, Shares may be sold only through the national securities exchange or the over-the-counter market on which the Shares are listed.

 Risks Associated With Management of Joint Ventures. The Independent Directors of the Company must approve all Joint Venture or general partnership arrangements to which the Company is a party. Subject to such approval, the Company may enter into a Joint Venture with an unaffiliated party to purchase a Property, and the Joint Venture or general partnership agreement relating to that Joint Venture or partnership may provide that the Company will share management control of the Joint Venture with the unaffiliated party. In the event the Joint Venture or general partnership agreement provides that the Company will have sole management control of the Joint Venture, such agreement may be ineffective as to a third party who has no notice of the agreement, and the Company therefore may be unable to control fully the activities of such Joint Venture. In the event that the Company enters into a Joint Venture with another program sponsored by an Affiliate, it is anticipated that the Company will not have sole management control of the Joint Venture.

 Lack of Control of Property Management. The Company uses "triple-net" leases and, therefore, day-to-day management of the Properties will be the responsibility of the tenants of the Properties. In general, the Company intends to enter into leasing agreements only with tenants having substantial prior experience in the restaurant industry, but there can be no assurance that the Company will be able to make such arrangements because, as of April 9, 1996, the Company had purchased only 48 Properties.

 Risks Associated With Mortgage Loans. None of the prior programs organized by Affiliates of the Company has offered Mortgage Loans and the experience of the Advisor and Directors of the Company with mortgage financing is limited. In the event that a borrower defaults on a Mortgage Loan, the Company may not be able to sell the real property which it holds as security for the Mortgage Loan at a price that would enable the Company to recover the balance of the Mortgage Loan. The Mortgage Loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. The Company may determine not to make Mortgage Loans in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.

 Risks Associated With Secured Equipment Leases. None of the prior programs organized by Affiliates of the Company has offered Secured Equipment Leases and the experience of the Advisor and Directors of the Company with Equipment leasing is limited. In the event that a lessee defaults on a Secured Equipment Lease, the Company may not be able to sell the subject Equipment at a price that would enable the Company to recover its costs associated with such Equipment. The Secured Equipment Lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. The Company may determine not to operate the Secured Equipment Lease program in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements. In addition, there are certain federal income tax risks associated with the Secured Equipment Lease program. See " -- Tax Risks."

 Binding Nature of Majority Stockholder Vote. Stockholders may take certain actions, including approving most amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the Shares outstanding and entitled to vote. Certain provisions designed to preserve the Company's status as a REIT cannot be amended without a "supermajority" vote of two-thirds of the Shares entitled to vote. All actions taken, if approved by the holders of the requisite number of Shares, would be binding on all stockholders. Certain of these provisions may discourage or make it more difficult for another party to acquire control of the Company or to effect a change in the operation of the Company. The Board of Directors has the power to cause the issuance of additional Shares without obtaining stockholder approval.

 If Listing occurs, the business of the Company may continue indefinitely without any specific time limitation by which the Company must distribute Net Sales Proceeds to the stockholders. In that case, the stockholders would be dependent upon the sale of their Shares for the return of their investment in the Company. There can be no assurance that the price a stockholder would receive in a sale on an exchange or in the over-the-counter market will be representative of the value of the assets owned by the Company or that it will equal or exceed the amount a stockholder paid for the Shares.

 Under certain circumstances, the Company may prevent the ownership, transfer, and/or accumulation of Shares in order to protect the status of the Company as a REIT or, as otherwise deemed by the Board of Directors, to be in the best interests of the stockholders. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

 Restrictions on Transfer Relating to REIT Status. The Articles of Incorporation generally restrict direct or indirect ownership (applying certain attribution rules) of more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock by one Person (as defined in the Articles of Incorporation). See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

 Limited Liability of Officers and Directors. The Articles of Incorporation and Bylaws provide that an officer or Director's liability to the Company, its stockholders, or third parties for monetary damages may be limited. Generally, the Company is obligated under the Articles of Incorporation and the Bylaws to indemnify its officers and Directors against certain liabilities incurred in connection with their services in such capacities. The Company has executed indemnification agreements with each officer and Director which will indemnify the officer or Director for any such liabilities that he or she incurs. Such indemnification agreements could limit the legal remedies available to the Company and the stockholders against the Directors and Officers of the Company. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Director and Officer Liability."

 Risks for Retirement Plan Stockholders. The Company believes that the assets of the Company will not be deemed, under ERISA, to be "plan assets" of any Plan that invests in the Shares, although it has not requested an opinion of Counsel to that effect. If the assets of the Company were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for the Company's transactions, and (ii) the prudence standards of ERISA would apply to investments made by the Company (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Code imposes nondeductible excise taxes on prohibited transactions.

 Risk of Insufficient Working Capital. There can be no assurance that the Company will have sufficient working capital. As of December 31, 1995, the Company had stockholders' equity of $31,980,648.

 Use of Leverage to Make Distributions. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its real estate investment trust taxable income or otherwise, as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. In such an event, it is possible that the Company could make Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital.

REAL ESTATE AND FINANCING RISKS

 Risks Related to an Unspecified Property Offering. The Company has established certain criteria for evaluating Restaurant Chains, particular Properties, and the operators of the Properties proposed for investment by the Company. See "Business -- Standards for Investment" and "Business -- General" for a description of these criteria and the types of Properties in which the Company intends to invest. Because the Company, as of April 9, 1996, had acquired only 48 Properties (see "Business - Property Acquisitions" for a description), prospective investors have no information to assist them in evaluating the merits of the additional 92 to 112 Properties expected to be purchased or developed by the Company. There is no limit on the number of restaurant Properties of a particular Restaurant Chain which the Company may acquire, although the Board of Directors currently does not anticipate that the Company will invest more than 25% of its Gross Proceeds in Properties of any one Restaurant Chain.

 No assurance can be given that the Company will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, the objectives of the Company will be achieved. There also can be no assurance that all of the Properties will operate profitably or that defaults will not occur. See "Management" and "Prior Performance Information," however, for a description of the prior real estate experience of the Affiliates of the Company and the Advisor.

 The Advisor or its Affiliates from time to time expect to acquire land or restaurant properties on a temporary basis with the intention of subsequently transferring the properties to one or more of the CNL Group, Inc. ("CNL") programs, including the Company, although the Company has adopted guidelines to minimize such conflicts. This practice could represent a risk to the Company and result in increased potential conflicts of interest among the Company, the Advisor, its Affiliates and prior or future programs formed by Affiliates of the Advisor. See "Conflicts of Interest -- Acquisition of Properties."

 Possible Delays in Investment. To the extent consistent with the Company's objective of qualifying as a REIT, the offering proceeds may remain uninvested for up to the later of two years from the initial date of this Prospectus or one year after termination of the offering, although it is expected that substantially all net offering proceeds will be invested prior to the end of such period. See "Prior Performance Information" for a summary description of the investment experience of Affiliates and the Advisor in prior CNL programs, which is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

 An extended offering period, the inability of the Advisor to find suitable Properties, or the fact that a program formed by Affiliates of the Advisor subsequent to the commencement of this offering currently is in the process of acquiring fast-food and family-style restaurant properties to substantially complete its acquisition program prior to the time that the Company has funds available to invest in Properties may result in delays in investment of Company funds in Properties and in the receipt of a return from real property investments.

 Revenues received by the Company pending investment in Properties or making Mortgage Loans will be limited to the rates of return available on short-term, highly liquid investments with appropriate safety of principal. These rates of return, which affect the amount of cash available to make Distributions to the stockholders, are expected to be lower than the Company would receive under its Property leases or Mortgage Loans. Further, to the extent consistent with the Company's objective of qualifying as a REIT, any funds of the Company required to be invested in Properties and not so invested or reserved for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of the offering, will be distributed pro rata to the then stockholders of the Company in accordance with the Articles of Incorporation.

 Risks of Acquiring Properties Under Construction. The Company intends to acquire sites on which a particular restaurant to be owned by the Company is to be built as well as existing restaurants (including restaurants which require renovation). To the extent that the Company acquires property on which improvements are to be constructed or completed or renovations are to be made, the Company may be subject to certain risks in connection with the developer's ability to control construction costs, and the timing of completion of construction, or to build in conformity with plans, specifications, and timetables. The Company's agreements with the developer will provide certain safeguards designed to minimize these risks. Further, in the event of a default by a developer, the Company generally will have the right to require the tenant to repurchase the Property that is under development at a pre-established price designed to reimburse the Company for all costs incurred by the Company in connection with the acquisition and development of the Property. There can be no assurance, however, that under such circumstances, the tenant will have sufficient funds to fulfill its obligations. See "Business -- Site Selection and Acquisition Properties."

 Risks of Joint Investment in Properties. In the event that the Company enters into a Joint Venture with another program formed by Affiliates of the Advisor, there will be a potential risk of impasse in certain joint venture decisions since the approval of the Company and of each co-venturer is required for certain decisions. In any Joint Venture with an affiliated program, however, the Company will have the right to buy the other co- venturer's interest or to sell its own interest on specified terms and conditions in the event of an impasse regarding a Sale. Under such circumstances, it is possible that neither party will have the funds necessary to consummate the transaction. See "Business -- Joint Venture Arrangements." In addition, the Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sale price for such Joint Venture interest.

 Investments in Joint Ventures may involve the risk that the Company's co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with the interests or goals of the Company, that such co-venturer may be in a position to take action contrary to the Company's instructions, requests, policies or objectives, or that such co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the Joint Venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences.

 Risks Relating to the Ability of the Company to Liquidate. The Company intends, to the extent consistent with the its objective of qualifying as a REIT, to reinvest Net Sales Proceeds from the Sale of Properties, Mortgage Loans, and Secured Equipment Leases in additional Properties, Mortgage Loans, and Secured Equipment Leases for the first five to ten years after commencement of the offering. If Listing occurs, the proceeds from Sales may be reinvested in other Properties, Mortgage Loans, or Secured Equipment Leases for an indefinite period of time. Unless Listing occurs within ten years after commencement of the offering, the Company will undertake, to the extent consistent with the Company's objective of qualifying as a REIT, the orderly Sale of the Company's assets, the distribution of the Net Sales Proceeds of such Sales to stockholders, and will engage only in activities related to its orderly liquidation unless the stockholders elect otherwise. Neither the Advisor nor the Board of Directors may be able to control the timing of Sales due to market conditions, and there can be no assurance that the Company will be able to sell its assets so as to return stockholders' aggregate Invested Capital, to generate a profit for the stockholders, or to fully satisfy its obligations under the Loan. Invested Capital, in the aggregate, will be returned to stockholders upon disposition of the Properties only if the Properties are sold for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following Sales of Properties. See "Federal Income Tax Considerations." In the event that a purchase money obligation is taken in partial payment of the sales price of a Property, the proceeds of the Sale will be realized over a period of years. Further, entering into Mortgage Loans with terms of 15 to 20 years and Secured Equipment Leases with terms of five to seven years may cause any intended liquidation of the Company to be delayed beyond the time of disposition of the Properties and until such time as the Mortgage Loans and Secured Equipment Leases expire or are sold.

 Risks Relating to Tenant Purchase Rights. Certain tenants are expected to have the right to purchase the Property from the Company, commencing a specified number of years after the date of the lease, which may lessen the ability of the Advisor and the Board of Directors to freely control the Sale of the Property. The leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. See "Business -- Description of Leases -- Right of Tenant to Purchase." A tenant will have no obligation to purchase the restaurant it leases.

 Risks of Real Property Investments. The value of leased Properties such as those to be acquired by the Company, the ability of the tenants to pay rent on a timely basis, and the amount of the rent, may be adversely affected by certain changes in general or local economic or market conditions, increased costs of energy or food products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of restaurant management, the ability of a Restaurant Chain to fulfill any obligations to operators of its restaurants, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded restaurants as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, and other factors. Neither the Company nor the Board of Directors can control these factors.

 Each Property will have a single tenant, and tenants may lease more than one Property. Events such as the default or financial failure of a tenant therefore could cause one or more Properties to become vacant under certain circumstances. Vacancies would reduce the cash receipts of the Company and, at least until the Company is able to re-lease any such Properties, could decrease their ultimate resale value. The value of the Company's Properties will depend principally upon the value of the leases of the Properties. Minor defaults by a tenant may continue for some time before the Advisor or Board of Directors determines that it is in the interest of the Company to evict that tenant.

 If a Property becomes vacant, the Company may be unable either to re-lease the Property for the rent due under the prior lease or to re-lease the Property without incurring additional expenditures relating to the Property. The Company could experience delays in enforcing its rights against, and collecting rents (and, under certain circumstances, real estate taxes and insurance costs) due from, a defaulting tenant.

 The Company will not be a party to any franchise agreement between a Restaurant Chain and a tenant, and such agreement could therefore be modified or canceled without notice to, or the prior consent of, the Company. In that event, the tenant could be required to cease its operations at a Property, although the tenant's obligation to pay rent to the Company would continue. Before operations at the Property could resume, however, the Company would be required to locate a new tenant acceptable to a Restaurant Chain.

 The inability of tenants to make lease payments or of borrowers to make Mortgage Loan payments as a result of any of these factors could result in a decrease in the amount of cash available to make Distributions to the stockholders.

 If the Company, as lessor, incurs any liability which is not fully covered by insurance, the Company would be liable for such amounts, and returns to the stockholders could be reduced. See "Business -- Description of Leases - Insurance, Taxes, Maintenance, and Repairs" for a description of the types of insurance that the leases of the Properties will require the tenant to obtain.

 Risks of Adverse Trends in Restaurant Industry. The Properties in which the Company intends to invest are expected to be operated by Restaurant Chains within the fast-food, family-style, or casual dining segments of the restaurant industry, and the Company does not intend to invest in other segments of the restaurant industry. The success of the future operations of fast-food, family-style, and casual dining segments will depend largely on their ability to adapt to dominant trends in the restaurant industry, including greater competitive pressures, increased consolidation of the leading fast-food chains, industry overbuilding, dependence on consumer spending and dining patterns and changing demographics, the introduction of new concepts and menu items, availability of labor, levels of food prices, and general economic conditions. See "Business -- General" for a description of the size and nature of the restaurant industry and current trends in the industry. The success of a particular Restaurant Chain concept, the Restaurant Chain's ability to fulfill any obligations to operators of its restaurants, and trends in the fast-food, family-style, and casual dining segments of the restaurant industry will affect the income that the Company derives from restaurants which are part of such Restaurant Chain.

 Risks Resulting From Competition. The Company will compete with other entities, including Affiliates, for the acquisition of restaurant sites and completed restaurants. See "Conflicts of Interest -- Prior and Future Programs." In addition, the restaurant business is highly competitive, and it is anticipated that any restaurant Property acquired by the Company will compete with other restaurants in the vicinity. The extent to which the Company will be entitled to receive rent, in the form of percentage rent, in excess of the base rent (including automatic increases in the base rent) for the Properties will depend in part on the ability of the tenants to compete successfully with other restaurants in the vicinity. In addition, the Company will compete with other financing sources for suitable tenants and properties.

 Possible Environmental Liabilities. Under various federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site.

 All of the Properties will be acquired by the Company subject to satisfactory Phase I environmental assessments or satisfactory Phase II environmental assessments. A Phase I or Phase II environmental assessment may be determined by the Board of Directors or the Advisor to be satisfactory if a problem exists and has not been resolved at the time the Property is acquired provided that the seller has agreed in writing to indemnify the Company. There can be no assurance, however, that any seller will be able to pay under an indemnity obtained by the Company. Further, no assurances can be given that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to the Company. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants and occupants of the Properties, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company.

 Risks Relating to Unspecified Secured Equipment Leases. The Company, as of the date of this Prospectus, has not entered into any arrangements that create a reasonable probability that the Company will extend a Secured Equipment Lease to a particular operator, and therefore prospective stockholders have no information to assist them in evaluating the merits of the Secured Equipment Lease program or of any Secured Equipment Lease. No assurance can be given that the Company will be successful in identifying suitable operators or negotiating Secured Equipment Leases on financially attractive terms or that lessees will fulfill their obligations under Secured Equipment Leases.

TAX RISKS

 Effect of Failure to Qualify as a REIT. The Company intends to operate so as to qualify and remain qualified as a REIT for federal income tax purposes, commencing with its taxable year ending December 31, 1995. A qualified REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders, so long as it distributes at least 95% of its real estate investment trust taxable income. See "Federal Income Tax Considerations -- Taxation of the Company." The Company expects to have qualified as a REIT in its taxable year ended December 31, 1995, but no assurance can be given that it did so qualify or that it will continue to qualify in the future. In this regard, based on certain representations and assumptions, the Company has received an opinion of tax counsel to the Company ("Counsel") to the effect that the Company qualified as a REIT for the taxable year ended December 31, 1995, that the Company is organized in conformity with the requirements for qualification as a REIT, and that the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT for federal income tax purposes. Qualification as a REIT, however, involves the application of highly technical and complex Code provisions as to which there are only limited judicial and administrative interpretations. Certain facts and circumstances which may be wholly or partially beyond the Company's control may affect its ability to qualify on an ongoing basis as a REIT. In addition, no assurance can be given that future legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws (or the application thereof) with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of such qualification. The opinion of Counsel is not binding on the Internal Revenue Service ("IRS") or the courts.

 Risks Relating to the Secured Equipment Leases. In order to qualify as a REIT for federal income tax purposes, not more than 25% of the Company's total assets may be represented by personal property, or loans secured by personal property on certain testing dates. In addition, loans secured by personal property made to each borrower must represent less than 5% of the Company's total assets on such testing dates. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. The Company believes that the value of the Secured Equipment Leases together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular lessee will represent less than 5% of the Company's total assets. Counsel has relied on the representations of the Company regarding such values in rendering its opinion as to the qualification of the Company as a REIT. If the Company fails to satisfy the 25% test or the 5% test either at the time of the offering or on any subsequent testing date, the Company will fail to qualify (or cease to qualify, as the case may be) as a REIT for federal income tax purposes. In addition, if, contrary to the opinion of Counsel, the Secured Equipment Leases are not treated as loans, but are instead treated as leases for federal income tax purposes, income from the Secured Equipment Leases will generally not satisfy either the 95% or the 75% gross income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company,"and "-- Characterization of the Secured Equipment Leases."

 Effect of REIT Disqualification. If, in any taxable year, the Company were to fail to qualify as a REIT for federal income tax purposes, it would not be allowed a deduction for dividends to stockholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company would be disqualified from treatment as a REIT for federal income tax purposes for the four taxable years following the year during which REIT qualification is lost. The additional tax liability resulting from the failure to so qualify would significantly reduce the amount of funds available to make Distributions to stockholders. Distributions to stockholders generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction. Although the Company intends to operate in a manner designed to permit it to qualify as a REIT for federal income tax purposes, it is possible that future economic, market, legal, tax, or other events or circumstances could cause it to fail to so qualify. See "Federal Income Tax Considerations -- Taxation of the Company."

 Effect of Distribution Requirements. The Company may be required, under certain circumstances, to accrue as income for tax purposes interest, rent and other items treated as earned for tax purposes but not yet received. In addition, the Company may be required not to accrue as expenses for tax purposes certain items which actually have been paid or certain of the Company's deductions might be disallowed by the Service. In any such event, the Company could have taxable income in excess of cash available for distribution. If the Company has taxable income in excess of cash available for distribution, the Company could be required to borrow funds or liquidate investments on unfavorable terms in order to meet the distribution requirement applicable to a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements."

 Restrictions on Maximum Share Ownership. In order for the Company to qualify as a REIT, no more than 50% of the value of the outstanding equity securities may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities) at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Company's Articles of Incorporation include certain provisions restricting the accumulation of Shares. These restrictions may (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for Shares, which offers may be attractive to stockholders; or (iii) limit the opportunity for stockholders to receive a premium for their Shares in the event a stockholder is making purchases of Shares in order to acquire a block of Shares.

 Other Tax Liabilities. Even if the Company qualifies as a REIT for federal income tax purposes, it may be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Considera- tions -- State and Local Taxes."

 Changes in Tax Laws. The discussions of the federal income tax aspects of the offering are based on current law, including the Code, the Regulations issued thereunder, certain administrative interpretations thereof, and court decisions. Consequently, future events that modify or otherwise affect those provisions may result in treatment for federal income tax purposes of the Company and the stockholders that is materially and adversely different from that described in this Prospectus, both for taxable years arising before and after such events. There is no assurance that future legislation and administrative interpretations will not be retroactive in effect.

                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

 The Shares offered hereby are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See "Summary of the Articles of Incorporation and Bylaws -- Restrictions on Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000.

 Iowa, Maine, Missouri, New Hampshire, North Carolina, Pennsylvania and Tennessee have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

 IOWA, MISSOURI, NORTH CAROLINA AND TENNESSEE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $225,000.

 MAINE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $200,000.

 NEW HAMPSHIRE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $250,000.

 PENNSYLVANIA -- The investor has (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company, and (ii) either (a) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000. Because the minimum offering of Shares of the Company is less than $16,500,000, Pennsylvania investors are cautioned to evaluate carefully the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of the Company's subscription proceeds.

 The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

 In addition, under the laws of certain states, investors may transfer their Shares only to persons who meet similar standards, and the Company may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restrictions of Ownership."

 In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. See "Federal Income Tax Considerations -- Retirement Plan Stockholders." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."

 In order to insure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in one of the forms attached hereto as Exhibit D. In addition, Soliciting Dealers who sell Shares have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering -- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

 An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Estate & Trust Company, Inc., Escrow Agent." See "The Offering -- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

 Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering -- Subscription Procedures" and "The Offering -- Plan of Distribution."

 A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). In addition, Nebraska, New York, and North Carolina investors must make a minimum investment of 500 Shares ($5,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. Maine investors, however, may not make additional purchases in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

                           ESTIMATED USE OF PROCEEDS

 The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 15,000,000 Shares (which assumes that the Managing Dealer exercises its option, if the offering is oversubscribed, to sell an additional 5,000,000 Shares) are sold (5,775,926 Shares had been sold as of April 9, 1996, excluding 12,815 Shares issued pursuant to the Reinvestment Plan). The Company estimates that 84% (if $150,000,000 or more is raised) of Gross Proceeds will be available for the purchase of Properties and the making of Mortgage Loans, and approximately 9% of Gross Proceeds will be paid in fees and expenses to Affiliates of the Company for their services. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                          Maximum Offering(1)(2)
                                                          ----------------------
                                                           Amount       Percent
                                                          -------       -------
GROSS PROCEEDS TO THE COMPANY (3).....................  $150,000,000     100.0%
Less:
   Selling Commissions to CNL
      Securities Corp. (3)............................    11,250,000       7.5%
   Marketing Support and Due Diligence
      Expense Reimbursement Fee to
      CNL Securities Corp. (3)........................       750,000       0.5%
   Organizational and Offering Expenses (4)...........     4,500,000       3.0%
                                                        ------------     ------

NET PROCEEDS TO THE COMPANY...........................   133,500,000      89.0%
Less:
   Acquisition Fees to the Advisor (5) ...............     6,750,000       4.5%
   Acquisition Expenses (6)...........................       750,000       0.5%
   Initial Working Capital Reserve ...................         (7)
                                                        ------------     ------
CASH PAYMENT FOR PURCHASE OF PROPERTIES
   AND MAKING OF MORTGAGE LOANS BY THE COMPANY (8) ...  $126,000,000      84.0%
                                                        ============     ======

--------------------------------------------

FOOTNOTES:

(1) Excludes the purchase of 20,000 Shares by the Advisor in exchange for its $200,000 investment in the Company. The Advisor may, but is not required to, purchase additional Shares of the Company. Also excludes 1,500,000 Shares that may be sold pursuant to the Reinvestment Plan.

(2) Offering proceeds will exceed $100,000,000 only if the Managing Dealer exercises its option to sell an additional 5,000,000 Shares if the offering is oversubscribed.

(3) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in Selling Commissions. See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain Directors and officers and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and reallowed Selling Commissions of up to 7% with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities. See "The Offering -- Plan of Distribution" for a more complete description of this fee.

(4) Organizational and Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of the Company and the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee. The Advisor will pay all Organizational and Offering Expenses which exceed 3% of Gross Proceeds.

(5) Acquisition Fees include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property, including Development/Construction Management Fees to Affiliates, Construction Financing Fees to Affiliates, and other Acquisition Fees to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(6) Represents that portion of Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain Acquisition Expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The portion of Acquisition Expenses that is attributable to the seller of the Properties and part of the purchase price of the Properties is anticipated to range between 1% and 2% of Gross Proceeds.

(7) Because leases will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may contribute to the Company an aggregate amount of up to 1% of the net offering proceeds available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any Sales of Properties.

(8) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal.

                            MANAGEMENT COMPENSATION

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares. See "The Advisor and the Advisory Agreement." For information concerning compensation to the Directors, see "Management."

         A maximum of 10,000,000 Shares ($100,000,000) may be sold; however, if the Managing Dealer exercises its option (in the event the offering is oversubscribed) to sell an additional 5,000,000 shares, a maximum of 15,000,000 Shares ($150,000,000) may be sold. An additional 1,500,000 Shares ($15,000,000)
may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.


     Type of
   Compensation                                                                                           Estimated
  and Recipient                             Method of Computation                                       Maximum Amount
                                            Organizational Stage
 Selling           Selling Commissions of 7.5% per Share on all Shares sold, subject to     $11,250,000 if 15,000,000 Shares
 Commissions to    reduction under certain circumstances as described in  "The are          sold; $12,375,000 if
 Managing          Offering Plan of Distribution."  Soliciting Dealers may be               16,500,000 Shares (including
 Dealer and        reallowed Selling Commissions of up to 7% with respect to Shares they    1,500,000 Shares offered pursuant
 Soliciting        sell.                                                                    to the Reinvestment Plan) are
 Dealers                                                                                    sold. $2,884,062 at December 31,
                                                                                            1995, $2,682,303 of which was
                                                                                            reallowed to unaffiliated
                                                                                            Soliciting Dealers.

 Marketing         Expense allowance of 0.5% of Gross Proceeds to the Managing Dealer,      $750,000 if 15,000,000 Shares are
 support and       all or a portion of which may be reallowed to Soliciting Dealers.        sold; $825,000 if 16,500,000
 due diligence     The Managing Dealer will pay all sums attributable to bona fide due      Shares (including 1,500,000 Shares
 expense           diligence expenses from this fee.                                        offered pursuant to the Reinvest-
 reimbursement                                                                              ment Plan) are sold. $192,271 at
 fee to                                                                                     December 31, 1995.
 Managing
 Dealer and
 Soliciting
 Dealers

 Reimbursement     Actual expenses incurred, except that the Advisor will pay all such      Total amount is not determinable
 to the Advisor    expenses in excess of 3% of Gross Proceeds.                              at this time, but will not exceed
 and its                                                                                    3% of Gross Proceeds. $4,500,000
 Affiliates for                                                                             if 15,000,000  Shares are sold;
 Organizational                                                                             $4,950,000 if 16,500,000 Shares
 and Offering                                                                               (including 1,500,000 Shares
 Expenses                                                                                   offered pursuant to the Reinvest-
                                                                                            ment Plan) are sold. As  of
                                                                                            December 31, 1995,  Affiliates had
                                                                                            incurred $2,546,011 in
                                                                                            Organizational and Offering Expenses
                                                                                            on behalf of the Company.

                                              Acquisition Stage


 Acquisition       4.5% of Gross Proceeds from the sale of Shares, payable to the           $6,750,000 if 15,000,000 Shares
 Fees to the       Advisor as Acquisition Fees, plus reimbursement to the Advisor and       are sold; $7,425,000 if 16,500,000
 Advisor and       its Affiliates for expenses actually incurred.  The Acquisition Fee      Shares (including 1,500,000 Shares
 reimbursement     shall be reduced to the extent that, and if necessary to limit, the      offered pursuant to the Reinvest-
 of Acquisition    total compensation paid to all persons involved in the acquisition of    ment Plan) are  sold.  $1,730,437
 Expenses to       any Property to the amount customarily charged in arms-length            at December 31, 1995.
 the Advisor       transactions by other persons or entities rendering similar services
 and its           as an ongoing public activity in the same geographical location and      The total amount of Acquisition
 Affiliates        for comparable types of Properties, and to the extent that other         Expenses, which are based on a
                   acquisition fees, finder's fees, real estate commissions, or other       number of factors, including the
                   similar fees or commissions are paid by any person in connection with    purchase price of the Properties,
                   the transaction.                                                         are not determinable at this time.
                                                                                            As of December 31, 1995,
                                                                                            Affiliates had incurred $131,629
                                                                                            in Acquisition Expenses on behalf
                                                                                            of the Company.


 Development/Con-  In connection with the acquisition of Properties that have been          The total amount of this fee will
 struction         constructed or renovated by Affiliates, subject in each case to the      depend on the number of Properties
 Management        approval of a majority of the Board of Directors including a majority    purchased from developers that are
 Fees to           of the Independent Directors, the Company will incur                     Affiliates of the Company, the
 Affiliates        Development/Construction Management Fees of generally 5% to 10% of       cost of construction or renovation
                   the cost of constructing or renovating a Property, payable to            of such Properties and the
                   Affiliates of the Company as Acquisition Fees. Such fees will be         percentage amount of each Develop-
                   included in the purchase price of Properties purchased from              ment/Construction Management Fee.
                   developers that are Affiliates of the Company. See "Business - Site      No amounts had been paid or
                   Selection and Acquisition of Properties."                                accrued at December 31, 1995.

                                  -21-


     Type of
   Compensation                                                                                          Estimated
  and Recipient                               Method of Computation                                    Maximum Amount
 Construction      In connection with the acquisition of Properties from affiliated or      The total amount of this fee will
 Financing  Fees   unaffiliated developers, subject in each case to the approval of a       depend on the number of Properties
 to Affiliates     majority of the Board of Directors including a majority of the           for which Affiliates of the
                   Independent Directors, to whom Affiliates of the Company have            Company provide construction
                   provided construction financing, the Company will incur Construction     financing, the amount and duration
                   Financing Fees, payable to Affiliates of the Company as Acquisition      of such loans and the amount of
                   Fees.  Such fees will be in an amount equal to generally 1% to 2% of     each Construction Financing Fee.
                   the total amount of each loan plus the difference between the            No amounts had been paid or
                   Affiliate-lender's cost of funds and the amount of interest charged      accrued at December 31, 1995.
                   to the developer,  with such difference determined by applying an annual percentage rate of generally 1.5% to 3% throughout the duration of the loan to the outstanding amount of the loan. Such fees will be included in the purchase price of Properties purchased from developers that receive such loans.  See "Business - Site
                   Selection and Acquisition of Properties."

                   The total of all Acquisition Fees (including Development/Construction
                   Management Fees to Affiliates and Construction Financing Fees to
                   Affiliates described above, but excluding Development/Construction
                   Management Fees paid to any person or entity not affiliated with the
                   Advisor in connection with the actual development and construction of any Property) and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a
                   Property, or in the case of a Mortgage Loan, 6% of the funds advanced,  unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company.

                                              Operational Stage

 Asset             A monthly Asset Management Fee in an amount equal to one-twelfth of      Total amount is not determinable
 Management Fee    .60% of the Company's Real Estate Asset Value as of the end of the       at this time. The amount of the
 to the Advisor    preceding month. Specifically, Real Estate Asset Value equals the        Asset Management Fee will depend
                   amount invested in the Properties wholly owned by the Company,           upon, among other things, the cost
                   determined on the basis of cost, plus, in the case of Properties         of the Properties.  As of December
                   owned by any Joint Venture or partnership in which the Company is a      31, 1995, the Company had incurred
                   co-venturer or partner, the portion of the cost of such Properties       $27,950 in asset management fees.
                   paid by the Company, exclusive of Acquisition Fees and Expenses. The
                   Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the Asset Manage-
                   ment Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

 Mortgage          A monthly Mortgage Management Fee in an amount equal to one-twelfth      Total amount is not determinable
 Management Fee    of .60% of the total principal amount of the Mortgage Loans as of the    at this time. The amount of the
                   end of the preceding month.                                              Mortgage  Management  Fee  will
                                                                                            depend upon, among other things,
                                                                                            the amount and the duration of the
                                                                                            Mortgage Loans. No amounts had
                                                                                            been paid or accrued at December
                                                                                            31, 1995.

                                  -22-




     Type of
   Compensation                                                                                          Estimated
  and Recipient                             Method of Computation                                      Maximum Amount
 Reimbursement     Operating Expenses (which, in general, are those expenses relating to    Total amount is not determinable
 to the Advisor    administration of the Company on an ongoing basis) will be reimbursed    at this time. As of December 31,
 and Affiliates    by the Company. To the extent that Operating Expenses payable or         1995, Affiliates had incurred
 for operating     reimbursable by the Company, in any four consecutive fiscal quarters     $54,234 in Operating Expenses on
 expenses          (the "Expense Year"), exceed (the "Excess Amount") the greater of        behalf of the Company.
                   2% of Average Invested Assets or 25% of Net Income (the "2%/25%
                   Guidelines") and the Independent Directors determine that such excess expenses were justified based on unusual nonrecurring factors which they deem sufficient, the Excess Amount may be carried over and included in Operating Expenses in subsequent Expense Years, and reimbursed to the Advisor in one or more of such years, but only to the extent such reimbursement would not cause the Company's Operating
                   Expenses to exceed the 2%/25% Guidelines in any Expense Year. Within
                   60 days after the end of any fiscal quarter of the Company for which total Operating Expenses (for the Expense Year) exceed the 2%/25%
                   Guidelines, there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such excess expenses were justified.

 Soliciting        An annual fee of .20% of Invested Capital on December 31 of each         Total amount is not determinable
 Dealer            year, commencing on December 31 of the year following the year in        at this time. Until such time as
 Servicing Fee     which the offering terminates, generally payable to the Managing         Properties are sold, the estimated
 to Managing       Dealer, which in turn may reallow all or a portion of such fee to        amounts payable to the Managing
 Dealer            Soliciting Dealers whose clients hold Shares on such date. The           Dealer for each of the first three
                   Company has determined, however, that the Company may pay the            years following year of
                   Soliciting Dealer Servicing Fee directly to any Soliciting Dealer        termination of the offering are
                   exempt  from registration as  a broker-dealer  and whose  clients held   expected to be $300,000 if
                   Shares on such date. In general, Invested Capital is the amount of       15,000,000 Shares are sold; and
                   cash paid by the stockholders to the Company for their Shares,           $330,000 if 16,500,000 Shares
                   reduced by certain prior Distributions to the stockholders from the      (including 1,500,000 Shares
                   Sale of one or more Properties or Secured Equipment Leases.  The         offered pursuant to the
                   Soliciting Dealer Servicing Fee will terminate as of the beginning of    Reinvestment Plan) are sold. No
                   any year in which the Company is liquidated or in which Listing          amounts had been paid or accrued
                   occurs, provided, however, that any previously accrued but unpaid        at December 31, 1995.
                   portion of the Soliciting Dealer Servicing Fee may be paid in such year or any subsequent year.

 Deferred,         A deferred, subordinated real estate disposition fee, payable upon       Total amount is not determinable
 subordinated      Sale of one or more Properties, in an amount equal to the lesser of      at this time.  The amount of this
 real estate       (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of      fee, if it becomes payable, will
 disposition       the sales price of such Property or Properties. Payment of such fee      depend upon the price at which
 fee payable to    shall be made only if the Advisor provides a substantial amount of       Properties are sold. No amounts
 the Advisor       services in connection with the Sale of a Property or Properties and     had been paid or accrued at
 from a Sale or    shall be subordinated to receipt by the stockholders of Distributions    December 31, 1995.
 Sales of a        equalto the sum of (i) their aggregate Stockholders' 8% Return and
 Property not      (ii) their aggregate Invested Capital. If, at the time of a Sale,
 in liquidation    payment of the disposition fee is deferred because the subordination
 of the Company    conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.  Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning
                   180 days after Listing, of 30 days during which the Shares are traded.



                                  -23-




     Type of
   Compensation                                                                                          Estimated
  and Recipient                             Method of Computation                                     Maximum Amount
 Subordinated      At such time, if any, as Listing occurs, the Advisor shall be paid       Total amount is not determinable
 Incentive Fee     the Subordinated Incentive Fee in an amount equal to 10% of the          at this time. No amounts had been
 payable to the    amount by which (i) the market value of the Company (as defined          paid or accrued at December 31,
 Advisor at        below) plus the total Distributions made to stockholders from the        1995.
 such time, if     Company's inception until the date of Listing exceeds (ii) the sum of
 any, as           (A) 100% of Invested Capital and (B) the total Distributions required
 Listing occurs    to be made to the stockholders in order to pay the Stockholders' 8%
                   Return from inception through the date the market value is determined.  For purposes of calculating the Subordinated Incentive
                   Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the Shares are traded with such period beginning 180 days after Listing. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred, subordinated share of Net Sales Proceeds from a Sale or
                   Sales of Property or Secured Equipment Lease.

 Deferred,         A deferred, subordinated share equal to 10% of Net Sales Proceeds        Total amount is not determinable
 subordinated      from a Sale or Sales of a Property or Secured Equipment Lease            at this time. No amounts had been
 share of Net      remaining after receipt by the stockholders of Distributions equal to    paid or accrued at December 31,
 Sales Proceeds    the sum of (i) the Stockholders' 8% Return and (ii) 100% of Invested     1995.
 from a Sale or    Capital. Following Listing, no share of Net Sales Proceeds will be
 Sales of a        paid to the Advisor.
 Property or
 Secured
 Equipment
 Lease not in
 liquidation of
 the Company
 payable to the
 Advisor

 Secured           A fee paid to the Advisor out of the proceeds of the Loan for            Total amount is not determinable
 Equipment         negotiating Secured Equipment Leases and supervising the Secured         at this time. No amounts had been
 Lease Ser-        Equipment Lease program equal to 2% of the purchase price of the         paid or accrued at December  31,
 vicing Fee to     Equipment subject to each Secured Equipment Lease and paid upon          1995.
 the Advisor       entering into such lease.

 Reimbursement     Repayment by the Company of actual expenses incurred.                    Total amounts not determinable at
 to the Advisor                                                                             this time.  No amounts had been
 and Affiliates                                                                             paid or accrued at December 31,
 for Mortgage                                                                               1995.
 Loan and
 Secured
 Equipment
 Lease
 Servicing ex-
 penses

                                              Liquidation Stage

 Deferred,         A deferred, subordinated real estate disposition fee, payable upon       Total amount is not determinable
 subordinated      Sale of one or more Properties, in an amount equal to the lesser of      at this time. The amount of this
 real estate       (i) one-half of a Competitive Real Estate Commission, or (ii)  3% of     fee, if it becomes payable, will
 disposition       the sales price of such Property or Properties. Payment of such fee      depend upon the price at which
 fee payable to    shall be made only if the Advisor provides a substantial amount of       Properties are sold.
 the Advisor       services in connection with the Sale of a Property or Properties and
 from a Sale or    shall be subordinated to receipt by the stockholders of Distributions
 Sales in          equal to the sum of (i) their aggregate Stockholders' 8% Return and
 liquidation of    (ii) their aggregate Invested Capital. If, at the time of a Sale,
 the Company       payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.

                                  -24-




     Type of
   Compensation                                                                                          Estimated
  and Recipient                             Method of Computation                                     Maximum Amount
 Deferred,         A deferred, ubordinated share equal to 10% of Net Sales Proceeds         Total amount is not determinable
 subordinated      from a Sale or Sales of a Property or Secured Equipment Lease            at this time.
 share of Net      remaining after receipt by the stockholders of Distributions equal to
 Sales Proceeds    the sum of (i) the Stockholders' 8% Return and (ii) 100% of Invested
 from a Sale or    Capital. Following Listing, no share of Net Sales Proceeds will be
 Sales of a        paid to the Advisor.
 Property or
 Secured
 Equipment
 Lease in
 liquidation of
 the Company
 payable to the
 Advisor

                                  -25-

                             CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Advisor and those Affiliates that will provide services to the Company.

 --------------------------                 ---------------------
| CNL AMERICAN PROPERTIES  |               |                    |
|        FUND, INC.        |               |   CNL Group, Inc.  |
|       (the Company)      |               |                    |
 --------------------------                 ---------------------
              |                                     |
              |                                     |
     (Advisory Agreement)                           |   100%
              |                                     |
              |          ---------------------------------
              |         |                                 |
              |         |                                 |
 ------------------------------             --------------------------
|    CNL FUND ADVISORS, INC.  |             |   CNL Securities Corp. |
|     (Advisor to Company)    |             |    (Managing Dealer)   |
 ------------------------------             --------------------------



PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Some of these (including 17 public partnerships) involve and will involve Affiliates of the Advisor in the ownership, operation, leasing, and management of fast-food, family-style and casual dining, including restaurants that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs invest or may invest solely in fast-food, casual dining, and family-style restaurants, may purchase properties concurrently with the Company and may lease fast-food, casual dining, and family-style restaurant properties to operators who also lease or operate certain of the Company's Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by the Company may affect the Properties' gross revenues. Additionally, such other programs may offer financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Secured Equipment Lease program. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Certain Conflict Resolution Procedures" below.

         An Affiliate of the Advisor currently is purchasing properties for a private program that was organized to purchase, lease and/or finance fast-food and family-style restaurant facilities, including furniture, fixtures, equipment and start-up costs associated therewith. Such program generally will purchase restaurant properties or an interest therein only when furniture, fixtures, equipment and start-up costs also will be supplied by the program. It is not expected that the financing offered by such program will be segregable and, therefore, the program will not compete with the Company for lessees. If the equipment arrangement offered by such program becomes segregable, a conflict could arise between such program and the Company for lessees.

ACQUISITION OF PROPERTIES

         Affiliates of the Advisor regularly have opportunities to acquire restaurant properties of a type suitable for acquisition by the Company as a result of their existing relationships and past experience with various fast-food, family-style and casual dining restaurant chains and their franchisees. See "Business -- General." A purchaser who wishes to acquire one or more of these properties must do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition.

         In an effort to address these situations and preserve the acquisition opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor maintain lines of credit which enable them to acquire restaurant properties on an interim basis. Typically, no more than ten to 15 restaurant properties are temporarily owned by Affiliates of the Advisor on this interim basis at any particular time. These restaurant properties generally will be purchased from Affiliates of the Advisor, at their cost, by one or more existing or future public or private programs formed by Affiliates of the Advisor.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property, as well as the terms of the lease of a Property, due to its relationship with its Affiliates and the ongoing business relationship of its Affiliates with operators of Restaurant Chains.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property that also would be suitable for acquisition by an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the stockholders in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." In addition, the Company has developed procedures to resolve potential conflicts of interest in the allocation of properties between the Company and certain of its Affiliates. See "Certain Conflict Resolution Procedures" below. The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. See "Business - Property Acquisitions" for a description of the Properties that have been acquired by the Company and the status of negotiations for additional Properties.

SALES OF PROPERTIES

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Compensation of the Advisor," below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property. In the unlikely event that the Company and another CNL program attempted to sell similar properties at the same time, a conflict could arise since the two programs potentially could compete with each other for a suitable purchaser. In order to resolve this potential conflict, the Advisor has agreed not to approve the sale of any of the Company's Properties contemporaneously with the sale of a property owned by another CNL program if the two properties are part of the same Restaurant Chain and are within a three-mile radius of each other, unless the Advisor and the principals of the other CNL program are able to locate a suitable purchaser for each property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers.

COMPETITION FOR MANAGEMENT TIME

         The officers and directors of the Advisor and certain Directors and officers of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and Directors of the Company and officers and directors of the Advisor may experience conflicts of interest in allocating management time, services, and functions among the Company and the various partnerships, stockholder programs (public or private), and any other business ventures in which any of them are or may become involved.

COMPENSATION OF THE ADVISOR

         The Advisor has been and will be engaged to perform various services for the Company and has and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, and sale of any Property, or the entering into of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Company. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company and the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

         Shaw, Pittman, Potts & Trowbridge, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. In addition, certain members of the firm of Shaw, Pittman, Potts & Trowbridge have invested as limited partners in prior programs sponsored by Affiliates of the Advisor in aggregate amounts which do not exceed one percent of the amounts sold by any of these programs, and members of the firm also may invest in the Company. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of restaurant properties and Secured Equipment Leases among certain affiliated entities. These restrictions include, among others, the following:

         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation which provides that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions must approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.

         2. The Company will not purchase or lease Properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction determine the transaction is fair and reasonable to the Company.

         3. The Company will not make any loans to Affiliates. The Advisor and its Affiliates will not make loans to the Company, or to Joint Ventures in which the Company is a co-venturer, for the purchase of Properties. Any loans to the Company by the Advisor or its Affiliates for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of restaurant properties (either existing properties or properties upon which restaurants are to be constructed) to be leased on a "triple-net" basis to operators of national and regional fast-food, family-style, and casual dining Restaurant Chains, and (ii) offer Secured Equipment Leases. The Advisor and its Affiliates also will not purchase property or offer a Mortgage Loan or Secured Equipment Lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of restaurant properties (either existing properties or properties upon which restaurants are to be constructed) to be leased on a "triple-net" basis to operators of national and regional fast-food, family-style, and casual dining Restaurant Chains until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) Affiliates of the Advisor are currently purchasing restaurant facilities, including furniture, fixtures and equipment, and incurring related costs for public and private programs, which have investment objectives that are not identical, and a structure not similar to, those of the Company, but which make investments that include "triple-net" leases of fast-food, family-style, and casual dining restaurant properties. The Advisor or its Affiliates currently and in the future may offer interests in one or more public or private programs organized to purchase and lease fast-food, family-style, and casual dining restaurants on a "triple-net" basis.

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Board of Directors and the Advisor will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of restaurants and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment. The Advisor and certain other Affiliates of the Company are affiliated with CNL Income Fund XVII, Ltd., a public program, and CNL Income & Growth Fund VII, Ltd., a private program, offerings of securities for both of which are ongoing. As of December 31, 1995, CNL Income Fund XVII, Ltd. had approximately $4,000,000 available for investment and CNL Income & Growth Fund VII, Ltd. had approximately $4,400,000 available for investment.

                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the Reinvestment Plan pursuant to which stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Exhibit A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is MMS Escrow and Transfer Agency, Inc., will act on behalf of the participants in the Reinvestment Plan (the "Participants"). Prior to the time that the offering terminates, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which is $10.00 per Share. Thereafter, and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing restaurant properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 1,500,000 Shares registered with the Securities and Exchange Commission (the "Commission") in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares (not expected to exceed 1,500,000 Shares at any one time) which the Company elects to register with the Commission for the Reinvestment Plan.

         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

         After the termination of the offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. The Company is unable to predict the effect which such a proposed listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES, AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"), a marketing support and due diligence fee of .5%, and Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan until the termination of the offering. Thereafter, Acquisition Fees will be paid by the Company only in the event that proceeds of the sale of Shares are used to acquire Properties. As a result, aggregate fees payable to Affiliates of the Company will total between 8.0% and 12.5% of the proceeds of reinvested Distributions, up to 7.5% of which may be reallowed to Soliciting Dealers.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Participant Accounts, Fees, and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "General" above.

         Tax information for income earned on Shares under the Reinvestment Plan for the calendar year will be sent to each participant by the Company or the Reinvestment Agent.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering ten days' written notice to the Board of Directors.

         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment Agent will send him or her a check in payment for any fractional Shares in his or her account based on the then market price of the Shares and the record books of the Company will be revised to reflect the ownership of records of his or her whole Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again by notifying the Reinvestment Agent and completing any required forms.

         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason at any time by ten days' prior written notice of termination to all Participants.

                              REDEMPTION OF SHARES

         After the termination of the offering and prior to such time, if any, as Listing occurs, any stockholder (other than the Advisor) may present all or any portion equal to at least 25% of such stockholder's Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its option, subject to the conditions described below, redeem such Shares presented for redemption for cash to the extent it has sufficient net proceeds ("Reinvestment Proceeds") from the sale of Shares under the Reinvestment Plan. There is no assurance that there will be Reinvestment Proceeds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. The full amount of Reinvestment Proceeds attributable to any quarter will be used to redeem Shares presented for redemption during such quarter. If the full amount of Reinvestment Proceeds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture). In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, or to make one or more additional Mortgage Loans, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties, or enter into such Mortgage Loan or Mortgage Loans, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares. If the full amount of Reinvestment Proceeds for any given quarter is insufficient to fund all of the requested redemptions, the Company will redeem the Shares presented for redemption in order of receipt.

         A stockholder (other than a resident of Nebraska) who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the Company. Nebraska stockholders must deliver the same type of request to a broker-dealer registered in Nebraska and must have his or her Shares redeemed through such broker-dealer, who will communicate directly with the Company. Within 30 days following the Company's receipt of the stockholder's request, the Company will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company may require. The Company will effect such redemption for the calendar quarter provided that the Company receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient Reinvestment Proceeds to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Company receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient Reinvestment Proceeds, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of Reinvestment Proceeds.

         Upon the Company's receipt of notice for redemption of Shares, the redemption price will be on such other terms as the Reinvestment Agent shall determine. It is not anticipated that there will be a market for the Shares before Listing occurs (although liquidity is not assured thereby). The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Investment Risks -- Lack of Liquidity of Shares." Accordingly, in determining the "market price" of the Shares for this purpose, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Reinvestment Agent: (i) the price at which Shares have been purchased from stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least 250 Shares (100 Shares for an IRA, Keogh Plan or pension plan).

         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; or
(v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders."

                                    BUSINESS

GENERAL

         The Company intends to purchase existing fast-food, family-style, and casual dining restaurant Properties, including land and buildings, as well as Properties upon which such restaurants are to be constructed, the land underlying the restaurant building with the building owned by the tenant or a third party, and the building only with the land owned by a third party. The Company may provide financing (the "Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company also intends to offer furniture, fixture and equipment ("Equipment") financing to operators of Restaurant Chains pursuant to which the Company will finance, through direct financing leases, the Equipment (collectively, the "Secured Equipment Leases.")

         The Properties, which typically will be freestanding and will be located across the United States, will be leased on a "triple-net" basis to creditworthy operators of the Restaurant Chains to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan commitment by the Company will be submitted to the Board of Directors for approval. Properties purchased by the Company are expected to be leased under arrangements requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with automatic rent increases, as well as percentage rent based on gross sales. See "Description of Leases -- Computation of Lease Payments," below.

         It is expected that the Company will invest in Properties of selected Restaurant Chains that are national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains. Fast-food restaurants feature quality food and quick service, which often includes drive-through service, and offer a variety of menu items such as hamburgers, steaks, seafood, chili, pizza, pasta dishes, chicken, hot and cold sandwiches, and salads. Family- style restaurants feature services that generally are associated with full-service restaurants, such as full table service and cooked-to-order food, but at more moderate prices. The casual dining (or dinner house) concept features a variety of popular contemporary foods, full table service, moderate prices, and surroundings that are appealing to families. The casual dining segment of the restaurant industry, like the family-style segment, features services that generally are associated with the full-service restaurant category. According to forecasts appearing in the January 1, 1996 issue of Restaurants and Institutions, it is projected that the casual dining segment of full-service restaurants sales will experience 4.1% real growth in sales this year, with sales predicted to reach $46 billion. The top 15 casual dining chains have a total of 4,483 restaurants throughout the United States.

         The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (approximately 9 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual dining facilities, full-service restaurants, and contract and industrial feeders. By the year 2000, food service sales are expected to exceed $392 billion. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $313 billion in 1996. Restaurant industry sales for 1995 are projected to be $298 billion. In 1995, nominal growth, which is comprised of real growth and inflationary growth, was 5.2% and is estimated to be 5.0% in 1996. Real growth of the restaurant industry in 1995 was 2.3%, and industry analysts currently estimate that the restaurant industry will achieve 2.4% real growth in 1995; however, according to the National Restaurant Association, fast-food restaurants should outpace the industry average for real growth, with a projected 6.7% increase over 1995. Sales in this segment of the restaurant industry are projected to be $100.2 billion for 1996.

         The Company will invest in the fast-food, family-style, and casual dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 44 cents of every food dollar on dining away from home. Surveys published in Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out. Additionally, according to The Wall Street Journal (May 11, 1992), the average American spends $19,791 on fast-food in a lifetime. Further, according to Nation's Restaurant News, the 100 largest restaurant chains are posting an average of 7.38% growth in their systemwide sales figures for 1995. Casual-theme dining concepts are among the chains showing the strongest growth. In 1995, the sandwich segment is expected to experience sales growth of 7.16% over 1994 figures, and, the casual dining segment is expected to experience systemwide sales growth in 1995 of 12.01%, compared to 14.8% in 1993. Management believes that the Company will have the opportunity to participate in this growth through the ownership of Properties leased to operators of the Restaurant Chains.

         The fast-food, family-style and casual dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low-cholesterol menu items, and new packaging and energy conservation techniques.

         The table set forth below provides information with respect to Restaurant Chains in which Affiliates of the Company (consisting of a public REIT, 17 public partnerships and 7 private partnerships) have invested, as of December 31, 1995:

                                                    Aggregate
                      Dollars Invested by          Percentage of            Number of
Name                  Company Affiliates         Dollars Invested        Prior Programs
-----                 -------------------        ----------------        --------------
Golden Corral            $95,619,000                   15.3%                   22
Burger King               88,306,000                   14.1%                   22
Denny's                   85,637,000                   13.7%                   19
Jack in the Box           59,652,000                    9.5%                   12
Hardee's                  58,599,000                    9.4%                   13
Long John Silver's        32,029,000                    5.1%                    6
Shoney's                  31,871,000                    5.1%                   11
Wendy's                   24,593,000                    3.9%                   13
Checkers                  21,263,000                    3.4%                    7
Perkins                   16,311,000                    2.6%                    9
KFC                       13,642,000                    2.2%                   10
TGI Friday's              13,918,000                    2.2%                    6
Pizza Hut                 12,404,000                    2.0%                    7
Popeyes                    9,357,000                    1.5%                    7
Taco Bell                  6,428,000                    1.0%                    5
Ponderosa                  3,210,000                    0.5%                    3
Captain D's                2,819,000                    0.5%                    4


      Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in these industry segments, as reflected in the Properties that it owns. The Company therefore intends to structure all of its leases with percentage rent requirements which are based on gross sales of the particular restaurant. Gross sales may increase even absent real growth because increases in the restaurant's costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to structure its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross sales at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants (as described in "Standards for Investment" below) in order to reduce risks of default; monitoring statistics relating to restaurant chains and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate; and acquisition of properties which will not be encumbered prior to Listing. See "Standards for Investment" below for a description of the standards which the Board of Directors will employ in selecting Restaurant Chains and particular restaurant Properties within a Restaurant Chain for investment.

         Management expects to acquire Properties in part with a view to diversification among Restaurant Chains and the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company believes that freestanding, "triple-net" leased restaurant properties of the type in which the Company will invest are attractive to tenants because freestanding properties typically offer high visibility to passing traffic, ease of access from a busy thoroughfare, tenant control over the site to set hours of operation and maintenance standards and distinctive building designs conductive to customer name recognition.

         On March 5, 1996, the Company entered into a $15,000,000 line of credit and security agreement (the "Loan"), the proceeds of which will be used to fund Secured Equipment Leases to operators of Restaurant Chains and to pay the Secured Equipment Lease Servicing Fee equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Business - Borrowings" for a description of the Loan. The Secured Equipment Leases will consist primarily of leases of equipment. The Company has neither identified any prospective operators of Restaurant Chains that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have lease terms that equal or exceed the useful life of the subject Equipment (although such lease terms will not exceed 7 years), (ii) include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, and (iii) provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         As of April 9, 1996, the Company had acquired 48 Properties (including 21 Properties which consist of land and building, one Property through a joint venture arrangement which consists of land and building, three Properties which consist of building only, and 23 Properties which consist of land only), and had initial commitments to acquire 12 additional Properties (including one Property which is land and building, one Property which is building only, and 10 Properties which are land only). In connection with the acquisition of the 23 Properties which are land only, the Company has made a single Mortgage Loan secured by the buildings and other improvements on such Properties. In connection with the initial commitments with the ten Properties consisting of land only, the Company anticipates providing mortgage financing to the tenant which will be collateralized by the building improvements. If the Mortgage Loan is executed, it is expected to be executed under substantially the same terms described in "Business - Mortgage Loans." However, as of April 9, 1996, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Secured Equipment Lease. Moreover, no Secured Equipment Lease lessees have been specifically identified.

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Board of Directors believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and
(iii) a satisfactory site inspection has been completed. The initial disclosure of any proposed acquisition, however, cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing.

         Acquisition of a restaurant Property generally involves an investment in land and building of approximately $400,000 to $1,250,000, although higher or lower figures for individual Properties are possible. The Company estimates that it will acquire at least 140 to 160 Properties, based on an estimated average purchase price of $800,000 to $900,000 per Property, if the maximum of 15,000,000 Shares is sold. Management has estimated the average purchase price of a Property based on its past experience in acquiring similar properties and in light of current market conditions. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. Management estimates that approximately 30% to 50% of the Company's investment in a Property generally will be for the cost of land, and 50% to 70% generally will be for the cost of the building. See "Joint Venture Arrangements" below and "Risk Factors -- Investment Risks -- Possible Lack of Diversification."

         Although management cannot estimate the number of Mortgage Loans that may be entered into, management currently expects to invest approximately 7% to 10% of Gross Proceeds of the offering, assuming the maximum of 15,000,000 Shares is sold, in Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to invest an amount equal to 10% of the Gross Proceeds of the offering in Secured Equipment Leases and management has undertaken to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS

         From inception through April 9, 1996, the Company undertook negotiations to acquire certain properties, of which 61 properties were considered to be reasonably probable for acquisition. These 61 properties were four Denny's properties (one in each of Shawnee, Oklahoma, Grand Rapids, Michigan, and Fort Worth, and Pasadena, Texas); eight Golden Corral properties (one in each of Carlsbad, New Mexico, Tampa, Florida, Dover, Delaware, Columbus, Ohio and Fort Worth, Corsicana, Universal City, and Cleburne, Texas); two Jack in the Box properties (one in each of Los Angeles, California and Houston, Texas); two Kenny Rogers Roasters properties (one in each of Franklin, Tennessee and Grand Rapids, Michigan); four TGI Friday's properties (one in each of Orange and Hamden, Connecticut, and Hazlet and Marlboro, New Jersey); three Boston Market properties (one in each of Grand Island, Nebraska, Dubuque, Iowa and Chanhassen, Minnesota); four Burger King properties (one in each of Oak Lawn, Burbank, and Indian Head Park, Illinois, and Highland, Indiana), one Wendy's Property (in Knoxville, Tennessee), and 33 Pizza Hut Properties (one in each of Adrian, Lambertville and Monroe, Michigan, Bedford, Bowling Green, East Cleveland, Euclid, Fairview Park, Defiance, Mayfield Heights, Middleburg Heights, North Olmstead, Norwalk, Sandusky, Seven Hills, Strongsville, and Marietta, Ohio, three in Cleveland, and four in Toledo, Ohio, and one in each of Beaver, Bluefield, Huntington, Hurricane, Milton, Parkersburg, and Ronceverte, West Virginia, and two in Beckley, West Virginia).

         Between June 30, 1995 and April 9, 1996, the Company acquired 48 of the 61 properties, including 21 Properties which consist of land and building, one Property through a joint venture arrangement which consists of land and building, three Properties consisting of building only and 23 Properties consisting of land only. These 48 Properties are the two Jack in the Box Properties in Los Angeles, California, and Houston, Texas; three of the TGI Friday's Properties in Orange, Connecticut, and Marlboro and Hazlet, New Jersey; the eight Golden Corral Properties (in Cleburne, Universal City, Corsicana and Fort Worth, Texas, Dover, Delaware, Carlsbad, New Mexico, Tampa, Florida, and Columbus, Ohio); the two Kenny Rogers Roasters Properties (in Grand Rapids, Michigan, and Franklin, Tennessee); three of the Denny's Properties (in Pasadena, Texas, Shawnee, Oklahoma, and Grand Rapids, Michigan); the three Boston Market Properties (in Grand Island, Nebraska, Dubuque, Iowa, and Chanhassen, Minnesota); four of the Burger King Properties (in Oak Lawn, Burbank, and Indian Head Park, Illinois, and Highland, Indiana); and 23 of the Pizza Hut Properties (one in each of Adrian, Lambertville and Monroe, Michigan, and Bedford, Bowling Green, East Cleveland, Euclid, Fairview Park, Defiance, Mayfield Heights, Middleburg Heights, North Olmstead, Norwalk, Sandusky, Seven Hills, and Strongsville, Ohio, three in Cleveland, Ohio, and four in Toledo,
Ohio) (hereinafter referred to as the "23 Pizza Hut Properties"). The Jack in the Box Property in Los Angeles, California, the Golden Corral Properties in Cleburne and Universal City, Texas, Carlsbad, New Mexico, and Columbus, Ohio, the Kenny Rogers Roasters Properties in Grand Rapids, Michigan, and Franklin, Tennessee, and the Denny's Properties in Pasadena, Texas, Shawnee, Oklahoma, and Grand Rapids, Michigan, were acquired from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of approximately $7,443,000 from Affiliates of the Company. Each Property, with the exception of the Jack in the Box in Los Angeles, California, was acquired at a cost equal to the cost of the Property to the Affiliate (including carrying costs) due to the fact that these amounts were less than each Property's appraised value. The Jack in the Box in Los Angeles, California, was acquired by the Company at a cost computed by capitalizing projected cash flows of the Property, resulting in a purchase price that was less than either the cost to the Affiliate (including carrying costs) or the Property's appraised value.

         In addition, one of these 48 Properties, the Golden Corral Property in Tampa, Florida, was acquired pursuant to a joint venture arrangement between the Company and an unaffiliated entity.

         In connection with the purchase of 25 of these 48 Properties, the Company or the joint venture, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the acquisition of the buildings relating to the TGI Friday's Properties in Orange, Connecticut, and Marlboro and Hazlet, New Jersey, the Company has also entered into tri-party agreements with the owner of the land and the ground lessee. The tri-party agreements provide that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the buildings in the event of a default by the lessee under the terms of the ground leases.

         For Properties that are or were to be constructed or renovated, the Company or the joint venture has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         In connection with the 23 Pizza Hut Properties, the Company acquired the land and is leasing these 23 parcels to the lessee, Castle Hill Holdings V, L.L.C. ("Castle Hill"), pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the 23 Pizza Hut Properties to one of its affiliates, Midland Foods Services, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." Upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the 23 Pizza Hut Properties. In connection with the acquisition of the 23 Pizza Hut Properties, the Company provided mortgage financing of $8,475,000 to the lessee pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the 23 Pizza Hut Properties. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest are due in equal monthly installments over 20 years starting March 1, 1996. The Master Mortgage Note equals approximately 87 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the 23 Pizza Hut Properties and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.

         One of the 61 properties the Company undertook negotiations to acquire, the Denny's property in Fort Worth, Texas, was no longer considered reasonably probable for acquisition by the Company, as of November 17, 1995. A delay in the closing of this property caused the investment in such property to be more appropriate for an Affiliate of the Company, which therefore purchased such property. The acquisition of this property by the Affiliate was in accordance with the conflict resolution procedures of the Company and the Affiliate. See "Conflicts of Interest - Certain Conflict Resolution Procedures."

         As of April 9, 1996, the Company had initial commitments to acquire 12 properties, including one Wendy's property which is land and building, one TGI Friday's property which is a building only and 10 Pizza Hut properties which are land only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 12 of these properties are expected to be entered into on substantially the same terms described in the Prospectus in the section entitled "Business - Description of Property Leases," except as described below.

         In connection with the TGI Friday's property in Hamden, Connecticut, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a tri-party agreement with the ground lessee and the owner of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

         In connection with the ten Pizza Hut properties, the Company anticipates acquiring the land and leasing it to the tenant, Castle Hill, pursuant to a master lease agreement for these ten properties. The tenant is expected to own the buildings for these ten Pizza Hut properties. In connection therewith, the Company anticipates providing mortgage financing to the tenant which will be collateralized by the building improvements. If the mortgage note is executed, it is expected to be executed under substantially the same terms described in "Business -Mortgage Loans."

         Set forth below are summarized terms expected to apply to the leases of each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                           Lease Term and
      Property            Renewal Options       Minimum Annual Rent  Percentage Rent   Option to Purchase
     Pizza Hut (1)(3)    20 years; two ten-     11% of the               None            at any time
     Beaver, WV          year renewal options   Company's total                          after the
     Land only                                  cost to purchase                         seventh year
                                                the land;
                                                increases by 10%
                                                after the fifth
                                                and tenth lease
                                                years and 12%
                                                after the
                                                fifteenth lease
                                                year (2)

     Pizza Hut (1)(3)    20 years; two ten-     11% of the           None                at any time
     Beckley, WV (#1)    year renewal options   Company's total                          after the
     Land only                                  cost to purchase                         seventh year
                                                the land;increases
                                                by 10% after the
                                                fifth and tenth
                                                lease years and 12%
                                                after the
                                                fifteenth lease
                                                year (2)


     Pizza Hut (1)(3)    20 years; two ten-     11% of the           None                at any time
     Beckley, WV (#2)    year renewal options   Company's total                          after the
     Land only                                  cost to purchase                         seventh year
                                                the land;
                                                increases by 10%
                                                after the fifth
                                                and tenth lease
                                                years and 12%after the
                                                fifteenth lease
                                                year (2)

     Pizza Hut (1)(3)    20 years; two ten-     11% of the           None                at any time
     Bluefield, WV       year renewal options   Company's total                          after the
     Land only                                  cost to purchase                         seventh year
                                                the land;
                                                increases by 10%
                                                after the fifth
                                                and tenth lease
                                                years and 12%
                                                after the
                                                fifteenth lease
                                                year (2)


     Pizza Hut (1)(3)    20 years; two ten-     11% of the           None                at any time
     Huntington, WV      year renewal options   Company's total                          after the
     Land only                                  cost to purchase                         seventh year
                                                the land;
                                                increases by 10%
                                                after the fifth
                                                and tenth lease
                                                years and 12%
                                                after the
                                                fifteenth lease
                                                year (2)



                                      -57-

                           Lease Term and
      Property            Renewal Options       Minimum Annual Rent Percentage Rent   Option to Purchase
     Pizza Hut (1)(3)    20 years; two ten-     11% of the           None                at any time
     Hurricane, WV       year renewal options   Company's total                          after the
     Land only                                  cost to purchase                         seventh year
                                                the land;
                                                increases by 10%
                                                after the fifth
                                                and tenth lease
                                                years and 12%
                                                after the
                                                fifteenth lease
                                                year (2)

     Pizza Hut (1)(3)    20 years; two ten-     11% of the           None                at any time
     Milton, WV          year renewal options   Company's total                          after the
     Land only                                  cost to purchase                         seventh year
                                                the land;increases
                                                by 10% after the
                                                fifth and tenth
                                                lease years and 12%
                                                after the
                                                fifteenth lease
                                                year (2)

     Pizza Hut (1)(3)    20 years; two ten-     11% of the           None                at any time
     Parkersburg, WV     year renewal options   Company's total                          after the
     Land only                                  cost to purchase                         seventh year
                                                the land;
                                                increases by 10%
                                                after the fifth
                                                and tenth lease
                                                years and 12%
                                                after the fifteenth
                                                lease year (2)

     Pizza Hut (1)(3)    20 years; two ten-     11% of the           None                at any time
     Ronceverte, WV      year renewal options   Company's total                          after the
     Land only                                  cost to purchase                         seventh year
                                                the land;
                                                increases by 10%
                                                after the fifth
                                                and tenth lease
                                                years and 12%
                                                after the
                                                fifteenth lease
                                                year (2)

     Pizza Hut (1)(3)    20 years; two ten-     11% of the           None                at any time
     Marietta, OH        year renewal options   Company's total                          after the
     Land only                                  cost to purchase                         seventh year
                                                the land;
                                                increases by 10%
                                                after the fifth
                                                and tenth lease
                                                years and 12%
                                                after the
                                                fifteenth lease
                                                year (2)


                                      -60-

                         Lease Term and
     Property            Renewal Options        Minimum Annual Rent  Percentage Rent   Option to Purchase
     TGI Friday's (5)    12 years               15.043% of Total      None               at any time
     Hamden, CT                                 Cost; increases by                       after the third
     Restaurant to be                           10% after the                            lease year (6)
     constructed                                fifth lease year
                                                and after every
                                                five years
                                                thereafter during
                                                the lease term (4)

     Wendy's             20 years               10.25% of Total       for each lease     at any time
     Knoxville, TN                              Cost; increases to    year, (i) 6% of    after the
     Restaurant to be                           10.76% of Total       annual gross       seventh lease
     constructed                                Cost during the       sales minus (ii)   year
                                                fourth through        the minimum
                                                sixth lease years,    annual rent for
                                                increases to          such lease year
                                                11.95% of Total
                                                Cost during the
                                                seventh through
                                                tenth lease years,
                                                increases to
                                                12.70% of Total
                                                Cost during the
                                                eleventh through
                                                fifteenth lease
                                                years and
                                                increases to
                                                13.97% of Total
                                                Cost during the
                                                sixteenth through
                                                twentieth lease
                                                years (4)


FOOTNOTES:

(1) The lease relating to this property is a land lease only. The Company anticipates entering into a master mortgage note receivable collateralized by the Beaver, Beckley #1, Beckley #2, Bluefield, Huntington, Hurricane, Milton, Parkersburg and Ronceverte, West Virginia, and Marietta, Ohio building improvements.

(2) If the lessee exercises one or both of its renewal options, minimum annual rent will increaseby 12% after the expiration of the original lease term and after five years thereafter duringany subsequent lease term.

(3) The Company anticipates entering into a master lease agreement for the Beaver, Beckley #1, Beckley #2, Bluefield, Huntington, Hurricane, Milton, Parkersburg, and Ronceverte, West Virginia, and the Marietta, Ohio properties.

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement, and in the case of the TGI Friday's Property in Hamden, Connecticut, (iv) "constructing financing costs" during the development period.

(5) The Company anticipates owning the building only for this property. The Company will not ownthe underlying land; although, the Company anticipates entering into a tri-party agreement withthe lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(6) If the lessee exercises its purchase option after the third lease year and before the eleventh lease year, the purchase price to be paid by the lessee shall be equal to the net present value of the monthly lease rental payments for the remainder of the lease term (including previous and scheduled rent increases) discounted at the lesser of (i) 11% per annum, or
     (ii) the then- current annual yield on 7-year Treasury securities plus 4.5%, plus the full amount of any late fees, default interest, enforcement costs or other sums otherwise due or payable by the lessee under the lease. If the lessee exercises its option after the tenth lease year, the purchase price to be paid by the lessee shall be equal to the net present value of the monthly lease payments for the remainder of the lease term (based, however, for purposes hereof on the initial monthly installment amount of annual rental and not including previous and scheduled increases) discounted at 11% per annum, plus the full amount of any late fees, default interest, enforcement costs or other sums otherwise due or payable by the lessee under the lease.

     The following table sets forth the location of the 48 Properties acquired by the Company, from June 30, 1995, through April 9, 1996, including the 23 Pizza Hut Properties in which the Company acquired the land only and the three TGI Friday's Properties in which the Companyacquired the building only, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                             PROPERTY ACQUISITIONS
                      From Inception through April 9, 1996


                                                                          Lease Expira-
                                         Purchase            Date            tion and
Property Location and Competition        Price (1)         Acquired       Renewal Options
Jack in the Box (23)                     $1,130,401         6/30/95        7/2011; four five-
(the "Los Angeles Property")           (excluding                        year renewal
Existing restaurant                      closing costs)                    options

The Los Angeles Property
is located at the northwest
corner of 30th Street and
Figueroa Street in Los Angeles,
Los Angeles County, California,
in an area of mixed residential,
retail, office, and industrial
development.  Other fast-food
and family-style restaurants
located in proximity to the Los
Angeles Property include a
Jack in the Box, a KFC, an Arby's,
a Carl's Jr. Hamburger, an
El Pollo Loco, a Little Caesar's Pizza,
and several local restaurants.

TGI Friday's (21)                               (4)         7/19/95        11/2007
(the "Orange Property")                                   (4)
Restaurant to be constructed

The Orange Property is located
at the southeast quadrant of the intersection of Lambert Road and Boston Post Road in Orange,
New Haven County, Connecticut, in an area of primarily retail, commercial, office, industrial, and residential development.
Other fast-food and family-style restaurants located in proximity to the Orange Property include an Arby's, a Wendy's, a Subway
Sandwich Shop, a Kenny Rogers Roasters, and several local restaurants.


                                                               Minimum                                        Option
Property Location and Competition                          Annual Rent (2)          Percentage Rent       To Purchase
Jack in the Box (23)                                       $114,756; increases      for each lease        Not applicable
(the "Los Angeles Property")                             by 10% after the         year, 5% of
Existing restaurant                                        fifth lease year and     annual gross
                                                           after every five         sales, less the
The Los Angeles Property                                   years thereafter         minimum annual
is located at the northwest                                during the lease term    rent payable in
corner of 30th Street and                                                           that lease year (3)
Figueroa Street in Los Angeles,
Los Angeles County, California,
in an area of mixed residential,
retail, office, and industrial
development.  Other fast-food
and family-style restaurants
located in proximity to the Los
Angeles Property include a
Jack in the Box, a KFC, an Arby's,
a Carl's Jr. Hamburger, an
El Pollo Loco, a Little Caesar's Pizza,
and several local restaurants.

TGI Friday's (21)                                          15.0427% of Total        None                  at any time
(the "Orange Property")                                  Cost; increases by                             after the
Restaurant to be constructed                               10% after the fifth                            third lease
                                                           lease year and after                           year (6)
The Orange Property is located                             every five years
at the southeast quadrant of the intersection of           thereafter during the
Lambert Road and Boston Post Road in Orange,               lease term (5)
New Haven County, Connecticut, in an area of
primarily retail, commercial, office,
industrial, and residential development.
Other fast-food and family-style restaurants
located in proximity to the Orange Property
include an Arby's, a Wendy's, a Subway
Sandwich Shop, a Kenny Rogers Roasters, and
several local restaurants.

                                      -69-




                                                                                    Lease Expira-
                                                   Purchase            Date            tion and
Property Location and Competition                  Price (1)         Acquired       Renewal Options
Golden Corral (22)                                 $926,370           8/04/95        8/2015; two five-
(the "Dover Property")                           (excluding                        year renewal
Restaurant to be constructed                       closing and                       options
                                                   development
The Dover Property is located at the southeast     costs) (4)
quadrant of the intersection of U.S. Highway
13 and Townsend Boulevard in Dover, Kent
County, Delaware, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style restaurants
located in proximity to the Dover Property
include a Ponderosa, a Pizza Hut, a Hooters, a
Taco Bell, a Burger King, an Arby's, an Olive
Garden, a McDonald's, a Lone Star Steakhouse,
a Friendly's, a KFC, a Chi Chi's, a Red
Lobster, and a TGI Friday's.

Golden Corral (7)                                  $298,786           8/04/95        12/2010; four five-
(the "Cleburne Property")                        (excluding                        year renewal
Restaurant to be constructed                       closing and                       options
                                                   development
The Cleburne Property is located on the            costs) (4)
southwest quadrant of West Henderson Street
and Colonial Drive in Cleburne, Johnson
County, Texas, in an area of mixed retail,
commercial, residential, and professional
development.  Other fast-food and family-style
restaurants located in proximity to the
Cleburne Property are a Subway Sandwich Shop,
a Little Caesar's Pizza, a Burger King, a Long
John Silver's, a KFC, a Whataburger, a Dairy
Queen, a Pizza Hut, a Taco Bell, a Jack in the
Box, and several local restaurants.


                                                          Minimum                                     Option
Property Location and Competition                    Annual Rent (2)             Percentage Rent    To Purchase
Golden Corral (22)                                   11.25% of Total Cost;           (12)           at any time
(the "Dover Property")                             increases by 12%                               after the
Restaurant to be constructed                         after the fifteenth                            seventh lease
                                                     lease year (5)                                 year
The Dover Property is located at the southeast
quadrant of the intersection of U.S. Highway
13 and Townsend Boulevard in Dover, Kent
County, Delaware, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style restaurants
located in proximity to the Dover Property
include a Ponderosa, a Pizza Hut, a Hooters, a
Taco Bell, a Burger King, an Arby's, an Olive
Garden, a McDonald's, a Lone Star Steakhouse,
a Friendly's, a KFC, a Chi Chi's, a Red
Lobster, and a TGI Friday's.

Golden Corral (7)                                    10.75% of Total Cost     for each lease             (8)
(the "Cleburne Property")                          (5)(11)                  year, 5% of the
Restaurant to be constructed                                                  amount by which
                                                                              annual gross
The Cleburne Property is located on the                                       sales exceed
southwest quadrant of West Henderson Street                                   $1,975,989
and Colonial Drive in Cleburne, Johnson                                       (3)(9)
County, Texas, in an area of mixed retail,
commercial, residential, and professional
development.  Other fast-food and family-style
restaurants located in proximity to the
Cleburne Property are a Subway Sandwich Shop,
a Little Caesar's Pizza, a Burger King, a Long
John Silver's, a KFC, a Whataburger, a Dairy
Queen, a Pizza Hut, a Taco Bell, a Jack in the
Box, and several local restaurants.


                                      -70-


                                                                                    Lease Expira-
                                                   Purchase            Date            tion and
Property Location and Competition                  Price (1)         Acquired       Renewal Options
Kenny Rogers Roasters (14)                         $834,897           8/04/95        5/2015; two five-
(the "Grand Rapids #1 Property")                 (excluding                        year renewal
Existing restaurant                                closing costs)                    options
                                                   (10)
The Grand Rapids #1 Property is located just
east of the intersection of Leonard Street,
N.E. and Fuller Avenue, N.E., in Grand Rapids,
Kent County, Michigan, in an area of mixed
retail and residential development.  Other
fast-food and family-style restaurants located
in proximity to the Grand Rapids #1 Property
include a McDonald's and several local
restaurants.

Golden Corral (7)                                  $297,292           8/04/95        12/2010; four five-
(the "Universal City Property")                  (excluding                        year renewal
Restaurant to be constructed                       closing and                        options
                                                   development
The Universal City Property is located on the      costs) (4)
southeast quadrant of Pat Booker Road and
Coronado Boulevard, in Universal City, Bexar
County, Texas, in an area of mixed retail,
commercial, residential, and professional
development.  Other fast-food and family-style
restaurants located in proximity to the
Universal City Property include a Pizza Hut, a
Long John Silver's, a Little Caesar's Pizza,
an Arby's, a McDonald's, a Subway Sandwich
Shop, a Rally's, a Wendy's, a Taco Bell, a
Dunkin Donuts, a Church's Fried Chicken, a
Jack in the Box, and several local
restaurants.

                                                          Minimum                                     Option
Property Location and Competition                    Annual Rent (2)          Percentage Rent       To Purchase
Kenny Rogers Roasters (14)                           $89,751; increases by    for each lease        at any time
(the "Grand Rapids #1 Property")                   12% after the seventh    year, 5% of           after the
Existing restaurant                                  lease year and after     annual gross          seventh lease
                                                     every seven years        sales, less the       year
The Grand Rapids #1 Property is located just         there-after during       minimum annual
east of the intersection of Leonard Street,          the lease term           rent payable in
N.E. and Fuller Avenue, N.E., in Grand Rapids,                                that lease year
Kent County, Michigan, in an area of mixed                                    (3)
retail and residential development.  Other
fast-food and family-style restaurants located
in proximity to the Grand Rapids #1 Property
include a McDonald's and several local
restaurants.



Golden Corral (7)                                    10.75% of Total          for each lease             (8)
(the "Universal City Property")                    Cost (5)(11)             year, 5% of the
Restaurant to be constructed                                                  amount by
                                                                              which annual
The Universal City Property is located on the                                 gross sales
southeast quadrant of Pat Booker Road and                                     exceed
Coronado Boulevard, in Universal City, Bexar                                  $2,012,585
County, Texas, in an area of mixed retail,                                    (3)(9)
commercial, residential, and professional
development.  Other fast-food and family-style
restaurants located in proximity to the
Universal City Property include a Pizza Hut, a
Long John Silver's, a Little Caesar's Pizza,
an Arby's, a McDonald's, a Subway Sandwich
Shop, a Rally's, a Wendy's, a Taco Bell, a
Dunkin Donuts, a Church's Fried Chicken, a
Jack in the Box, and several local
restaurants.


                                                                                                     Lease Expira-
                                                   Purchase                   Date                    tion and
Property Location and Competition                  Price (1)                  Acquired              Renewal Options


Golden Corral (7)                                  $327,733                   8/18/95               6/2010; four five-
(the "Carlsbad Property")                        (excluding                                       year renewal
Restaurant to be constructed                       closing and                                      options
                                                   development
The Carlsbad Property is located on the west       costs)(4)
side of South Canal Street in Carlsbad, Eddy
County, New Mexico, in an area of mixed retail
and commercial development.  Other fast-food
and family-style restaurants located in
proximity to the Carlsbad Property include a
Pizza Hut, a Jerry's Restaurant, a Dairy
Queen, a McDonald's, a Wendy's, and several
local restaurants.

Kenny Rogers Roasters (14)                         $950,361                   8/18/95               5/2015; two five-
(the "Franklin Property")                        (excluding                                       year renewal
                                                   closing costs)                                   options
The Franklin Property is located at the            (10)
southeast quadrant of the intersection of
Moores Road and Galleria Boulevard in
Franklin, Williamson County, Tennessee, in an
area of mixed retail, commercial, office, and
residential development.  Other fast-food and
family-style restaurants located in proximity
to the Franklin Property include a Red
Lobster, an Outback Steakhouse, a McDonald's,
a Chili's, a Subway Sandwich Shop, a Taco
Bell, and several local restaurants.





                                                        Minimum                                       Option
Property Location and Competition                    Annual Rent (2)          Percentage Rent       To Purchase
Golden Corral (7)                                    10.75% of Total Cost     for each lease             (8)
(the "Carlsbad Property")                          (5)(11)                  year, 5% of the
Restaurant to be constructed                                                  amount by which
                                                                              annual gross
The Carlsbad Property is located on the west                                  sales exceed
side of South Canal Street in Carlsbad, Eddy                                  $1,973,815
County, New Mexico, in an area of mixed retail                                (3)
and commercial development.  Other fast-food
and family-style restaurants located in
proximity to the Carlsbad Property include a
Pizza Hut, a Jerry's Restaurant, a Dairy
Queen, a McDonald's, a Wendy's, and several
local restaurants.





Kenny Rogers Roasters (14)                           $102,164; increases      for each lease        at any time
(the "Franklin Property")                          by 12% after the         year, 5% of           after the
                                                     seventh lease year       annual gross          seventh lease
The Franklin Property is located at the              and after every          sales, less the       year
southeast quadrant of the intersection of            seven years              minimum
Moores Road and Galleria Boulevard in                thereafter during the    annual rent
Franklin, Williamson County, Tennessee, in an        lease term               payable in that
area of mixed retail, commercial, office, and                                 lease year (3)
residential development.  Other fast-food and
family-style restaurants located in proximity
to the Franklin Property include a Red
Lobster, an Outback Steakhouse, a McDonald's,
a Chili's, a Subway Sandwich Shop, a Taco
Bell, and several local restaurants.



                                      -71-


                                                                                                             Lease Expira-
                                                     Purchase                 Date                     tion and
Property Location and Competition                    Price (1)                Acquired              Renewal Options

Golden Corral (13)                                    $845,588                8/15/95               8/2010; two five-
(the "Tampa Property")                              (excluding                                    year renewal
Restaurant to be constructed                          closing and                                   options
                                                      development
The Tampa Property is located on the south            costs) (4)
side of West Hillsborough Avenue in Tampa,
Hillsborough County, Florida, in an area of
mixed retail, commercial, residential, and
professional development.  Other fast-food and
family-style restaurants located in proximity
to the Tampa Property include a Pizza Hut, a
Checkers, a Village Inn, a Taco Bell, a Burger
King, an Arby's, a Chili's, a Kenny Rogers
Roasters, a Wendy's, a KFC, a McDonald's, a
Shoney's, a Subway Sandwich Shop, a Hardee's,
and several local restaurants.

Golden Corral (7)                                    $1,061,625               8/18/95               8/2010; four five-
(the "Corsicana Property")                         (excluding                                     year renewal
Existing restaurant                                  closing costs)                                 options

The Corsicana Property is located on the southwest corner of South 44th Street and West
7th Avenue in Corsicana, Navarro County,
Texas, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Corsicana Property include a Long John Silver's, a Jack in the Box, a Sonic
Drive-In, a Taco Bell, a Pizza Hut, a Burger
King, a Church's Fried Chicken, a KFC, a
Subway Sandwich Shop, and several local
restaurants.

                                                                            -73-


                                                          Minimum                                     Option
Property Location and Competition                      Annual Rent (2)       Percentage Rent       To Purchase


Golden Corral (13)                                     11.50% of Total       for each lease        during the
(the "Tampa Property")                               Cost; increases by    year, 5% of           eighth and
Restaurant to be constructed                           8% after the fifth    annual gross          ninth lease
                                                       lease year and after  sales, less the       years only (8)
The Tampa Property is located on the south             every five years      minimum annual
side of West Hillsborough Avenue in Tampa,             thereafter during     rent payable in
Hillsborough County, Florida, in an area of            the lease term (5)    that lease year
mixed retail, commercial, residential, and                                   (3)
professional development.  Other fast-food and
family-style restaurants located in proximity
to the Tampa Property include a Pizza Hut, a
Checkers, a Village Inn, a Taco Bell, a Burger
King, an Arby's, a Chili's, a Kenny Rogers
Roasters, a Wendy's, a KFC, a McDonald's, a
Shoney's, a Subway Sandwich Shop, a Hardee's,
and several local restaurants.

Golden Corral (7)                                      $114,125(11)          for each lease             (8)
(the "Corsicana Property")                           year renewal          year, 5% of the
Existing restaurant                                    options               amount by which
                                                                             annual gross
The Corsicana Property is located on the                                     sales exceed
southwest corner of South 44th Street and West                               $1,962,078 (3)
7th Avenue in Corsicana, Navarro County,
Texas, in an area of mixed retail, commercial,
and residential development.  Other fast-food
and family-style restaurants located in
proximity to the Corsicana Property include a
Long John Silver's, a Jack in the Box, a Sonic
Drive-In, a Taco Bell, a Pizza Hut, a Burger
King, a Church's Fried Chicken, a KFC, a
Subway Sandwich Shop, and several local
restaurants.




                                                                                     Lease Expira-
                                                   Purchase           Date             tion and
Property Location and Competition                  Price (1)          Acquired       Renewal Options

Golden Corral (7)                                  $1,458,638         8/18/95        8/2010; four five-
(the "Fort Worth Property")                      (excluding                        year renewal
Existing restaurant                                closing costs)                    options

The Fort Worth Property is located on the southeast corner of South Hulen Street and Bayside Drive in Fort Worth, Tarrant County,
Texas, in an area of mixed retail, commercial, residential, and professional development.
Other fast-food and family-style restaurants located in proximity to the Fort Worth
Property include a Pizza Hut, a Denny's, a Whataburger, a KFC, a Chili's, a Red Lobster, a Bennigan's, a McDonald's, an Olive Garden, and several local restaurants.

Denny's (15)                                       $664,335           9/06/95        8/2015; two five-
(the "Pasadena Property")                        (excluding                        year renewal
Restaurant to be renovated (17)                    closing and                       options
                                                   renovation
The Pasadena Property is located on the            costs) (4)
northwest quadrant of Spencer Highway and
Watters Road in Pasadena, Harris County,
Texas, in an area of mixed retail, commer-
cial, and professional development.  Other
fast-food and family-style restaurants located
in proximity to the Pasadena Property include
a Black-Eyed Pea, a Burger King, a Dairy
Queen, a Golden Corral, an International House
of Pancakes, a KFC, a Long John Silver's, a
McDonald's, a Pizza Hut, a Popeye's, a Red
Lobster, a Ryan's Steakhouse, and several
local restaurants.



                                                          Minimum                                       Option
Property Location and Competition                      Annual Rent (2)          Percentage Rent       To Purchase


Golden Corral (7)                                      $156,804 (11)            for each lease             (8)
(the "Fort Worth Property")                                                   year, 5% of the
Existing restaurant                                                             amount by which
                                                                                annual gross
The Fort Worth Property is located on the                                       sales exceed
southeast corner of South Hulen Street and                                      $1,458,638 (3)
Bayside Drive in Fort Worth, Tarrant County,
Texas, in an area of mixed retail, commercial,
residential, and professional development.
Other fast-food and family-style restaurants
located in proximity to the Fort Worth
Property include a Pizza Hut, a Denny's, a
Whataburger, a KFC, a Chili's, a Red Lobster,
a Bennigan's, a McDonald's, an Olive Garden,
and several local restaurants.

Denny's (15)                                           11% of Total Cost;       for each lease        during the
(the "Pasadena Property")                            increases by 8% after    year, 5% of           eighth, tenth,
Restaurant to be renovated (17)                        the fifth lease year     annual gross          and twelfth
                                                       and 10% after the        sales, less the       lease years
The Pasadena Property is located on the                tenth lease year and     minimum annual        only
northwest quadrant of Spencer Highway and              after every five         rent payable in
Watters Road in Pasadena, Harris County,               years thereafter         that lease year
Texas, in an area of mixed retail, commer-             during the lease term    (3)
cial, and professional development.  Other             (5)
fast-food and family-style restaurants located
in proximity to the Pasadena Property include
a Black-Eyed Pea, a Burger King, a Dairy
Queen, a Golden Corral, an International House
of Pancakes, a KFC, a Long John Silver's, a
McDonald's, a Pizza Hut, a Popeye's, a Red
Lobster, a Ryan's Steakhouse, and several
local restaurants.





                                      -74-


                                                                                      Lease Expira-
                                                   Purchase            Date            tion and
Property Location and Competition                  Price (1)         Acquired       Renewal Options
Denny's (15)                                       $839,930           9/06/95        8/2015; two five-
(the "Shawnee Property")                         (excluding                        year renewal
Restaurant to be renovated (17)                    closing and                       options
                                                   renovation
The Shawnee Property is located on the east        costs) (4)
side of N. Harrison Street approximately
mile north of Interstate 40 in Shawnee,
Pottawatomie County, Oklahoma, in an area of
mixed retail, commercial, industrial, and
residential development.  Other fast-food and
family-style restaurants located in proximity
to the Shawnee Property include a McDonald's.

Boston Market (16)                                 $837,656           9/19/95        9/2010; three five-
(the "Grand Island Property")                    (excluding                        year renewal
Existing restaurant                                closing costs)                    options

The Grand Island Property is located at the northwest corner of the intersection of West
State Street and Lawrence Lane in Grand
Island, Hall County, Nebraska, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Grand
Island Property include an Arby's, a Little
Caesar's Pizza, a Burger King, a Pizza Hut, a
McDonald's, a Taco Bell, a Subway Sandwich
Shop, a KFC, a Red Lobster, a Wendy's, and several local restaurants.

                                      -75-


                                                             Minimum                                     Option
Property Location and Competition                      Annual Rent (2)          Percentage Rent       To Purchase
Denny's (15)                                           11% of Total Cost;       for each lease         during the
(the "Shawnee Property")                             increases by 8%          year, 5% of            eighth, tenth,
Restaurant to be renovated (17)                        after the fifth lease    annual gross           and twelfth
                                                       year and 10% after       sales, less the        lease years
The Shawnee Property is located on the east            the tenth lease year     minimum                only
side of N. Harrison Street approximately               and after every five     annual rent
mile north of Interstate 40 in Shawnee,                years thereafter         payable in that
Pottawatomie County, Oklahoma, in an area of           during the lease         lease year (3)
mixed retail, commercial, industrial, and              term (5)
residential development.  Other fast-food and
family-style restaurants located in proximity
to the Shawnee Property include a McDonald's.

Boston Market (16)                                     $90,048; increases       for each lease          at any time
(the "Grand Island Property")                        by 10% after the         year, 4% of             after the fifth
Existing restaurant                                    fifth lease year and     annual gross            lease year
                                                       after every five         sales, less the
The Grand Island Property is located at the            years thereafter         minimum
northwest corner of the intersection of West           during the lease         annual rent
State Street and Lawrence Lane in Grand                term                     payable in that
Island, Hall County, Nebraska, in an area of                                    lease year, not
mixed retail, commercial, and residential                                       to exceed
development.  Other fast-food and family-style                                  $10,000 (3)
restaurants located in proximity to the Grand
Island Property include an Arby's, a Little
Caesar's Pizza, a Burger King, a Pizza Hut, a
McDonald's, a Taco Bell, a Subway Sandwich
Shop, a KFC, a Red Lobster, a Wendy's, and
several local restaurants.



                                                                                     Lease Expira-
                                                  Purchase             Date             tion and
Property Location and Competition                 Price (1)           Acquired       Renewal Options

Boston Market (16)                                 $969,159           10/04/95       10/2010; three
(the "Dubuque Property")                         (excluding                        five-year renewal
Existing restaurant                                closing costs)                    options

The Dubuque Property is located at the
southwest corner of John F. Kennedy Road and Hillcrest on the west side of Dubuque, Dubuque
County, Iowa, in an area of primarily retail and residential development. Other than fast-food and family-style restaurants located in proximity to the Dubuque Property include a Ponderosa, a Subway Sandwich Shop, a
McDonald's, a KFC, a Godfather's Pizza, a
Burger King, a Wendy's, a Pizza Hut, a Dairy
Queen, a Village Inn, an Arby's, a Little
Caesar's Pizza, a Long John Silver's, a
Hardee's, and several local restaurants.

Boston Market (16)                                 $972,187           11/07/95       11/2010; three
(the "Chanhassen Property")                      (excluding                        five-year renewal
Existing restaurant                                closing costs)                    options

The Chanhassen Property is located on the southeast corner of West 78th Street or Powers
Boulevard, Chanhassen, Carver County,
Minnesota, in an area of mixed commercial, office, and residential development. Other fast-food and family-style restaurants located in proximity to the Chanhassen Property include a Subway Sandwich Shop, a Wendy's, and several local restaurants.


                                                             Minimum                                     Option
Property Location and Competition                      Annual Rent (2)          Percentage Rent       To Purchase
Boston Market (16)                                   $104,185; increases      for each lease        at any time
(the "Dubuque Property")                           by 10% after the         year, 4% of           after the
Existing restaurant                                  fifth lease year and     annual gross          fifth lease
                                                     after every five         sales, less the       year
The Dubuque Property is located at the               years thereafter         minimum annual
southwest corner of John F. Kennedy Road and         during the lease term    rent payable in
Hillcrest on the west side of Dubuque, Dubuque                                that lease year,
County, Iowa, in an area of primarily retail                                  not to exceed
and residential development.  Other than fast-                                $10,000 (3)
food and family-style restaurants located in
proximity to the Dubuque Property include a
Ponderosa, a Subway Sandwich Shop, a
McDonald's, a KFC, a Godfather's Pizza, a
Burger King, a Wendy's, a Pizza Hut, a Dairy
Queen, a Village Inn, an Arby's, a Little
Caesar's Pizza, a Long John Silver's, a
Hardee's, and several local restaurants.

Boston Market (16)                                   $104,510; increases      for each lease        at any time
(the "Chanhassen Property")                        by 10% after the         year, 4% of           after the
Existing restaurant                                  fifth lease year and     annual gross          fifth lease
                                                     after every five         sales, less the       year
The Chanhassen Property is located on the            years thereafter         minimum annual
southeast corner of West 78th Street or Powers       during the lease term    rent payable in
Boulevard, Chanhassen, Carver County,                                         that lease year,
Minnesota, in an area of mixed commercial,                                    not to exceed
office, and residential development.  Other                                   $10,000 (3)
fast-food and family-style restaurants located
in proximity to the Chanhassen Property
include a Subway Sandwich Shop, a Wendy's, and
several local restaurants.



                                      -76-


                                                  Purchase              Date         Lease Expiration and
Property Location and Competition                 Price (1)           Acquired       Renewal Options
Golden Corral (22)                                 $1,278,876         11/07/95       7/2015; two five-
(the "Columbus Property")                        (excluding                        year renewal
Restaurant to be constructed                       closing and                       options
                                                   development
The Columbus Property is located on the            costs)(4)
northeast quadrant of Dublin-Ganville Road and
Sawmill Road, in Columbus, Franklin County,
Ohio, in an area of mixed retail commercial,
and residential development.  Other fast-food
and family-style restaurants located in
proximity to the Columbus Property include a
Chili's, a Pizza Hut, a Ryan's Steak House, a
Chuck E. Cheese Pizza, two Wendy's, a Rax, a
Kenny Rogers Roasters, a Boston Market, a Red
Lobster, a KFC, a Longhorn Steakhouse, a Bob
Evan's, an Olive Garden, a McDonald's, a Taco
Bell, and several local restaurants.

Jack in the Box (23)                               $503,198           11/21/95       11/2013; four five-
(the "Houston Property")                         (excluding                        year renewal
Restaurant to be constructed                       closing and                       options
                                                   development
The Houston Property is located at the             costs) (4)
southwest corner of the intersection of
Hammerly Boulevard and the southbound Frontage
Road of the Sam Houston Parkway in Houston,
Harris County, Texas, in an area of mixed
retail commercial, industrial, and residential
development.  Other fast-food and family-style
restaurants located in proximity to the
Houston Property include a McDonald's Express,
a KFC, a Chili's, a Grandy's, and a local
restaurant.


                                                          Minimum                                     Option
Property Location and Competition                      Annual Rent (2)       Percentage Rent       To Purchase
Golden Corral (22)                                   11.25% of Total Cost;        (12)              at any time
(the "Columbus Property")                          increases by 12%                               after the
Restaurant to be constructed                         after the fifteenth                            seventh lease
                                                     lease year (5)                                 year
The Columbus Property is located on the
northeast quadrant of Dublin-Ganville Road and
Sawmill Road, in Columbus, Franklin County,
Ohio, in an area of mixed retail commercial,
and residential development.  Other fast-food
and family-style restaurants located in
proximity to the Columbus Property include a
Chili's, a Pizza Hut, a Ryan's Steak House, a
Chuck E. Cheese Pizza, two Wendy's, a Rax, a
Kenny Rogers Roasters, a Boston Market, a Red
Lobster, a KFC, a Longhorn Steakhouse, a Bob
Evan's, an Olive Garden, a McDonald's, a Taco
Bell, and several local restaurants.

Jack in the Box (23)                                 10.75% of Total Cost;    for each lease        at any time
(the "Houston Property")                           increases by 10%         year, 5% of           after the
Restaurant to be constructed                         after the fifth lease    annual gross          seventh lease
                                                     year and after every     sales, less the       year
The Houston Property is located at the               five years thereafter    minimum annual
southwest corner of the intersection of              during the lease term    rent payable in
Hammerly Boulevard and the southbound Frontage       (5)                      that lease year
Road of the Sam Houston Parkway in Houston,                                   (3)
Harris County, Texas, in an area of mixed
retail commercial, industrial, and residential
development.  Other fast-food and family-style
restaurants located in proximity to the
Houston Property include a McDonald's Express,
a KFC, a Chili's, a Grandy's, and a local
restaurant.




                                      -77-


                                                                                      Lease Expira-
                                                  Purchase             Date             tion and
Property Location and Competition                 Price (1)           Acquired       Renewal Options

20 Pizza Hut Properties - Land only - (18)(20)     $3,760,883         01/22/96       02/2016; two ten-
located in Adrian, Michigan (the "Adrian          (excluding                        year renewal
Property"), Lambertville, Michigan (the           closing costs)                    options
"Lambertville Property"), Monroe, Michigan
(the "Monroe Property"), Bedford, Ohio (the
"Bedford Property"), Bowling Green, Ohio
(the "Bowling Green Property"), Cleveland,
Ohio (the "Cleveland #1 Property"),
Cleveland, Ohio (the "Cleveland #2
Property"), Cleveland, Ohio (the "Cleveland
#3 Property"), Defiance, Ohio (the "Defiance
Property"), East Cleveland, Ohio (the "East
Cleveland Property"), Euclid, Ohio (the
"Euclid Property"), Fairview Park, Ohio (the
"Fairview Park Property"), Middleburg
Heights (Cleveland), Ohio (the "Middleburg
Heights Property"), North Olmstead, Ohio (the
"North Olmstead Property"), Norwalk, Ohio
(the "Norwalk Property"), Sandusky, Ohio
(the "Sandusky Property"), Seven Hills
(Cleveland), Ohio (the "Seven Hills
Property") and Toledo, Ohio (the "Toledo #2
Property," the "Toledo #3 Property," and
the "Toledo #4 Property").

The Adrian Property is located on the
southeast corner of South Main Street and Baker Street in Adrian, Lenawee County,
Michigan, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style restaurants located in proximity to the Adrian Property include a Subway Sandwich Shop, a Long John
Silver's, a Red Lobster, a Bob Evans, a
McDonald's, a Burger King, an Applebee's, a
Taco Bell, a KFC, and an Arby's


                                                             Minimum                                     Option
Property Location and Competition                      Annual Rent (2)          Percentage Rent       To Purchase

20 Pizza Hut Properties - Land only - (18)(20)         $413,697; increases      None                  at any time
located in Adrian, Michigan (the "Adrian              by 10% after the                               after the
Property"), Lambertville, Michigan (the               fifth and tenth lease                          seventh lease
"Lambertville Property"), Monroe, Michigan           years and 12% after                            year
(the "Monroe Property"), Bedford, Ohio (the          the fifteenth lease
"Bedford Property"), Bowling Green, Ohio             year (19)
(the "Bowling Green Property"), Cleveland,
Ohio (the "Cleveland #1 Property"),
Cleveland, Ohio (the "Cleveland #2
Property"), Cleveland, Ohio (the "Cleveland
#3 Property"), Defiance, Ohio (the "Defiance
Property"), East Cleveland, Ohio (the "East
Cleveland Property"), Euclid, Ohio (the
"Euclid Property"), Fairview Park, Ohio (the
"Fairview Park Property"), Middleburg
Heights (Cleveland), Ohio (the "Middleburg
Heights Property"), North Olmstead, Ohio (the
"North Olmstead Property"), Norwalk, Ohio
(the "Norwalk Property"), Sandusky, Ohio
(the "Sandusky Property"), Seven Hills
(Cleveland), Ohio (the "Seven Hills
Property") and Toledo, Ohio (the "Toledo #2
Property," the "Toledo #3 Property," and
the "Toledo #4 Property").

The Adrian Property is located on the
southeast corner of South Main Street and Baker Street in Adrian, Lenawee County,
Michigan, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style restaurants located in proximity to the Adrian Property include a Subway Sandwich Shop, a Long John
Silver's, a Red Lobster, a Bob Evans, a
McDonald's, a Burger King, an Applebee's, a
Taco Bell, a KFC, and an Arby's


                                      -78-




                                                                       Lease Expira-
                                                Purchase      Date       tion and         Minimum                         Option
Property Location and Competition              Price (1)    Acquired   Renewal Options   Annual Rent  Percentage Rent  To Purchase

The Lambertville Property is located at the southeast corner of Summerfield Road and Secor
Road in Lambertville, Monroe County, Michigan, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Lambertville Property include a Burger
King, a McDonald's, a Subway Sandwich Shop, and several local restaurants.

The Monroe Property is located at the west side of Telegraph Road in Monroe County,
Michigan, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style restaurants located in proximity to the Monroe Property include a Taco Bell, a Hungry Howie's, a Burger King, a McDonald's, a Wendy's, an
Arby's, a Ruby Tuesday, and several local restaurants.

The Bedford Property is located at the north quadrant of Rockside Road in Bedford, Cuyahoga
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style restaurants located in proximity to the Bedford Property include a Burger King, a KFC, a Wendy's, and a Taco Bell.





                                      -79-


                                                                       Lease Expira-
                                                Purchase      Date       tion and         Minimum                         Option
Property Location and Competition              Price (1)    Acquired   Renewal Options   Annual Rent  Percentage Rent  To Purchase

The Bowling Green Property is located at the northeast corner of South Main Street and Gypsy Lane in Bowling Green, Wood County,
Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Bowling Green Property include a McDonald's, a Wendy's, a Burger
King, a Big Boy, a Rally's, a KFC, and several local restaurants.

The Cleveland #1 Property is located on the north side of Lake Shore Boulevard east of the intersection of East 159th Street, Cleveland,
Cuyahoga County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Cleveland #1 Property include a KFC, a Burger
King, and a McDonald's.

The Cleveland #2 Property is located on Euclid
Avenue near Booth Hospital and Lakeview
Cemetery in Cleveland, Cuyahoga County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Cleveland #2 Property include a KFC, a Popeye's, and a Burger King.



                                      -80-




                                                                       Lease Expira-
                                                Purchase      Date       tion and         Minimum                         Option
Property Location and Competition              Price (1)    Acquired   Renewal Options   Annual Rent  Percentage Rent  To Purchase


The Cleveland #3 Property is located on the southeast corner of West 117th Street and Detroit Avenue in Cleveland, Cuyahoga County,
Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Cleveland #3 Property include an Arby's, a McDonald's, a Rally's, a Subway
Sandwich Shop, a Wendy's, a Burger King, a
Taco Bell, a KFC, and several local
restaurants.

The Defiance Property is located on the east side of North Clinton Street in Defiance,
Defiance County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Defiance Property include a Bob Evans, a
Friendly's, a McDonald's, a Ponderosa, a Subway Sandwich Shop, a Burger King, a KFC, and a Pizza Hut.

The East Cleveland Property is located at the northwest side of Euclid Avenue in East
Cleveland, Cuyahoga County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the East
Cleveland Property include a Rally's, a
Wendy's, a McDonald's, and a Burger King.


                                      -81-





                                                                       Lease Expira-
                                                Purchase      Date       tion and         Minimum                         Option
Property Location and Competition              Price (1)    Acquired   Renewal Options   Annual Rent  Percentage Rent  To Purchase

The Euclid Property is located at the
southeast side of Euclid Avenue in Euclid, Cuyahoga County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Euclid
Property include a McDonald's, a Denny's, a Wendy's, a Taco Bell, an Arby's, a Long John
Silver's, and a Red Lobster.

The Fairview Park Property is located on the south side of Center Ridge Road in Fairview
Park, Cuyahoga County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Fairview Park Property include a Boston
Market, a McDonald's, a Burger King, a
Friendly's, an Applebee's, and a Longhorn
Steaks Restaurant & Saloon.

The Middleburg Heights Property is located at the south side of Bagley Road in Middleburg
Heights, Cuyahoga County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Middleburg Heights Property include a Dunkin
Donuts, a Bob Evans, a Golden Corral, a
McDonald's, a Friendly's, a Burger King, a
Ponderosa, and a Perkins.



                                      -82-





                                                                       Lease Expira-
                                                Purchase      Date       tion and         Minimum                         Option
Property Location and Competition              Price (1)    Acquired   Renewal Options   Annual Rent  Percentage Rent  To Purchase
The North Olmstead Property is located on the
southwest corner of Lorain Road and Decker
Road in North Olmstead, Cuyahoga County, Ohio,
in an area of mixed retail, commercial, and
residential development.  Other fast-food and
family-style restaurants located in proximity
to the North Olmstead Property include a
McDonald's, a Rally's, a Boston Market, a
Blimpie's, an Arby's, an Olive Garden, a Chi-
Chi's, and a Tony Roma's.

The Norwalk Property is located at the
northeast corner of Milan Street and Willard
Street in Norwalk, Huron County, Ohio, in an area of mixed retail and residential development. Other fast-food and family-style restaurants located in proximity to the Norwalk Property include a Wendy's, a Long
John Silver's, a Taco Bell, a McDonald's, a
KFC, a Bob Evans, a Burger King, and a
Ponderosa.

The Sandusky Property is located on the
northeast side of Milan Road in Sandusky, Erie
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style restaurants located in proximity to the Sandusky Property include a Wendy's, a Chi-Chi's, a Red Lobster, a Burger King, a Kenny Rogers Roasters, a
Ponderosa, an Arby's, a Bob Evans, a
McDonald's, a Big Boy, an Applebee's, and a local restaurant.



                                      -83-





                                                                       Lease Expira-
                                                Purchase      Date       tion and         Minimum                         Option
Property Location and Competition              Price (1)    Acquired   Renewal Options   Annual Rent  Percentage Rent  To Purchase

The Seven Hills Property is located at the northeast corner of Broadway Road and Mabel
Avenue in Seven Hills, Cuyahoga County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Seven Hills Property include a Taco
Bell, a Boston Market, a KFC, a McDonald's, a
Ponderosa, a Burger King, and a Wendy's.

The Toledo #2 Property is located at the north side of Monroe Street in Toledo, Lucas County,
Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Toledo #2 Property include a Lone Star Steak House, an Olive Garden, a
Chuck E. Cheese, a Denny's, a Kenny Rogers
Roasters, a Burger King, a Subway Sandwich
Shop, an Outback Steakhouse, a Red Lobster, a
Taco Bell, and several local restaurants.

The Toledo #3 Property is located at the west side of Secor Road in Toledo, Lucas County,
Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Toledo #3 Property include a Burger King, a KFC, a Boston Market, a Long
John Silver's, a McDonald's, a Denny's, and a Big Boy.


                                      -84-





                                                                     Lease Expira-                                       Option
                                                Purchase    Date       tion and         Minimum                             To
Property Location and Competition              Price (1)   Acquired  Renewal Options   Annual Rent(2)   Percentage Rent  Purchase


The Toledo #4 Property is located at the north side of East Manhattan Boulevard in Toledo,
Lucas County, Ohio, in an area of mixed
retail, commercial, and residential
development. Other fast-food and family-style restaurants located in proximity to the Toledo
#4 Property include a McDonald's, a Wendy's, an Arby's, a Papa John's, and several local restaurants.

TGI Friday's (21)                                  (4)     02/06/96   7/2008; two      15.0427% of Total      None      at any time
(the "Marlboro Property")                                  (4)      five-yearl       Cost; increases by               after the
Restaurant to be constructed                                          renewal options  10% after the fifth              third lease
                                                                                       lease year and after             year (6)
The Marlboro Property is located at the                                                every five years
northeast quadrant of the intersection of                                              thereafter during the
Route 9 and Union Hill Road in Marlboro,                                               lease term (5)
Monmouth County, New Jersey, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-style
restaurants located in proximity to the
Marlboro Property include a McDonald's and
several local restaurants.



                                      -85-





                                                                     Lease Expira-                                       Option
                                                Purchase    Date       tion and         Minimum                             To
Property Location and Competition              Price (1)   Acquired  Renewal Options   Annual Rent(2)   Percentage Rent  Purchase

TGI Friday's (21)                                (4)        3/06/96     3/2008; two   14.954% of Total       None       at any time
(the "Hazlet Property")                                     (4)       five-year     Cost; increases by                after the
Restaurant to be constructed                                            renewal       10% after the fifth               third lease
                                                                        options       lease year and after              year (6)
The Hazlet Property is located at the                                                 every five years
southwest quadrant of the intersection of                                             thereafter during the
Route 35 and Bethany Road in Hazlet, Monmouth                                         lease term (5)
County, New Jersey, in an area of primarily
retail, commercial, and residential
development.  Other fast-food and family-style
restaurants located in proximity to the Hazlet
Property include a Friendly's and several
local restaurants.

Denny's (15)                                    $820,625      03/19/96  9/2015; two    $97,952; increases by   (25)    during the
(the "Grand Rapids #2 Property")              (excluding              five-year      15% after the fifth             eighth lease
Existing restaurant                             closing costs)          renewal        every five years                year only
                                                                        options        thereafter during the
The Grand Rapids #2 Property is located on the                                         lease term
north side of Michigan Street, between Fuller
and Balls Avenues, Grand Rapids, Kent County,
Michigan, in an area of primarily retail,
commercial, and residential development.
Other fast-food and family-style restaurants
located in proximity to the Grand Rapids #2
Property include a Wendy's, a Checkers, a
Subway, a Burger King, and a local restaurant.


                                      -86-




                                                                     Lease Expira-                                       Option
                                                Purchase    Date       tion and         Minimum                             To
Property Location and Competition              Price (1)   Acquired  Renewal Options   Annual Rent(2)   Percentage Rent  Purchase
Burger King (24)                               $1,088,500   03/20/96    7/20 16; two    10.75% of Total  for each lease     None
(the "Oak Lawn Property")                    (excluding               five-year         Cost (5)       year, 8.5% of
Restaurant to be constructed                   closing and              renewal options                  annual gross
                                               development                                               sales, less the
The Oak Lawn Property is located on the        costs)                                                    minimum annual
northeast section of the Village of Oak Lawn,                                                            rent payable in
Cook County, Illinois, in an area of primarily                                                           that lease year
retail, commercial, and residential
development.  Other fast-food and family-style
restaurants located in proximity to the Oak
Lawn Property include a Wendy's, a KFC, a
Popeye's, a White Castle, a Boston Market, a
McDonald's, a Denny's, a Domino's Pizza, a
Long John Silver's, a Taco Bell, and several
local restaurants.

Burger King (24)                               $515,000      03/20/96   7/2016; two      10.75% of        for each lease     None
(the "Burbank Property")                     (excluding               five-year        Total Cost (5)   year, 8.5% of
Restaurant to be constructed                   closing and              renewal options                   annual gross
                                               development                                                sales, less the
The Burbank Property is located on the         costs)                                                     minimum annual
southwest section of the City of Burbank, Cook                                                            rent payable in
County, Illinois, in an area of primarily                                                                 that lease year
retail, commercial, and residential
development.  Other fast-food and family-style
restaurants located in proximity to the
Burbank Property include a McDonald's, a
Subway, a Taco Bell, a KFC, and several local
restaurants.

                                      -87-




                                                                     Lease Expira-                                     Option
                                                Purchase    Date       tion and         Minimum           Percentage      To
Property Location and Competition              Price (1)   Acquired  Renewal Options   Annual Rent(2)        Rent       Purchase

Three Pizza Hut Properties -                   $489,117     4/03/96  02/2016; two     $53,803; increases by  None     at any time
Land only - (18) (20) located in Mayfield      (excluding            ten-year         10% after the fifth             after the
Heights, Ohio (the "Mayfield Heights           closing               renewal          and tenth lease years           seventh lease
Property"), Toledo, Ohio (the "Toledo #1       costs)                options          and 12% after the               year
Property"), and Strongsville, Ohio (the                                               fifteenth lease year
"Strongsville Property")                                                              (19)

The Mayfield Heights Property is located on the southwest corner of Mayfield Road and Longwood Drive in Mayfield Heights, Cuyahoga
County, Ohio, in an area of primarily retail, commercial, and residential development.
Other fast-food and family-style restaurants located in proximity to the Mayfield Heights
Property include a Big Boy, an Applebee's, an Outback Steakhouse, a Burger King, and a McDonald's.

The Toledo #1 Property is located at the east side of South Detroit Avenue in Toledo, Lucas
County, Ohio, in an area of primarily retail, commercial, institutional, and residential development. Other fast-food and family-style restaurants located in proximity to the Toledo
#1 Property include a McDonald's.

The Strongsville Property is located at the east side of Pearl Road south of State Road 82 in Strongsville, Cuyahoga County, Ohio, in an area of primarily retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Strongsville Property include a McDonald's, a Boston Market, a Taco Bell, a Burger King, a
TGI Friday's, and a Ground Round.


                                      -88-



                                                                     Lease Expira-                                      Option
                                                Purchase    Date       tion and         Minimum           Percentage      To
Property Location and Competition              Price (1)   Acquired  Renewal Options   Annual Rent(2)        Rent       Purchase

Burger King (24)                               $670,517     4/03/96  08/2016; two      10.75% of Total    for each lease  None
(the "Indian Head Park Property")              (excluding            five-year renewal Cost (5)           year, 8.5% of
Restaurant to be constructed                   closing and           options                              annual gross
                                               development                                                sales, less the
The Indian Head Park Property is located on    costs) (4)                                                 minimum annual
the northwest side of Joliet Road, southwest                                                              rent payable in
of Willow Springs Road, in Indian Head, Cook                                                              that lease year
County, Illinois, in an area of primarily
residential development.  Other fast-food and
family-style restaurants located in proximity
to the Indian Head Park Property include a
Wendy's, a Taco Bell, and a McDonald's.

Burger King (24)                                $685,953    4/03/96  08/2016; two-     10.75% of Total    for each lease  None
(the "Highland Property")                       (excluding           five year renewal Cost (5)           year, 8.5% of
Restaurant to be constructed                    closing and          options                              annual gross
                                                development                                               sales, less the
                                                costs) (4)                                                minimum annual
                                                                                                          rent payable in
The Highland Property is located within the                                                               that lease year
Highland Town Center, in Highland, Lake
County, Indiana, in an area of primarily
residential development.  Other fast-food and
family-style restaurants located in proximity
to the Highland Property include a Wendy's, an
Arby's, and a McDonald's.

                                      -89-

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired is set forth below:


         Property                    Federal Tax Basis          Property                     Federal Tax Basis
         Los Angeles Property             $  603,000          Grand Island Property              $  645,000
         Orange Property                   1,374,000          Dubuque Property                      664,000
         Dover Property                      916,000          Chanhassen Property                   640,000
         Cleburne Property                   766,000          Columbus Property                     975,000
         Grand Rapids #1 Property            599,000          Houston Property                      534,000
         Universal City Property             791,000          Marlboro Property                   1,360,000
         Carlsbad Property                   741,000          Hazlet Property                     1,312,000
         Franklin Property                   443,000          Grand Rapids #2 Property              548,000
         Tampa Property                    1,408,000          Oak Lawn Property                     869,000
         Corsicana Property                  754,000          Burbank Property                      633,000
         Fort Worth Property                 898,000          Indian Head Park Property             756,000
         Pasadena Property                   504,000          Highland Property                     632,000
         Shawnee Property                    624,000


(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Orange, Marlboro, and Hazlet Properties, minimum annual rent will become due and payable on the earlier of (a) the later of (i) the date the restaurant opens for business to the public, (ii) the date the certificate of occupancy for the restaurant is issued, and (iii) the date the tenant received its final funding from the Company under the development agreement; or (b) 150 days after execution of the lease. For the Dover, Cleburne, Carlsbad, Tampa, Universal City and Columbus Properties, minimum annual rent will become due and payable on the earlier of (i) the date the restaurant opens for business to the public, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) 180 days after the execution of the lease. For the Houston Property, minimum annual rent will become due and payable on the earlier of (i) the date the restaurant opens for business to the public or (ii) 180 days after the execution of the lease. For the Oak Lawn, Burbank, Indian Head Park and Highland Properties, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public, or (iii) 120 days after execution of the lease.

(3) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(4) The Company accepted an assignment of an interest in the ground lease relating to the Orange, Marlboro, and Hazlet Properties effective July 19, 1995, February 6, 1996, and March 6, 1996, respectively, in consideration of its funding of certain preliminary development costs and its agreement to fund remaining development costs not in excess of the amount specified below. The development agreements for the Properties which are to be constructed or renovated provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                   Estimated
         Property                  Maximum Cost       Estimated Final Completion Date
         Orange Property             $1,275,000       Opened for business October 30, 1995
         Dover Property               1,963,901       Opened for business December 16, 1995
         Cleburne Property            1,169,389       Opened for business October 19, 1995
         Universal City Property      1,189,815       Opened for business September 15, 1995
         Carlsbad Property            1,210,903       Opened for business September 5, 1995
         Tampa Property               1,750,000       Opened for business February 5, 1996
         Pasadena Property              955,287       May 8, 1996
         Shawnee Property             1,139,053       Opened for business December 21, 1995
         Columbus Property            2,033,037       Opened for business November 28, 1995
         Houston Property             1,064,679       Opened for business March 3, 1996
         Marlboro Property            1,306,900       July 7, 1996
         Hazlet Property              1,330,000       August 3, 1996
         Oak Lawn Property            2,009,163       July 18, 1996
         Burbank Property             1,171,116       July 18, 1996
         Indian Head Park Property    1,272,727       August 1, 1996
         Highland Property            1,213,636       August 1, 1996

(5) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement, and in the case of the Tampa, Columbus, Houston, Marlboro, and Hazlet Properties, (iv) "construction financing costs" during the development period.

(6) If the lessee exercises its purchase option after the third lease year and before the eleventh lease year, the purchase price to be paid by the lessee shall be equal to the net present value of the monthly lease rental payments for the remainder of the lease term (including previous and scheduled rent increases) discounted at the lesser of (i) 11% per annum, or (ii) the then-current annual yield on 7-year Treasury securities plus 4.5%, plus the full amount of any late fees, default interest, enforcement costs or other sums otherwise due or payable by the lessee under the lease. If the lessee exercises its option after the tenth lease year, the purchase price to be paid by the lessee shall be equal to the net present value of the monthly lease payments for the remainder of the lease term (based, however, for purposes hereof on the initial monthly installment amount of annual rental and not including previous and scheduled increases) discounted at 11% per annum, plus the full amount of any late fees, default interest, enforcement costs or other sums otherwise due or payable by the lessee under the lease.

(7) The lessee of the Cleburne, Universal City, Carlsbad, Corsicana and Fort Worth Properties is the same unaffiliated lessee.

(8) If the Property is not producing percentage rent and the lessee determines, in good faith, that the restaurant has become uneconomic and unsuitable, in the case of the Cleburne, Universal City, Carlsbad, Fort Worth, and Corsicana Properties the lessee may elect:

         (A) During the first through seventh and again during the tenth through 15th lease years:

                  (i) to purchase the Property for a purchase price, net of closing costs, equal to the greater of (a) the then fair-market value of the Property as determined by an independent appraisal, or (b) 100% of the Company's original cost for the Property if the Company is successful in effectuating the lessee's purchase through a tax-free "like-kind" exchange, or 120% of the Company's original cost for the Property if a tax-free, "like-kind" exchange is not effectuated; or

                  (ii) to sublet the Property as described in the section of the Prospectus entitled "Description of Property Leases - Assignment and Sublease," and in the case of a sublease that requires the consent of the Company, the minimum annual rent will increase by 15% on the first day of the fifth year of the sublease and the first day of each fifth lease year thereafter; or

                  (iii) to substitute the Property for another Golden Corral restaurant property on terms similar to those described in the section of the Prospectus entitled "Description of Property Leases - Substitution of Properties" for Golden Corral restaurant properties.

         (B) During the eighth and ninth lease year, to close the restaurant upon 60 days' prior written notice to the Company and continue to meet all of its obligations under the lease until such time as the lessee finds a new lessee or a purchaser for the Property. If the Property is sold pursuant to this provision, the lessee shall reimburse to the Company 100% of any deficiency between the sale price and The Company's original cost for the Property up to $200,000, plus one-half of any deficiency over $400,000. The Company will bear 100% of any deficiency between the sale price and the Company's original cost for the Property over $200,000 up to $400,000, plus one-half of any deficiency over $400,000.

                  If the lessee and the Company enter into more than three Golden Corral leases, then the option to close the restaurant will apply to the first three Golden Corral leases (the "Three Leases"). The lessee may only exercise the option to close with respect to any two of such Three Leases. At such time as the lessee has exercised its rights to close the restaurant with respect to any two of the Three Leases, its right with respect to the third lease will automatically terminate.

         In the case of the Tampa Property the lessee may elect:

         (A) During the first through seventh and again during the tenth through 15th lease years:

                  (i) to purchase the Property for a purchase price, net of closing costs, equal to the greater of (a) the then fair-market value of the Property as determined by an independent appraisal, or (b) 100% of the Company's original cost for the Property if the Company is successful in effectuating the lessee's purchase through a tax-free "like-kind" exchange, or 120% of the Company's original cost for the Property if a tax-free, "like-kind" exchange is not effectuated; or

                  (ii) to sublet the Property as described in the section of the Prospectus entitled "Description of Property Leases - Assignment and Sublease;" or

                  (iii) to substitute the Property for another Golden Corral restaurant property on terms similar to those described in the section of the Prospectus entitled "Description of Property Leases - Substitution of Properties" for Golden Corral restaurant properties.

(9) The percentage rent may be adjusted in the event the lessee incurs remodeling costs in order either to make structural improvements that increase the interior floor area of the restaurant or to make alterations that materially change the restaurant concept and/or the operating system. The adjustment will relieve the lessee of paying percentage rent on up to $268,750 of gross sales, but the adjustment shall take into account only actual remodeling costs not in excess of $150,000.

(10) The Company paid 85% of the total cost for the property, and the remaining 15% of the cost was paid by the lessee, but the Company will hold undivided title to the property. Upon the sale of the property, the Company will pay the lessee 15% of any net sales proceeds available in excess of the Company's cost to purchase the property.

         In the event of an exercise of the lessee's option to purchase the property, the purchase price shall equal the greater of: (i) fair market value of the Company's effective 85% interest in the property as of the option exercise date; or (ii) the purchase price paid by the Company for the property (not including the amount paid by the lessee), plus 15%.

(11) If the lessee elects to renew the lease after the initial 15-year term, then beginning with the commencement of the first extension term of the lease, and continuing throughout any subsequent extension terms, the lessee shall be obligated to pay the Company minimum monthly rent equal to the greater of (i) 115% of the monthly minimum annual rent payable during the last month of the initial term of the lease, or (ii) 1/12th of the total of the minimum annual rent payable during the initial term plus the percentage rent during the 12-month period immediately preceding the first day of such extension term. In addition, if the lessee enters into a sublease of the Property prior to the 11th lease year with any person other than a franchisee, licensee, or other affiliate of the lessee, then the minimum annual rent shall increase by 15% every five years after commencement of the sublease. Minimum annual rent does not increase in connection with any assignment of the lease.

(12) Following the date the restaurant opens for business, the tenant shall pay as additional rent, percentage rent equal to six percent of the amount by which the tenant's gross sales exceed annual rent divided by five percent.

(13) The Company acquired an interest in CNL/Corral South Joint Venture, a general partnership between the Company and an unaffiliated co-venturer. Based upon anticipated development costs for the Property, the Company expects to own a 76% interest in the CNL/Corral South Joint Venture upon completion of construction.

(14) The lessee of the Grand Rapids #1 and Franklin Properties is the same unaffiliated lessee.

(15) The lessee of the Pasadena, Shawnee and Grand Rapids #2 Properties is the same unaffiliated lessee.

(16) The lessee of the Dubuque, Chanhassen and Grand Island Properties is the same unaffiliated lessee.

(17) Minimum annual rent for each of the Pasadena and Shawnee Properties became payable on the effective date of the lease. In accordance with the lease agreement, these Properties are being converted from Kettles restaurants to Denny's restaurants. Renovation of the Properties is expected to be completed within 150 days of the effective date of the lease. In connection therewith, the Company has agreed to pay renovation costs of $250,000 for each Property up to the amounts as described in Note 4 above. The Pasadena and Shawnee Properties are expected to remain operational during renovations. Upon completion of the renovations and payment of costs by the Company, base rental income will be adjusted upward in accordance with the lease agreement.

(18) The lease relating to this Property is a land lease only. The Company entered into a Mortgage Loan evidenced by the Master Mortgage Note for $8,475,000 collateralized by building improvements. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in March 1996.

(19) If the lessee exercises one or both of its renewal options, minimum annual rent will increase by 12% after the expiration of the original lease term and after five years thereafter during any subsequent lease term.

(20) The Company entered into a master lease agreement for the Adrian, Lambertville, Monroe, Bedford, Bowling Green, East Cleveland, Defiance, Euclid, Fairview Park, Mayfield Heights, Middleburg Heights, North Olmstead, Norwalk, Sandusky, Seven Hills, Strongsville, Cleveland #1, Cleveland #2, Cleveland #3, Toledo #1, Toledo #2, Toledo #3 and Toledo #4 Properties.

(21) The lessee of the Orange, Marlboro and Hazlet Properties is the same unaffiliated lessee.

(22) The lessee of the Dover and Columbus Properties is the same unaffiliated lessee.

(23) The lessee of the Los Angeles and Houston Properties is the same unaffiliated lessee.

(24) The lessee of the Oak Lawn, Burbank, Indian Head Park and Highland Properties is the same unaffiliated lessee.

(25) Within 20 days after the expiration of the first 24 full calendar months of the lease (the "Base Period") (as defined in the Lease), the lessee must pay to the Company 5% of the amount by which gross sales for the last 12 months of the Base Period exceed four times the average quarterly gross sales for the Base Period (the "Base Figure"). After the expiration of the Base Period and continuing each Lease Year thereafter during the term of the Lease, lessee must pay percentage rent equal to: (i) one-fourth of the initial minimum annual rental (without adjustment) plus 5% of the amount by which gross sales for the then-ended calendar quarter exceeds the Base Figure; minus (ii) one-fourth of the minimum annual rent (as adjusted).

SITE SELECTION AND ACQUISITION OF PROPERTIES

         General. It is anticipated that the Restaurant Chains selected by the Advisor, and as approved by the Board of Directors, will have full-time staffs engaged in site selection and evaluation. All new sites must be approved by the Restaurant Chains. The Restaurant Chains generally conduct or require the submission of studies which typically include such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. The Restaurant Chains also will review and approve all proposed tenants and restaurant sites. The Restaurant Chains or the operators are expected to make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to the Company.

         The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant, the demographics of the area in which the restaurant Property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential sales expected to be generated by the restaurant. In addition, the potential tenant must meet at least the minimum standards established by a Restaurant Chain for its operators. The Advisor also will perform an independent break-even analysis of the potential profitability of a restaurant property using historical data and other data developed by the Company and provided by the Restaurant Chains.

         Although the Restaurant Chains that are selected by the Advisor will have approved each tenant and each Property, the Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of both tenants and Properties. Therefore, some of the properties approved by a Restaurant Chain may not be purchased by the Company.

         In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term "triple-net" lease agreements, which provide for monthly rental payments and automatic increases in base rent at specified times during the lease terms, plus a percentage of gross restaurant sales, will increase the value of the Properties and provide an inflation hedge. See "Description of Leases" below for a discussion of the anticipated terms of the Company's leases. In connection with a Property acquisition, in the event the tenant does not enter into a Secured Equipment Lease with the Company, the tenant will provide at its own expense all Equipment (such as deep fryers, grills, refrigerators, and freezers) necessary to operate the Company's Property as a restaurant. Generally, a tenant either pays cash or obtains a loan from a third party to purchase such items. If the tenant obtains such a loan, the tenant will own this personal property subject to the tenant's obligations under its loan. In the experience of the Affiliates of the Company and the Advisor, there may be rare circumstances in which a tenant defaults under such a loan, in which event the lender may attempt to remove the personal property from the building, resulting in the Property becoming inoperable as a restaurant until new Equipment can be purchased and installed. In order to prevent repossession of this personal property by the lender, and only on an interim basis in order to preserve the value of a Property, the Company may elect (but only to the extent consistent with the Company's objective of qualifying as a REIT) to use Company reserves to purchase this personal property from the lender, generally at a discount for the remaining unpaid balance under the tenant's loan. The Company then would expect, consistent with the Company's objective of qualifying as a REIT, to resell the personal property to a new tenant in connection with the transfer of the lease to that tenant.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Sale of Properties, Mortgage Loans, and Secured Equipment Leases" below and "Federal Income Tax Considerations -- Characterization of Leases."

         The purchase of each Property will be supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend the Company to acquire a particular Property. The purchase price of each such Property, plus any Acquisition Fees paid by the Company in connection with such purchase, will not exceed the Property's appraised value. (In connection with the acquisition of a Property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "when constructed" price and value of such Property.) It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will enter into a development agreement with the tenant pursuant to which the Company will advance funds to the tenant to meet construction or renovation costs as they are incurred. The tenant will act as the project developer, will enter into all construction contracts, and will arrange for and coordinate all aspects of the construction or renovation of the restaurant improvements. The tenant will be responsible for the construction or renovation of the restaurant improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such restaurant improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor and the Board of Directors. The Company will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

         Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet construction draw requests of the tenant. The Company, in general, only will advance its funds to meet the tenant's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the tenant (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on the Company's estimate of the costs of such construction or renovation. Initially, the calculation of minimum annual rent will be based on such estimated amount; however, once the actual cost is known, the minimum annual rent will be increased or reduced accordingly and the Company or the tenant, as the case may be, will promptly refund or remit to the other an amount equal to any excess rent paid or any underpayment of rent due.

         In certain cases in which the Company intends to purchase a Property upon completion of construction or renovation of that Property, the Company may permit the proposed tenant to arrange for a bank or another lender to provide construction financing to the tenant. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the tenant the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the tenant under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason.

         Affiliates of the Company may provide construction financing to the developer of a Property. The purchase price paid by the Company for such a Property, subject to the approval of a majority of the Board of Directors including a majority of the Independent Directors, will include a Construction Financing Fee in an amount equal to generally 1% to 2% of the total loan amount plus the difference between the Affiliate's cost of funds and the amount of interest charged to the developer with such difference determined by applying an annual percentage rate of generally 1.5% to 3.0% throughout the duration of the loan to the outstanding balance of the loan. The Construction Financing Fee will also be included in the calculation of base rent.

         In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. In such instances, the purchase price paid by the Company, subject to the approval of a majority of the Board of Directors including a majority of the Independent Directors, will include a Development/Construction Management Fee generally equal to 5% to 10% of the Affiliate's cost of constructing or renovating the Property. The Development/Construction Management Fees charged by Affiliates of the Company are negotiated with the tenants and management believes such fees are at or below the market rates for comparable construction and renovation services when contracted from third parties. The Property will be sold to the Company with the lease in place. The Development/Construction Management Fee is included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         Under the development agreement, the tenant generally will be obligated to complete the construction or renovation of the restaurant improvements within 120 to 150 days from the date of the development agreement. If the construction or renovation is not completed within that time and the tenant fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the tenant additional time to complete the construction, to take over construction or renovation of the restaurant improvements, or to terminate the development agreement and require the tenant to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the restaurant improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the tenant and any guarantor of the obligations of the tenant under the lease in connection with the acquisition of Properties to be constructed or renovated. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the tenant's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the restaurant within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the restaurant as evidenced by the issuance of a certificate of occupancy, within a specified period of time (generally, 120 to 150 days) after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the tenant additional time to satisfy the conditions or to require the tenant to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the tenant to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the tenant in default under the lease and to declare each guarantor in default under any guarantee of the tenant's obligations to the Company.

         In certain situations where construction or renovation is required for a restaurant Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the tenant, with such amount to be based on the tenant's actual costs of such construction or renovation.

         In all situations where construction or renovation of a restaurant Property is required, the Company also will have the right to review the tenant's books, records, and agreements during and following completion of construction to verify actual costs.

         Interim Acquisitions. The Affiliates of the Company and the Advisor regularly have opportunities to acquire restaurant properties of a type suitable for acquisition by the Company as a result of their existing relationships and past experience with various Restaurant Chains and restaurant operators. See "General" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other entities with which the Company is affiliated), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these restaurant properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest --

Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         Acquisition Services. Acquisition services performed by the Advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         The Company will pay the Advisor an Acquisition Fee not to exceed 4.5% of the Gross Proceeds from the sale of Shares. See "Management Compensation." The total of all Acquisition Fees (including Development/Construction Management Fees to Affiliates and Construction Financing Fees to Affiliates described in "Management Compensation" and any other Acquisition Fees to Affiliates or nonaffiliates, but excluding development/management fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property) and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable property.

         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

         Selection of Restaurant Chains. The selection of Restaurant Chains by the Advisor, as approved by the Board of Directors, will be based on an evaluation of the operations of restaurants in the Restaurant Chain, the number of restaurants operated throughout the Restaurant Chain's system, the relationship of average restaurant gross sales to the average capital costs of a restaurant, the Restaurant Chain's relative competitive position among the same type of restaurants offering similar types of food, name recognition, and market penetration. The Restaurant Chains will not be affiliated with the Advisor, the Company or an Affiliate.

         Selection of Properties and Tenants. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, the prospects for long-term appreciation, the relative success of the Restaurant Chain in the geographic area in which the Property is located, and the management capability and financial condition of the tenant. The Company will obtain an independent appraisal for each Property it purchases. In selecting tenants, the Advisor will consider the prior experience of the tenant in the restaurant industry, the net worth of the tenant, past operating results of other restaurants currently or previously operated by the tenant, and the tenant's prior experience in managing restaurants within a particular Restaurant Chain.

         In selecting specific Properties within a particular Restaurant Chain and in selecting lessees for the Company's Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime business location.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing and, if applicable, developing the Property, and the lease typically also will provide for automatic increases in base rent at specified times during the lease term and for payment of percentage rent based on gross restaurant sales.

         3. The initial lease term typically will be at least 15 to 20 years.

         4. The Company will reserve the right to approve or reject any tenant and restaurant site selected by a Restaurant Chain.

         5. In evaluating prospective tenants, the Company will examine, among other factors, the tenant's ranking in its market segment, trends in per store sales, overall changes in consumer preferences, and the tenant's ability to adapt to changes in market and competitive conditions, the tenant's historical financial performance, and its current financial condition.

         6. In general, the Company will not acquire a Property, if, as a result, more than 25% of its Gross Proceeds would be invested in Properties of a single Restaurant Chain or if more than 30% of its Gross Proceeds would be invested in Properties in a single state.

DESCRIPTION OF PROPERTIES

         Based on the 48 Properties that the Company had purchased as of April 9, 1996, and on past experience and knowledge of the fast-food, family-style, and casual dining restaurant industry, the Advisor expects that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings. These specifications may vary substantially if the Company invests in any full-service restaurant Properties.

         Land. Lot sizes generally range from 25,000 to 60,000 square feet depending upon building size and local demographic factors. Restaurants located on land within shopping centers will be freestanding and may be located on smaller parcels if sufficient common parking is available. Restaurant sites purchased by the Company will be in locations zoned for commercial use which have been reviewed for traffic patterns and volume of traffic. There is substantial competition for quality sites; accordingly, land costs may be high and are generally expected to range from $150,000 to $500,000, although the cost of the land for particular Properties may be higher or lower in some cases.

         Buildings. Either before or after construction or renovation, the restaurant Properties to be acquired by the Company will be one of a Restaurant Chain's approved designs. Prior to purchase of all restaurant Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the Property as a restaurant, and shall receive a certificate from the Restaurant Chain to the effect that (i) the Property is operational and (ii) the Property and the tenant are in compliance with all of the Restaurant Chain's requirements, including, but not limited to, building plans and specifications approved by the Restaurant Chain. The Company also will receive a certificate of occupancy for each restaurant for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the restaurant Property.

         The restaurant buildings generally will be rectangular and constructed from various combinations of stucco, steel, wood, brick, and tile. Building sizes generally will range from 2,500 to 6,000 square feet, with the larger restaurants having greater seating and equipment areas. Building and site preparation costs vary depending upon the size of the building and the site and the area in which the restaurant Property is located. It is estimated that building and site preparation costs generally will range from $250,000 to $750,000 for each restaurant Property.

         Generally, Properties to be acquired by the Company will consist of both land and building, although in a number of cases the Company may acquire only the land underlying the restaurant building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. See "Business - Property Acquisitions" for a description of the 48 Properties owned by the Company as of April 9, 1996, 23 of which consist of land only, three of which consist of building only, 21 of which consist of land and building, and one of which was acquired through a joint venture arrangement and consists of land and building. In general, the Properties will be freestanding and surrounded by paved parking areas. Buildings are suitable for conversion to various uses, although modifications will be required prior to use for other than restaurant operations.

         A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish restaurant buildings, premises, signs, and equipment so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its Restaurant Chain. These capital expenditures will be paid by the tenant during the term of the lease.

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DESCRIPTION OF PROPERTY LEASES

         The terms and conditions of any lease entered into by the Company with regard to a restaurant Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the restaurant, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with a Restaurant Chain or restaurant operator.

         General. In general, the leases are expected to be "triple-net" leases, which means that the tenants will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be the lessor, and all references in this section to the Company as lessor therefore should be read accordingly. See "Joint Venture Arrangements" below.

         Term of Leases. It presently is anticipated that restaurant Properties will be leased on a "triple-net" basis for an initial term of either 15 or 20 years with up to five, five-year renewal options. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the land underlying the building, the tenant may in certain cases retain ownership of the building.

         Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. Typically, the leases provide for automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. In the case of acquisition of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of restaurant improvements. See "Site Selection and Acquisition of Properties -- Construction and Renovation" above.

         In addition to minimum annual rent, the tenant will pay the Company "percentage rent." Percentage rent is computed as a percentage of the restaurant gross sales at a particular Property. The leases generally will provide that percentage rent will commence in the first lease year in which gross sales exceed a specified amount. Certain leases, however, may provide that percentage rent is to be paid quarterly beginning at the end of the first two years of the lease and each succeeding quarter thereafter to the extent the restaurant gross sales in that quarter exceed the average quarterly gross sales during the first two lease years. The leases also generally will provide that the tenant will receive a credit against percentage rent for the amount of the escalations in the minimum annual rent due under the lease. Gross sales include sales of all products and services of the restaurant, excluding sales taxes, tips paid to serving people, and sales from vending machines.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to have recovered its investment in the building by the expiration of the lease.

         Assignment and Sublease. In general, it is expected that no lease may be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld) except to a tenant's corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or, in certain cases, another franchisee, if such assignee or subtenant agrees to operate the same type of restaurant on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant

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generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations.

         Alterations to Premises. A tenant generally will have the right, without the prior consent of the Company and at the tenant's own expense, to make certain immaterial structural modifications to the restaurant building and improvements (with a cost of up to $10,000) or, with the Company's prior written consent and at the tenant's own expense, to make material structural modifications that may include demolishing and rebuilding the restaurant. Under certain leases, the tenant, at its own expense, may make any type of alterations to the leased premises without the Company's consent but must provide the Company with plans of any proposed structural modifications at least 30 days before construction of the alterations commences. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a certain amount.

         Right of Tenant to Purchase. It is anticipated that if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage (generally, 15% to 20%) of such purchase price. See "Federal Income Tax Considerations -- Characterization of Leases."

         Substitution of Properties. Under certain leases, the tenant, at its own expense, is entitled to operate another form of approved restaurant on the Property as long as such approved restaurant has an operating history which reflects an ability to generate gross sales and potential sales growth equal to or greater than that experienced by the tenant in operating the original restaurant.

         In addition, it is anticipated that certain leases will provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another national or regional fast-food, family-style, or casual dining restaurant property selected by the tenant in the event that (i) the Property that is the subject of the lease is not producing percentage rent pursuant to the terms of the lease, and (ii) the tenant determines that the Property has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the Property. The tenant's determination that a Property has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the Property to the results of operations at the majority of other properties then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another national or regional fast-food, family-style, or casual dining restaurant property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for the number of five-year lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for up to 35 years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, concessionaires, or sublicensees or any other affiliate will be permitted to use the original Property as a restaurant of the same type and style for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

         Special Conditions. Certain leases may provide that the lessee will not be permitted to own or operate, directly or indirectly, another Property of the same or similar type as the leased Property that is or will be located within a specified distance of the leased Property.

         Insurance, Taxes, Maintenance, and Repairs. All of the leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain all Properties in good order and repair.

         Tenants generally will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, casualty insurance in an amount not less than the full replacement value of the building and other permanent improvements (or a percent of such value in the case of certain leases, but in no case less than 90%), as well as liability insurance, generally in an amount not less than $2,000,000 for each location and event. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

         The tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease.

         The tenant generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. The Company's leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, the Company will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with the Company. Until a specified time (generally, ten days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

         Events of Default. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease:
(i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default, (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure,
(iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) a default under or termination of the franchise agreement between the tenant and its franchisor, (v) in cases where the Company enters into a development agreement relating to the construction or renovation of a restaurant, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, and (vi) in cases where the Company has entered into other leases with the same tenant, a default under such lease.

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         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit (which it is anticipated normally would be equal to two months' base rent), the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement restaurant operator acceptable to the Restaurant Chain involved or will discontinue operation of the restaurant. In lieu of obtaining a replacement restaurant operator, some Restaurant Chains may have the option and may elect to operate the restaurants themselves. The Company will have no obligation to operate the restaurants, and no Restaurant Chain will be obligated to permit the Company or a replacement restaurant operator to operate the restaurants.

JOINT VENTURE ARRANGEMENTS

         The Company may enter into a Joint Venture to own and operate a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Financing Risks -- Risks of Joint Investment in Properties."

         Under the terms of each Joint Venture agreement, the Company and each joint venture partner will be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner will have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company. Joint Ventures entered into to purchase and hold a Property for investment generally will have an initial term of 15 to 20 years (generally the same term as the initial term of the lease for the Property in which the Joint Venture invests), and, after the expiration of the initial term, will continue in existence from year to year unless terminated at the option of either joint venturer or unless terminated by an event of dissolution. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts

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equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement (i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

MORTGAGE LOANS

         The Company has provided and intends to continue to provide Mortgage Loans to operators of the Restaurant Chains, or their affiliates, to enable them to acquire the building and improvements on real property. Generally in these cases, the Company will acquire the underlying land and will enter into a long-term ground lease for the Property with the borrower as the tenant. The Mortgage Loan will be secured by the building and improvements on the land. Management believes that the criteria for investing in the Mortgage Loans are substantially the same as those involved in the Company's investments in Properties consisting of buildings only; therefore, the Company will use the same underwriting criteria as described above in "Business - Standards for Investment in Properties."

         Generally, management believes the economic effects of these transactions are substantially the same as those of the leases. The borrower will be responsible for all of the expenses of owning the building and improvements, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of 15 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

         Management also believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive, on a fixed income basis, the return of its initial investment in each financed building, which is generally a depreciating asset, plus interest. At the same time, the Company retains ownership of the underlying land, which is generally an appreciating asset, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. Mortgage indebtedness on any property shall not exceed such property's

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appraised value. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         In addition, the Company will not make or invest in Mortgage Loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, the Company will not make or invest in any Mortgage Loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or their Affiliates.

MANAGEMENT SERVICES

         The Advisor will provide management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor will be responsible for assisting the Company in negotiating leases, Mortgage Loans, and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments, inspecting the Properties and the tenants' books and records, and responding to tenant inquiries and notices. The Advisor also will provide information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Loan and the Secured Equipment Leases. In exchange for these services, the Advisor will be entitled to receive certain fees from the Company. For supervision of the Properties, the Advisor will receive the Asset Management Fee, which, generally, is payable monthly in an amount equal to one-twelfth of .60% of Real Estate Asset Value as of the end of the preceding month. For supervision of the Mortgage Loans, the Advisor will receive the Mortgage Management Fee, which is payable monthly in an amount equal to one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee, payable out of the proceeds of the Loan, equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING

         On March 5, 1996, the Company entered into a line of credit and security agreement with a bank to be used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. In addition, advances for short-term needs (to acquire equipment to be leased under Secured Equipment Leases) may be requested in an aggregate amount which does not exceed the Revolving Sublimit (defined in the Loan as $1,000,000) and such advances may be repaid and readvanced; provided, however, that advances made pursuant to the Revolving Sublimit shall be converted to term loans the earlier of (i) the end of each 60 day period following the closing date (defined in the Loan as March 5, 1996), or (ii) when the aggregate amount outstanding equals or exceeds $1,000,000. Interest on advances made pursuant to the Revolving Sublimit shall be paid monthly in arrears. In addition, principal amounts under advances pursuant to the Revolving Sublimit, if not sooner paid or converted into term loans, shall be paid, together with any unpaid interest relating to such advances, to the bank on March 5, 1998. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or
(ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. As a condition of obtaining the Loan, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases. In connection with the Loan, the Company incurred a commitment fee, legal fees and closing costs of approximately $53,500 relating to the Loan. As of April 9, 1996, $53,500 had been advanced under the Loan to fund the commitment fee, legal fees and closing costs related to the Loan. The Company intends to limit advances under the Loan to 10% of Gross Proceeds of the offering.

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         The Company, or Joint Venture in which the Company becomes a joint venturer, will initially acquire Properties without borrowing. The Board of Directors does not anticipate that the Company will borrow funds, other than the Loan or for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. Until Listing occurs, the Company will not encumber Properties in connection with any borrowing. If Listing occurs, however, the Board of Directors may elect to cause the Company to borrow funds in connection with the purchase of additional Properties or for other Company purposes and to encumber any or all of the Company's Properties in connection with any such borrowing. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amount of any borrowing will not exceed 50% of Real Estate Asset Value, although the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

SALE OF PROPERTIES, MORTGAGE LOANS, AND SECURED EQUIPMENT LEASES

         For the first five to ten years after the commencement of the offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the Loan. At or prior to the end of such ten-year period, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing orderly sales of the Company's assets. If Listing occurs, the Company intends to reinvest in additional Properties, Mortgage Loans, and Secured Equipment Leases any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT. If Listing does not occur within ten years after the commencement of the offering, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's assets and will distribute any Net Sales Proceeds to stockholders. In addition, the Company will not sell any assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         The Company does not anticipate selling the Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its assets.

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FRANCHISE REGULATION

         Many states regulate the franchise or license relationship between a tenant/franchisee and a Restaurant Chain. The Company will not be an Affiliate of any Restaurant Chain, and is not currently aware of any states in which the relationship between the Company as lessor and the tenant will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Restaurant Chains which franchise their operations are subject to regulation by the Federal Trade Commission.

COMPETITION

         The fast-food, family-style, and casual dining restaurant business is characterized by intense competition. The operators of the restaurants located on the Properties will compete with independently owned restaurants, restaurants which are part of local or regional chains, and restaurants in other well-known national chains, including those offering different types of food and service.

         Many successful fast-food, family-style, and casual dining restaurants are located in "eating islands," which are areas to which people tend to return frequently and within which they can diversify their eating habits, because in many cases local competition may enhance the restaurant's success instead of detracting from it. Fast-food, family-style, and casual dining restaurants frequently experience better operating results when there are other restaurants in the same area.

         The Company will be in competition with other persons and entities both to locate suitable Properties to acquire and to locate purchasers for its Properties. The Company also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable Properties, tenants, and Equipment tenants.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         The Mortgage Loans and Secured Equipment Lease program may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession, claims handling procedures and other trade practices. In addition, certain states may have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loans and Secured Equipment Lease program. Commencement of operations into these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or operate Secured Equipment Lease program in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

INTRODUCTION

         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple-net" basis to operators of certain Restaurant Chains. In addition, the Company may provide Mortgage Loans for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company intends to offer Secured Equipment Leases to operators of Restaurant Chains. Secured Equipment Leases will be funded from the proceeds of the Loan, in an amount up to 10% of Gross Proceeds from the offering, which the Company has obtained.

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and distributions) and providing protection against inflation through automatic increases in base rent and receipt of percentage rent, and obtaining fixed income

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through the receipt of payments from Secured Equipment Leases; (iii) qualifying as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) listing of the shares on a national securities exchange or over-the-counter market ("Listing"), or (b) the commencement of orderly sales of the Company's assets, and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT).

         Pursuant to the registration statement of which this Prospectus is a part, the Company registered for sale an aggregate of $165,000,000 of Shares of common stock (16,500,000 Shares at $10 per Share). The offering of Shares of the Company commenced in April 1995. Currently, the Company is in the offering stage. The offering of Shares of the Company will terminate no later than March 29, 1997, in states that permit the extension of the offering period for a second year.

         As of December 31, 1995, the Company owned 18 Properties (including one Property through a joint venture arrangement and one consisting of building only), four of which were under construction or renovation at December 31, 1995.

LIQUIDITY AND CAPITAL RESOURCES

         During the period May 2, 1994 (date of inception) through December 31, 1994, the Company received initial capital contributions of $200,000 for 20,000 shares of common stock from the Advisor.

         In April 1995, the Company commenced an offering of its Shares of common stock. As of December 31, 1995, the Company had received subscription proceeds of $38,454,158 (3,845,416 Shares) from the offering, including $50,790 (5,079 Shares) through the Reinvestment Plan.

         As of December 31, 1995, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor after deduction of Organizational and Offering Expenses, totalled $32,250,487. As of December 31, 1995, approximately $24,000,000 had been used to invest, or committed for investment, in 18 Properties (two of which were undeveloped land on which a restaurant was being constructed and two of which were being renovated), including one Property owned by a Joint Venture and one Property consisting of building only, and to pay Acquisition Fees to the Advisor totalling $1,730,437 and certain Acquisition Expenses. The Company acquired nine of the 18 Properties from Affiliates for purchase prices totalling approximately $6,621,000. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value. The Company expects to use Net Offering Proceeds from the sale of Shares to purchase additional Properties, to fund construction costs relating to the Properties under construction and to make Mortgage Loans. The Company expects to use the proceeds of the Loan to fund the Secured Equipment Lease program, as described above. The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of Net Offering Proceeds available to the Company.

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease once construction is completed. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $3,214,700, of which approximately $1,760,000 in land and other costs had been incurred as of December 31, 1995. The buildings under construction as of December 31, 1995, are expected to be operational by May 1996. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         In addition, in connection with the acquisition of two Properties during the year ended December 31, 1995, the Company has committed to fund an aggregate amount of $500,000 for the renovation of the Properties. As of December 31, 1995, the Company had incurred approximately $234,000 in such costs. Upon the completion of the renovation of the Properties and the payment of such by the Company, the base rent due under the terms of the lease will be adjusted upward. The renovations are expected to be completed by May 1996.

         During the period January 1, 1996 through April 9, 1996, the Company acquired 30 additional Properties (two Properties consisting of building only, which are to be constructed, five Properties consisting of land and building, four of which are to be constructed, and 23 Properties consisting of land only) for cash at a total cost of approximately $8,031,000, excluding development costs, Acquisition Fees and certain Acquisition Expenses. With regard to the 23 Properties consisting of land only, the Company is leasing the parcels to a single lessee pursuant to a Master Lease Agreement. The lessee owns the buildings located on the 23 Properties. In connection therewith, the Company provided a Mortgage Loan in the amount of $8,475,000 to the lessee pursuant to a Master Mortgage Note which is collateralized by the building improvements of the 23 Properties. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years starting March 1, 1996.

         The Company presently is negotiating to acquire additional Properties, but as of April 9, 1996, had not acquired any such Properties.

         As of April 9, 1996, the Company had received subscription proceeds of $57,887,405 (5,788,741 Shares) from 3,440 stockholders, including $128,151
(12,815 Shares) issued pursuant to the Reinvestment Plan. As of April 9, 1996, the Company had invested, or committed for investment, a total of approximately $46,200,000 of such proceeds in Properties, in providing mortgage financing to the tenant of the 23 Properties consisting of land only through a Mortgage Loan, and to pay Acquisition Fees and Acquisition Expenses, leaving approximately $4,200,000 in Net Offering Proceeds available for investment in Properties and Mortgage Loans. As of April 9, 1996, the Company had incurred $2,604,933 in Acquisition Fees due to the Advisor.

         On March 5, 1996, the Company entered into a line of credit and security agreement with a bank to be used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. In addition, advances for short-term needs (to acquire equipment to be leased under Secured Equipment Leases) may be requested in an aggregate amount which does not exceed the Revolving Sublimit (defined in the Loan as $1,000,000) and such advances may be repaid and readvanced; provided, however, that advances made pursuant to the Revolving Sublimit shall be converted to term loans the earlier of (i) the end of each 60 day period following the closing date (defined in the Loan as March 5, 1996), or (ii) when the aggregate amount outstanding equals or exceeds $1,000,000. Interest on advances made pursuant to the Revolving Sublimit shall be paid monthly in arrears. In addition, principal amounts under advances pursuant to the Revolving Sublimit, if not sooner paid or converted into term loans, shall be paid, together with any unpaid interest relating to such advances, to the bank on March 5, 1998. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or
(ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. As a condition of obtaining the Loan, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases. In connection with the Loan, the Company incurred a commitment fee, legal fees and closing costs of approximately $53,500 relating to the Loan. As of April 9, 1996, $53,500 had been advanced under the Loan to fund the commitment fee, legal fees and closing costs related to the Loan. The Company intends to limit advances under the Loan to 10% of Gross Proceeds of the offering.

         Properties are and will be leased on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, by the Company, all offering proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1995, the Company had $11,508,445 invested in such short-term investments as compared to $945 at December 31, 1994. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of Shares during the year ended December 31, 1995. These funds will be used primarily to purchase and develop or renovate Properties (directly or indirectly through joint venture arrangements) to make Mortgage Loans, to pay organization and offering and acquisition costs, to pay Distributions to stockholders, to meet Company expenses and, in management's discretion, to create cash reserves.

         During the year ended December 31, 1995 and the period May 2, 1994 (date of inception) through December 31, 1994, Affiliates of the Company incurred on behalf of the Company $2,084,145 and $461,866, respectively, for certain Organizational and Offering Expenses. In addition, during the year ended December 31,

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



1995, Affiliates of the Company incurred on behalf of the Company $131,629 for certain Acquisition Expenses and $54,234 for certain Operating Expenses. As of December 31, 1995, the Company owed the Advisor $108,316 for such amounts and accounting and administrative expenses. In addition, as of December 31, 1995, the Company owed the Advisor $45,118 and $9,108 for Acquisition Fees and Asset Management Fees, respectively. As of February 7, 1996, the Company had reimbursed all such amounts. The Advisor has agreed to pay or reimburse to the Company all Organizational and Offering Expenses in excess of three percent of gross offering proceeds. Amounts payable to unrelated parties increased to $1,148,425 at December 31, 1995, from $424,324 at December 31, 1994, primarily as a result of the accrual of construction costs incurred and unpaid as of December 31, 1995.

         During the year ended December 31, 1995, the Company generated cash from operations (which includes cash received from tenants and interest received, less cash paid for operating expenses) of $498,459. Based on current and anticipated future cash from operations the Company declared Distributions to the stockholders of $638,618 during the year ended December 31, 1995. No Distributions were paid or declared for the period May 2, 1994 (date of inception) through December 31, 1994. In January, February, and March 1996, the Company declared Distributions to its stockholders totalling $225,354, $255,649, and $287,805, respectively, which were paid March 29, 1996. In addition, on April 1, 1996, the Company declared Distributions to its stockholders totalling $323,748 payable in June 1996. For the year ended December 31, 1995, 59.82% of the Distributions received by stockholders were considered to be ordinary income and 40.18% were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of April 9, 1996, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital.

         Management believes that the Properties are adequately covered by insurance. During 1995, the Advisor obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property. The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's Operating Expenses. Accordingly, management believes that any anticipated decrease in the Company's liquidity in 1996, due to its investment of available Net Offering Proceeds in Properties, will not have an adverse effect on the Company's operations. During the operational stage, management believes that the leases will generate cash flow in excess of Operating Expenses. Since the leases are expected generally to have an initial term of 15 to 20 years, with two or more five-year renewal options, and provide for specified percentage rent in addition to the annual base rent and, in certain cases, increases in the base rent or the percentage rent at specified times during the terms of the leases, it is anticipated that rental income will increase over time.

         Due to anticipated low Operating Expenses, rental income expected to be obtained from Properties after they are acquired, and the fact that as of April 9, 1996, no amounts had been borrowed under the Loan for Secured Equipment Leases and that the Company had not entered into any Secured Equipment Leases, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay Operating Expenses.

RESULTS OF OPERATIONS

         No significant operations commenced until the Company received the minimum offering proceeds of $1,500,000 on June 1, 1995.

         As of December 31, 1995, the Company had purchased 18 Properties, including one which is owned through a joint venture and one Property consisting of building only, and entered into lease agreements relating to these Properties. The leases provide for minimum base annual rental payments (payable in monthly installments) ranging from approximately $89,800 to $215,900. In addition, the leases generally provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase. For a further description of the Company's leases and Properties owned as of December 31, 1995, and leases for Properties acquired during the period January 1, 1996 through April 9, 1996, see "Business - Property Acquisitions" above.

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



         During the year ended December 31, 1995, the Company and its consolidated joint venture, CNL/Corral South Joint Venture, earned a total of $539,776 in rental income from operating leases, earned income from the direct financing lease and contingent rental income from 16 Properties (excluding two Properties under construction as of December 31, 1995). Because the Company did not commence significant operations until it received the minimum offering proceeds on June 1, 1995, and has not yet acquired all of its Properties, revenues for the year ended December 31, 1995, represent only a portion of revenues which the Company is expected to earn during a full year in which the Company's Properties are operational.

         During the year ended December 31, 1995, five of the Company's lessees, Golden Corral Corporation, Northstar Restaurants, Inc., Foodmaker, Inc., Roasters Corp. and Denwest Restaurant Corp., each contributed more than ten percent of the Company's total rental income. Golden Corral Corporation is the lessee under leases relating to six restaurants, Northstar Restaurants, Inc. is the lessee under leases relating to three restaurants, Foodmaker, Inc. is the lessee under a lease relating to one restaurant, Roasters Corp. is the lessee under leases relating to two restaurants and Denwest Restaurant Corp. is the lessee under leases relating to two restaurants. In addition, five of the Restaurant Chains, Golden Corral Family Steakhouse, Kenny Rogers' Roasters, Boston Market, Jack in the Box and Denny's, each accounted for more than ten percent of the Company's total rental income during 1995. Because the Company did not commence operations or purchase its first Property until June 1995, the foregoing information regarding the lessees and Restaurant Chains which contributed a significant amount of the Company's total rental income during the year ended December 31, 1995, may or may not be representative of the lessees and Restaurant Chains which will account for more than ten percent of the Company's rental income during 1996 and subsequent years. Because the Company has not completed its acquisition of Properties as yet, it is not possible to determine which lessees or Restaurant Chains will contribute more than ten percent of the Company's rental income during 1996 and subsequent years. In the event that certain lessees or Restaurant Chains contribute more than ten percent of the Company's rental income in the current and future years, any failure of such lessees or Restaurants Chains could materially affect the Company's income.

         During the year ended December 31, 1995, the Company also earned $119,355 in interest income from investments in money market accounts or other short-term, highly liquid investments. Interest income is expected to increase as the Company invests subscription proceeds in highly liquid investments pending the acquisition of Properties. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $290,276 for the year ended December 31, 1995. Operating expenses, including depreciation and amortization expense, also represent only a portion of operating expenses which the Company is expected to incur during a full year in which the Company's Properties are operational. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties.

         The Company has made the election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ended December 31, 1995. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's income. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the year ended December 31, 1995. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Statement, which is effective for fiscal years beginning after December 15, 1995, requires that an entity review long-lived assets and certain identifiable intangibles, to be held and used, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company will adopt this standard in 1996. Adoption of this standard currently would not have had a material effect on the Company's financial position or results of operations.

         All of the Company's leases as of December 31, 1995, are triple-net leases and contain provisions that management believes will mitigate the adverse effect of inflation. Such provisions include clauses requiring the

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payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in restaurant sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the operating margins of the restaurants and on potential capital appreciation of the Properties.

                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has five Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors will be responsible for the management and control of the affairs of the Company; however, the Board of Directors will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, will have a fiduciary duty to the Company.

         The Directors will monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. This determination shall be reflected in the minutes of the meetings of the Board of Directors. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Director and Officer Liability."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

         Name               Age       Position with the Company
James M. Seneff, Jr.        49        Director, Chairman of the Board, and Chief Executive Officer
Robert A. Bourne            49        Director and President
G. Richard Hostetter        56        Independent Director
J. Joseph Kruse             63        Independent Director
Richard C. Huseman          57        Independent Director
John T. Walker              37        Chief Operating Officer and Executive Vice President
Jeanne A. Wall              37        Executive Vice President
Lynn E. Rose                47        Secretary and Treasurer
Edgar J. McDougall          48        Executive Vice President


         James M. Seneff, Jr. Director, Chairman of the Board, and Chief Executive Officer. Mr. Seneff currently holds the position of Chairman of the Board, Chief Executive Officer and director of CNL Fund Advisors, Inc., the advisor to the Company. Mr. Seneff is a principal stockholder of CNL Group, Inc., a diversified real estate company, and has served as its Chairman of the Board of Directors, director, and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., which is acting as the Managing Dealer in this offering, CNL Investment Company and CNL Fund Advisors, Inc. Mr. Seneff has been a director and registered principal of CNL Securities Corp. since its formation in 1979. Mr. Seneff also has held the position of President and a director of CNL Management Company, a registered investment advisor, since its formation in 1976, has served as Chief Executive Officer and Chairman of the Board of CNL Investment Company, and Chief Executive Officer and Chairman of the Board of Commercial Net Lease Realty, Inc. since 1992, has served as Chief Executive Officer and Chairman of the Board of CNL Realty Advisors, Inc. since its inception in 1991, and has held the position of Chief Executive Officer and a director of CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. Mr. Seneff previously served on the State of Florida Commission on Ethics and is a former member and past Chairman of the Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration, Florida's principal investment advisory and money management agency, oversees the investment of more than $40 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in approximately 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these 100 real estate ventures are approximately 57 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Seneff, directly or through an affiliated entity, serves or has served as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director and President. Mr. Bourne currently holds the position of President and director of CNL Fund Advisors, Inc., the advisor to the Company. Mr. Bourne is President and Treasurer of CNL Group, Inc., President, a director, and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), President and a director of CNL Investment Company, and President, Chief Investment Officer and a director of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne also has served as President and a director from July 1992 to February 1996, and has served as Vice Chairman of the Board of Directors, Secretary and Treasurer since February 1996, of Commercial Net Lease Realty, Inc. In addition, Mr. Bourne served as President of CNL Realty Advisors, Inc. from 1991 to February 1996, and has served as a director of CNL Realty Advisors, Inc. since 1991, and as Secretary and Treasurer since February 1996. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987 he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in approximately 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these 100 real estate ventures are approximately 57 privately offered real estate limited partnerships with investment objectives similar to one or more of those of the Company's investment objectives, in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner.

         G. Richard Hostetter, Esq. Independent Director. Mr. Hostetter was a senior partner at the law firm of Miller and Martin from 1966 through 1989. In this capacity, he has served for more than 20 years as counsel for various corporate real estate groups, fast-food companies and public companies, including The Krystal Company, resulting in his extensive participation in transactions involving the sale, lease, and sale/leaseback of approximately 250 restaurant units. Mr. Hostetter graduated from the University of Georgia and received his J.D. from Emory Law School in 1966. He is licensed to practice law in Tennessee and Georgia. From 1989 to date, Mr. Hostetter has served as President and General Counsel of Mills, Ragland & Hostetter, Inc., a holding company involved in corporate acquisitions, in which he also is a general and limited partner.

         J. Joseph Kruse. Independent Director. From 1993 to the present, Mr. Kruse has been President and Chief Executive Officer of Kruse & Co., Inc., a merchant banking company engaged in real estate. Formerly, Mr. Kruse was a Senior Vice President with Textron, Inc. for twenty years, and then served as Senior Vice President at G. William Miller & Co., a firm founded by the former Chairman of the Federal Reserve Board and the Treasury Secretary. Mr. Kruse was responsible for evaluations of commercial real estate and retail shopping mall projects and continues to serve of counsel to the firm. Mr. Kruse received a Bachelors of Education degree from the University of Florida in 1957 and a Masters of Science in Administration in 1958.

         Richard C. Huseman. Independent Director. Mr. Huseman is presently a professor in the College of Business, and from 1990 through 1995, served as the Dean of the College of Business Administration of the University of Central Florida. He has served as a consultant in the area of managerial strategies to a number of Fortune 500 corporations, including IBM, AT&T, and 3M, as well as to several branches of the U.S. government, including the U.S. Department of Health and Human Services, the U.S. Department of Justice, and the Internal Revenue Service. Mr. Huseman received a B.A. from Greenville College in 1961 and an M.A. and a Ph.D. from the University of Illinois in 1963 and 1965, respectively.

         John T. Walker. Chief Operating Officer and Executive Vice President. Mr. Walker joined CNL Group, Inc. in September 1994, as Senior Vice President, responsible for Research and Development. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Fund Advisors, Inc., the advisor to the Company. From May 1992 to May 1994, he was Executive Vice President for Finance and Administration and Chief Financial Officer of Z Music, Inc., a television network which was subsequently acquired by Gaylord Entertainment, where he was responsible for overall financial and administrative management and planning. From January 1990 through April 1992, Mr. Walker was Chief Financial Officer of the First Baptist Church in Orlando, Florida. From April 1984 through December 1989, he was a partner in the accounting firm of Chastang, Ferrell & Walker, P.A., where he was the partner in charge of audit and consulting services, and from 1981 to 1984, Mr. Walker was a Senior Consultant/Audit Senior at Price Waterhouse. Mr. Walker is a Cum Laude graduate of Wake Forest University with a B.S. in Accountancy and is a Certified Public Accountant.

         Jeanne A. Wall. Executive Vice President. Ms. Wall serves as Executive Vice President of CNL Fund Advisors, Inc., the advisor to the Company. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and previously served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. as its Partnership Administrator. In 1985, Ms. Wall became Vice President of CNL Securities Corp. and, in 1987, she became a Senior Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees partnership administration and investor services for programs offered through participating brokers. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. since its inception in 1991; and as Vice President of Commercial Net Lease Realty, Inc. since 1992. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association and on the Direct Participation Program committee for the National Association of Securities Dealers.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose serves as Secretary and Treasurer of CNL Fund Advisors, Inc., the advisor to the Company. Ms. Rose, a certified public accountant, has served as Chief Financial Officer and Secretary of CNL Group, Inc. since December 1993, and served as Controller and Secretary of CNL Group, Inc. from 1987 until December 1993. She has served as Chief Operating Officer of CNL Corporate Services, Inc. since November 1994.
Ms. Rose also has served as Chief Financial Officer of CNL Institutional Advisors, Inc. since its inception in 1990, as a director of CNL Realty Advisors, Inc. since its inception in 1991, and as Secretary and Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc. from 1992 to February 1996. In addition, Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 200 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a Certified Public Accountant in 1979.

         Edgar J. McDougall. Executive Vice President. Mr. McDougall currently serves as Executive Vice President of CNL Fund Advisors, Inc., the advisor to the Company and has served as Executive Vice President of CNL Group, Inc. since August 1990. Mr. McDougall joined CNL Group, Inc. in May 1990 as Senior Vice President--Strategic Planning. Mr. McDougall also serves as Chief Operating Officer of CNL Institutional Advisors, Inc. In addition, Mr. McDougall has served as Vice President of CNL Realty Advisors, Inc. since its inception in 1991 and Vice President of Commercial Net Lease Realty, Inc. since 1992. Prior to joining CNL in 1990, Mr. McDougall served as President of Colony Land Company, in Orlando, Florida, beginning in November 1987. From 1985 to 1987, Mr. McDougall served as the Sales Manager of the Orlando office of Coldwell Banker Commercial Real Estate, a diversified real estate company involved in the sale and leasing of commercial properties. Mr. McDougall holds a Doctor of Philosophy degree in Business Administration from the University of Florida.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies amongst the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediately family), own any interest in, be employed by, have any present business or professional relationship with, or serve as an officer or director of, the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time, if any, as the Shares are listed on a national securities exchange or over-the-counter market, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Fund Advisors, Inc. is a Florida corporation organized in March, 1994 to provide management, advisory and administrative services to the Company. The Company entered into the Advisory Agreement with the Advisor effective April 19, 1995. CNL Fund Advisors, Inc., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

         The directors and officers of the Advisor are as follows:

James M. Seneff, Jr. .............  Chairman of the Board, Chief Executive Officer, and Director
Robert A. Bourne .................  President and Director
John T. Walker ...................  Chief Operating Officer and Executive Vice President
Edgar J. McDougall ...............  Executive Vice President
Lynn E. Rose .....................  Secretary, Treasurer and Director
Jeanne A. Wall ...................  Executive Vice President

         The backgrounds of these individuals are described above under "Management--Directors and Officers."

         The Advisor employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing restaurant properties similar to the Properties.

         The Advisor currently owns 20,000 Shares. The Advisor may not sell these Shares while the Advisory Agreement is in effect, although the Advisor may transfer such Shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of, or any transaction between the Company and the Advisor, Directors, or an Affiliate. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

         The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Organizational and Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, the formation and organization of the Company, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares, (ii) Selling Commissions, advertising expenses, expense reimbursements, and legal and accounting fees, (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities, (iv) administrative services (including personnel costs; provided, however that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee), (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location, and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

         The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be carried over and included in Operating Expenses in subsequent Expense Years, and reimbursed to the Advisor in one or more of such years, provided that Operating Expenses in any Expense Year, including any Excess Amount to be paid to the Advisor, shall not exceed the 2%/25% Guidelines. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors.

         The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement, the Advisor is entitled to receive certain fees and reimbursements, as listed in "Management -- Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee, as described below, will be paid to the Advisor under the Advisory Agreement nor will any share of Net Sales Proceeds be paid to the Advisor. The Acquisition Fees payable to the Advisor in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

         Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan, and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, on April 19, 1996, subject to successive one-year renewals upon mutual consent of the parties. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

         The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the Properties and Secured Equipment Leases on the date of termination of the Advisory Agreement (the "Termination Date"), less the amount of all indebtedness secured by Properties and Secured Equipment Leases, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Properties shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Properties during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

         The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

         The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                         PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 78 and 79 real estate limited partnerships, respectively, including the 17 publicly offered CNL Income Fund partnerships, which purchased properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 17 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food and family-style restaurant properties similar to those that the Company intends to acquire and have investment objectives similar to those of the Company. As of December 31, 1995, these 17 partnerships had raised a total of $555,706,921 from a total of 46,266 investors, and had invested in 628 fast-food or family-style restaurant properties.

         As of December 31, 1995, offerings by 16 of the 17 CNL public partnerships had been completed and these public partnerships had made annualized cash distributions to limited partners in amounts equal to from 4.5% to ten percent of invested capital. An average of approximately 7.4% (ranging from zero to 21.6%) of the cumulative cash distributions to limited partners from these partnerships constituted cash distributions that exceeded accumulated net income on a GAAP basis, primarily as the result of depreciation deductions. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. The partnerships do not treat these amounts, which are presented as a "return of capital on a GAAP basis" in Table III of the Prior Performance Tables included in Exhibit C, as a return of capital for any other purpose. Certain additional information relating to the offerings and investment history of the 17 public partnerships is set forth below.

                                                                                                  Date 90% of Net
                                                                          Number of               Proceeds Fully
                          Maximum                                         Limited                 Invested or
Name of                   Offering                                        Partnership             Committed to
Partnership               Amount (1)             Date Closed              Units Sold              Investment (2)
-----------               ----------             -----------              ----------              --------------
CNL Income                $15,000,000            December 31, 1986           30,000               December 1986
Fund, Ltd.                (30,000 Units)

CNL Income                $25,000,000            August 21, 1987             50,000               November 1987
Fund II, Ltd.             (50,000 Units)

CNL Income                $25,000,000            April 29, 1988              50,000               June 1988
Fund III, Ltd.            (50,000 Units)

CNL Income                $30,000,000            December 6, 1988            60,000               February 1989
Fund IV, Ltd.             (60,000 Units)

CNL Income                $25,000,000            June 7, 1989                50,000               December 1989
Fund V, Ltd.              (50,000 Units)

CNL Income                $35,000,000            January 19, 1990            70,000               May 1990
Fund VI, Ltd.             (70,000 Units)

                                                                                                  Date 90% of Net
                                                                          Number of               Proceeds Fully
                          Maximum                                         Limited                 Invested or
Name of                   Offering                                        Partnership             Committed to
Partnership               Amount (1)             Date Closed              Units Sold              Investment (2)
-----------               ----------             -----------              ----------              --------------
CNL Income                $30,000,000            August 1, 1990          30,000,000               January 1991
Fund VII, Ltd.            (30,000,000 Units)

CNL Income                $35,000,000            March 7, 1991           35,000,000               September 1991
Fund VIII, Ltd.           (35,000,000 Units)

CNL Income                $35,000,000            September 6, 1991        3,500,000               November 1991
Fund IX, Ltd.             (3,500,000 Units)

CNL Income                $40,000,000            March 18, 1992           4,000,000               June 1992
Fund X, Ltd.              (4,000,000 Units)

CNL Income                $40,000,000            September 28, 1992       4,000,000               September 1992
Fund XI, Ltd.             (4,000,000 Units)

CNL Income                $45,000,000            March 15, 1993           4,500,000               July 1993
Fund XII, Ltd.            (4,500,000 Units)

CNL Income                $40,000,000            August 26, 1993          4,000,000               August 1993
Fund XIII, Ltd.           (4,000,000 Units)

CNL Income                $45,000,000            February 22, 1994        4,500,000               May 1994
Fund XIV, Ltd.            (4,500,000 Units)

CNL Income                $40,000,000            September 1, 1994        4,000,000               December 1994
Fund XV, Ltd.             (4,000,000 Units)

CNL Income                $45,000,000            June 12, 1995            4,500,000               August 1995
Fund XVI, Ltd.            (4,500,000 Units)

CNL Income                $30,000,000                    (3)                 (3)                         (3)
Fund XVII, Ltd.           (3,000,000 Units)

------------------------------------
(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., and CNL Income Fund XVI, Ltd.

(2) For a description of the property acquisitions by these limited partnerships during the last nine years, see the table set forth on the following page.

(3) As of December 31, 1995, CNL Income Fund XVII, Ltd. which is offering a maximum of 3,000,000 limited partnership units ($30,000,000), had received subscriptions totalling $5,696,921 (569,692 units). As of such date, CNL Income Fund XVII, Ltd. had purchased one property.

         As of December 31, 1995, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 61 nonpublic real estate limited partnerships. The offerings of 59 of these 61 nonpublic limited partnerships had terminated as of December 31, 1995. These 59 partnerships raised a total of $143,794,266 from approximately 3,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 186 projects as of December 31, 1995. These 186 projects consist of 19 apartment projects (comprising 13% of the total amount raised by all 59 partnerships), 13 office buildings (comprising 6% of the total amount raised by all 59 partnerships), 140 fast-food or family-style restaurant property and business investments (comprising 68% of the total amount raised by all 59 partnerships), one condominium development (comprising .5% of the total amount raised by all 59 partnerships), four hotels/motels (comprising 6% of the total amount raised by all 59 partnerships), seven commercial/retail properties (comprising 6% of the total amount raised by all 59 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 59 partnerships). The offering of the remaining two nonpublic limited partnerships (offerings aggregating $16,650,000) had raised $7,450,000 from 169 investors (approximately 45% of the total offering amount) as of December 31, 1995.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 78 real estate limited partnerships whose offerings had closed as of December 31, 1995 (including 16 of the 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past ten years, 33 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 78 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1995 regarding property acquisitions during the nine preceding years by the 17 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.


  Name of                Type of                                                Method of                 Type of
Partnership              Property                  Location                     Financing                 Program
CNL Income               20 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund, Ltd.               family-style            GA, LA, MD, OK,
                         restaurants             TX, VA

CNL Income               43 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund II, Ltd.            family-style            GA, IL, IN, LA,
                         restaurants             MI, MN, MO, NC,
                                                 NM, OH, TX, WY

CNL Income               32 fast-food or         AZ, CA, FL, GA,                All cash                  Public
Fund III, Ltd.           family-style            IA, IL, IN, KS,
                         restaurants             KY, MD, MI, MN,
                                                 MO, NE, OK, TX

CNL Income               41 fast-food or         AL, DC, FL, GA,                All cash                  Public
Fund IV, Ltd.            family-style            IL, IN, KS, MA,
                         restaurants             MD, MI, MS, OH,
                                                 PA, TN, TX, VA

CNL Income               30 fast-food or         FL, GA, IL, IN,                All cash                  Public
Fund V, Ltd.             family-style            MI, NH, NY, OH,
                         restaurants             SC, TN, TX, UT,
                                                 WA

CNL Income               45 fast-food or         AR, AZ, FL, IN,                All cash                  Public
Fund VI, Ltd.            family-style            MA, MI, MN, NC,
                         restaurants             NE, NM, NY, OH,
                                                 OK, PA, TN, TX,
                                                 VA, WY

                                      -96-


  Name of                Type of                                                Method of                 Type of
Partnership              Property                  Location                     Financing                 Program
CNL Income               45 fast-food or         AZ, CO, FL, GA,                All cash                  Public
Fund VII, Ltd.           family-style            IN, LA, MI, MN,
                         restaurants             OH, SC, TN, TX,
                                                 UT, WA

CNL Income               39 fast-food or         AZ, FL, IN, LA,                All cash                  Public
Fund VIII, Ltd.          family-style            MI, MN, NC, NY,
                         restaurants             OH, TN, TX, VA

CNL Income               41 fast-food or         AL, FL, GA, IL,                All cash                  Public
Fund IX, Ltd.            family-style            IN, LA, MI, MN,
                         restaurants             MS, NC, NH, NY,
                                                 OH, SC, TN, TX

CNL Income               47 fast-food or         AL, CA, CO, FL,                All cash                  Public
Fund X, Ltd.             family-style            ID, IL, LA, MI,
                         restaurants             MO, MT, NC, NH,
                                                 NM, NY, OH, PA,
                                                 SC, TN, TX

CNL Income               39 fast-food or         AL, AZ, CA, CO,                All cash                  Public
Fund XI, Ltd.            family-style            CT, FL, KS, LA,
                         restaurants             MA, MI, MS, NC,
                                                 NH, NM, OH, OK,
                                                 PA, SC, TX, VA,
                                                 WA

CNL Income               48 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund XII, Ltd.           family-style            GA, LA, MO, MS,
                         restaurants             NC, NM, OH, SC,
                                                 TN, TX, WA

CNL Income               48 fast-food or         AL, AR, AZ, CA,                All cash                  Public
Fund XIII, Ltd.          family-style            CO, FL, GA, IN,
                         restaurants             KS, LA, MD, NC,
                                                 OH, PA, SC, TN,
                                                 TX, VA

CNL Income               56 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund XIV, Ltd.           family-style            GA, KS, LA, MO,
                         restaurants             MS, NC, NJ, NV,
                                                 OH, SC, TN, TX,
                                                 VA

CNL Income               47 fast-food or         CA, FL, GA, KS,                All cash                  Public
Fund XV, Ltd.            family-style            KY, MO, MS, NC,
                         restaurants             NJ, NM, OH, OK,
                                                 PA, SC, TN, TX,
                                                 VA

CNL Income               41 fast-food or         AZ, CA, CO, DC,                All cash                  Public
Fund XVI, Ltd.           family-style            FL, GA, ID, IN,
                         restaurants             KS, MN, MO, NC,
                                                 NM, NV, OH, TN,
                                                 TX, UT, WI

CNL Income                    (1)                      (1)                      All cash                  Public
Fund XVII, Ltd.

------------------------------------
(1) As of December 31, 1995, CNL Income Fund XVII, Ltd. had acquired one property.

                  --------------------------------------------


         A more detailed description of the acquisitions by real estate limited partnerships sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included as Exhibit 99 to Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., and CNL Income Fund XVII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with investment objectives similar to one or more of the Company's investment objectives in which Messrs. Seneff and Bourne are general partners is provided in the Prior Performance Tables included as Exhibit C. Information about the 16 previous public partnerships is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic increases in base rent and receipt of percentage rent, and obtaining fixed income through the receipt of payments on Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within five to ten years after commencement of the offering, through
(a) the Listing of the Shares of the Company, or, (b) if Listing does not occur within ten years after commencement of the offering, the commencement of orderly Sales of the Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

         The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to creditworthy operators of Restaurant Chains under leases requiring the tenant to pay both base annual rental (including automatic increases in base rent) and percentage rent based on gross restaurant sales, and (ii) offering Mortgage Loans and Secured Equipment Leases to operators of Restaurant Chains.

         In accordance with its investment policies, the Company intends to invest its assets in Properties whose tenants are franchisors or franchisees of one of the Restaurant Chains to be selected by the Company, based upon recommendations by the Advisor. Although there is no limit on the number of restaurants of a particular Restaurant Chain which the Company may acquire, the Company currently does not expect to invest more than 25% of the Gross Proceeds in Properties of any one Restaurant Chain or to invest more than 30% of the Gross Proceeds in Properties located in any one state. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees will similarly be operators of Restaurant Chains selected by the Company, following the Advisor's recommendations. The Company has undertaken to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans, and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering. See "Estimated Use of Proceeds" and "Risk Factors -- Investment Risks -- Possible Lack of Diversification." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, See "Business."

         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

         4. The Company may not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or their Affiliates.

         6. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engage in activities prohibited by the Company's Articles of Incorporation.

         7. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares,"; (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

         8. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

         9. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         10. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         11. The Company will not invest in any foreign currency or bullion or engage in short sales.

         12. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         13.   The Company will not make loans to the Advisor or its Affiliates.

         14. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         15. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding Common Stock.

                              DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of

Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.


DISTRIBUTIONS

         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in July 1995. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the offering period and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. For the year ended December 31, 1995, the Company declared and paid Distributions totalling $638,618. For the year ended December 31, 1995, 59.82% of such amounts were characterized as ordinary income and 40.18% were characterized as return of capital for federal income tax purposes. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of December 31, 1995, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of the offering.

         The discussion set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, the guidelines for REITs published by the North American Securities Administrators Association, the Company's Articles of Incorporation, and its Bylaws.

DESCRIPTION OF CAPITAL STOCK

         The Company has authorized a total of 46,000,000 shares of capital stock, consisting of 20,000,000 shares of Common Stock, $.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 23,000,000 additional shares of excess stock ("Excess Shares"), $.01 par value per share. Of the 23,000,000 Excess Shares, 20,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "-- Restriction of Ownership." As of April 9, 1996, the Company had 5,788,741 shares of Common Stock outstanding (including 20,000 issued to the Advisor prior to the commencement of this offering and 12,815 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Company will not issue share certificates. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company at least one calendar month prior to the last date of the current quarter. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The Stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Restriction of Ownership," below.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of Common Stock outstanding and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

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STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by an officer of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the shares of Common Stock shall constitute a quorum, and the majority vote of the stockholders will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by or on behalf of the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company or remove one or more Directors without necessity for concurrence by the Board of Directors.

MERGERS, COMBINATIONS, AND SALE OF ASSETS

         A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permits the stockholders to terminate the status of the Company as a REIT under the Code only by a "supermajority" vote of two-thirds of the shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2005, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

         It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock.

         If the ownership, transfer or acquisition of shares of Common or Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section 856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any Distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or, in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event), or (b) the fair market value of such Shares on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) CNL Fund Advisors, Inc., during the period ending on December 31, 1995, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL Fund Advisors, Inc. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management -- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The Company may require the stockholder requesting the stockholder list to represent that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction which has not been approved by at least two-thirds of the stockholders, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)  one of the following:

                  (A) remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See "Description of Capital Stock" and "Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.4 and 8.5 of the Company's Articles of Incorporation and described in "Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.

                       FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Shaw, Pittman, Potts & Trowbridge, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         General. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1995. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of
(i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable year ended December 31, 1995, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not closely held as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the

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income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the issuer's outstanding voting securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction). Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of the Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured Equipment Leases, together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of an issuer's voting securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Income Tests. A REIT also must meet three separate tests with respect to its sources of gross income for each taxable year.

         (a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property.

         The Company has represented that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company will be paid interest on the Mortgage Loans. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company anticipates this will always be the case.

         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of the Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes then, the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

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



         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

         (b) The 30 Percent Test. In addition to the 75% and 95% tests for each taxable year, a REIT must derive less than 30% of its gross income from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property or property involuntarily or compulsorily converted through destruction, condemnation or similar events); (ii) stock or securities held for less than one year; and (iii) property sold or otherwise disposed of in a prohibited transaction. The Company has represented that it does not expect that it will recognize gross income of a type, in an amount or at a time which would cause it to fail the 30% test. As noted above, the Company plans, if Listing does not occur within ten years after the commencement of this offering, to commence with the orderly Sale of its Properties and distribute the proceeds thereof. In the event of such a Sale of Properties, it is possible that income derived from the Sale could be treated as income from prohibited transactions and taken into account in applying the 30% gross income test. The Company believes that at the time any of the Properties are sold none of the Properties will be primarily held for sale to customers and that any sale of the Properties will not be in the ordinary course of business. However, whether property is held primarily for sale to customers in the ordinary course of business depends on the facts and circumstances in effect from time to time, including those related to a particular property. In addition, no assurance can be given that the Company can (a) comply with certain safe-harbor provisions of the Code which provide that certain sales do not constitute prohibited transactions or (b) avoid owning property that may be characterized as property held primarily for sale to customers in the ordinary course of business.

         (c) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose to either lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests, and any income from a sale of such assets would count as gain from the sale of assets for purposes of the 30% gross income test. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

         Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 95% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 95% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 95% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the

Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 95% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling assets. If the Company ultimately were unable to satisfy the 95% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 95% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for dividends paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied, if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and
(ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend,

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



Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if its results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account the Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Foreign Stockholders" below.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 524(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 524(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel the distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their tax adviser regarding such questions.

         Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Dividends that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the Non-U.S. Stockholder has filed the required IRS Form 1001 with the Company or (ii) the Non- U.S. Stockholder files an IRS Form 4224 with the Company claiming that the dividend is effectively connected income. Dividends in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such dividends paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that dividends in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such dividends will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a dividend is paid whether or not such dividend will be in excess of current and accumulated earnings and profits, the dividends will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such dividend was, in fact, in excess of the Company's current and accumulated earnings and profits.

         For any year in which the Company qualifies as a REIT, dividends that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, dividends attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholders' FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and either the individual has a "tax home" in the United States or the gain is attributable to an office or other fixed place of business maintained by the individual in the United States, in which case the nonresident alien individual will be subject to a 30% tax on capital gains from sales of Shares. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its shareholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to franchisees or corporate franchisors pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes could have substantial adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 95% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Distribution Requirements," above.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         On the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT and that its proposed method of operation will enable it to meet the requirements for qualification as a REIT is based, in part, on the assumption that each of the Company's Property leases will conform to the conditions outlined in clauses
(i) and (ii) of the preceding sentence.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase Equipment and lease it to franchisees or corporate franchisors pursuant to leases of the type described in "Business -- General." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests."

         While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in "Business -- General," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

         On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business -- General," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Asset Tests" and "Income Tests," above.

                            REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principals which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made). Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. The statement will report an estimated value of each Share of, prior to the termination of the offering, $10 per Share, and after the termination of the offering, based on (i) the amount paid for Shares presented for redemption during the quarter preceding the valuation date, assuming adequate liquidity or (ii) the amount stockholders would receive from the Net Sales Proceeds of the Properties and the Secured Equipment Leases if such assets were sold at their values (determined by appraisal updates) as of the close of the fiscal year and the Net Sales Proceeds were distributed in a liquidation of the Company as described in this Prospectus. Each appraisal update will be based on capitalization of income for the Property that is the subject of the update unless the Company previously obtained an appraisal for such Property within the nine-month period prior to the close of the relevant fiscal year. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the Company, at the location where such reports are kept by the Company. Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.

                                  THE OFFERING

         As of April 9, 1996, the Company had received aggregate subscription proceeds of $57,887,405 (5,788,741 Shares) from 3,440 stockholders, including $128,151 (12,815 Shares) issued pursuant to the Reinvestment Plan. As of April 9, 1996, the Company had invested or committed for investment approximately $46,200,000 of such proceeds in 48 Properties (including 21 Properties which consist of land and building, one Property through a joint venture arrangement which consists of land and building, three Properties which consist of building only, and 23 Properties which consist of land only), in providing a Mortgage Loan to the tenant of the 23 Properties consisting of land only, and to pay Acquisition Fees and miscellaneous Acquisition Expenses, leaving approximately $4,200,000 in offering proceeds available for investment in Properties and making Mortgage Loans. As of April 9, 1996, the Company had incurred $2,604,933 in Acquisition Fees to the Advisor.

GENERAL

         A maximum of 10,000,000 Shares ($100,000,000) are being offered at a purchase price of $10.00 each. The maximum offering is subject to increase to 15,000,000 Shares ($150,000,000) at the option of the Managing Dealer if the offering is oversubscribed. In addition, the Company has registered an additional 1,500,000 Shares ($15,000,000) available only to stockholders who receive a copy of this Prospectus and who elect to participate in the Reinvestment Plan. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan."

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). In addition, Nebraska, New York, and North Carolina investors must make a minimum investment of 500 Shares ($5,000). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. Maine investors, however, may not purchase additional Shares in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

         The Company has elected to extend the offering until a date no later than March 29, 1997 (in states that permit such an extension).

PLAN OF DISTRIBUTION

         The Shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who are members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Estate & Trust Company, Inc. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "Escrow Arrangements" below.

         Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer shall reallow fees of up to 7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer, as an expense allowance, a marketing support and due diligence expense reimbursement fee equal to 0.5% of Gross Proceeds. The Managing Dealer, in its sole discretion, may reallow to any Soliciting Dealer all or any portion of this fee based on such factors as the number of Shares sold by such Soliciting Dealer, the assistance, if any, of such Soliciting Dealer in marketing the offering, and bona fide due diligence expenses incurred. Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions and the marketing support and due diligence fee on Shares purchased for their accounts on the same basis as investors who purchase Shares in the offering. See "Summary of Reinvestment Plan."

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. In addition, Soliciting Dealers, in their sole discretion, may elect not to accept any Selling Commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all Selling Commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer, shall be reduced in accordance with the following schedule:

        Dollar Amount                                          Reallowed Commissions on Sales Per Share
         of Shares                    Purchase Price           -----------------------------------------
         Purchased                      Per Share               Percent                   Dollar Amount
       ---------------                --------------           --------                   -------------
        $10 --        $249,990           $10.00                  7.0%                            $0.70
   $250,000 --        $499,990            $9.90                  6.0%                            $0.60
   $500,000 --        $999,990            $9.70                  4.0%                            $0.40
 $1,000,000 --      $1,499,990            $9.60                  3.0%                            $0.30
 $1,500,000  or more                      $9.50                  2.0%                            $0.20

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the Company, in its sole discretion, may aggregate and combine separate subscriptions for Shares received during the offering period from (i) the Managing Dealer or the same Soliciting Dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Article III, Section 44(c)(6)(B)(xi) of its Rules of Fair Practice. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers, and directors of the Advisor, any of their Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. In addition, clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions.

         Any reduction in commissions will reduce the effective purchase price per Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Dividends, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions.

         In connection with the sale of Shares, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. In addition, the Advisor and its Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Company.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         Procedures Applicable to All Subscriptions. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Estate & Trust Company, Inc., Escrow Agent" or to the Company, in the amount of $10.00 per Share. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Exhibit D to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards". In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         Subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         Procedures Applicable to Non-Telephonic Orders. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Procedures Applicable to Telephonic Orders. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors, however, who are residents of Florida, Iowa, Maine, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the

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Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         Additional Subscription Procedures. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Exhibit D, primarily in that it will eliminate one or both of these options.

         Investors who wish to establish an IRA for the purpose of investing solely in Shares may do so by completing, in addition to the Subscription Agreement, the special IRA account form attached hereto as a part of Exhibit D appointing Franklin Bank, N.A., an unaffiliated bank, to act as their IRA custodian. The custodian will not have the authority to vote any of the Shares held in an IRA except in accordance with written instructions from the beneficiary of the IRA, although it will hold the Shares on behalf of the beneficiary and make distributions and, at the direction and in the discretion of the beneficiary, investments in Shares or in other securities issued by Affiliates of the Advisor. The custodian will not have authority at any time to make investments through any such IRA on behalf of the beneficiary if the investments do not constitute Shares or other securities issued by Affiliates of the Advisor. The investors will not be required to pay any initial or annual fees in connection with any such IRA. The fees for establishing and maintaining all such IRAs will be paid by the Advisor initially and annually up to an aggregate amount of $5,000, and by the Company above such amount.

         As of April 9, 1996, the Company had received aggregate subscription proceeds of $57,887,405 (5,788,741 Shares) from 3,440 stockholders, including $128,151 (12,815 Shares) issued pursuant to the Reinvestment Plan, all of whom had been admitted as stockholders as of that date.

ESCROW ARRANGEMENTS

         Subscription proceeds will be received in trust and deposited in a separate account with SouthTrust Estate & Trust Company, Inc. (the "Bank").

         The Escrow Agreement between the Company and the Bank provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF

ERISA, THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

         Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(b) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Shares to be "widely held" upon completion of the offering.

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction on Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares will be "widely held" and "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company based upon the estimated costs of acquiring the Properties, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering.

                          SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL American Properties Fund, Inc.; (ii) a brochure describing CNL Group, Inc. and its affiliated entities; (iii) a fact sheet describing the general features of the Company;
(iv) a cover letter transmitting the Prospectus; (v) a summary description of the offering; (vi) a slide presentation; (vii) broker updates; (viii) an audio cassette presentation; (ix) a video presentation; (x) a script for telephonic marketing; (xi) seminar advertisements and invitations; and (xii) certain third-party articles. All such materials will be used only by registered broker-dealers which are members of the NASD. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.

                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Shaw, Pittman, Potts & Trowbridge. Statements made under "Risk Factors -- Federal Income Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Shaw, Pittman, Potts & Trowbridge, who have given their opinion that such statements as to matters of law are correct in all material respects. Shaw, Pittman, Potts & Trowbridge serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Shaw, Pittman, Potts & Trowbridge has not reviewed any sticker supplement to the Prospectus or amendment to the registration statement subsequent to August 8, 1995. Certain members of the firm have invested in prior programs sponsored by the Affiliates of the Company in aggregate amounts which do not exceed one percent of the amounts sold by any such program, and members of the firm also may invest in the Company.

                                    EXPERTS

         The audited consolidated financial statements (including the financial statement schedule) of the Company, as of December 31, 1995 and 1994, and for the year ended December 31, 1995 and for the period May 2, 1994 (date of inception) through December 31, 1994, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The information so omitted may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge.

                                  DEFINITIONS

         "Acquisition Expenses" shall mean any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "Acquisition Fees" shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in mortgage loans and the selection or acquisition of any Property, including, without limitation, Development/Construction Management Fees, Construction Financing Fees, real estate commissions, acquisition fees, finder's fees, selection fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development/construction management fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "Advisor" shall mean CNL Fund Advisors, Inc., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Fund Advisors, Inc. or any successor advisors subcontracts substantially all of its functions.

         "Advisory Agreement" shall mean the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "Affiliate" shall mean (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" shall mean the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset Management Fee" shall mean the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its Properties pursuant to the Advisory Agreement.

         "Average Invested Assets" shall mean, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" shall mean SouthTrust Estate & Trust Company, Inc., escrow agent for the offering.

         "Board of Directors" shall mean the Directors of the Company.

         "Bylaws" shall mean the bylaws of the Company.

         "CNL" shall mean CNL Group, Inc., the parent company of the Advisor and the Managing Dealer.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commitment" shall mean the written commitment from a bank for a $15,000,000 line of credit to be used by the Company to offer Secured Equipment Leases.

         "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         "Competitive Real Estate Commission" shall mean a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "Construction Financing Fees" shall mean construction financing fees payable to Affiliates as Acquisition Fees, subject in each case to the approval of a majority of the Board of Directors including a majority of the Independent Directors, in connection with the acquisition of Properties from affiliated or unaffiliated developers, to whom Affiliates of the Company have provided construction financing. Such fees will be an amount equal to generally 1% to 2% of the total amount of each loan plus the difference between the Affiliate-lender's cost of funds and the amount of interest charged to the developer with such difference determined by applying an annual percentage rate of generally 1.5% to 3% throughout the duration of the loan to the outstanding amount of the loan.

         "Counsel" shall mean tax counsel to the Company.

         "Development/Construction Management Fees" shall mean development/construction management fees of generally 5% to 10% of the cost of constructing or renovating a Property, payable to Affiliates as Acquisition Fees, subject in each case to the approval of a majority of the Board of Directors including a majority of the Independent Directors, in connection with the acquisition of Properties that have been constructed or renovated by Affiliates.

         "Director" shall mean a member of the Board of Directors of the Company.

         "Distributions" shall mean any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

         "Equipment" shall mean the furniture, fixtures and equipment used at Restaurant Chains.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" shall mean a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" shall mean the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End Fees" shall mean fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and the acquisition of Properties, including Selling Commissions, marketing support and due diligence expense reimbursement fees, Organizational and Offering Expenses, Acquisition Expenses, Acquisition Fees, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.

         "Gross Proceeds" shall mean the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be $10.00.

         "Independent Director" shall mean a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Company's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent Expert" shall mean a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Invested Capital" shall mean the amount calculated by multiplying the total number of Shares purchased by stockholders by the issue price, reduced by the portion of any Dividend that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "Investment in Properties" shall mean the amount of the Net Offering Proceeds actually paid or allocated by the Company, either directly or through joint venture arrangements or other partnerships, to the purchase, development, construction, or improvement (including working capital reserves of up to five percent of the Net Offering Proceeds) of Properties, and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "IRA" shall mean an Individual Retirement Account.

         "IRS" shall mean the Internal Revenue Service.

         "Joint Ventures" shall mean the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Listing" shall mean the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         "Loan" shall mean a loan, the maximum principal amount of which shall not exceed 10% of Gross Proceeds.

         "Managing Dealer" shall mean CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" shall mean notes or other evidences of indebtedness or obligations which are secured or collateralized by building or other improvements in real property.

         "Mortgage Management Fee" shall mean the fee payable to the Advisor for the day-to-day professional management services in connection with the Company and its Mortgage Loans.

         "Net Assets" shall mean the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "Net Income" shall mean for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's assets.

         "Net Offering Proceeds" shall mean Gross Proceeds less (i) Selling Commissions, (ii) Organizational and Offering Expenses, and (iii) the marketing support and due diligence expense reimbursement fee.

         "Net Sales Proceeds" shall mean, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only or any Secured Equipment Lease, any amounts from tenants or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

         "Operating Expenses" shall include all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the Soliciting Dealer Servicing Fee, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds,
(vi) the Secured Equipment Lease Servicing Fee, and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "Organizational and Offering Expenses" shall mean any and all costs and expenses, other than Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification, and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings.

         "Ownership Limit" shall mean, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "Participants" shall mean those stockholders who elect to participate in the Reinvestment Plan.

         "Performance Fee" shall mean the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

         "Plan" shall mean ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Preferred Stock" shall mean any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "Properties" shall mean (i) the real properties, including the buildings located thereon (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

         "Prospectus" shall mean the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "Qualified Plans" shall mean qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" shall mean the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" or "Agent" shall mean the independent agent, which currently is MMS Escrow and Transfer Agency, Inc., for Participants in the Reinvestment Plan.

         "Reinvestment Plan" shall mean the Reinvestment Plan, in the form attached hereto as Exhibit A.

         "Reinvestment Proceeds" shall mean net proceeds available from the sale of Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to purchase additional Properties.

          "REIT" shall mean real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "Related Party Tenant" shall mean a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "Restaurant Chains" shall mean the national and regional restaurant chains, primarily fast-food, family- style, and casual dining chains, to be selected by the Advisor who themselves or their franchisees will either (i) lease the Properties purchased by the Company, (ii) become borrowers under Mortgage Loans, or (iii) become lessees of Secured Equipment Leases.

         "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" (i) shall mean any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or, (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), (i)(C) or (i)(D) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties, Mortgage Loans, or Secured Equipment Leases within 180 days thereafter.

         "Secured Equipment Leases" shall mean the Equipment financing made available by the Company to operators of Restaurant Chains pursuant to which the Company will finance, through direct financing leases, the Equipment.

         "Secured Equipment Lease Servicing Fee" shall mean the fee payable to the Advisor by the Company out of the proceeds of the Loan for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease.

         "Selling Commissions" shall mean any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "Shares" shall mean the up to 16,500,000 shares of Common Stock of the Company to be sold in the offering.

         "Soliciting Dealer Servicing Fee" shall mean an annual fee of .20% of Invested Capital on December 31 of each year following the year in which the offering terminates, payable to the Managing Dealer (or in certain circumstances, directly to a Soliciting Dealer exempt from registration as a broker-dealer), which in turn may reallow all or a portion of such fee to the Soliciting Dealers whose clients hold Shares on such date.

         "Soliciting Dealers" shall mean those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Stockholders' 8% Return," as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "Subscription Agreement" shall mean the Subscription Agreement, in one of the forms attached hereto as Exhibit D.

         "Subordinated Incentive Fee" shall mean the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.

         "Termination Date" shall mean the date of termination of the Advisory Agreement.

                                    EXHIBIT A

                                     FORM OF
                            AMENDED REINVESTMENT PLAN

                                     FORM OF
                            AMENDED REINVESTMENT PLAN



      C N L   AMERICAN  PROPERTIES  FUND,  INC.,  A  MARYLAND
CORPORATION (THE COMPANY), PURSUANT TO ITS ARTICLES OF INCORPORATION, ADOPTED A REINVESTMENT PLAN (THE REINVESTMENT PLAN ) ON THE TERMS AND CONDITIONS SET FORTH BELOW.

      1.  REINVESTMENT  OF DISTRIBUTIONS.  MMS ESCROW AND TRANSFER
AGENCY, INC., THE  AGENT  (THE   REINVESTMENT AGENT ) FOR PARTICIPANTS
(THE PARTICIPANTS ) IN THE REINVESTMENT PLAN, WILL RECEIVE ALL CASH DISTRIBUTIONS MADE BY THE COMPANY WITH RESPECT TO SHARES OF COMMON STOCK OF THE COMPANY (THE SHARES ) OWNED BY EACH PARTICIPANT (COLLECTIVELY, THE DISTRIBUTIONS ). THE REINVESTMENT AGENT WILL APPLY SUCH DISTRIBUTIONS AS FOLLOWS:

          (A) PRIOR TO THE TERMINATION OF THE PUBLIC OFFERING OF SHARES, THE REINVESTMENT AGENT WILL INVEST DISTRIBUTIONS IN SHARES ACQUIRED FROM THE MANAGING DEALER OR PARTICIPATING BROKERS FOR THE OFFERING AT THE PUBLIC OFFERING PRICE PER SHARE, OR $10.00 PER SHARE. COMMISSIONS AND THE MARKETING SUPPORT AND DUE DILIGENCE FEE EQUAL TO 0.5% OF THE TOTAL AMOUNT RAISED FROM SALE OF THE SHARES WILL BE PAID TO THE BROKER WHO MADE THE INITIAL SALE OF SHARES TO THE PARTICIPANT AT THE SAME RATE AS FOR INITIAL PURCHASES.

         (B) AFTER TERMINATION OF THE PUBLIC OFFERING OF SHARES, THE REINVESTMENT AGENT WILL PURCHASE SHARES FROM ANY ADDITIONAL SHARES WHICH THE COMPANY ELECTS TO REGISTER WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC ) FOR THE REINVESTMENT PLAN, AT A PER SHARE PRICE EQUAL TO THE FAIR MARKET VALUE OF THE SHARES DETERMINED BY (i) QUARTERLY APPRAISAL UPDATES PERFORMED BY THE COMPANY BASED ON A REVIEW OF THE EXISTING APPRAISAL AND LEASE OF EACH PROPERTY, FOCUSING ON A RE-EXAMINATION OF THE CAPITALIZATION RATE APPLIED TO THE RENTAL STREAM TO BE DERIVED FROM THAT PROPERTY; AND (ii) A REVIEW OF THE OUTSTANDING MORTGAGE LOANS AND SECURED EQUIPMENT LEASES FOCUSING ON A DETERMINATION OF PRESENT VALUE BY A RE-EXAMINATION OF THE CAPITALIZATION RATE APPLIED TO THE STREAM OF PAYMENTS DUE UNDER THE TERMS OF EACH MORTGAGE LOAN AND SECURED EQUIPMENT LEASE. THE CAPITALIZATION RATE USED BY THE COMPANY AND, AS A RESULT, THE PRICE PER SHARE PAID BY PARTICIPANTS IN THE REINVESTMENT PLAN PRIOR TO LISTING WILL BE DETERMINED BY THE ADVISOR IN ITS SOLE DISCRETION. THE FACTORS THAT THE ADVISOR WILL USE TO DETERMINE THE CAPITALIZATION RATE INCLUDE (i) ITS EXPERIENCE IN SELECTING, ACQUIRING AND MANAGING RESTAURANT PROPERTIES SIMILAR TO THE PROPERTIES; (ii) AN EXAMINATION OF THE CONDITIONS IN THE MARKET; AND (iii) CAPITALIZATION RATES IN USE BY PRIVATE APPRAISERS, TO THE EXTENT THAT THE ADVISOR DEEMS SUCH FACTORS APPROPRIATE, AS WELL AS ANY OTHER FACTORS THAT THE ADVISOR DEEMS RELEVANT OR APPROPRIATE IN MAKING ITS DETERMINATION. THE COMPANY'S INTERNAL ACCOUNTANTS THEN CONVERT THE MOST RECENT QUARTERLY BALANCE SHEET OF THE COMPANY FROM A "GAAP" BALANCE SHEET TO A "FAIR MARKET VALUE" BALANCE SHEET. BASED ON THE "FAIR MARKET VALUE" BALANCE SHEET, THE INTERNAL ACCOUNTANTS THEN ASSUME A SALE OF THE COMPANY'S ASSETS AND THE LIQUIDATION OF THE COMPANY IN ACCORDANCE WITH ITS CONSTITUTIVE DOCUMENTS AND APPLICABLE LAW AND COMPUTE THE APPROPRIATE METHOD OF DISTRIBUTING THE CASH AVAILABLE AFTER PAYMENT OF REASONABLE LIQUIDATION EXPENSES, INCLUDING CLOSING COSTS TYPICALLY ASSOCIATED WITH THE SALE OF ASSETS AND SHARED BY THE BUYER AND SELLER, AND THE CREATION OF
      REASONABLE   RESERVES TO PROVIDE FOR THE  PAYMENT  OF  ANY  CONTINGENT
      LIABILITIES. UPON LISTING OF THE SHARES ON A NATIONAL SECURITIES EXCHANGE OR OVER-THE-COUNTER MARKET, THE REINVESTMENT AGENT MAY PURCHASE SHARES EITHER THROUGH SUCH MARKET OR DIRECTLY FROM THE COMPANY PURSUANT TO A REGISTRATION STATEMENT RELATING TO THE REINVESTMENT PLAN, IN EITHER CASE AT A PER SHARE PRICE EQUAL TO THE THEN-PREVAILING MARKET PRICE ON THE NATIONAL SECURITIES EXCHANGE OR OVER-THE-COUNTER MARKET ON WHICH THE SHARES ARE LISTED AT THE DATE OF PURCHASE BY THE REINVESTMENT AGENT.

          (C) FOR EACH PARTICIPANT, THE REINVESTMENT AGENT WILL MAINTAIN A RECORD WHICH SHALL REFLECT FOR EACH FISCAL QUARTER THE DISTRIBUTIONS RECEIVED BY THE REINVESTMENT AGENT ON BEHALF OF SUCH PARTICIPANT. THE REINVESTMENT AGENT WILL USE THE AGGREGATE AMOUNT OF DISTRIBUTIONS TO ALL PARTICIPANTS FOR EACH FISCAL QUARTER TO PURCHASE SHARES FOR THE PARTICIPANTS. IF THE AGGREGATE AMOUNT OF DISTRIBUTIONS TO PARTICIPANTS EXCEEDS THE AMOUNT REQUIRED TO PURCHASE ALL SHARES THEN AVAILABLE FOR PURCHASE, THE REINVESTMENT AGENT WILL PURCHASE ALL AVAILABLE SHARES AND WILL RETURN ALL REMAINING DISTRIBUTIONS TO THE PARTICIPANTS WITHIN 30 DAYS

      AFTER THE DATE SUCH DISTRIBUTIONS ARE MADE. THE PURCHASED SHARES WILL BE ALLOCATED AMONG THE PARTICIPANTS BASED ON THE PORTION OF THE AGGREGATE DISTRIBUTIONS RECEIVED BY THE REINVESTMENT AGENT ON BEHALF OF EACH PARTICIPANT, AS REFLECTED IN THE RECORDS MAINTAINED BY THE REINVESTMENT AGENT. THE OWNERSHIP OF THE SHARES PURCHASED PURSUANT TO THE REINVESTMENT PLAN SHALL BE REFLECTED ON THE BOOKS OF THE COMPANY.

          (D) DISTRIBUTIONS SHALL BE INVESTED BY THE REINVESTMENT AGENT IN S H ARES PROMPTLY FOLLOWING THE PAYMENT DATE WITH RESPECT TO SUCH DISTRIBUTIONS TO THE EXTENT SHARES ARE AVAILABLE. IF SUFFICIENT SHARES ARE NOT AVAILABLE, DISTRIBUTIONS SHALL BE INVESTED ON BEHALF OF THE PARTICIPANTS IN ONE OR MORE INTEREST-BEARING ACCOUNTS IN FRANKLIN BANK, N.A., SOUTHFIELD, MICHIGAN, OR IN ANOTHER COMMERCIAL BANK APPROVED BY THE COMPANY WHICH IS LOCATED IN THE CONTINENTAL UNITED STATES AND HAS ASSETS OF AT LEAST $100,000,000, UNTIL SHARES ARE AVAILABLE FOR PURCHASE, PROVIDED THAT ANY DISTRIBUTIONS THAT HAVE NOT BEEN INVESTED IN SHARES WITHIN 30 DAYS AFTER SUCH DISTRIBUTIONS ARE MADE BY THE COMPANY SHALL BE RETURNED TO PARTICIPANTS.

          (E) THE ALLOCATION OF SHARES AMONG PARTICIPANTS MAY RESULT IN THE OWNERSHIP OF FRACTIONAL SHARES, COMPUTED TO FOUR DECIMAL PLACES.

          (F) DISTRIBUTIONS ATTRIBUTABLE TO SHARES PURCHASED ON BEHALF OF THE PARTICIPANTS PURSUANT TO THE REINVESTMENT PLAN WILL BE REINVESTED IN ADDITIONAL SHARES IN ACCORDANCE WITH THE TERMS HEREOF.

          (G) NO CERTIFICATES WILL BE ISSUED TO A PARTICIPANT FOR SHARES PURCHASED ON BEHALF OF THE PARTICIPANT PURSUANT TO THE REINVESTMENT PLAN. PARTICIPANTS IN THE REINVESTMENT PLAN WILL RECEIVE STATEMENTS OF ACCOUNT IN ACCORDANCE WITH PARAGRAPH 7 BELOW.

      2.  ELECTION  TO  PARTICIPATE.    ANY  STOCKHOLDER WHO
PARTICIPATES IN THE PUBLIC OFFERING OF SHARES AND WHO HAS RECEIVED A COPY OF THE FINAL PROSPECTUS INCLUDED IN THE COMPANY'S REGISTRATION STATEMENT ON FORM S-11 FILED WITH THE SEC MAY ELECT TO PARTICIPATE IN AND PURCHASE SHARES THROUGH THE REINVESTMENT PLAN AT ANY TIME BY WRITTEN NOTICE TO THE COMPANY AND WOULD NOT NEED TO RECEIVE A SEPARATE PROSPECTUS RELATING SOLELY TO THE REINVESTMENT PLAN. A PERSON WHO BECOMES A STOCKHOLDER OTHERWISE THAN BY PARTICIPATING IN THE PUBLIC OFFERING OF SHARES MAY PURCHASE SHARES THROUGH THE REINVESTMENT PLAN ONLY AFTER RECEIPT OF A SEPARATE PROSPECTUS RELATING SOLELY TO THE REINVESTMENT PLAN. PARTICIPATION IN THE REINVESTMENT PLAN WILL COMMENCE WITH THE NEXT DISTRIBUTION MADE AFTER RECEIPT OF THE PARTICIPANT'S NOTICE, PROVIDED IT IS RECEIVED MORE THAN TEN DAYS PRIOR TO THE LAST DAY OF THE FISCAL MONTH OR QUARTER, AS THE CASE MAY BE, TO WHICH SUCH DISTRIBUTION RELATES. SUBJECT TO THE PRECEDING SENTENCE, REGARDLESS OF THE DATE OF SUCH ELECTION, A SHAREHOLDER WILL BECOME A PARTICIPANT IN THE REINVESTMENT PLAN EFFECTIVE ON THE FIRST DAY OF THE FISCAL MONTH (PRIOR TO TERMINATION OF THE OFFERING OF SHARES) OR FISCAL QUARTER (AFTER TERMINATION OF THE OFFERING OF SHARES) FOLLOWING SUCH ELECTION, AND THE ELECTION WILL APPLY TO ALL DISTRIBUTIONS ATTRIBUTABLE TO THE FISCAL QUARTER OR MONTH (AS THE CASE MAY BE) IN WHICH THE SHAREHOLDER MAKES SUCH WRITTEN ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN AND TO ALL FISCAL QUARTERS OR MONTHS THEREAFTER.

      3.  DISTRIBUTION   OF  FUNDS.    IN  MAKING  PURCHASES  FOR
PARTICIPANTS' ACCOUNTS,  THE  REINVESTMENT  AGENT  MAY COMMINGLE
DISTRIBUTIONS ATTRIBUTABLE TO SHARES OWNED BY PARTICIPANTS IN THE
REINVESTMENT PLAN.

      4.  PROXY  SOLICITATION.    THE  REINVESTMENT  AGENT WILL
DISTRIBUTE TO PARTICIPANTS PROXY SOLICITATION MATERIAL RECEIVED BY IT FROM THE COMPANY WHICH IS ATTRIBUTABLE TO SHARES HELD IN THE REINVESTMENT PLAN. THE REINVESTMENT AGENT WILL VOTE ANY SHARES THAT IT HOLDS FOR THE ACCOUNT OF A PARTICIPANT IN ACCORDANCE WITH THE PARTICIPANT'S WRITTEN INSTRUCTIONS. IF A PARTICIPANT GIVES A PROXY TO PERSON(S) REPRESENTING THE COMPANY COVERING SHARES REGISTERED IN THE PARTICIPANT'S NAME, SUCH PROXY WILL BE DEEMED TO BE AN INSTRUCTION TO THE REINVESTMENT AGENT TO VOTE THE FULL SHARES IN THE
PARTICIPANT'S ACCOUNT IN LIKE MANNER.    IF A PARTICIPANT DOES NOT
DIRECT THE REINVESTMENT AGENT AS TO HOW THE SHARES SHOULD BE VOTED AND DOES NOT GIVE A PROXY TO PERSON(S) REPRESENTING THE COMPANY COVERING THESE SHARES, THE REINVESTMENT AGENT WILL NOT VOTE SAID SHARES.

      5. ABSENCE OF LIABILITY. NEITHER THE COMPANY NOR THE REINVESTMENT AGENT SHALL HAVE ANY RESPONSIBILITY OR LIABILITY AS TO THE VALUE OF THE COMPANY'S SHARES, ANY CHANGE IN THE VALUE OF THE SHARES ACQUIRED FOR THE PARTICIPANT'S ACCOUNT, OR THE RATE OF RETURN EARNED ON, OR THE VALUE OF, THE INTEREST-BEARING ACCOUNTS, IN WHICH DISTRIBUTIONS ARE INVESTED. NEITHER THE COMPANY NOR THE REINVESTMENT AGENT SHALL BE LIABLE FOR ANY ACT DONE IN GOOD FAITH, OR FOR ANY GOOD FAITH OMISSION TO ACT, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS OF
LIABILITY   (A)  ARISING

OUT OF THE FAILURE TO TERMINATE A PARTICIPANT'S PARTICIPATION IN THE REINVESTMENT PLAN UPON SUCH PARTICIPANT'S DEATH PRIOR TO RECEIPT OF NOTICE IN WRITING OF SUCH DEATH AND THE EXPIRATION OF 15 DAYS FROM THE DATE OF RECEIPT OF SUCH NOTICE AND (B) WITH RESPECT TO THE TIME AND THE PRICES AT WHICH SHARES ARE PURCHASED FOR A PARTICIPANT. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

      6.  Suitability.

          (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp., the managing dealer of the offering
      ( CSC ), will mail to   each  Participant  a  participation
      agreement  (the    Participation Agreement  ),  in which the
      Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

          (b)  Each   Participant  will  be  required  to  return  the
      executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.


           (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

          (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

          (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

      7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the
Participant pursuant  to  the  Reinvestment  Plan.    Each  statement
shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate.

      8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative changes and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on
Distributions  will  be  paid  to  the  Company  to defray costs relating to the
Reinvestment   Plan.    Additionally,  the Company will  pay  to  CSC  selling
commissions of 7.5%, a marketing support and due diligence expense reimbursement fee of .5%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Company properties, will pay to CNL Fund Advisors, Inc. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

      9.  No  Drawing.    No  Participant shall have any right to draw
checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

      10.      Taxes.    Taxable  Participants  may  incur  a  tax
liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

      11.      Termination.

          (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten days prior to the last day of the fiscal month or quarter to which such Distribution relates.

          (b)  T h e    Company  or  the  Reinvestment  Agent  may
      terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten d a y s' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

          (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on
      the market price of the Shares.    The  record books of the
      Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

      12.      Notice.   Any notice or other communication required or
permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Services Department, CNL Securities Corp., 400 East South Street, Suite 500, Orlando, Florida 32801, if to the Company, or to 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

      13.      Amendment.    The  terms and conditions of this
Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the
administrative   charge  payable  to  the  Reinvestment  Agent,  by
mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.


      14.      Governing  Law.    THIS  REINVESTMENT  PLAN  AND  A
PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

                                    EXHIBIT B

                              FINANCIAL INFORMATION

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                          INDEX TO FINANCIAL STATEMENTS


                                                                       Page

Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of December 31, 1995        B-2
   Pro Forma Consolidated Statement of Earnings for the year
      ended December 31, 1995                                          B-3

   Notes to Pro Forma Consolidated Financial Statements
      for the year ended December 31, 1995                             B-4

Audited Consolidated Financial Statements:

   Report of Independent Accountants                                   B-8

   Consolidated Balance Sheets as of December 31, 1995 and 1994        B-9

   Consolidated Statements of Earnings for the year ended
      December 31, 1995 and the period May 2, 1994 (date
      of inception) through December 31, 1994                          B-10

   Consolidated Statements of Stockholders' Equity for the year ended
      December 31, 1995 and the period May 2, 1994 (date of inception)
      through December 31, 1994                                        B-11

   Consolidated Statements of Cash Flows for the year ended
      December 31, 1995 and the period May 2, 1994 (date of
      inception) through December 31, 1994                             B-12

   Notes to Consolidated Financial Statements for the year
      ended December 31, 1995 and the period May 2, 1994
      (date of inception) through December 31, 1994                    B-15

Financial Statement Schedule:

   Schedule III - Real Estate and Accumulated Depreciation
      as of December 31, 1995                                          B-29

   Notes to Schedule III - Real Estate and Accumulated
      Depreciation as of December 31, 1995                             B-31

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


      The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through December 31, 1995, including the receipt of $38,454,158 in gross offering proceeds from the sale of 3,845,416 shares of common stock pursuant to a Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, and the application of such proceeds to purchase 18 properties (including 16 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building and one property which consists of building only), four of which were under construction or renovation at December 31, 1995, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $19,433,247 in gross offering proceeds from the sale of 1,943,325 additional shares of common stock during the period January 1, 1996 through April 9, 1996, and (iii) the application of such funds and $6,847,240 of cash and cash equivalents at December 31, 1995, to purchase 30 additional properties acquired during the period January 1, 1996 through April 9, 1996 (two of which are under construction and consist of building only, four of which are under construction and consist of land and building, one of which is an existing property consisting of land and building, and 23 properties which consist of land only), to pay additional costs for the four properties
under construction or renovation a t   December  31,  1995,  to  pay
offering expenses, acquisition fees and miscellaneous acquisition expenses, and to provide mortgage financing to the lessee of the 23 properties consisting of land only, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of December 31, 1995, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and
(iii) above, as if they had occurred on December 31, 1995.

      The Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1995, includes the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for the six of the 48 properties that were owned by the Company as of April 9, 1996, and had a previous rental history prior to the Company's acquisition of such properties, from the later of (a) the date the property became operational as a rental property by the previous owner or (b) June 2, 1995 (the date the Company became operational), to the date the
property was acquired  by  the  Company.   No pro forma adjustments have
been made to the Pro Forma Consolidated Statement of Earnings for the remaining 42 properties owned by the Company as of April 9, 1996, due to the fact that these properties did not have a previous rental history.

      This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on
the  dates,  or been in effect during the periods,  indicated.    This
pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                   CNL AMERICAN PROPERTIES FUND, INC.
                             AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1995

                                                                      Pro Forma
               ASSETS                        Historical              Adjustments             Pro Forma
Land and buildings on operating leases,
  less accumulated depreciation              $19,723,726           $11,302,034 (a)
                                                                      (640,510)(b)          $30,385,250
Net investment in direct financing
  leases (c)                                   1,373,882             3,295,938 (a)
                                                                     1,407,516 (b)            6,077,336
Mortgage note receivable                              -              8,475,000 (a)            8,475,000
Cash and cash equivalents                     11,508,445            (6,217,187)(a)
                                                                      (624,753)(b)
                                                                        (5,300)(b)            4,661,205
Receivables                                      113,613                                        113,613
Prepaid expenses                                   8,090                                          8,090
Organization costs, less accumulated
  amortization                                    17,682                                         17,682
Accrued rental income                             39,142                                         39,142
Other assets                                     818,504               130,402 (a)              948,906
                                             -----------          -----------             -----------

                                             $33,603,084           $17,123,140              $50,726,224
                                             ===========          ===========             ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accrued construction costs payable         $ 1,058,825           $  (922,062)(a)
                                                                      (136,763)(b)          $        -
  Accounts payable and accrued expenses           79,904                                         79,904
  Escrowed real estate taxes payable               9,696                                          9,696
  Due to related parties                         248,584                                        248,584
  Rents paid in advance                           25,351                                         25,351
  Deferred financing income                           -                 29,662 (a)               29,662
                                             -----------          -----------             -----------
      Total liabilities                        1,422,360            (1,029,163)                 393,197
                                             -----------          -----------             -----------

Minority interest                                200,076               273,716 (b)              473,792
                                             -----------          -----------             -----------

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                            -                                              -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    23,000,000 shares                                 -                                              -
  Common stock, $.01 par value per share.
    Authorized 20,000,000 shares; issued
    and outstanding 3,865,416 shares;
    issued and outstanding, as adjusted,
    5,808,741 shares                              38,654                19,433 (a)               58,087
  Capital in excess of par value              32,211,833            17,859,154 (a)           50,070,987
  Accumulated distributions in excess
    of net earnings                             (269,839 )                                     (269,839 )
                                             -----------          -----------             -----------
                                              31,980,648            17,878,587               49,859,235
                                             -----------          -----------             -----------

                                             $33,603,084           $17,123,140              $50,726,224
                                             ===========          ===========             ===========

See accompanying notes to unaudited pro forma consoldiated financial statements.

                   CNL AMERICAN PROPERTIES FUND, INC.
                             AND SUBSIDIARY
         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      YEAR ENDED DECEMBER 31, 1995

                                                                     Pro Forma
                                             Historical             Adjustments           Pro Forma
Revenues:
  Rental income from operating leases         $ 498,817              $ 94,792 (1)          $ 593,609
  Earned income from direct financing
    leases (2)                                   28,935                                       28,935
  Contingent rental income                       12,024                                       12,024
  Interest income                               119,355               (28,853)(3)             90,502
                                              ---------             ---------             ---------
                                                659,131                65,939                725,070
                                              ---------             ---------             ---------

Expenses:
  General operating and administrative          134,759                                      134,759
  Professional services                           8,119                                        8,119
  Asset management fee to related party          23,078                 4,368 (4)             27,446
  State taxes                                    20,189                 1,672 (5)             21,861
  Depreciation and amortization                 104,131                14,700 (6)            118,831
                                              ---------             ---------             ---------
                                                290,276                20,740                311,016
                                              ---------             ---------             ---------

Earnings Before Minority Interest


  in Earnings of Consolidated Joint
  Venture                                       368,855                45,199                414,054

Minority Interest in Earnings of
  Consolidated Joint Venture                        (76 )                                        (76 )
                                              ---------             ---------             ---------

Net Earnings                                  $ 368,779             $  45,199              $ 413,978
                                              =========             =========             =========


Earnings Per Share of Common Stock (7)        $     .19                                   $     .22
                                              =========                                   =========


Weighted Average Number of Shares
  Outstanding (7)                             1,898,350                                   1,905,970
                                              =========                                   =========

See accompanying notes to unaudited pro forma consoldiated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $19,433,247 from the issuance of 1,943,325 shares of common stock during the period January 1,
      1996 through April 9, 1996,   and  proceeds  of  $29,662  of
      deferred financing income (loan origination and commitment fees, net of legal fees) from the $8,475,000 mortgage financing described below, used (i) to acquire 30 properties for $13,090,424 (of which 23 properties consist of land only, two properties consist of building only and five properties consist of land and building), (ii) to fund estimated construction costs of $1,685,516 ( $ 922,062 of which was accrued as construction costs payable at December 31, 1995) relating to three wholly-owned properties under construction or renovation at December 31, 1995, (iii) to pay acquisition fees of $874,496 ($744,094 of which was allocated to properties and $130,402 of which was classified as other assets and will be allocated to future properties), (iv) to pay selling commissions and offering expenses (stock issuance costs) of $1,554,660, which have been netted against capital in excess of par value and (v) to provide mortgage financing in the amount of $8,475,000 to the lessee of the 23 properties consisting of land only.

      The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:


                                         Estimated
                                       purchase price
                                      (including con-
                                       struction and        Acquisition
                                       closing costs)           fees
                                       and additional        allocated
                                    construction costs     to property        Total
   23 Pizza Huts (land
     only) in Michigan
     and Ohio                           $ 4,210,125        $   227,138     $ 4,437,263
   TGI Friday's in
     Marlboro, NJ                         1,290,671             69,142       1,359,813
   TGI Friday's in
     Hazlet, NJ                           1,245,112             66,702       1,311,814
   Denny's in Grand
     Rapids, MI                             830,394             44,485         874,879
   Burger King in
     Oak Lawn, IL                         1,913,488            102,509       2,015,997
   Burger King in
     Burbank, IL                          1,115,349             59,751       1,175,100
   Burger King in
     Indian Head Park, IL                 1,272,727             68,182       1,340,909
   Burger King in
     Highland, IN                         1,212,558             64,958       1,277,516
   Three wholly owned
     properties under
     construction or
     renovation at
     December 31, 1995                      763,454             41,227         804,681
                                        -----------        -----------     -----------

                                        $13,853,878        $   744,094     $14,597,972
                                        ===========        ===========     ===========

   Adjustment classified
     as follows:
       Land and buildings on
         operating leases                                                  $11,302,034
       Net investment in
         direct financing
         leases                                                              3,295,938
                                                                           -----------

                                                                           $14,597,972
                                                                           ===========

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1995


Pro Forma Consolidated Balance Sheet - Continued:

(b) Represents the use of $624,753 of the Company's net offering proceeds, the assumed receipt of $273,716 in capital contributions from the Company's co-venture partner in accordance with the joint venture agreement of CNL/Corral South Joint Venture, and $5,300 of the consolidated joint venture's cash on hand at December 31, 1995, from previous capital contributions to fund estimated construction costs of $903,769 ($136,763 of which was accrued as construction costs payable at December 31, 1995) relating to the one property of the joint venture that was under construction at December 31, 1995. The Company accounts for its expected 76 percent interest in the accounts of CNL/Corral South Joint Venture under the full
      consolidation  method.    All  significant  intercompany accounts
      and transactions have been eliminated.

      The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions relating to the consolidated joint venture were as follows:


      Additional construction costs for property owned
        by consolidated joint venture under construction
        at December 31, 1995                               $  767,006
                                                           ----------
                                                           $  767,006
                                                           ==========

      Adjustment classified as follows:
        Land and building on operating leases:
          Reclassification of building costs from construction
            in progress at December 31, 1995, to net invest-
            ment in direct financing lease                 $ (640,510)
                                                            ----------

        Net investment in direct financing leases:
          Additional construction costs                        767,006
          Reclassification of construction in progress         640,510
                                                            ----------
                                                             1,407,516
                                                            ----------

                                                            $  767,006
                                                            ==========


(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received. The building portions of five of the properties (including one property owned through a joint venture arrangement) have been classified as direct financing leases.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1995


Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for the six of the 48 properties acquired during the period from April 1, 1995 through April 9, 1996 which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing the later of (i) the date the property became operational as a rental property by the previous owner or (ii) June 2, 1995 (the date the Company became operational), to the date the property was acquired by the Company. Each of these six properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired by the Company as compared to the date the Pro Forma Properties were treated as placed in service for purposes of the Pro Forma Consolidated Statement of Earnings.

                                             Date Placed       Pro Forma
                                             in Service       Date Placed
                                           By the Company     In Service

            Jack in the Box in
              Los Angeles, CA                 June 1995        June 1995

            Kenny Rogers Roasters in
              Grand Rapids, MI               August 1995       June 1995
            Kenny Rogers Roasters in
              Franklin, TN                   August 1995       June 1995

            Denny's in Pasadena, TX        September 1995     August 1995

            Denny's in Shawnee, OK         September 1995     August 1995

            Denny's in Grand Rapids, MI      March 1996     September 1995


      In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is
      recognized over the  terms  of  the  leases.    For  operating
      leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

      Generally,  the  leases  provide  for  the  payment  of percentage
      rent in addition  to  base  rental  income.    However,  due  to
      the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1995 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income.

(2) See Note (c) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1995


Pro Forma Consolidated Statement of Earnings - Continued:

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) June 2, 1995 (the date the Company became operational), through the actual dates of acquisition by the Company, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during 1995.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing the later of (i) the date the property became operational as a rental property by the previous owner or (ii) June 2, 1995 (the date the Company became operational), to the date the property was acquired by the Company. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $5,241,000 for the Pro Forma Properties), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately three percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the period the Company was operational, June 2, 1995 (the date following when the Company received the minimum offering proceeds and funds were released from escrow) through December 31, 1995.

      As a result of three of the six Pro Forma Properties being treated in the Pro Forma Consolidated Statement of Earnings as placed in service on June 2, 1995 (the date the Company became operational), the Company assumed approximately 347,100 shares of common stock were sold, and the net offering proceeds were available for investment, on June 2, 1996. Due to the fact that approximately 184,800 of these shares of common stock were actually sold subsequently, during the period June 3, 1995 through June 20, 1995, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the period the Company was operational, June 2, 1995 through December 31, 1995.

                        Report of Independent Accountants


To the Board of Directors
CNL American Properties Fund, Inc.

We have audited the accompanying consolidated balance sheets of CNL American Properties Fund, Inc. (a Maryland corporation) and its subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 1995 and for the period May 2, 1994 (date of inception) through December 31, 1994, and the related
financial  statement  schedule.    These  financial statements and
financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We   conducted  our  audits  in  accordance  with  generally  accepted
auditing standards.    Those  standards  require  that  we plan and
per-form the audit to obtain  reasonable  assurance about whether the
financial statements are free of material  misstatement.   An audit
includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial
statement presentation.    We  believe that our audits pro-vide a
reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CNL American Properties Fund, Inc. and its subsidiary as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for the year ended December 31, 1995 and for the period May 2, 1994 (date of inception) through December 31, 1994 in conformity with generally accepted accounting
principles.    In  addition,  in  our  opinion, the financial statement
schedule referred to above, when considered in relation to the basic financial statements taken as a whole presents fairly, in all material respects, the information required to be included therein.


                                    COOPERS & LYBRAND L.L.P.


Orlando, Florida
January 22, 1996

                   CNL AMERICAN PROPERTIES FUND, INC.
                             AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS

                                                                     December 31,
                   ASSETS                                  1995                      1994
Land and buildings on operating leases,
  less accumulated depreciation                       $19,723,726               $        -
Net investment in direct financing lease                1,373,882                        -


Cash and cash equivalents                              11,508,445                       945
Receivables                                               113,613                        -
Prepaid expenses                                            8,090                        -
Organization costs, less accumulated
  amortization of $2,318 in 1995                           17,682                        -
Accrued rental income                                      39,142                        -
Deferred offering costs                                        -                    928,640
Other assets                                              818,504                        -
                                                      -----------              -----------

                                                      $33,603,084               $   929,585
                                                      ===========              ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued construction costs payable                    $ 1,058,825               $        -
Accounts payable and accrued expenses                      79,904                   424,324
Escrowed real estate taxes payable                          9,696                        -
Due to related parties                                    248,584                   305,261
Rents paid in advance                                      25,351                        -
                                                      -----------              -----------
      Total liabilities                                 1,422,360                   729,585
                                                      -----------              -----------

Minority interest                                         200,076                        -
                                                      -----------              -----------

Commitments (Note 12)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares in 1995                                             -                         -
  Excess shares, $.01 par value per share.
    Authorized and unissued 23,000,000
    shares in 1995                                             -                         -
  Common stock, $.01 par value per share.
    Authorized 20,000,000 and 100,000
    shares, respectively, issued and
    outstanding 3,865,416 and 20,000,
    respectively                                           38,654                       200
  Capital in excess of par value                       32,211,833                   199,800
  Accumulated distributions in excess of
    net earnings                                         (269,839 )                      -
                                                      -----------               -----------
      Total stockholders' equity                       31,980,648                   200,000
                                                      -----------               -----------

                                                      $33,603,084               $   929,585
                                                      ===========               ===========

      See accompanying notes to consolidated financial statements.

                   CNL AMERICAN PROPERTIES FUND, INC.
                             AND SUBSIDIARY

                  CONSOLIDATED STATEMENTS OF EARNINGS


                                                                                  May 2, 1994
                                                                                   (Date of
                                                                                  Inception)
                                                        Year Ended                 through
                                                       December 31,              December 31,
                                                           1995                      1994
Revenues:
  Rental income from operating
    leases                                             $  498,817                $       -
  Earned income from direct financing
    lease                                                  28,935                        -


  Contingent rental income                                 12,024                        -
  Interest                                                119,355                        -
                                                       ----------               ----------
                                                          659,131                        -
                                                       ----------               ----------

Expenses:
  General operating and
    administrative                                        134,759                        -
  Professional services                                     8,119                        -
  Asset management fee to
    related party                                          23,078                        -
  State taxes                                              20,189                        -
  Depreciation and amorti-
    zation                                                104,131                        -
                                                       ----------               ----------
                                                          290,276                        -
                                                       ----------               ----------

Earnings Before Minority Interest in
  Income of Consolidated Joint Venture                    368,855                        -

Minority Interest in Income of
  Consolidated Joint Venture                                  (76 )                      -
                                                       ----------               ----------

Net Earnings                                           $  368,779                $       -
                                                       ==========               ==========

Earnings Per Share of Common
  Stock                                                $      .19               $       -
                                                       ==========               ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding                                           1,898,350                       -
                                                       ==========               ==========


      See accompanying notes to consolidated financial statements.

                   CNL AMERICAN PROPERTIES FUND, INC.
                             AND SUBSIDIARY

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Year Ended December 31, 1995 and the
             Period May 2, 1994 (Date of Inception) through
                           December 31, 1994

                                                                                           Accumulated
                                                                                          distributions
                                            Common stock               Capital in           in excess
                                      Number           Par             excess of              of net
                                    of shares         value            par value             earnings               Total
Balance at
  May 2, 1994                               -        $    -           $        -           $      -              $        -

Sale of common
  stock to CNL
  Fund Advisors,
  Inc.                                  20,000           200              199,800                 -                  200,000
                                    ----------       -------          -----------          ---------             -----------

Balance at
  December 31, 1994                     20,000           200              199,800                 -                  200,000

Subscriptions
  received for
  common stock
  through public


  offering and
  distribution
  reinvestment plan                  3,845,416        38,454           38,415,704                 -               38,454,158
Stock issuance costs                        -             -            (6,403,671)                -               (6,403,671)

Net earnings                                -             -                    -             368,779                 368,779

Distributions
  declared ($.03
  to $.06 per
  share)                                    -             -                    -            (638,618)               (638,618 )
                                    ----------       -------          -----------          ---------             -----------

Balance at
  December 31, 1995                  3,865,416       $38,654          $32,211,833          $(269,839)            $31,980,648
                                    ==========       =======          ===========          =========             ===========

      See accompanying notes to consolidated financial statements.

                   CNL AMERICAN PROPERTIES FUND, INC.
                             AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             May 2, 1994
                                                                              (Date of
                                                                              Inception)
                                                    Year Ended                 through
                                                   December 31,              December 31,
                                                       1995                      1994
Increase (Decrease) in Cash and Cash
  Equivalents:

    Cash Flows From Operating Activities:
      Cash received from tenants                   $    492,488              $         -
      Cash paid for expenses                           (113,384 )                      -
      Interest received                                 119,355                        -
                                                   ------------             ------------
          Net cash provided by operating
            activities                                  498,459                        -
                                                   ------------             ------------

    Cash Flows From Investing Activities:
      Additions to land and buildings on
        operating leases                            (18,835,969 )                      -
      Increase in net investment in
        direct financing lease                       (1,364,960 )                      -
      Increase in other assets                         (628,142 )                      -
                                                   ------------             ------------
          Net cash used in investing
            activities                              (20,829,071 )                      -
                                                   ------------             ------------
    Cash Flows From Financing Activities:
      Reimbursement of acquisition, organi-
        zation and stock issuance costs paid
        by related parties on behalf of the
        Company                                      (2,500,056 )                (199,036 )
      Contribution from minority interest
        of consolidated joint venture                   200,000                        -
      Sale of common stock to CNL Fund
        Advisors, Inc.                                       -                    200,000
      Subscriptions received from stock-
        holders                                      38,454,158                        -
      Distributions to stockholders                    (635,286 )                      -
      Payment of stock issuance costs                (3,680,704 )                     (19 )
                                                   ------------             ------------
          Net cash provided by financing
            activities                               31,838,112                       945


                                                   ------------             ------------

Net Increase in Cash and Cash Equivalents            11,507,500                       945
Cash and Cash Equivalents at Beginning of
  Period                                                    945                        -
                                                   ------------             ------------

Cash and Cash Equivalents at End of Period         $ 11,508,445              $        945
                                                   ============             ============

      See accompanying notes to consolidated financial statements.

                   CNL AMERICAN PROPERTIES FUND, INC.
                             AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                            May 2, 1994
                                                                             (Date of
                                                                             Inception)
                                                   Year Ended                 through
                                                  December 31,              December 31,
                                                      1995                      1994
Reconciliation of Net Earnings to Net Cash
  Provided by Operating Activities:

    Net earnings                                  $    368,779              $         -
                                                  ------------             ------------
    Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
        Depreciation                                   100,318                        -
        Amortization                                     3,813                        -
        Increase in receivables                        (44,749 )                      -
        Decrease in net investment in direct
          financing lease                                1,078                        -
        Increase in prepaid expenses                    (8,090 )                      -
        Increase in accrued rental income              (39,142 )                      -
        Increase in accounts payable and
          accrued expenses                              38,461                        -
        Increase in escrowed real estate
          taxes payable                                  9,696                        -
        Increase in due to related parties,
          excluding reimbursement of acqui-
          sition, organization and stock
          issuance costs paid on behalf
          of the Company                                42,868                        -
        Increase in rents paid in advance               25,351                        -
        Increase in minority interest                       76                        -
                                                  ------------             ------------
            Total adjustments                          129,680                        -
                                                  ------------             ------------
Net Cash Provided by Operating Activities         $    498,459              $         -
                                                  ============             ============

      See accompanying notes to consolidated financial statements.

                   CNL AMERICAN PROPERTIES FUND, INC.
                             AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                            May 2, 1994
                                                                             (Date of
                                                                            Inception)
                                                   Year Ended                 through
                                                  December 31,              December 31,
                                                      1995                      1994

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain
      acquisition, organization and
      stock issuance costs on behalf
      of the Company as follows:
        Acquisition costs                         $    131,629              $         -
        Organization costs                              20,000                        -
        Stock issuance costs                         2,084,145                   461,866
                                                  ------------             ------------

                                                  $  2,235,774              $    461,866
                                                  ============             ============

    Land, building and other costs
      incurred and unpaid at end of
      period                                      $  1,127,167              $         -
                                                  ============             ============
    Commissions, marketing support and
      due diligence expense reimbursement
      fee, and other stock issuance costs
      incurred and unpaid at end of period        $    176,937              $    729,585
                                                  ============             ============

    Distributions declared and unpaid at
      end of period                               $      3,332              $         -
                                                  ============             ============

      See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994


1.    Significant Accounting Policies:

      Organization and Nature of Business - CNL Income Fund, Inc. (the "Company") was organized in Maryland on May 2, 1994. Effective December 6, 1994, the Company changed its name to CNL Investment Fund, Inc. and effective February 1, 1995, the Company changed its name to CNL American Properties Fund, Inc. The Company was organized primarily for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties (the "Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, family-style and casual dining restaurant chains. To a lesser extent, the Company intends to offer furniture, fixtures and equipment financing ("Secured Equipment Leases") to operators of restaurant chains. The Company may provide financing (the "Mortgage Loans") for the purchase of buildings, generally be tenants that lease the underlying land
      from the Company.    Secured Equipment Leases will be funded from
      the proceeds of a loan of up to ten percent of the gross offering proceeds which the Company intends to obtain.

      The Company was a development stage enterprise from May 2, 1994 through June 1, 1995. Since operations had not begun, activities through June 1, 1995, were devoted to organization of the Company.

      Principles of Consolidation - The Company accounts for its expected 76 percent interest in CNL/Corral South Joint Venture, a Florida general partnership, under the full
      consolidation  method.   Minority interest represents the minority
      joint venture partner's proportionate share of the equity   in the
      Company's  consolidated  subsidiary.    All  significant
      intercompany accounts and trans-actions have been eliminated.

      Land and Buildings on Operating Leases - Land and buildings on operating leases are stated at cost. Buildings are depreciated on the straight-line method over their estimated useful life of 30 years. When the Properties are sold, the related cost and accumulated depreciation will be removed from the accounts and
      gains  or  losses from sale will be reflected in income.    The
      Properties will be written down to net realizable value in the event management believes that the undepreciated cost cannot be recovered through operations. Management determines whether an impairment in value has occurred by comparing the estimated undiscounted cash flows with the carrying cost of the individual Properties.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994

1.    Significant Accounting Policies - Continued:

      Acquisition Fees and Miscellaneous Acquisition Expenses - Acquisi-tion fees and miscellaneous acquisitions expenses attributable to the Company's investment in Properties are capitalized and allo-cated to land and buildings on operating leases, net investment in direct financing lease and other assets (See Note 6).

      Lease Accounting - The leases are accounted for under either the direct financing or the operating methods. Such methods are described below:

            Direct financing method - The lease accounted for under the direct financing method is recorded at its net investment(See Note 5). Unearned income is deferred and amortized to income over the lease term so as to produce a constant periodic rate of return on the Company's net investment in the lease.

            Operating method - Land and buildings are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent. Accrued rental income is the aggregate difference between the scheduled rents which vary during the lease term and the income recognized on a straight-line basis.

      Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

      Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not
      experienced  any losses in such accounts.   The Company limits
      investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994



1.    Significant Accounting Policies - Continued:

      Organization Costs - Organization costs are amortized over five years using the straight-line method.

      Income Taxes - The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ended December 31, 1995. If the Company qualifies as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 95 percent of its REIT taxable income. Accordingly, no provision for federal income taxes has been made in the
      consolidated f i n ancial  statements.    REITs  are  subject  to
      a  number  of  other organizational   and  operational
      requirements.    Even  if  the  Company qualifies as a REIT, it
      may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

      Earnings Per Share - Earnings per share are calculated based upon the weighted average number of shares of common stock outstanding during the period the Company was operational.

      Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

      New Accounting Standard - In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Statement, which is effective for fiscal years beginning after December 15, 1995, requires that an entity review long-lived assets and certain identifiable intangibles, to be held and used, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company will adopt this standard in 1996. Adoption of this standard currently would not have had a material effect on the Company's financial position or results of operations.
                                  B-17

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994


2.    Public Offering:

      The Company has filed a currently effective registration statement on Form S-11 with the Securities and Exchange Commission.

      A maximum of 10,000,000 shares ($100,000,000) may be sold, and if the managing dealer exercises its option (in the event the offering is oversubscribed) to sell an additional 5,000,000 shares ($50,000,000), a maximum of 15,000,000 shares
      ($150,000,000) may be sold. In addition, the Company has registered an additional 1,500,000 shares ($15,000,000) which is available only to stockholders who elect to participate in the Company's reinvest-ment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. As of December 31, 1995, the Company had r e c eived subscription proceeds of $38,454,158 (3,845,416 shares), including $50,790 (5,079 shares) through the reinvestment plan.


3.    Leases:

      The Company leases its land and buildings primarily to operators or franchisees of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of the Statement of Financial Accounting Standards No. 13, Accounting for Leases. As of December 31, 1995, 17 of the leases have been classified as operating leases and one lease has been classified as a direct
      financing lease.    Substantially  all  leases  have initial terms
      of 15 to 20 years (expiring between 2007 and 2015) and provide for minimum rentals. In addition, all of the leases provide for contingent rentals and/or scheduled rent increases over the terms of the leases. Each tenant also pays all property taxes and assessments, fully maintains the interior and exterior of the building and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions as the initial lease.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994


4.    Land and Buildings on Operating Leases:

      Land and buildings on operating leases consisted of the following at December 31:

                                                1995             1994

        Land                                 $ 8,890,471      $        -
        Buildings                             10,049,032               -
                                             -----------      -----------
                                              18,939,503               -
        Less accumulated depreci-
          ation                                 (100,318)              -
                                             -----------      -----------
                                              18,839,185               -
        Construction in progress                 884,541               -
                                             -----------      -----------

                                             $19,723,726      $        -
                                             ===========      ===========

      Some leases provide for escalating guaranteed minimum rents throughout the lease term. Income from these scheduled rent increases is recognized on a straight-line basis over the terms of the leases. For the year ended December 31, 1995, the Company recognized $39,142 of such rental income.

      The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 1995:

            1996                $ 1,814,981
            1997                  1,820,348
            1998                  1,825,130
            1999                  1,831,824
            2000                  1,841,123
            Thereafter           23,444,157
                                -----------

                                $32,577,563
                                ===========


      These amounts do not include minimum lease payments that will become due when Properties under development or renovation are completed (See Note 12)

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994


5.    Net Investment in Direct Financing Lease:

      The following lists the components of the net investment in direct financing lease at December 31:

                                                  1995          1994
        Minimum lease payments
          receivable                          $ 2,498,881    $        -
        Estimated residual value                  343,740             -
        Less unearned income                   (1,468,739)            -
                                               -----------    -----------

        Net investment in direct
          financing lease                     $ 1,373,882    $        -
                                               ===========    ===========

      The following is a schedule of future minimum lease payments to be received on the direct financing lease at December 31, 1995:

            1996               $  196,183
            1997                  195,997
            1998                  195,997
            1999                  195,997
            2000                  199,264
            Thereafter          1,515,443
                                ----------

                               $2,498,881
                                ==========

6.    Other Assets:

      Other assets totalling $818,504 at December 31, 1995, consisted of acquisition fees and miscellaneous acquisition costs in the amount of $806,504 which will be allocated to future Properties and $12,000 of other assets.

7.    Capitalization:

      The Company's Board of Directors has authorized a total of 46,000,000 shares of capital stock, consisting of 20,000,000 shares of common stock, $.01 par value per share, 3,000,000 shares of preferred stock, and 23,000,000 shares of excess stock, $.01 par value per share. Of the 23,000,000 excess shares, 20,000,000 are issuable in exchange for common stock and 3,000,000 are issuable in exchange for preferred stock.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994


8.    Stock Issuance Costs:

      The  Company  has  incurred  certain  expenses  of its offering of
      shares, including   commissions,  marketing  support  and  due
      diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate
      of the Company, CNL Fund Advisors, Inc.  (the "Advisor").   The
      Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

      As   of  December  31,  1995,  the  Company  had  incurred
      $6,423,671 in organizational and offering costs, including $3,076,333 in commissions and marketing support and due
      diligence expense reimbursement fees (see Note 10).    Of this
      amount $6,403,671 has been treated as stock issuance costs and $20,000 has been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

9.    Distributions:

      For the year ended December 31, 1995, 59.82% of the distributions received by stockholders were considered to be ordinary income and 40.18% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the year ended December 31, 1995, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

10.   Related Party Transactions:

      Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer, CNL Securities Corp. In addition, as of December 31, 1994, the Advisor was the sole stockholder of the Company.

      CNL Securities Corp. is entitled to receive selling commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the formation of the Company and the offering of shares, a substantial portion of which

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994


10.   Related Party Transactions - Continued:

      has been or will be paid as commissions to other broker-dealers. As of December 31, 1995, the Company had incurred $2,884,062 of such fees, of which approximately
      $2,682,303 was paid by CNL Securities Corp. as commissions to other broker-dealers.

      In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. As of December 31, 1995, the Company had incurred $192,271 of such fees.

      CNL Securities Corp. will also receive a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering terminates in the amount of 0.20% of the stockholders' investment in the Company. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose
      clients  held  shares  on  such  date.   The Company, however, may
      pay the soliciting dealer servicing fee directly to any soliciting dealer exempt from registration as a broker-dealer and whose clients held shares on such date. As of December 31, 1995, no such fees had been incurred.

      The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties equal to 4.5% of
      the total amount raised from the  sale  of  shares.   As of
      December 31, 1995, the Company had incurred $1,730,437 of such fees.

      In   connection  with  the  acquisition  of  Properties  that
      have been constructed or renovated by affiliates, subject to approval by the C o m p a n y's Board of Directors, the Company may incur develop- ment/construction management fees of generally five to ten percent of the cost of constructing or renovating a Property, payable to affiliates of the Company as
      acquisition  fees.    Such  fees will be included in the purchase
      price of Properties purchased from developers that are affiliates of the Company. As of December 31, 1995, no such fees had been incurred by the Company.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994


10.   Related Party Transactions - Continued:

      In connection with the acquisition of Properties from affiliated or unaffiliated developers, to whom affiliates of the Company have provided construction financing, subject to approval by the Company's Board of Directors, the Company may incur construction financing fees, payable to affiliates of the Company as acquisition fees. Such fees will be in an amount equal to generally one to two percent of the total amount of each loan plus the difference determined by applying an annual percentage rate of generally 1.5 to three percent throughout the duration of the loan to the outstanding amount of the loan. Such fees will be included in the purchase  price  of  the Properties
      purchased from developers that receive such  loans.    As of
      December 31, 1995, no such fees had been incurred by the Company.

      The total of all acquisition fees (including develop-ment/construction m a nagement fees to affiliates and construction financing fees to affiliates described above) and acquisition expenses shall be reasonable and shall not exceed an amount equal to six percent of the real estate asset value of a Property (as defined in the Company's Articles of Incorporation), or in the case of a Mortgage Loan, six percent of funds advanced, unless a majority of the Board of Directors (including a majority of the independent directors) approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company.

      For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time secured equipment lease servicing fee of two percent of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. As of December 31, 1995, no secured equipment lease servicing fees had been incurred.

      The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value (generally, the total amount invested in the Properties as of the end of the preceding month, exclusive of acquisition fees and acquisition expenses). The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994


10.   Related Party Transactions - Continued:

      any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. As of December 31, 1995, the Company had incurred $27,950 of such fees, $4,872 of which has been capitalized as part of the cost of building for Properties under construction.

      Prior to such time, if any, as shares of the Company's common stock are listed on a national securities exchange or over-the-counter market, the Advisor is entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more Properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. The real estate disposition fee is payable only after the stockholders receive distributions equal to the sum of an annual, aggregate, cumulative, noncompounded eight percent return on their invested capital, excluding distributions attributable to proceeds of the sale of a Property ("Stockholders' 8% Return") plus their aggregate invested capital. No deferred, subordinated real estate disposition fees have been incurred to date.

      A subordinated share of net sales proceeds will be paid to the Advisor upon the sale of one or more Properties or Secured Equipment Leases in an amount equal to ten percent of net sales proceeds. This amount will be paid only after the stockholders receive distributions equal to the sum of the stockholders' aggregate invested capital and the Stockholders 8% Return. As of December 31, 1995, no such payments have been made to the Advisor.

      The Advisor and its affiliates provide accounting and administra-tive services to the Company (including accounting and administra-tive services in connection with the offering of shares) on a day-to-day basis. For the year ended December 31, 1995 and the period

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994


10.   Related Party Transactions - Continued:

      May 2, 1994 (date of inception) through December 31, 1994, the expenses incurred for these services were classified as follows:

                                                               May 2, 1994
                                                                (Date of
                                                                Inception)
                                             Year Ended          through
                                            December 31,       December 31,
                                                1995               1994
                                            ------------       ------------


        Deferred offering costs               $     -            $ 42,431
        Stock issuance costs                   714,674                 -

        General operating and
          administrative expenses               68,016                 -
                                              --------           --------

                                              $782,690           $ 42,431
                                              ========           ========


      During the year ended December 31, 1995, the Company acquired nine Properties for an aggregate purchase price of approximately $6,621,000 from affiliates of the Company. The affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the affiliate (including carrying costs) or the Property's appraised value.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994


10.   Related Party Transactions - Continued:

      The due to related parties consisted of the following at December 31:

                                                        1995        1994
                                                        ----        ----
         Due to the Advisor:
           Expenditures incurred on behalf
             of the Company and accounting
             and administrative services              $108,316    $305,261
           Acquisition fees                             45,118          -
           Asset management fees                         9,108          -
           Distributions                                 3,332          -
                                                      --------    --------
                                                       165,874     305,261
                                                      --------    --------

         Due to CNL Securities Corp:
           Commissions                                  75,197          -
           Marketing support and due
             diligence expense reim-
             bursement fees                              5,013          -
                                                      --------    --------
                                                        80,210          -
                                                      --------    --------
         Other                                           2,500          -
                                                      --------    --------

                                                      $248,584    $305,261
                                                      ========    ========


11.   Concentration of Credit Risk:

      The following schedule presents rental and earned income from individual lessees and restaurant chains, each representing more than ten percent of the Company's total rental and earned income for the year ended December 31, 1995:


         Golden Corral Corporation
           (operates Golden Corral restaurants)                   $212,406


         Roasters Corp.
           (operates Kenny Rogers' Roasters
           restaurants)                                             82,136
         Northstar Restaurants, Inc.
           (operates Boston Market restaurants)                     73,219
         Foodmaker, Inc.
           (operates a Jack in the Box restaurant)                  66,813
         Denwest Restaurant Corp.
           (operates Denny's restaurants)                           66,595

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period
                     May 2, 1994 (Date of Inception) through
                                December 31, 1994

11.   Concentration of Credit Risk - Continued:

      Although the Company's Properties are geographically diverse and the lessees operate a variety of restaurant concepts, default by any one of these lessees could significantly impact the results of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the on- going operations of the lessee.

      It is expected that the percentage of total rental and earned income contributed by these lessees and restaurant chains will decrease as additional Properties are acquired and leased in 1996 and subsequent years.

12.   Commitments:

      The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease once construction is completed. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $3,214,700, of which approximately $1,760,000 in land and other costs had been incurred as of December 31, 1995. The buildings currently under construction are expected to be operational by May 1996. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement. The general terms of the lease agreements are substan-tially the same as those described in Note 3.

      In addition, in connection with the acquisition of two Properties during the year ended December 31, 1995, the Company has committed to fund an aggregate amount of $500,000 for the renovation of the Properties. As of December 31, 1995, the
      Company had incurred approximately $234,000 in such costs.    Upon
      the completion of the renovation of the Properties and the payment of such by the Company, the base rent due under the terms of the
      lease  will  be  adjusted  upward.    The  renovations  are
      expected to be completed by March 1996.

      The Company has obtained a commitment from a bank (the "Bank") for a $15,000,000 line of credit (the "Commitment") to be used by the Company to offer Secured Equipment Leases. The Commitment provides that the Company will be able to receive advances under the line of credit for a period of two years from the date of

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1995 and the Period


                     May 2, 1994 (Date of Inception) through
                                December 31, 1994

12.   Commitments - Continued:

      closing  on  the  loan.   Generally, advances under the loan will
      be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. Advances under the loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Commitment) or (ii) a rate per annum equal to the Bank's prime rate, whichever the Company selects at the time advances are made. The Bank shall have a first security interest in and a direct assignment of the Secured Equipment Leases. In connection with such loan, at the date of closing, the Company shall pay the Bank a commitment fee equal to $37,500 and shall pay all of the Bank's expenses relating to the loan (of which $12,000 had been incurred by the Company as of December 31,
      1995). The written agreement between the Company and the Bank expired on July 31, 1995; however, the Company has received an oral agreement from the Bank to extend the terms of the Commitment to the anticipated loan closing date. As of January 22, 1996, the loan closing had not occurred. The Company anticipates closing on the loan in the first quarter of 1996.

13.   Subsequent Events:

      During the period January 1, 1996 through January 22, 1996, the Company r e c e ived subscription proceeds for an additional 349,572 shares ($3,495,720) of common stock.

      On January 1, 1996, the Company declared distributions of $225,354 or $.0583 per share of common stock, payable on March 29, 1996, to stockholders of record on January 1, 1996.

      During  the  period  January 1, 1996 through January 22, 1996, the
      Company acquired   20  Properties  (land  only)  for  cash  at  a
      total cost of approximately $3,761,000. The Company is leasing the parcels to a single lessee pursuant to a master lease agreement. The general terms of the master lease agreement are
      substantially the same as those described in Note  3.   The lessee
      owns the buildings located on the 20 Properties. In c o nnection therewith, the Company provided $8,475,000 of mortgage financing to the lessee pursuant to a master mortgage note which is collateralized by the building improvements of the 20 Properties and three additional properties. The master mortgage note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years starting March 1, 1996.

           CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

        SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                           December 31, 1995

                                                                                             Costs Capitalized
                                                                                                 Subsequent
                                                             Initial Cost                   To Acquisition
                                                                       Buildings
                                        Encum-                            and             Improve-     Carrying
                                       brances          Land          Improvements         ments        Costs
Properties the Company
  has Invested in Under
  Operating Leases:

    Boston Market Restaurants:
      Grand Island, Nebraska                -        $   234,685       $   644,615       $       -     $     -
      Dubuque, Iowa                         -            353,608           663,968               -           -


      Chanhassen, Minnesota                 -            376,929           639,875               -           -

    Denny's Restaurant:
      Pasadena, Texas                       -            467,140           240,925               -           -
      Shawnee, Oklahoma                     -            529,362           373,427          233,646          -

    Golden Corral Family
      Steakhouse Restaurants:
        Dover, Delaware                     -          1,045,822                -           915,609          -
        Universal City, Texas               -            349,394                -           791,273          -
        Cleburne, Texas                     -            351,505                -           766,463          -
        Tampa, Florida                      -            816,121                -           641,129          -
        Carlsbad, New Mexico                -            376,075                -           740,814          -
        Corsicana, Texas                    -            342,208           753,578               -           -
        Ft. Worth, Texas                    -            640,320           898,171               -           -
        Columbus, Ohio                      -          1,031,698                -           975,093          -

    Jack in the Box Restaurants:
      Los Angeles, California               -            603,644           602,920               -           -
      Houston, Texas                        -            522,592                -             9,766          -
    Kenny Rogers' Roasters
      Restaurants:
        Grand Rapids, Michigan              -            282,806           599,309               -           -
        Franklin, Tennessee                 -            566,562           442,992               -           -
                                                      -----------       -----------       ----------    --------

                                                     $ 8,890,471       $ 5,859,780       $5,073,793    $     -
                                                      ===========       ===========       ==========    ========

Property the Company has Invested
  in Under Direct Financing Lease:

    TGI Friday's Restaurant:
      Orange, Connecticut                   -        $        -        $        -        $1,374,960    $     -
                                                      ===========       ===========       ==========    ========

                                                                                                                         Life
                                                                                                                       on Which
                                                  Gross Amount at Which Carried                                      Depreciation
                                                     at Close of Period (c)                                           in Latest
                                                      Buildings                                  Date                   Income
                                                         and                    Accumulated     of Con-     Date     Statement is
                                          Land       Improvements      Total    Depreciation   struction  Acquired     Computed
Properties the Company
  has Invested in Under
  Operating Leases:

    Boston Market Restaurants:
      Grand Island, Nebraska         $   234,685    $   644,615   $   879,300   $  6,078          1995       09/95       (e)
      Dubuque, Iowa                      353,608        663,968     1,017,576      5,397          1995       10/95       (e)
                                         376,929        639,875     1,016,804      3,214          1995       11/95       (e)

      Chanhassen, Minnesota
                                         467,140        240,925       708,065      2,558          1981       09/95       (e)
    Denny's Restaurant:                  529,362        607,073     1,136,435      3,964          1987       09/95       (e)
      Pasadena, Texas
      Shawnee, Oklahoma

    Golden Corral Family               1,045,822        915,609     1,961,431      8,781          1995       08/95       (e)
      Steakhouse Restaurants:            349,394        791,273     1,140,667      8,294          1995       08/95       (e)
        Dover, Delaware                  351,505        766,463     1,117,968      5,566          1995       08/95       (e)
        Universal City, Texas
        Cleburne, Texas
        Tampa, Florida                   816,121        641,129     1,457,250        (d)           (b)       08/95       (d)
        Carlsbad, New Mexico             376,075        740,814     1,116,889      8,536          1995       08/95       (e)
        Corsicana, Texas                 342,208        753,578     1,095,786      9,901          1995       08/95       (e)
        Ft. Worth, Texas                 640,320        898,171     1,538,491     11,094          1995       08/95       (e)
        Columbus, Ohio                 1,031,698        975,093     2,006,791      3,193          1995       11/95       (e)

    Jack in the Box Restaurants:
      Los Angeles, California            603,644        602,920     1,206,564     10,101          1986       06/95       (e)
      Houston, Texas                     522,592          9,766       532,358        (d)           (b)       11/95       (d)
    Kenny Rogers' Roasters
      Restaurants:
        Grand Rapids, Michigan
        Franklin, Tennessee              282,806        599,309       882,115      8,169          1995       08/95       (e)
                                         566,562        442,992     1,009,554      5,472          1995       08/95       (e)
                                     -----------     -----------   -----------   --------

                                     $ 8,890,471    $10,933,573   $19,824,044   $100,318
                                     ===========     ===========   ===========   ========
Property the Company has Invested
  in Under Direct Financing Lease:

    TGI Friday's Restaurant:
      Orange, Connecticut                    (h)            (f)           (f)        (g)          1995       07/95       (g)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 1995



(a) Transactions in real estate and accumulated depreciation during 1995 are summarized as follows:

                                                             Accumulated
                                                    Cost     Depreciation

       Properties the Partnership
         has Invested in Under
         Operating Leases:

           Balance, December 31, 1994           $        -    $        -
           Acquisitions                          19,824,044            -

           Depreciation expense (f)                      -        100,318
                                                -----------   -----------

           Balance, December 31, 1995           $19,824,044   $   100,318
                                                ===========   ===========


(b)    Scheduled for completion in 1996.

(c) As of December 31, 1995, the aggregate cost of the Properties owned by the Company and its subsidiary for federal income
       tax purposes was $21,199,004.    All  of  the  leases  are
       treated as operating leases for federal income tax purposes.

(d) Property was not placed in service as of December 31, 1995; therefore, no depreciation was taken.

(e) Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(f) For financial reporting purposes, the lease relating to this building has been recorded as a direct financing lease.
       Accordingly, costs relating to the building are not shown.

(g)    For financial reporting purposes, the lease has been recorded as
       a direct financing  lease.    The  cost  of  the building has
       been included in net investment in direct financing lease; therefore, depreciation is not applicable.

(h) The Company owns the building only relating to this Property. This property is subject to a ground lease between the tenant and an unaffiliated third party. In connection therewith, the Company entered into a tri-party agreement with the tenant and the owner of the land. The tri-party agreement provides that the tenant is responsible for all obligations under the ground lease and provides certain rights to the Company to help protect its interest in the building in the event of a default by the tenant under the terms of the ground lease.
                                      `

                                    EXHIBIT C

                            PRIOR PERFORMANCE TABLES

                                    EXHIBIT C

                            PRIOR PERFORMANCE TABLES

      The information in this Exhibit C contains certain relevant summary information concerning prior partnerships sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Partnerships") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains.

      A more detailed description of the acquisitions by the Prior Partnerships is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

      The investment objectives of the Prior Partnerships (like those of the Company) generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties. In addition, the investment objectives of the Prior Partnerships included making partially tax-sheltered distributions.

      STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PARTNERSHIPS.

DESCRIPTION OF TABLES

      The following Tables are included herein:

            Table I - Experience in Raising and Investing Funds

            Table II - Compensation to Sponsor

            Table III - Operating Results of Prior Programs

            Table V - Sales or Disposal of Properties

      Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1995. The following is a brief description of the
Tables:

      TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

      Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Partnerships, the offerings of which closed between December 1986 and December 1995.

      The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

      TABLE II - COMPENSATION TO SPONSOR

      Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Partnerships.

      The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Partnerships, the offerings of which closed between December 1986 and December 1995. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Partnerships on a cumulative basis commencing with inception and ending December 31, 1995.

      TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

      Table III presents a summary of operating results for the period from inception through December 31, 1995, of the Prior Partnerships, the offerings of which closed between December 1986 and December 1995.

      The Table includes a summary of income or loss of the Prior Partnerships, which are presented on the basis of generally accepted accounting principles ("GAAP"). (The principal difference between GAAP and the income tax basis of reporting is that depreciation under the tax basis of reporting is based upon the rates established by the Accelerated Cost Recovery System ["ACRS"] for property placed in service between January 1, 1981 and December 31, 1986, and the Modified Accelerated Cost Recovery System ["MACRS"] for property placed in service after 1986. Use of ACRS usually results in a higher charge against operations than would be the result if the depreciation rate applied to property were based on the economic useful life of the property, as required by GAAP, while use of MACRS usually results in a somewhat lower charge against operations.) The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Partnerships, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

      The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

      TABLE IV - RESULTS OF COMPLETED PROGRAMS

      Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed programs which made investments similar to those of the Company.

      TABLE V - SALES OR DISPOSAL OF PROPERTIES

      Table V provides information regarding the sale or disposal of properties owned by the Prior Partnerships between December 1986 and December 1995.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS




                               CNL Income     CNL Income     CNL Income     CNL Income
                                 Fund,         Fund II,       Fund III,      Fund IV,
                                  Ltd.           Ltd.           Ltd.           Ltd.
                              -----------     -----------    -----------    -----------

Dollar amount offered         $15,000,000    $25,000,000    $25,000,000    $30,000,000
                              ===========     ===========    ===========    ===========

Dollar amount raised                100.0%         100.0%         100.0%         100.0%
                              -----------     -----------    -----------    -----------

Less offering expenses:

  Selling commissions
    and discounts                    (8.5)          (8.5)          (8.5)          (8.5)
  Organizational expenses            (2.9)          (2.3)          (3.0)          (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                         --             --             --             --
                              -----------     -----------    -----------    -----------
                                    (11.4)         (10.8)         (11.5)         (11.5)
                              -----------     -----------    -----------    -----------
Reserve for operations                --             --             --             --
                              -----------     -----------    -----------    -----------

Percent available for
  investment                         88.6%          89.2%          88.5%          88.5%
                              ===========     ===========    ===========    ===========

Acquisition costs:

  Cash down payment                  83.6%          84.2%          83.5%          83.5%
  Acquisition fees paid
    to affiliates                     5.0            5.0            5.0            5.0
  Loan costs                          --             --             --             --
                              -----------     -----------    -----------    -----------

Total acquisition costs              88.6%          89.2%          88.5%          88.5%
                              ===========     ===========    ===========    ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                  --             --             --             --

Date offering began               4/09/86        1/02/87        8/10/87        5/06/88

Length of offering (in
  months)                             8.5            7.5            8.5              8

Months to invest 90% of
  amount available for
  investment measured
  from date of offering               8.5             11             13           12.5

                             CNL Income     CNL Income     CNL Income     CNL Income     CNL Income     CNL Income     CNL Income
                               Fund V,       Fund VI,       Fund VII,     Fund VIII,      Fund IX,        Fund X,       Fund XI,
                                Ltd.           Ltd.           Ltd.           Ltd.           Ltd.           Ltd.           Ltd.
                            -----------    -----------    -----------    -----------     -----------    -----------    -----------

Dollar amount offered       $25,000,000    $35,000,000    $30,000,000    $35,000,000    $35,000,000    $40,000,000    $40,000,000
                            ===========    ===========    ===========    ===========     ===========    ===========    ===========

Dollar amount raised              100.0%         100.0%         100.0%         100.0%         100.0%         100.0%         100.0%
                             -----------    -----------    -----------    -----------     -----------    -----------    -----------

Less offering expenses:

  Selling commissions
    and discounts                  (8.5)          (8.5)          (8.5)          (8.5)          (8.5)          (8.5)          (8.5)
  Organizational expenses          (3.0)          (3.0)          (3.0)          (3.0)          (3.0)          (3.0)          (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                       --             --             --             --            (0.5)          (0.5)          (0.5)
                             -----------    -----------    -----------    -----------     -----------    -----------    -----------
                                  (11.5)         (11.5)         (11.5)         (11.5)         (12.0)         (12.0)         (12.0)
                             -----------    -----------    -----------    -----------     -----------    -----------    -----------
Reserve for operations              --             --             --             --             --             --             --
                             -----------    -----------    -----------    -----------     -----------    -----------    -----------

Percent available for
  investment                       88.5%          88.5%          88.5%          88.5%          88.0%          88.0%          88.0%
                             ===========    ===========    ===========    ===========     ===========    ===========    ===========

Acquisition costs:

  Cash down payment                83.5%          83.5%          83.5%          83.5%          83.0%          83.0%          83.0%
  Acquisition fees paid
    to affiliates                   5.0            5.0            5.0            5.0            5.0            5.0            5.0
  Loan costs                        --             --             --             --             --             --             --
                             -----------    -----------    -----------    -----------     -----------    -----------    -----------

Total acquisition costs            88.5%          88.5%          88.5%          88.5%          88.0%          88.0%          88.0%
                             ===========    ===========    ===========    ===========     ===========    ===========    ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                --             --             --             --             --             --             --

Date offering began            12/16/88        6/08/89        1/30/90        8/02/90        3/20/91        9/09/91        3/18/92

Length of offering (in
  months)                             6            7.5              6              7            5.5              6              6

Months to invest 90% of
  amount available for
  investment measured                12             16             10           13.5             12              7              6
  from date of offering

                                    CNL Income     CNL Income     CNL Income     CNL Income     CNL Income
                                     Fund XII,     Fund XIII,      Fund XIV,      Fund XV,       Fund XVI,
                                       Ltd.           Ltd.           Ltd.           Ltd.           Ltd.
                                   -----------    -----------     -----------    -----------    -----------

Dollar amount offered              $45,000,000    $40,000,000    $45,000,000    $40,000,000    $45,000,000
                                   ===========    ===========     ===========    ===========    ===========

Dollar amount raised                     100.0%         100.0%         100.0%         100.0%         100.0%
                                   -----------    -----------     -----------    -----------    -----------

Less offering expenses:

  Selling commissions
    and discounts                         (8.5)          (8.5)          (8.5)          (8.5)          (8.5)
  Organizational expenses                 (3.0)          (3.0)          (3.0)          (3.0)          (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                             (0.5)          (0.5)          (0.5)          (0.5)          (0.5)
                                   -----------    -----------     -----------    -----------    -----------
                                         (12.0)         (12.0)         (12.0)         (12.0)         (12.0)
                                   -----------    -----------     -----------    -----------    -----------
Reserve for operations                     --             --             --             --             --
                                   -----------    -----------     -----------    -----------    -----------

Percent available for
  investment                              88.0%          88.0%          88.0%          88.0%          88.0%
                                   ===========    ===========     ===========    ===========    ===========

Acquisition costs:

  Cash down payment                       83.0%          82.5%          82.5%          82.5%          82.5%
  Acquisition fees paid
    to affiliates                          5.0            5.5            5.5            5.5            5.5
  Loan costs                               --             --             --             --             --
                                   -----------    -----------     -----------    -----------    -----------

Total acquisition costs                   88.0%          88.0%          88.0%          88.0%          88.0%
                                   ===========    ===========     ===========    ===========    ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                       --             --             --             --             --

Date offering began                    9/29/92        3/31/93        8/27/93        2/23/94        9/02/94

Length of offering (in


  months)                                    6              5              6              6              9

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                     11             10             11             10             11


                                    TABLE II
                            COMPENSATION TO SPONSOR



                                      CNL Income    CNL Income    CNL Income    CNL Income
                                         Fund,       Fund II,      Fund III,     Fund IV,
                                         Ltd.          Ltd.          Ltd.          Ltd.
                                     -----------   -----------  -----------   -----------

Date offering commenced                  4/09/86       1/02/87       8/10/87       5/06/88
Dollar amount raised                 $15,000,000   $25,000,000   $25,000,000   $30,000,000
                                     ===========   =========== ============   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                                      2,125,000     2,125,000     2,550,000
    Real estate commissions                    -             -             -             -
    Acquisition fees                     750,000     1,250,000     1,250,000     1,500,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                   -             -             -             -
                                     -----------   -----------  -----------   -----------
Total amount paid to sponsor           2,025,000     3,375,000     3,375,000     4,050,000
                                     ===========   =========== ============   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1995                               1,241,057     2,249,390     2,282,034     2,750,169
    1994                               1,323,193     2,210,761     2,411,004     2,594,027
    1993                               1,321,053     2,214,797     2,332,160     2,696,323
    1992                               1,338,710     2,374,438     2,277,388     2,781,489
    1991                               1,468,807     2,524,093     2,426,263     2,578,520
    1990                               1,520,511     2,462,923     2,437,332     2,798,527
    1989                               1,542,424     2,449,414     2,430,482     2,642,185
    1988                               1,527,498     2,331,127     1,779,330       563,592
    1987                               1,537,453     1,204,453        93,740             -
    1986                                 212,986             -             -             -
    1985                                       -             -             -             -
    1984                                       -             -             -             -
    1983                                       -             -             -             -
    1982                                       -             -             -             -
    1981                                       -             -             -             -
    1980                                       -             -             -             -
    1979                                       -             -             -             -
    1978                                       -             -             -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1995                                  58,543        81,023        78,597        79,776
    1994                                  43,992        54,157        47,633        49,816
    1993                                  35,320        44,620        39,619        42,764
    1992                                  29,621        30,514        33,651        35,735
    1991                                  26,084        28,141        26,912        27,315
    1990                                  19,642        20,078        20,790        24,675
    1989                                  30,059        18,505        20,419        36,121
    1988                                  27,712        19,896        22,904        11,274
    1987                                  15,596         9,141         2,703             -
    1986                                       -             -             -             -
    1985                                       -             -             -             -
    1984                                       -             -             -             -
    1983                                       -             -             -             -
    1982                                       -             -             -             -
    1981                                       -             -             -             -
    1980                                       -             -             -             -
    1979                                       -             -             -             -
    1978                                       -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                               2,187,511     1,635,010             -     1,230,650
    Notes                                      -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                    -             -             -             -
    Incentive fees                             -             -             -             -
    Other (Note 1)                        66,750             -             -             -

                                 CNL Income    CNL Income    CNL Income    CNL Income    CNL Income    CNL Income
                                   Fund V,      Fund VI,      Fund VII,    Fund VIII,     Fund IX,       Fund X,
                                    Ltd.          Ltd.          Ltd.          Ltd.          Ltd.          Ltd.
                                -----------   -----------  -----------   -----------  -----------   -------------

Date offering commenced            12/16/88       6/08/89       1/30/90       8/02/90       3/20/91       9/09/91
Dollar amount raised            $25,000,000   $35,000,000   $30,000,000   $35,000,000   $35,000,000   $40,000,000
                                ===========   ===========  ============   ===========  ============   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                   2,125,000     2,975,000     2,550,000     2,975,000     2,975,000     3,400,000
    Real estate commissions               -             -             -             -             -             -
    Acquisition fees              1,250,000     1,750,000     1,500,000     1,750,000     1,750,000     2,000,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)              -             -             -             -       175,000       200,000
                                -----------   -----------  -----------   -----------  -----------   -----------  -
Total amount paid to sponsor      3,375,000     4,725,000     4,050,000     4,725,000     4,900,000     5,600,000
                                ===========   =========== ============   =========== ============   =========== ==
Dollar amount of cash generated
  from operations before
  deducting payments to           2,226,800     3,304,277     2,565,797     3,337,050     3,162,674     3,603,470
  sponsor:                        2,224,393     3,303,435     2,780,851     3,453,350     3,250,836     3,828,234
    1995                          2,257,910     3,234,816     2,701,325     3,240,772     3,064,973     3,499,905
    1994                          2,390,704     3,240,209     2,716,954     3,256,005     3,179,912     3,141,123
    1993                          2,278,902     3,235,671     2,803,819     2,880,558     1,291,549       204,240
    1992                          2,382,083     2,964,865     1,411,939       288,291             -             -
    1991                          1,544,368       585,207             -             -             -             -
    1990                                  -             -             -             -             -             -
    1989                                  -             -             -             -             -             -
    1988                                  -             -             -             -             -             -
    1987                                  -             -             -             -             -             -
    1986                                  -             -             -             -             -             -
    1985                                  -             -             -             -             -             -
    1984                                  -             -             -             -             -             -
    1983                                  -             -             -             -             -             -
    1982                                  -             -             -             -             -             -
    1981                                  -             -             -             -             -             -
    1980                                  -             -             -             -             -             -
    1979
    1978
Amount paid to sponsor from
  operations (administrative,
  accounting and management          83,882        81,847        81,259        73,365        64,398        76,108
  fees):                             47,314        49,761        46,469        40,461        36,622        42,741
    1995                             42,252        40,130        40,143        39,011        35,678        38,999
    1994                             36,114        36,852        33,638        36,802        37,348        39,505
    1993                             30,125        36,956        36,193        37,626        18,596         2,834
    1992                             25,195        33,330        24,391         7,371             -             -
    1991                             23,611         9,827             -             -             -             -
    1990                                  -             -             -             -             -             -
    1989                                  -             -             -             -             -             -
    1988
    1987
    1986                                  -             -             -             -             -             -
    1985                                  -             -             -             -             -             -
    1984                                  -             -             -             -             -             -
    1983                                  -             -             -             -             -             -
    1982                                  -             -             -             -             -             -
    1981                                  -             -             -             -             -             -
    1980                                  -             -             -             -             -             -
    1979                                  -             -             -             -             -             -
    1978                                  -             -             -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                  -     2,328,984     1,569,036     1,532,852             -     1,057,386
    Notes                         1,040,000             -     1,400,000       460,000             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions               -             -             -             -             -             -
    Incentive fees                        -             -             -             -             -             -
    Other (Note 1)                        -             -         7,200        13,800             -             -

                                    CNL Income    CNL Income
                                     Fund XI,      Fund XII,
                                       Ltd.          Ltd.
                                    ----------   -----------

Date offering commenced                3/18/92       9/29/92
Dollar amount raised               $40,000,000   $45,000,000
                                  ============   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                      3,400,000     3,825,000
    Real estate commissions                  -             -
    Acquisition fees                 2,000,000     2,250,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)           200,000       225,000
                                    ----------   -----------
Total amount paid to sponsor         5,600,000     6,300,000
                                    ==========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to              3,758,271     3,928,473
  sponsor:                           3,574,474     3,933,486
    1995                             3,434,512     3,320,549
    1994                             1,525,462        63,401
    1993                                     -             -
    1992                                     -             -
    1991                                     -             -
    1990                                     -             -
    1989                                     -             -
    1988                                     -             -
    1987                                     -             -
    1986                                     -             -
    1985                                     -             -
    1984                                     -             -
    1983                                     -             -
    1982                                     -             -
    1981                                     -             -
    1980                                     -             -
    1979
    1978
Amount paid to sponsor from
  operations (administrative,
  accounting and management            106,086       109,111
  fees):                                76,533        84,524
    1995                                78,926        73,789
    1994                                30,237         2,031
    1993                                     -             -
    1992                                     -             -
    1991                                     -             -
    1990                                     -             -
    1989                                     -             -
    1988
    1987
    1986                                     -             -
    1985                                     -             -
    1984                                     -             -
    1983                                     -             -
    1982                                     -             -
    1981                                     -             -
    1980                                     -             -
    1979                                     -             -
    1978                                     -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                     -             -
    Notes                                    -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                  -             -
    Incentive fees                           -             -
    Other (Note 1)                           -             -

                                                        CNL Income    CNL Income    CNL Income    CNL Income
                                                        Fund XIII,     Fund XIV,     Fund XV,      Fund XVI,
                                                           Ltd.          Ltd.          Ltd.          Ltd.
                                                       -----------   -----------  -----------   -----------

Date offering commenced                                    3/31/93       8/27/93       2/23/94       9/02/94
Dollar amount raised                                   $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                                       ===========   =========== ============   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                                          3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                                      -             -             -             -
    Acquisition fees                                     2,200,000     2,475,000     2,200,000     2,475,000



    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                               200,000       225,000       200,000       225,000
                                                       -----------   -----------  -----------   -----------
Total amount paid to sponsor                             5,800,000     6,525,000     5,800,000     6,525,000
                                                       ===========   =========== ============   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1995                                                 3,482,461     3,823,939     3,361,477     2,619,840
    1994                                                 3,232,046     2,897,432     1,154,454       212,171
    1993                                                 1,148,550       329,957             -             -
    1992                                                         -             -             -             -
    1991                                                         -             -             -             -
    1990                                                         -             -             -             -
    1989                                                         -             -             -             -


    1988                                                         -             -             -             -
    1987                                                         -             -             -             -
    1986                                                         -             -             -             -
    1985                                                         -             -             -             -
    1984                                                         -             -             -             -
    1983                                                         -             -             -             -
    1982                                                         -             -             -             -
    1981                                                         -             -             -             -
    1980                                                         -             -             -             -
    1979                                                         -             -             -             -
    1978                                                         -             -             -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1995                                                   103,083       114,095       122,107       138,445
    1994                                                    83,046        84,801        37,620         7,023
    1993                                                    27,003         8,220             -             -
    1992                                                         -             -             -             -
    1991                                                         -             -             -             -
    1990                                                         -             -             -             -
    1989                                                         -             -             -             -
    1988                                                         -             -             -             -
    1987                                                         -             -             -             -
    1986                                                         -             -             -             -
    1985                                                         -             -             -             -
    1984                                                         -             -             -             -
    1983                                                         -             -             -             -
    1982                                                         -             -             -             -
    1981                                                         -             -             -             -
    1980                                                         -             -             -             -
    1979                                                         -             -             -             -
    1978                                                         -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                                   286,411       696,012       811,706             -
    Notes                                                        -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                                      -             -             -             -
   Incentive fees                                                -             -             -             -
   Other                                                         -             -             -             -

 Note 1: During the years ended December 31, 1992 and 1994, CNL Income Fund, L t d . incurred $35,250 and $31,500, respectively, in deferred, subordinated real estate disposition fees as a result of the sale of two of its properties. In addition, during the year ended December 31, 1995, CNL Income Fund VII, Ltd. and CNL Income Fund VIII, Ltd. incurred $7,200 and $13,800, respectively, in deferred, subordinated real estate disposition fees as a result of the sale of one and two of their properties, respectively. As of December 31, 1995, no such amounts had been paid due to the subordinated nature of this fee.

                                   TABLE III
                      Operating Results of Prior Programs
                             CNL INCOME FUND, LTD.


                                                       1986
                                                     (Note 1)         1987           1988           1989
                                                    -----------    -----------    -----------     -----------
Gross revenues                                      $   191,554    $ 1,387,859    $ 1,463,585    $ 1,443,329
Equity in earnings of joint ventures                     47,610        116,195        113,777        116,381
Profit from sale of properties                                0              0              0              0
Interest income                                          68,373         40,172         15,852         14,788
Less:  Operating expenses                               (20,031)       (84,727)      (100,630)       (96,613)
       Interest expense                                       0              0              0              0
       Depreciation and amortization                    (45,887)      (236,622)      (248,962)      (251,160)
       Minority interest in income of
         consolidated joint venture                           0            (61)        (1,406)             0
                                                    -----------    -----------    -----------     -----------
Net income - GAAP basis                                 241,619      1,222,816      1,242,216      1,226,725
                                                    ===========    ===========     ===========    ===========
Taxable income
  - from operations                                     226,408      1,103,505      1,123,411      1,106,031
                                                    ===========    ===========    ===========     ===========
  - from gain on sale                                         0              0              0              0
                                                    ===========    ===========    ===========     ===========
Cash generated from operations
  (Notes 2 and 7)                                       212,986      1,521,857      1,499,786      1,512,365
Cash generated from sales                                     0              0              0              0
Cash generated from refinancing                               0              0              0              0
                                                    -----------    -----------    -----------     -----------
Cash generated from operations, sales
  and refinancing                                       212,986      1,521,857      1,499,786      1,512,365
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow                         (212,986)    (1,443,975)    (1,499,786)    (1,500,000)
    - from sale of properties (Note 6)                        0              0              0              0
    - from cash flow from prior period                        0              0              0              0
    - from return of capital (Note 4)                   (82,152)             0           (214)             0
    - from other (Note 5)                                     0              0              0              0
                                                    -----------    -----------    -----------     -----------


Cash generated (deficiency) after cash
  distributions                                         (82,152)        77,882           (214)        12,365
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  15,000,000              0              0              0
    General partners' capital
      contributions                                       1,000              0              0              0
    Organization costs                                  (51,890)             0              0              0
    Syndication costs                                (1,455,695)       (20,056)             0              0
    Acquisition of land and buildings                (9,909,615)    (2,003,668)        (8,106)             0
    Lease costs                                               0              0              0        (50,000)
    Investment in joint ventures                     (1,129,974)             0              0              0
    Loan to tenant, net of repayments                         0              0              0              0
    Repayment of advances (advances)
      to an affiliate                                   (20,500)        20,500              0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund, Ltd. by
      related parties                                  (189,401)      (145,371)             0              0
    Minority interest in joint venture,
      net of distributions                                    0         26,417         (1,755)             0
    Acquisition of minority interest in
      joint venture                                           0              0        (26,600)             0
    Increase in other assets                            (26,541)       (12,300)             0              0
                                                    -----------    -----------    -----------     -----------
Cash generated (deficiency) after cash
  distributions and special items                     2,135,232     (2,056,596)       (36,675)       (37,635)
                                                    ===========    ===========    ===========     ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                          36             73             74             73
                                                    ===========    ===========    ===========     ===========
  - from recapture                                            0              0              0              0
                                                    ===========    ===========    ===========     ===========
Capital gain (loss)                                           0              0              0              0
                                                    ===========    ===========    ===========     ===========

                                              1990           1991           1992           1993           1994           1995
                                           -----------     -----------    -----------    -----------    -----------    -----------
Gross revenues                             $ 1,414,800    $ 1,401,267    $ 1,328,805    $ 1,292,997    $ 1,233,600    $ 1,165,756
Equity in earnings of joint ventures           116,452        115,198        110,288        114,028        112,160        112,974
Profit from sale of properties                       0              0        214,488              0        182,384              0
Interest income                                 15,208         13,002         13,668          5,302         13,111         11,837
Less:  Operating expenses                      (81,179)      (135,127)      (128,135)      (147,416)      (110,252)      (118,268)
       Interest expense                              0              0              0              0              0              0
       Depreciation and amortization          (251,784)      (246,212)      (233,093)      (225,366)      (222,427)      (210,197)
       Minority interest in income of
         consolidated joint venture                  0              0              0              0              0              0
                                           -----------     -----------    -----------    -----------    -----------    -----------
Net income - GAAP basis                      1,213,497      1,148,128      1,306,021      1,039,545      1,208,576        962,102
                                           ===========     ===========    ===========    ===========    ===========    ===========
Taxable income
  - from operations                          1,085,391      1,031,688        970,214        922,353        996,832        863,755
                                           ===========     ===========    ===========    ===========    ===========    ===========
  - from gain on sale                                0              0        209,586              0        177,224              0

Cash generated from operations
  (Notes 2 and 7)                          ===========     ===========    ===========    ===========    ===========    ===========
Cash generated from sales
Cash generated from refinancing              1,500,869      1,442,723      1,309,089      1,285,733      1,279,201      1,182,514
                                                     0              0      1,169,021              0      1,018,490              0
Cash generated from operations, sales                0              0              0              0              0              0
  and refinancing                          -----------     -----------    -----------    -----------    -----------    -----------
Less:  Cash distributions to investors
  (Note 8)                                   1,500,869      1,442,723      2,478,110      1,285,733      2,297,691      1,182,514
    - from operating cash flow
    - from sale of properties (Note 6)
    - from cash flow from prior period      (1,500,000)    (1,442,723)    (1,309,089)    (1,063,216)    (1,279,201)    (1,182,514)
    - from return of capital (Note 4)                0              0     (1,080,850)             0              0       (861,500)
    - from other (Note 5)                            0         (8,750)             0              0       (138,422)      (120,554)
                                                     0              0              0              0              0              0
                                                     0        (48,527)       (23,873)             0              0              0
                                           -----------     -----------    -----------    -----------    -----------    -----------
Cash generated (deficiency) after cash
  distributions                                    869        (57,277)        64,298        222,517        880,068       (982,054)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0              0              0              0              0              0
    General partners' capital
      contributions                                  0         65,000          7,400              0        120,000              0
    Organization costs                               0              0              0              0              0              0
    Syndication costs                                0              0              0              0              0              0
    Acquisition of land and buildings                0         (7,049)       (14,523)             0              0              0
    Lease costs                                      0         (2,000)             0              0              0              0
    Investment in joint ventures                     0              0              0              0              0              0
    Loan to tenant, net of repayments                0              0        (25,000)        25,000              0              0
    Repayment of advances (advances)
      to an affiliate                                0              0              0              0              0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund, Ltd. by
      related parties                                0              0              0              0              0              0
    Minority interest in joint venture,
      net of distributions                           0              0              0              0              0              0
    Acquisition of minority interest in
      joint venture                                  0              0              0              0              0              0
    Increase in other assets                         0              0        (30,000)             0              0              0
                                           -----------     -----------    -----------    -----------    -----------    -----------
Cash generated (deficiency) after cash
  distributions and special items                  869         (1,326)         2,175        247,517      1,000,068       (982,054)
                                           ===========     ===========    ===========    ===========    ===========    ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 72             68             64             61             66             57
                                           ===========     ===========    ===========    ===========    ===========    ===========
  - from recapture                                   0              0              0              0              0              0
                                           ===========     ===========    ===========    ===========    ===========    ===========
Capital gain (loss)                                  0              0             14              0             12              0
                                           ===========     ===========    ===========    ===========    ===========    ===========

                                                       1986
                                                     (Note 1)          1987            1988            1989
                                                    -----------    -----------    -----------     -----------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                   39              81              82              81
  - from capital gain                                         0               0               0               0
  - from return of capital (Note 3)                           9              15              18              19
                                                    -----------     -----------     -----------     -----------
Total distributions on GAAP basis (Note 8)                   48              96             100             100
                                                    ===========     ===========     ===========     ===========
  Source (on cash basis)
  - from sales                                                0               0               0               0
  - from refinancing                                          0               0               0               0
  - from operations                                          35              96             100             100
  - from cash flow from prior period                          0               0               0               0
  - from return of capital (Note 4)                          13               0               0               0
  - from other (Note 5)                                       0               0               0               0
                                                    -----------     -----------     -----------     -----------
Total distributions on cash basis (Note 8)                   48              96             100             100
                                                    ===========     ===========     ===========     ===========
Total cumulative cash distributions per
  $1,000 investment from inception                           48             144             244             344
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 6)                                      100%            100%            100%            100%





                                                1990            1991            1992          1993          1994            1995
                                             ----------      ----------     ----------     ----------     ----------     ----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           80              76            72              69            68              63
  - from capital gain                                 0               0            14               0            12               0
  - from return of capital (Note 3)                  20              24            75               2            15              81
                                             ----------      ----------     ----------     ----------     ----------     ----------
Total distributions on GAAP basis (Note 8)          100             100           161              71            95             144
                                            ===========      ==========     ==========     ==========     ==========     ==========
  Source (on cash basis)
  - from sales                                        0               0            72               0             0              57
  - from refinancing                                  0               0             0               0             0               0
  - from operations                                 100              96            87              71            85              79
  - from cash flow from prior period                  0               1             0               0            10               8
  - from return of capital (Note 4)                   0               0             0               0             0               0
  - from other (Note 5)                               0               3             2               0             0               0
                                             ----------      ----------     ----------     ----------     ----------     ----------
Total distributions on cash basis (Note 8)          100             100           161              71            95             144
                                            ===========      ==========     ==========     ==========     ==========     ==========
Total cumulative cash distributions per
  $1,000 investment from inception                  444             544           705             776           871           1,015
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 6)                              100%            100%           92%             92%           85%             85%



Note 1: The registration statement relating to the offering of units by CNL Income Fund, Ltd. became effective on April 9, 1986. All income and expenses include the period from April 9, 1986 to December 31, 1986.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP b a sis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund, Ltd. has not treated this amount as a return of capital for any other purpose, except for amounts described in Note 6 below.

Note 4: CNL Income Fund, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund, Ltd. has not treated this amount as a return of capital for any other purpose, except for amounts described in
        Note 6 below.

Note 5: The corporate general partner of CNL Income Fund, Ltd. contributed $65,000, $7,400 and $120,000 during the years ended December 31, 1991, 1992 and 1994, respectively, in connection with the operations of the partnership.

Note 6: During the year ended December 31, 1992, CNL Income Fund, Ltd. sold one of its properties. Of the net sales proceeds distributed to the limited partners, $823,975 was treated as a return of capital for purposes of calculating the limited partners' preferred return. In addition, during the year ended December 31, 1994, CNL Income Fund, Ltd. sold a property and $861,500 of net sales proceeds distributed to limited partners was treated as a return of capital for purposes of calculating the limited
        partners' preferred  return.   As a result of these returns of capital,
        the amount of the limited partners' adjusted capital contributions (which generally is the limited partners' capital contributions, less distributions from the sale of a property that are considered to be a return of capital) was decreased.

Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund, Ltd.

Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid
        in the  following quarter.    Since  this  table  generally  presents
        distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND II, LTD.


                                                       1987
                                                     (Note 1)         1988           1989            1990
                                                   ------------   ------------   ------------    ------------
Gross revenue                                      $    891,543   $  2,379,358   $  2,416,161   $  2,413,874
Equity in earnings of joint ventures                      6,648         39,579         82,531        103,198
Profit from sale of properties                                0              0              0              0
Interest income                                         303,497         55,545         30,522         31,682
Lease termination income                                      0              0              0              0
Less:  Operating expenses                               (39,295)      (120,160)      (127,796)      (104,043)
       Interest expense                                       0              0              0              0
       Depreciation and amortization                   (170,283)      (442,652)      (460,460)      (452,752)
                                                   ------------   ------------   ------------    ------------
Net income - GAAP basis                                 992,110      1,911,670      1,940,958      1,991,959
                                                   ============   ============    ============   ============
Taxable income
  - from operations                                   1,010,827      1,931,840      1,963,484      2,021,575
                                                   ============   ============   ============    ============
  - from gain (loss) on sale                                  0              0              0              0
                                                   ============   ============   ============    ============
Cash generated from operations
  (Notes 2 and 6)                                     1,195,312      2,311,231      2,430,909      2,442,845
Cash generated from sales (Note 4)                            0              0              0              0
Cash generated from refinancing                               0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated from operations, sales
  and refinancing                                     1,195,312      2,311,231      2,430,909      2,442,845
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow                       (1,153,877)    (2,281,500)    (2,376,000)    (2,438,500)
    - from sale of properties                                 0              0              0              0
    - from cash flow from prior period                        0              0              0              0
    - from other                                              0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after
  cash distributions                                     41,435         29,731         54,909          4,345
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  25,000,000              0              0              0
    General partners' capital
      contributions (Note 5)                              1,000              0              0              0
    Organization costs                                  (10,000)             0              0              0
    Syndication costs                                (2,445,247)             0              0              0
    Acquisition of land and buildings               (19,482,309)    (2,462,767)       (22,330)             0
    Lease costs                                               0              0        (50,000)             0
    Investment in joint ventures                       (307,355)             0         (1,217)       (65,000)
    Insurance proceeds                                        0              0              0         65,000
    Deposit received from tenant to be
      used for renovation                                     0              0              0              0
    Proceeds received from tenant in
      connection with termination of
      lease                                                   0              0              0              0
    Increase in restricted cash                               0              0              0              0
    Repayment of advance from an
      affiliate                                         (20,500)             0              0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund II, Ltd. by
      related parties                                  (253,510)        (1,547)             0              0
    Increase in other assets                                  0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                     2,523,514     (2,434,583)       (18,638)         4,345
                                                   ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                          53             77             78             80
                                                   ============   ============   ============    ============
  - from recapture                                            0              0              0              0
                                                   ============   ============   ============    ============
Capital gain (loss)                                           0              0              0              0
                                                   ============   ============   ============    ============

                                             1991           1992           1993           1994           1995
                                         ------------    ------------   ------------   ------------   ------------
                                         $  2,442,225   $  2,324,625   $  2,251,780   $  2,177,384   $  2,284,560
Gross revenue                                 126,321        109,302        124,098        132,810        153,677
Equity in earnings of joint ventures                0              0        161,025         40,650              0
Profit from sale of properties                 26,047         17,748         14,656         13,484         17,517
Interest income                                     0              0              0        198,482              0
Lease termination income                     (136,678)      (174,212)      (255,962)      (195,568)      (160,444)
Less:  Operating expenses                           0              0              0              0              0
       Interest expense                      (448,317)      (446,317)      (445,065)      (441,725)      (456,793)
       Depreciation and amortization     ------------    ------------   ------------   ------------   ------------
                                            2,009,598      1,831,146      1,850,532      1,925,517      1,838,517
Net income - GAAP basis                  ============    ============   ============   ============   ============

Taxable income                              2,031,552      1,936,526      1,694,054      1,912,389      1,786,291
  - from operations                      ============    ============   ============   ============   ============
                                                    0              0        108,901        (37,097)             0
  - from gain (loss) on sale             ============    ============   ============   ============   ============

Cash generated from operations              2,495,952      2,343,924      2,170,177      2,156,604      2,168,367
  (Notes 2 and 6)                                   0              0        746,800        888,210              0
Cash generated from sales (Note 4)                  0              0              0              0              0
Cash generated from refinancing          ------------    ------------   ------------   ------------   ------------

Cash generated from operations, sales       2,495,952      2,343,924      2,916,977      3,044,814      2,168,367
  and refinancing
Less: Cash distributions to investors      (2,438,500)    (2,343,924)    (1,782,000)    (2,156,604)    (2,168,367)
  (Note 7)                                          0              0              0              0              0
    - from operating cash flow                      0        (94,576)             0       (281,896)      (207,633)
    - from sale of properties                       0              0              0              0              0
    - from cash flow from prior period   ------------    ------------   ------------   ------------   ------------
    - from other
                                               57,452        (94,576)     1,134,977        606,314       (207,633)
Cash generated (deficiency) after
  cash distributions
Special items (not including sales and
  refinancing):                                     0              0              0              0              0
    Limited partners' capital
      contributions                                 0              0              0        161,000              0
    General partners' capital                       0              0              0              0              0
      contributions (Note 5)
    Organization costs
    Syndication costs                               0              0              0              0              0
    Acquisition of land and buildings               0              0      (637,900)      (651,540)        (4,323)
    Lease costs                                     0              0        (1,800)              0       (12,426)
    Investment in joint ventures                    0              0              0      (260,732)          (121)
    Insurance proceeds                              0              0              0              0              0
    Deposit received from tenant to be
      used for renovation                           0              0              0              0         25,000
    Proceeds received from tenant in
      connection with termination of
      lease                                         0              0              0        198,482              0
    Increase in restricted cash                     0              0              0              0       (25,000)
    Repayment of advance from an
      affiliate                                     0              0              0              0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund II, Ltd. by
      related parties                               0              0              0              0              0
    Increase in other assets                        0              0              0         (1,750)             0
                                         ------------    ------------   ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items              57,452        (94,576)       495,277         51,774       (224,503)
                                         ============    ============   ============   ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                80             77             67             76             71
                                         ============    ============   ============   ============   ============
  - from recapture                                  0              0              0              0              0
                                         ============    ============   ============   ============   ============
Capital gain (loss)                                 0              0              4             (1)             0
                                         ============    ============   ============   ============   ============

                                                       1987
                                                     (Note 1)          1988            1989            1990
                                                   ------------   ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                   52              76              77              79
  - from capital gain                                         0               0               0               0
  - from investment income from
      prior period                                            0               0               0               0
  - from return of capital (Note 3)                           9              15              18              19
                                                   ------------   ------------   ------------    ------------
Total distributions on GAAP basis
  (Note 7)                                                   61              91              95              98
                                                   ============   ============   ============    ============
    Source (on cash basis)
      - from sales                                            0               0               0               0
      - from refinancing                                      0               0               0               0
      - from operations                                      61              91              95              98
      - from cash flow from prior
          period                                              0               0               0               0
      - from other                                            0               0               0               0
                                                   ------------   ------------   ------------    ------------
Total distributions on cash basis
  (Note 7)                                                   61              91              95              98
                                                   ============   ============   ============    ============
Total cumulative cash distributions
  per $1,000 investment from
  inception                                                  61             152             247             345
Amount (in percentage terms)
  remaining invested in program
  properties at the end of each year
  (period) presented (original total
  acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program) (Note 4)                                     100%            100%            100%            100%

                                             1991            1992            1993            1994            1995
                                         ------------    ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                         80              73              65              75              73
  - from capital gain                               0               0               6               2               0
  - from investment income from
      prior period                                  0               0               0               2               0
  - from return of capital (Note 3)                18              25               0              19              22
                                         ------------    ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 7)                                         98              98              71              98              95
                                         ============    ============    ============    ============    ============
    Source (on cash basis)
      - from sales                                  0               0               0               0               0
      - from refinancing                            0               0               0               0               0
      - from operations                            98              94              71              86              87
      - from cash flow from prior
          period                                    0               4               0              12               8
      - from other                                  0               0               0               0               0
                                         ------------    ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 7)                                         98              98              71              98              95
                                         ============    ============    ============    ============    ============
Total cumulative cash distributions
  per $1,000 investment from
  inception                                       443             541             612             710             805
Amount (in percentage terms)
  remaining invested in program
  properties at the end of each year
  (period) presented (original total
  acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program) (Note 4)                           100%            100%            100%             99%             99%


Note 1: The registration statement relating to the offering of units by CNL Income Fund II, Ltd. became effective on January 2, 1987. All income and expenses include the period from January 2, 1987 to December 31, 1987.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund II, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: In July 1993, the partnership sold one of its properties and received net sales proceeds of $746,800. In addition, in 1994, the partnership sold two additional properties and received net sales proceeds of $888,210. The sale of one of the properties in 1994 qualified as a like-kind exchange transaction in accordance with Section 1031 of the Internal Revenue Code. As a result, no gain was recognized for tax purposes on the sale of this property. The partnership reinvested approximately $1,554,000 of the net sales proceeds in three additional properties. The remaining sales proceeds were used to pay partnership expenses and to meet other working capital needs.
Note 5: The corporate general partner of CNL Income Fund II, Ltd. contributed $161,000 during the year ended December 31, 1994, in connection with the operations of the partnership.
Note 6: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund II, Ltd.
Note 7: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND III, LTD.


                                                       1987
                                                     (Note 1)         1988           1989           1990
                                                   ------------   ------------   ------------    ------------
Gross revenue                                      $     55,316   $  1,607,223   $  2,487,626   $  2,504,506
Equity in earnings (losses) of joint
  venture                                                     0              0         60,079         61,636
Profit from sale of properties                                0              0              0              0
Provision for loss on land and
  building (Note 6)                                           0              0              0              0
Interest income                                          41,081        233,970         36,574         30,541
Less:  Operating expenses                                (6,340)      (111,115)      (126,039)      (112,087)
       Interest expense                                       0              0              0              0
       Depreciation and amortization                    (19,877)      (294,811)      (451,668)      (458,189)
       Minority interest in income of
         consolidated joint venture                           0        (20,509)       (17,240)       (17,290)
                                                   ------------   ------------   ------------    ------------
Net income - GAAP basis                                  70,180      1,414,758      1,989,332      2,009,117
                                                   ============   ============    ============   ============
Taxable income
  -  from operations                                     76,166      1,427,351      2,012,200      2,073,719
                                                   ============   ============   ============    ============
  -  from gain on sale                                        0              0              0              0
                                                   ============   ============    ============   ============
Cash generated from operations
  (Notes 2 and 7)                                        91,037      1,756,426      2,410,063      2,416,542
Cash generated from sales                                     0              0              0              0
Cash generated from refinancing                               0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated from operations,
  sales and refinancing                                  91,037      1,756,426      2,410,063      2,416,542
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow                          (91,037)    (1,672,500)    (2,376,000)    (2,376,000)
    - from sale of properties                                 0              0              0              0
    - from cash flow from prior period                        0              0              0              0
    - from return of capital (Note 4)                    (2,103)             0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after
  cash distributions                                     (2,103)        83,926         34,063         40,542
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                  11,345,875     13,654,125              0              0
    General partners' capital
      contributions (Note 5)                              1,000              0              0              0
    Organization costs                                  (10,000)             0              0              0
    Syndication costs                                  (973,197)    (1,398,802)          (150)             0
    Acquisition of land and buildings                (7,269,301)   (13,799,321)      (165,636)             0
    Lease costs                                               0              0              0              0
    Investment in and loans to joint
      ventures                                                0       (650,540)       (95,294)             0
    Investment of tenant security
      deposit                                                 0        (50,000)             0              0
    Proceeds from certificate of
      deposit                                                 0              0         50,000              0
    Decrease (increase) in restricted
      cash                                                    0        (29,820)             0         29,820
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund III, Ltd. by
      related parties                                  (189,613)      (393,065)          (933)             0
    Repayment of advance (advances) to
      affiliates                                         (4,129)         4,129              0              0
    Collection on loans                                       0              0              0              0
    Distributions to holder of minority
      interest                                                0        (26,348)       (20,028)       (20,184)
    Decrease (increase) in other assets                 (25,188)       (40,869)        11,515              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                     2,873,344     (2,646,585)      (186,463)        50,178
                                                   ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  -  from operations                                         27             61             80             82
                                                   ============   ============   ============    ============
  -  from recapture                                           0              0              0              0
                                                   ============   ============   ============    ============
Capital gain (loss)                                           0              0              0              0
                                                   ============   ============   ============    ============

                                               1991            1992           1993           1994           1995
                                           ------------    ------------   ------------   ------------   ------------
Gross revenue                              $  2,473,440   $  2,379,939   $  2,458,704   $  2,496,217   $  2,339,419
Equity in earnings (losses) of joint
  venture                                       (17,482)        31,040         26,521         20,952         22,015
Profit from sale of properties                        0              0              0              0              0
Provision for loss on land and
  building (Note 6)                                   0              0              0              0       (207,844)
Interest income                                  30,119         20,416         16,444         11,951         14,006
Less:  Operating expenses                      (133,947)      (256,773)      (171,418)      (218,737)      (233,384)
       Interest expense                               0              0              0              0              0
       Depreciation and amortization           (458,189)      (457,439)      (449,120)      (434,491)      (434,492)
       Minority interest in income of
         consolidated joint venture             (17,169)       (17,242)       (24,669)       (17,287)       (17,205)
                                           ------------    ------------   ------------   ------------   ------------
Net income - GAAP basis                       1,876,772      1,699,941      1,856,462      1,858,605      1,482,515
                                           ============    ============   ============   ============   ============
Taxable income
  -  from operations                          1,864,647      1,854,785      1,922,069      1,925,870      1,728,573
                                           ============    ============   ============   ============   ============
  -  from gain on sale                                0              0              0              0              0
                                           ============    ============   ============   ============   ============
Cash generated from operations
                                              2,399,351      2,243,737      2,292,541      2,363,371      2,203,437
                                                      0              0              0              0              0
  (Notes 2 and 7)                                     0              0              0              0              0
Cash generated from sales                  ------------    ------------   ------------   ------------   ------------
Cash generated from refinancing
                                              2,399,351      2,243,737      2,292,541      2,363,371      2,203,437
Cash generated from operations,
  sales and refinancing
Less:  Cash distributions to investors       (2,376,000)    (2,243,737)    (1,782,000)    (2,363,371)    (2,203,437)
  (Note 8)                                            0              0              0              0              0
    - from operating cash flow                        0       (132,263)             0        (12,629)      (172,563)
    - from sale of properties                         0              0              0              0              0
    - from cash flow from prior period     ------------    ------------   ------------   ------------   ------------
    - from return of capital (Note 4)
                                                 23,351       (132,263)       510,541        (12,629)      (172,563)
Cash generated (deficiency) after
  cash distributions
Special items (not including sales
  and refinancing):                                   0              0              0              0              0
    Limited partners' capital
      contributions                                   0        160,500              0              0              0
    General partners' capital                         0              0              0              0              0
      contributions (Note 5)                          0              0              0              0              0
    Organization costs                                0              0              0              0              0
    Syndication costs                                 0              0         (8,000)        (4,000)             0
    Acquisition of land and buildings
    Lease costs                                (132,084)       (19,728)             0              0              0
    Investment in and loans to joint
      ventures                                        0              0              0              0              0
    Investment of tenant security
      deposit                                         0              0              0              0              0
    Proceeds from certificate of
      deposit                                         0              0              0              0              0
    Decrease (increase) in restricted
      cash
    Reimbursement of syndication and
      acquisition costs paid on behalf                0              0              0              0              0
      of CNL Income Fund III, Ltd. by
      related parties                                 0              0              0              0              0
    Repayment of advance (advances) to           55,000          8,206         27,206         26,173              0
      affiliates
    Collection on loans                         (19,854)       (20,031)       (27,455)       (20,033)       (19,997)
    Distributions to holder of minority               0              0              0              0              0
      interest
    Decrease (increase) in other assets
                                           ------------    ------------   ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items               (73,587)        (3,316)       502,292        (10,489)      (192,560)
                                           ============    ============   ============   ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  -  from operations                                 74             73             76             76             68
                                           ============    ============   ============   ============   ============
  -  from recapture                                   0              0              0              0              0
                                           ============    ============   ============   ============   ============
Capital gain (loss)                                   0              0              0              0              0
                                           ============    ============   ============   ============   ============

                                                       1987
                                                     (Note 1)          1988            1989            1990
                                                   ------------   ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                   25              60              79              80
  - from capital gain                                         0               0               0               0
  - from investment income from prior
      period                                                  0               0               0               0
  - from return of capital (Note 3)                           9              12              16              15
                                                   ------------     ------------   ------------    ------------
Total distributions on GAAP basis
  (Note 8)                                                   34              72              95              95
                                                   ============     ============   ============    ============
    Source (on cash basis)
    - from sales                                              0               0               0               0
    - from refinancing                                        0               0               0               0
    - from operations                                        33              72              95              95
    - from cash flow from prior
        period                                                0               0               0               0
    - from return of capital (Note 4)                         1               0               0               0
                                                   ------------     ------------   ------------    ------------
Total distributions on cash basis
  (Note 8)                                                   34              72              95              95
                                                   ============     ============   ============    ============
Total cumulative cash distributions
  per $1,000 investment from
  inception                                                  34             106             201             296
Amount (in percentage terms)
  remaining invested in program
  properties at the end of each year
  (period) presented (original total
  acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program)                                              100%            100%            100%            100%


                                               1991            1992            1993            1994            1995
                                           ------------    ------------   ------------   ------------   ------------

Cash distributions to investors
  Source (on GAAP basis)                             74              67              71              74              59
  - from investment income                            0               0               0               0               0
  - from capital gain
  - from investment income from prior                 0               0               0               0               0
      period                                         21              28               0              21              36
  - from return of capital (Note 3)        ------------    ------------   ------------   ------------   ------------

Total distributions on GAAP basis                    95              95              71              95              95
  (Note 8)                                 ============    ============   ============   ============   ============

    Source (on cash basis)
    - from sales                                      0               0               0               0               0
    - from refinancing                                0               0               0               0               0
    - from operations                                95              90              71              95              88
    - from cash flow from prior
        period                                        0               5               0               0               7
    - from return of capital (Note 4)                 0               0               0               0               0
                                           ------------    ------------   ------------   ------------   ------------
Total distributions on cash basis
  (Note 8)                                           95              95              71              95              95
                                           ============    ============   ============   ============   ============
Total cumulative cash distributions
  per $1,000 investment from
  inception                                         391             486             557             652             747
Amount (in percentage terms)
  remaining invested in program
  properties at the end of each year
  (period) presented (original total
  acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program)                                      100%            100%            100%            100%            100%



Note 1: The registration statement relating to the offering of units by CNL Income Fund III, Ltd. became effective on August 10, 1987. All income and expenses include the period from August 10, 1987 to December 31, 1987.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund III, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund III, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period,
         o n c e finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund III, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: The corporate general partner of CNL Income Fund III, Ltd. contributed $160,000 during the year ended December 31, 1992, in connection with the operations of the partnership.

Note 6: During the year ended December 31, 1995, CNL Income Fund III, Ltd. recorded an allowance for loss on land and building of $207,844 for financial reporting purposes relating to one of its properties. The loss represents the difference between the property's carrying value and the estimated net realizable value, based on an anticipated sales price expected to be received from an unrelated third party.

Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund III, Ltd.

Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND IV, LTD.


                                                       1988
                                                     (Note 1)         1989           1990           1991
                                                   ------------   ------------   ------------    ------------
Gross revenue                                      $    236,113   $  2,540,112   $  2,705,889   $  2,607,075
Equity in earnings of joint ventures                      8,367         92,589        194,745        207,752
Profit from sale of properties                                0              0              0              0
Interest income                                         318,111        150,156         27,203         22,674
Less: Operating expenses                                (26,424)      (175,108)      (175,697)      (221,842)
      Interest expense                                        0              0              0              0
      Depreciation and amortization                     (50,019)      (427,683)      (468,389)      (467,451)
                                                   ------------   ------------   ------------    ------------
Net income - GAAP basis                                 486,148      2,180,066      2,283,751      2,148,208
                                                   ============   ============    ============   ============
Taxable income
  - from operations                                     481,448      2,095,089      2,222,457      2,034,837
                                                   ============   ============   ============    ============
  - from gain on sale                                         0              0              0              0
                                                   ============   ============   ============    ============
Cash generated from operations
  (Notes 2 and 7)                                       552,318      2,606,064      2,773,852      2,551,205
Cash generated from sales (Note 5)                            0              0              0              0
Cash generated from refinancing                               0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated from operations, sales
  and refinancing                                       552,318      2,606,064      2,773,852      2,551,205
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow                         (510,163)    (2,606,064)    (2,760,000)    (2,551,205)
    - from sale of properties                                 0              0              0              0
    - from cash flow from prior period                        0        (11,736)             0        (44,271)
    - from return of capital (Note 4)                         0              0              0        (22,520)
    - from other (Note 6)                                     0              0              0       (142,004)
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions                                          42,155        (11,736)        13,852       (208,795)

Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  30,000,000              0              0              0
    General partners' capital
      contributions                                       1,000              0              0        142,004
   Organization costs                                   (10,000)             0              0              0
   Syndication costs                                 (2,720,258)       (41,440)             0              0
   Lease costs                                                0              0              0         (5,050)
   Acquisition of land and buildings                (19,131,848)    (3,382,106)      (221,182)        (2,155)
   Investment in direct financing
     leases                                                   0     (2,236,216)             0              0
   Investment in joint ventures                        (906,725)      (375,408)          (168)       (15,960)
   Proceeds from transfer of joint
     venture interest                                         0         95,201        123,394              0
   Increase in restricted cash                                0              0              0              0
   Reimbursement of syndication and
     acquisition costs paid on behalf
     of CNL Income Fund IV, Ltd. by
     related parties                                   (760,951)        (5,264)          (269)             0
   Repayment of advance (advances)
     to an affiliate                                    (14,693)        14,693              0              0
   Increase in other assets                            (373,299)        (5,790)             0              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                     6,125,381     (5,948,066)       (84,373)       (89,956)
                                                   ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                          31             69             73             67
                                                   ============   ============   ============    ============
  - from recapture                                            0              0              0              0
                                                   ============   ============   ============    ============
Capital gain (loss)                                           0              0              0              0
                                                   ============   ============   ============    ============

                                               1992           1993           1994           1995
                                           ------------    ------------   ------------   ------------
                                           $  2,708,496   $  2,678,068   $  2,591,454   $  2,608,216
Gross revenue                                   198,177        235,457        247,197        245,778
Equity in earnings of joint ventures                  0              0        128,592        128,547
Profit from sale of properties                   15,370         20,202         27,119         17,578
Interest income                                (158,464)      (209,789)      (220,033)      (330,843)
Less: Operating expenses                              0              0              0              0
      Interest expense                         (471,737)      (460,193)      (463,805)      (458,937)
      Depreciation and amortization        ------------    ------------   ------------   ------------
                                              2,291,842      2,263,745      2,310,524      2,210,339
Net income - GAAP basis                    ============    ============   ============   ============

Taxable income                                2,236,726      2,229,572      2,164,504      2,153,355
  - from operations                        ============    ============   ============   ============
                                                      0              0        124,367              0
  - from gain on sale                      ============    ============   ============   ============

Cash generated from operations                2,745,754      2,653,559      2,544,211      2,670,393
  (Notes 2 and 7)                                     0              0        712,000        518,650
Cash generated from sales (Note 5)
Cash generated from refinancing
                                                      0              0              0              0
Cash generated from operations, sales      ------------    ------------   ------------   ------------
  and refinancing
Less:  Cash distributions to investors        2,745,754      2,653,559      3,256,211      3,189,043
  (Note 8)
    - from operating cash flow
    - from sale of properties                (2,745,754)    (2,070,000)    (2,544,211)    (2,670,393)
    - from cash flow from prior period                0              0              0              0
    - from return of capital (Note 4)                 0              0       (215,789)       (89,607)
    - from other (Note 6)                             0              0              0              0
                                                (14,246)             0              0              0
Cash generated (deficiency) after cash     ------------    ------------   ------------   ------------
  distributions
                                                (14,246)       583,559        496,211        429,043

Special items (not including sales and
  refinancing):
    Limited partners' capital                         0              0              0              0
      contributions
    General partners' capital                    21,000         77,500              0              0
      contributions                                   0              0              0              0
   Organization costs                                 0              0              0              0
   Syndication costs                             (2,160)       (10,560)          (360)        (1,800)
   Lease costs                                        0        (34,011)      (537,317)        (1,628)
   Acquisition of land and buildings
   Investment in direct financing                     0              0              0              0
     leases                                           0              0              0              0
   Investment in joint ventures
   Proceeds from transfer of joint                    0              0              0              0
     venture interest                                 0              0              0       (518,150)
   Increase in restricted cash
   Reimbursement of syndication and
     acquisition costs paid on behalf
     of CNL Income Fund IV, Ltd. by              (3,028)             0              0         (1,175)
     related parties
   Repayment of advance (advances)                    0              0              0              0
     to an affiliate                                  0              0              0              0
   Increase in other assets                ------------    ------------   ------------   ------------

Cash generated (deficiency) after cash            1,566        616,488        (41,466)       (93,710)
  distributions and special items          ============    ============   ============   ============

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)                               74             74             71             71
  - from operations                        ============    ============   ============   ============
                                                      0              0              0              0
  - from recapture                         ============    ============   ============   ============
                                                      0              0              4              0
Capital gain (loss)                        ============    ============   ============   ============

                                                       1988
                                                     (Note 1)         1989           1990           1991
                                                   ------------   ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                   32             72             75             71
  - from capital gain                                         0              0              0              0
  - from investment income from prior
      period                                                  0              0              0              0
  - from return of capital (Note 3)                           2             15             17             21
                                                   ------------   ------------   ------------    ------------
Total distributions on GAAP basis (Note 8)                   34             87             92             92
                                                   ============   ============   ============    ============
  Source (on cash basis)
  - from sales                                                0              0              0              0
  - from refinancing                                          0              0              0              0
  - from operations                                          34             87             92             85
  - from cash flow from prior period                          0              0              0              1
  - from return of capital (Note 4)                           0              0              0              1
  - from other (Note 6)                                       0              0              0              5
                                                   ------------   ------------    ------------   ------------
Total distributions on cash basis (Note 8)                   34             87             92             92
                                                   ============   ============   ============    ============
Total cumulative cash distributions per
  $1,000 investment from inception                           34            121            213            305
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                     100%           100%           100%           100%



                                                   1992           1993           1994           1995
                                               ------------    ------------   ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                               76             69             72             69
  - from capital gain                                     0              0              4              4
  - from investment income from prior
      period                                              0              0              6              0
  - from return of capital (Note 3)                      16              0             10             19
                                               ------------    ------------   ------------   ------------
Total distributions on GAAP basis (Note 8)               92             69             92             92
                                               ============    ============   ============   ============
  Source (on cash basis)
  - from sales                                            0              0              0              0
  - from refinancing                                      0              0              0              0
  - from operations                                      92             69             85             89
  - from cash flow from prior period                      0              0              7              3
  - from return of capital (Note 4)                       0              0              0              0
  - from other (Note 6)                                   0              0              0              0
                                               ------------    ------------   ------------   ------------
Total distributions on cash basis (Note 8)               92             69             92             92
                                               ============    ============   ============   ============
Total cumulative cash distributions per
  $1,000 investment from inception                      397            466            558            650
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                 100%           100%           100%           100%




Note 1: The registration statement relating to the offering of units by CNL Income Fund IV, Ltd. became effective on May 6, 1988. All income and expenses include the period from May 6, 1988 to December 31, 1988.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund IV, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: CNL Income Fund IV, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period,
         o n c e finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund IV, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 5: During April 1994, the partnership sold one of its properties for $712,000. Subsequently, the partnership reinvested $539,794 of the net sales proceeds in two additional properties. The remaining net sales proceeds were used by the partnership to meet other working capital needs of the Partnership. In December 1995, CNL Income Fund IV, Ltd. sold one of its properties for $520,000 and received net sales proceeds of $518,650. At December 31, 1995, the net sales proceeds were being held in an interest bearing escrow account pending the release of funds by the escrow agent to acquire an additional property or return the funds to the partnership. In January 1996, CNL Income Fund IV, Ltd. reinvested the net sales proceeds, along with additional funds, in an additional property as tenants-in-common with affiliates of its general partners.
Note 6: The corporate general partner of CNL Income Fund IV, Ltd. contributed $142,004, $21,000 and $77,500 during the years ended December 31, 1991,
         1992 and 1993, respectively, in connection with the operations of the partnership.
Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund IV, Ltd.
Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND V, LTD.

                                                       1988
                                                     (Note 1)         1989           1990           1991
                                                   ------------   ------------   ------------    ------------
Gross revenue                                      $          0   $  1,122,067   $  2,527,538   $  2,507,285
Equity in earnings of unconsolidated
  joint ventures                                              0            448         36,362         51,823
Profit from sale of properties
  (Note 4)                                                    0              0              0              0
Interest income                                               0        459,899         41,407         22,199
Less:  Operating expenses                                     0        (74,006)      (132,991)      (201,129)
       Interest expense                                       0              0              0              0
       Depreciation and amortization                          0       (117,848)      (335,444)      (343,363)
       Minority interest in loss
         (income) of consolidated
         joint venture                                        0        (20,558)       (43,323)       (43,040)
                                                   ------------    ------------    ------------   ------------
Net income - GAAP basis                                       0      1,370,002      2,093,549      1,993,775
                                                   ============   ============    ============   ============
Taxable income
  - from operations                                           0      1,268,799      1,983,848      1,842,653
                                                   ============   ============   ============    ============
  - from gain on sale                                         0              0              0              0
                                                   ============   ============   ============    ============
Cash generated from operations
  (Notes 2 and 6)                                             0      1,520,757      2,356,888      2,248,777
Cash generated from sales                                     0              0              0              0
Cash generated from refinancing                               0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated from operations, sales
  and refinancing                                             0      1,520,757      2,356,888      2,248,777
Less:  Cash distributions to investors
  (Note 7)
    - from operating cash flow                                0     (1,370,974)    (2,286,701)    (2,248,777)
    - from sale of properties                                 0              0              0              0
    - from cash flow from prior period                        0              0              0        (51,606)
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions                                               0        149,783         70,187        (51,606)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                      24,010     24,976,000              0              0
    General partners' capital
      contributions                                       1,000              0              0         45,000
    Withdrawal of original limited
      partner                                                 0            (10)             0              0
    Organization costs                                        0        (10,000)             0              0
    Syndication costs                                         0     (2,358,755)             0              0
    Lease costs                                               0              0              0        (21,660)
    Acquisition of land and buildings                         0    (15,843,161)    (2,129,325)       (47,605)
    Loan to tenant                                            0              0              0        (28,512)
    Collections on mortgage note
      receivable (Note 4)                                     0              0              0              0
    Collections on note receivable                            0              0              0          9,206
   Investment in direct financing leases                      0     (4,124,100)       (38,042)             0
   Investment in joint ventures                               0        (21,292)      (132,376)             0
   Investment of tenant security deposit                      0        (15,000)             0              0
   Proceeds from certificate of deposit                       0              0         15,000              0
   Proceeds from sale of portion of land
     for right of way purposes                                0              0              0              0
   Proceeds from sale of joint venture
     interest                                                 0              0        365,000              0
   Increase in other assets                                 (64)       (95,773)             0              0
   Reimbursement of syndication and
     acquisition costs paid on behalf
     of CNL Income Fund V, Ltd. by
     related parties                                          0       (599,934)        (4,792)             0
   Distributions to holder of minority
     interest                                                 0        (23,319)       (49,169)       (29,086)
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                        24,946      2,034,439     (1,903,517)      (124,263)
                                                   ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           0             61             79             73
                                                   ============   ============   ============    ============
  - from recapture                                            0              0              0              0
                                                   ============   ============   ============    ============
Capital gain (loss)                                           0              0              0              0
                                                   ============   ============   ============    ============

                                                1992           1993           1994           1995
                                            ------------    ------------   ------------   ------------
Gross revenue                               $  2,405,496   $  2,347,566   $  2,292,921   $  2,200,192
Equity in earnings of unconsolidated
  joint ventures                                  49,839         45,711         47,219         47,018
Profit from sale of properties
  (Note 4)                                             0              0              0          5,924
Interest income                                   15,127         10,650          7,564         55,785
Less:  Operating expenses                       (153,618)      (281,407)      (208,805)      (243,187)
       Interest expense                                0              0              0              0
       Depreciation and amortization            (345,847)      (345,485)      (403,147)      (397,735)
       Minority interest in loss
         (income) of consolidated
         joint venture                             4,434         17,859          7,277         11,823
                                            ------------    ------------   ------------   ------------
Net income - GAAP basis                        1,975,431      1,794,894      1,743,029      1,679,820
                                            ============    ============   ============   ============
Taxable income
  - from operations                            1,922,820      1,733,453      1,746,181      1,514,341
                                            ============    ============   ============   ============
  - from gain on sale                                  0              0              0          5,855
                                            ============    ============   ============   ============
Cash generated from operations
  (Notes 2 and 6)                              2,354,590      2,215,658      2,177,079      2,142,918
Cash generated from sales                              0              0              0              0
Cash generated from refinancing                        0              0              0              0
                                            ------------    ------------   ------------   ------------
Cash generated from operations, sales
  and refinancing                              2,354,590      2,215,658      2,177,079      2,142,918
Less:  Cash distributions to investors
  (Note 7)
    - from operating cash flow                (2,300,053)    (1,735,129)    (2,177,079)    (2,142,918)
    - from sale of properties                          0              0              0              0
    - from cash flow from prior period                 0              0       (122,921)      (157,082)
                                            ------------    ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions                                   54,537        480,529       (122,921)      (157,082)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                    0              0              0              0
    General partners' capital
      contributions                                    0              0              0         31,500
    Withdrawal of original limited
      partner                                          0              0              0              0
    Organization costs
    Syndication costs                                  0              0              0              0
    Lease costs                                        0              0              0              0
    Acquisition of land and buildings                  0              0              0              0
    Loan to tenant                                     0              0              0              0
    Collections on mortgage note                       0              0              0              0
      receivable (Note 4)
    Collections on note receivable                     0              0              0         11,409
   Investment in direct financing leases          19,306              0              0              0
   Investment in joint ventures                        0              0              0              0
   Investment of tenant security deposit               0              0              0              0
   Proceeds from certificate of deposit                0              0              0              0
   Proceeds from sale of portion of land               0              0              0              0
     for right of way purposes
   Proceeds from sale of joint venture                 0              0              0          7,625
     interest
   Increase in other assets                            0              0              0              0
   Reimbursement of syndication and                    0              0              0              0
     acquisition costs paid on behalf
     of CNL Income Fund V, Ltd. by
     related parties                                   0              0              0              0
   Distributions to holder of minority
     interest                                    (26,731)       (10,725)             0              0
                                            ------------    ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                 47,112        469,804       (122,921)      (106,548)
                                            ============    ============   ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                   76             69             69             60
                                            ============    ============   ============   ============
  - from recapture                                     0              0              0              0
                                            ============    ============   ============   ============
Capital gain (loss)                                    0              0              0              0
                                            ============    ============   ============   ============

                                                       1988
                                                     (Note 1)         1989           1990           1991
                                                   ------------   ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    0             66             83             79
  - from capital gain                                         0              0              0              0
  - from investment income from prior
      period                                                  0              0              0              0
  - from return of capital (Note 3)                           0              0              8             13
                                                   ------------   ------------   ------------    ------------
Total distributions on GAAP basis
  (Note 7)                                                    0             66             91             92
                                                   ============   ============   ============    ============
    Source (on cash basis)
    - from sales                                              0              0              0              0
    - from refinancing                                        0              0              0              0
    - from operations                                         0             66             91             90
    - from cash flow from prior
        period                                                0              0              0              2
                                                   ------------   ------------   ------------    ------------


Total distributions on cash basis
  (Note 7)                                                    0             66             91             92
                                                   ============   ============   ============    ============
Total cumulative cash distributions
  per $1,000 investment from inception                        0             66            157            249
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                      N/A           100%           100%           100%



                                                   1992           1993           1994           1995
                                               ------------    ------------   ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                               78             69             69             66
  - from capital gain                                     0              0              0              0
  - from investment income from prior
      period                                              0              0              2              0
  - from return of capital (Note 3)                      14              0             21             26
                                               ------------    ------------   ------------   ------------
Total distributions on GAAP basis
  (Note 7)                                               92             69             92             92
                                               ============    ============   ============   ============
    Source (on cash basis)
    - from sales                                          0              0              0              0
    - from refinancing                                    0              0              0              0
    - from operations                                    92             69             87             86
    - from cash flow from prior
        period                                            0              0              5              6
                                               ------------    ------------   ------------   ------------
Total distributions on cash basis
  (Note 7)                                               92             69             92             92
                                               ============    ============   ============   ============
Total cumulative cash distributions
  per $1,000 investment from inception                  341            410            502            594
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                 100%           100%           100%            95%





Note 1: The registration statement relating to the offering of units by CNL Income Fund V, Ltd. became effective on December 16, 1988. Activities through February 1, 1989, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund V, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: In August 1995, CNL Income Fund V, Ltd. sold one of its properties to the tenant and in connection therewith accepted a promissory note in the principal sum of $1,040,000, collateralized by a mortgage on the property. The note bears interest at a rate of 10.25% per annum and is being collected in 59 equal monthly installments of $9,319, with a balloon payment of $1,006,004 due in July 2000. In accordance with generally accepted accounting principles, the partnership recorded the sale using the installment method; therefore, the gain on sale of the property was deferred and is being recognized as income proportionately as payments under the mortgage note are collected. The partnership recognized a gain of $1,571 for financial reporting purposes for the year ended December 31, 1995, and had a deferred gain of $141,641 at December 31, 1995. The general partners anticipate that payments collected under the mortgage note will be reinvested in additional properties or used for other partnership purposes.
Note 5: The corporate general partner of CNL Income Fund V, Ltd. contributed $45,000 and $31,500 during the years ended December 31, 1991 and 1995, respectively.
Note 6: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund V, Ltd.
Note 7: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND VI, LTD.


                                                       1988
                                                     (Note 1)         1989           1990           1991
                                                   ------------   ------------   ------------    ------------
Gross revenue                                      $          0   $     83,266   $  2,760,167   $  3,378,012
Equity in earnings of unconsolidated
  joint ventures                                              0              0         12,246         41,607
Profit (Loss) from sale of properties                         0              0              0              0
Interest income                                               0        527,128        417,935         43,401
Less: Operating expenses                                      0        (33,611)      (144,999)      (234,452)
      Interest expense                                        0              0              0              0
      Depreciation and amortization                           0        (14,823)      (405,738)      (508,761)
      Minority interest in income of
        consolidated joint venture                            0              0        (13,116)       (17,873)
                                                   ------------   ------------   ------------    ------------
Net income - GAAP basis                                       0        561,960      2,626,495      2,701,934
                                                   ============   ============    ============   ============
Taxable income
  - from operations                                           0        559,399      2,490,985      2,495,354
                                                   ============   ============   ============    ============
  - from gain on sale (Note 4)                                0              0              0              0
                                                   ============   ============   ============    ============
Cash generated from operations
  (Notes 2 and 5)                                             0        575,380      2,931,535      3,198,715
Cash generated from sales (Note 4)                            0              0              0              0
Cash generated from refinancing                               0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated from operations, sales
  and refinancing                                             0        575,380      2,931,535      3,198,715
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                0       (567,092)    (2,876,824)    (3,150,375)
    - from sale of properties                                 0              0              0              0
    - from cash flow from prior period                        0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions                                               0          8,288         54,711         48,340
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                          10     33,833,625      1,166,375              0
    General partners' capital
      contributions                                       1,000              0              0              0
    Withdrawal of original limited
      partner                                                 0            (10)             0              0
    Organization costs                                        0        (10,000)             0              0
    Syndication costs                                         0     (3,105,276)      (136,045)             0
    Acquisition of land and buildings                         0    (12,005,638)   (13,096,593)      (601,145)
    Investment in direct financing
      leases                                                  0       (810,522)    (2,836,022)          (829)
    Investment in joint ventures                              0              0       (322,916)      (150,378)
    Proceeds from transfer of joint
      venture interest                                        0              0              0         21,000
    Lease costs                                               0              0              0        (14,200)
    Loan to tenant                                            0              0       (200,920)             0
    Collections on loan to tenant                             0              0              0        200,920
    Collections on mortgage note
      receivable                                              0              0              0              0
    Decrease(increase) in other assets                      (72)    (1,044,052)             0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VI, Ltd. by
      related parties                                         0       (773,705)       (92,589)       (23,408)
    Distributions to holder of minority
      interest                                                0              0        (16,590)       (21,959)
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           938     16,092,710    (15,480,589)      (541,659)
                                                   ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           0             32             71             71
                                                   ============   ============   ============    ============
  - from recapture                                            0              0              0              0
                                                   ============   ============   ============    ============
Capital gain (loss) (Note 4)                                  0              0              0              0
                                                   ============   ============   ============    ============

                                               1992           1993           1994           1995
                                           ------------    ------------   ------------   ------------
Gross revenue                              $  3,552,597   $  3,595,729   $  3,394,257   $  3,331,584
Equity in earnings of unconsolidated
  joint ventures                                 42,537         44,350         70,499         83,483
Profit (Loss) from sale of properties                 0              0        332,664         95,913
Interest income                                  17,257         15,548         24,933         43,352
Less: Operating expenses                       (190,190)      (163,373)      (196,287)      (182,432)
      Interest expense                                0              0              0              0
      Depreciation and amortization            (516,527)      (516,717)      (510,246)      (490,386)
      Minority interest in income of
        consolidated joint venture              (19,172)       (19,845)       (20,792)       (20,133)
                                           ------------    ------------   ------------   ------------
Net income - GAAP basis                       2,886,502      2,955,692      3,095,028      2,861,381
                                           ============    ============   ============   ============
Taxable income
  - from operations                           2,601,278      2,732,663      2,724,815      2,566,953
                                           ============    ============   ============   ============
  - from gain on sale (Note 4)                        0              0              0         92,999
                                           ============    ============   ============   ============
Cash generated from operations
  (Notes 2 and 5)                             3,203,357      3,194,686      3,253,674      3,222,430
Cash generated from sales (Note 4)                    0              0      1,429,481        899,503
Cash generated from refinancing                       0              0              0              0
                                           ------------    ------------   ------------   ------------
Cash generated from operations, sales
  and refinancing                             3,203,357      3,194,686      4,683,155      4,121,933
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow               (3,150,252)    (2,382,184)    (3,150,000)    (3,150,000)
    - from sale of properties                         0              0              0              0
    - from cash flow from prior period                0              0              0              0
                                           ------------    ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions                                  53,105        812,502      1,533,155        971,933
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                   0              0              0              0
    General partners' capital
      contributions                                   0              0              0              0
    Withdrawal of original limited
      partner                                         0              0              0              0
    Organization costs                                0              0              0              0
    Syndication costs                                 0              0              0              0
    Acquisition of land and buildings           (26,500)             0       (980,904)       (25,646)
    Investment in direct financing
      leases                                          0              0              0       (723,237)
    Investment in joint ventures                 (6,171)             0       (455,146)             0
    Proceeds from transfer of joint
      venture interest                                0              0              0              0
    Lease costs                                  (4,800)        (3,600)        (1,500)        (3,300)
    Loan to tenant                                    0              0              0              0
    Collections on loan to tenant                     0              0              0              0
    Collections on mortgage note
      receivable                                      0              0              0          2,967
    Decrease(increase) in other assets            4,067              0              0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VI, Ltd. by
      related parties                                 0              0              0         (1,375)
    Distributions to holder of minority
      interest                                  (23,229)       (23,821)       (22,077)       (26,824)
                                           ------------    ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                (3,528)       785,081         73,528        194,518
                                           ============    ============   ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  74             77             77             73
                                           ============    ============   ============   ============
  - from recapture                                    0              0              0              0
                                           ============    ============   ============   ============
Capital gain (loss) (Note 4)                          0              0              0              3
                                           ============    ============   ============   ============


                                                       1988
                                                     (Note 1)         1989           1990           1991
                                                   ------------   ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    0             32             74             76
  - from capital gain                                         0              0              0              0
  - from investment income from prior
      period                                                  0              0              0              0
  - from return of capital (Note 3)                           0              0              8             14
                                                   ------------   ------------   ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                    0             32             82             90
                                                   ============   ============   ============    ============
    Source (on cash basis)
    - from operations                                         0             32             82             90
    - from sale of partnership interests                      0              0              0              0
    - from cash flow from prior period                        0              0              0              0
                                                   ------------   ------------   ------------    ------------
Total distributions on cash basis (Note 6)                    0             32             82             90
                                                   ============   ============   ============    ============
Total cumulative cash distributions per
  $1,000 investment from inception                            0             32            114            204
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                      N/A           100%           100%           100%




                                                    1992           1993           1994           1995
                                                ------------    ------------   ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                82             68             78             78
  - from capital gain                                      0              0             10              3
  - from investment income from prior
      period                                               0              0              2              9
  - from return of capital (Note 3)                        8              0              0              0
                                                ------------    ------------   ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                90             68             90             90
                                                ============    ============   ============   ============
    Source (on cash basis)
    - from operations                                     90             68             90             90
    - from sale of partnership interests                   0              0              0              0
    - from cash flow from prior period                     0              0              0              0
                                                ------------    ------------   ------------   ------------
Total distributions on cash basis (Note 6)                90             68             90             90
                                                ============    ============   ============   ============
Total cumulative cash distributions per
  $1,000 investment from inception                       294            362            452            542
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                  100%           100%           100%           100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund VI, Ltd. ("CNL VI") and CNL Income Fund V, Ltd. each registered for sale $25,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund V, Ltd. commenced December 16, 1988. Pursuant to the registration statement, CNL VI's offering of Units could not commence until the offering of Units of CNL Income Fund V, Ltd. was terminated. CNL Income Fund V, Ltd. terminated its offering of Units on June 7, 1989, at which time the maximum offering proceeds of $25,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund V, Ltd., CNL VI commenced its offering of Units. Activities through June 22, 1989, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund VI, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: During the year ended December 31, 1994, the partnership sold two of its properties and received net proceeds of $1,429,481. The sale of these properties was structured to qualify as like-kind exchange transactions in accordance with Section 1031 of the Internal Revenue Code. As a result, no gain or loss was recognized for federal income tax purposes. Subsequent to the sale of these properties, the partnership reinvested the sales proceeds in two additional properties. In June 1995, CNL Income Fund VI, Ltd. sold a property and received net sales proceeds of $899,503. In August 1995, the partnership reinvested $724,612 in an additional property. In addition, in January 1996, the p a rtnership reinvested the remaining net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.
Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund VI, Ltd.
Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND VII, LTD.


                                                       1989
                                                     (Note 1)         1990           1991           1992
                                                   ------------   ------------   ------------    ------------
Gross revenue                                      $          0   $  1,107,671   $  2,922,456   $  2,827,336
Equity in earnings of unconsolidated
  joint ventures                                              0         21,785         57,994        115,763
Profit (Loss) from sale of properties
  (Note 6)                                                    0              0              0        110,344
Interest income                                               0        352,475         87,982         33,395
Less: Operating expenses                                      0        (71,687)      (151,806)      (149,202)
      Interest expense                                        0              0              0              0
      Depreciation and amortization                           0       (171,276)      (369,363)      (365,245)
      Other (Note 7)                                          0              0              0              0
      Minority interest in income of
        consolidated joint venture                            0         (8,113)       (18,999)       (19,338)
                                                   ------------   ------------   ------------    ------------
Net income - GAAP basis                                       0      1,230,855      2,528,264      2,553,053
                                                   ============   ============    ============   ============
Taxable income
  - from operations                                           0      1,187,723      2,395,751      2,286,276
                                                   ============   ============   ============    ============
  - from gain on sale (Notes 4 and 5)                         0              0              0         65,924
                                                   ============   ============   ============    ============
Cash generated from operations
  (Notes 2 and 8)                                             0      1,387,548      2,767,626      2,683,316
Cash generated from sales (Notes 4
  and 5)                                                      0              0              0        700,000
Cash generated from refinancing                               0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated from operations, sales
  and refinancing                                             0      1,387,548      2,767,626      3,383,316
Less: Cash distributions to investors
  (Note 9)
    - from operating cash flow                                0     (1,255,979)    (2,640,400)    (2,683,316)
    - from sale of properties                                 0              0              0              0
    - from cash flow from prior period                        0              0              0        (16,688)
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions                                               0        131,569        127,226        683,312
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0     30,000,000              0              0
    General partners' capital
      contributions                                       1,000              0              0              0
    Organization costs                                        0        (10,000)             0              0
    Syndication costs                                         0     (2,695,286)           445              0
    Acquisition of land and buildings                         0    (18,596,877)    (1,219,126)      (284,264)
    Collections on mortgage notes
      receivable (Note 6)                                     0              0              0              0
    Investment in direct financing leases                     0     (4,758,884)             0       (338,216)
    Investment in joint ventures                              0       (365,168)    (1,115,881)       (53,542)
    Return of capital from joint ventures                     0              0              0              0
    Increase in other assets                                (76)      (244,822)             0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VII, Ltd. by
      related parties                                         0       (853,348)        (8,665)          (117)
    Distributions to holder of minority
      interest                                                0         (8,246)       (18,940)       (19,221)
    Other                                                     0              0          1,522              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           924      2,598,938     (2,233,419)       (12,048)
                                                   ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           0             51             79             75
                                                   ============   ============   ============    ============
  - from recapture                                            0              0              0              0
                                                   ============   ============   ============    ============
Capital gain (loss) (Notes 4 and 5)                           0              0              0              2
                                                   ============   ============   ============    ============

                                                 1993           1994           1995
                                             ------------    ------------   ------------
Gross revenue                                $  2,837,025   $  2,764,901   $  2,502,152
Equity in earnings of unconsolidated
  joint ventures                                  115,908        142,974        154,937
Profit (Loss) from sale of properties
  (Note 6)                                              0         77,379         (5,135)
Interest income                                    19,348         28,254         78,522
Less: Operating expenses                         (157,425)      (139,845)      (225,784)
      Interest expense                                  0              0              0
      Depreciation and amortization              (362,070)      (351,565)      (329,350)
      Other (Note 7)                                    0              0       (174,466)
      Minority interest in income of
        consolidated joint venture                (18,876)       (18,798)       (18,728)
                                             ------------    ------------   ------------
Net income - GAAP basis                         2,433,910      2,503,300      1,982,148
                                             ============    ============   ============
Taxable income
  - from operations                             2,269,497      2,283,272      2,171,377
                                             ============    ============   ============
  - from gain on sale (Notes 4 and 5)                   0         45,612       (179,648)
                                             ============    ============   ============
Cash generated from operations
  (Notes 2 and 8)                               2,661,182      2,734,382      2,484,538
Cash generated from sales (Notes 4
  and 5)
Cash generated from refinancing                         0        869,036              0
                                                        0              0              0
Cash generated from operations, sales        ------------    ------------   ------------
  and refinancing
Less: Cash distributions to investors           2,661,182      3,603,418      2,484,538
  (Note 9)
    - from operating cash flow
    - from sale of properties                  (2,046,235)    (2,700,002)    (2,484,538)
    - from cash flow from prior period                  0              0              0
                                                        0              0       (275,464)
Cash generated (deficiency) after cash       ------------    ------------   ------------
  distributions
Special items (not including sales and            614,947        903,416       (275,464)
  refinancing):
    Limited partners' capital
      contributions
    General partners' capital                           0              0              0
      contributions
    Organization costs                                  0              0              0
    Syndication costs                                   0              0              0
    Acquisition of land and buildings                   0              0              0
    Collections on mortgage notes                  (4,678)      (397,536)             0
      receivable (Note 6)
    Investment in direct financing leases               0              0         12,725
    Investment in joint ventures                        0              0              0
    Return of capital from joint ventures             (48)      (425,887)             0
    Increase in other assets                            0              0              0
    Reimbursement of syndication and                    0              0              0
      acquisition costs paid on behalf
      of CNL Income Fund VII, Ltd. by
      related parties                                   0              0              0
    Distributions to holder of minority
      interest                                    (19,092)       (20,464)       (17,240)
    Other                                               0              0              0
                                             ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                 591,129         59,529       (279,979)
                                             ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                    75             75             72
                                             ============    ============   ============
  - from recapture                                      0              0              0
                                             ============    ============   ============
Capital gain (loss) (Notes 4 and 5)                     0              2             (6)
                                             ============    ============   ============

                                                       1989
                                                     (Note 1)         1990           1991           1992
                                                   ------------   ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                                  0             52             83             81
    - from capital gain                                       0              0              0              4
    - from investment income from
        prior period                                          0              0              0              0
    - from return of capital (Note 3)                         0              2              5              5
                                                   ------------   ------------   ------------    ------------
Total distributions on GAAP basis
  (Note 9)                                                    0             54             88             90
                                                   ============   ============   ============    ============
    Source (on cash basis)
    - from sales                                              0              0              0              0
    - from refinancing                                        0              0              0              0
    - from operations                                         0             54             88             89
    - from cash flow from prior period                        0              0              0              1
                                                   ------------   ------------   ------------    ------------
Total distributions on cash basis
  (Note 9)                                                    0             54             88             90
                                                   ============   ============   ============    ============
Total cumulative cash distributions
  per $1,000 investment from inception                        0             54            142            232
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4, 5 and 6)                            N/A           100%           100%           100%



                                                   1993           1994           1995
                                               ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                             68             80             65
    - from capital gain                                   0              3              0
    - from investment income from
        prior period                                      0              7              5
    - from return of capital (Note 3)                     0              0             22
                                               ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 9)                                               68             90             92
                                               ============    ============   ============
    Source (on cash basis)
    - from sales                                          0              0              0
    - from refinancing                                    0              0              0
    - from operations                                    68             90             83
    - from cash flow from prior period                    0              0              9
                                               ------------    ------------   ------------
Total distributions on cash basis
  (Note 9)                                               68             90             92
                                               ============    ============   ============
Total cumulative cash distributions
  per $1,000 investment from inception                  300            390            482
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4, 5 and 6)                       100%           100%            94%




Note 1: The registration statement relating to the offering of units by CNL Income Fund VII, Ltd. became effective on January 30, 1990. Activities through March 8, 1990, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund VII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: On May 19, 1992, one of the partnership's properties was taken by the State Department of Transportation as a result of condemnation proceedings, and the partnership received condemnation proceeds of $700,000. Since this property was held by the partnership for less than two years and was involuntarily taken in condemnation proceedings, the partnership has elected to defer a portion of the gain from the sale for tax purposes and reinvest a majority of the proceeds in other restaurant properties.
Note 5: In May 1994, the partnership sold one of its properties and received net sales proceeds of $869,036. Subsequent to the sale of this property, the partnership used the net sales proceeds to reinvest in two additional properties or for other partnership purposes.
Note 6: In August 1995, CNL Income Fund VII, Ltd. sold one of its properties to the tenant and in connection therewith accepted a promissory note in the principal sum of $1,160,000, collateralized by a mortgage on the property. The note bears interest at a rate of 10.25% per annum and is being collected in 59 equal monthly installments of $10,395, with a balloon payment of $1,106,657 due in July 2000. In accordance with generally accepted accounting principles, the partnership recorded the sale using the installment method; therefore, the gain on sale of the property was deferred and is being recognized as income proportionately as payments under the mortgage note are being collected. The partnership recognized a gain of $1,421 for financial reporting purposes for the year ended December 31, 1995, and had a deferred gain of $128,065 at December 31, 1995. The general partners anticipate that payments collected under the mortgage note will be reinvested in additional properties or used for other partnership purposes. In addition, in December 1995, CNL Income Fund VII, Ltd. sold one of its properties to the subtenant of the property and in connection therewith a c cepted a promissory note in the principal sum of $240,000, collateralized by a mortgage on the property. The note bears interest at a rate of 10% per annum and is being collected in 119 equal installments of $2,106, with a balloon payment of $218,252 due December 2005. Proceeds received from payments collected under the mortgage note are expected to be distributed to the limited partners or used for other partnership purposes.
Note 7: During the year ended December 31, 1995, the building located on one of the partnership's properties was demolished. As a result, the undepreciated cost of the building was charged to income for financial reporting purposes.

Note 8: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund VII, Ltd.
Note 9: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND VIII, LTD.


                                                       1989
                                                     (Note 1)         1990           1991           1992
                                                   ------------   ------------   ------------    ------------
Gross revenue                                      $          0   $    262,113   $  2,719,978   $  3,346,555
Equity in earnings of unconsolidated
  joint ventures                                              0              0        103,195        241,148
Profit (Loss) from sale of properties                         0              0          7,047              0
Interest income                                               0         40,345        321,312         33,477
Less: Operating expenses                                      0        (18,274)      (151,188)      (156,144)
      Interest expense                                        0              0              0              0
      Depreciation and amortization                           0        (42,458)      (182,535)      (226,377)
      Minority interest in income of
        consolidated joint venture                            0              0        (10,168)       (14,362)
                                                   ------------   ------------   ------------    ------------
Net income - GAAP basis                                       0        241,726      2,807,641      3,224,297
                                                   ============   ============    ============   ============
Taxable income
  - from operations                                           0        238,870      2,470,765      2,750,886
                                                   ============   ============   ============    ============
  - from gain (loss) on sale                                  0              0          6,517              0
                                                   ============   ============   ============    ============
Cash generated from operations
  (Notes 2 and 7)                                             0        280,920      2,842,932      3,219,203
Cash generated from sales (Notes 4
  and 5)                                                      0              0        347,987              0
Cash generated from refinancing                               0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated from operations, sales
  and refinancing                                             0        280,920      3,190,919      3,219,203
Less: Cash distributions to investors
  (Note 8)
    - from operating cash flow                                0       (266,364)    (2,573,695)    (3,127,143)
    - from sale of properties                                 0              0              0              0
    - from cash flow from prior period                        0              0              0              0
    - from other                                              0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             0         14,556        617,224         92,060
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0     21,343,892     13,656,108              0
    General partners' capital
      contributions                                       1,000              0              0              0
    Organization costs                                        0        (10,000)             0              0
    Syndication costs                                         0     (1,880,317)    (1,165,045)             0
    Acquisition of land and buildings                         0    (11,468,731)    (3,899,575)    (1,119,387)
    Investment in direct financing
      leases                                                  0     (2,053,171)    (9,101,514)        (1,344)
    Investment in joint ventures                              0              0     (3,008,634)           (13)
    Return of capital from joint
      ventures                                                0              0              0              0
    Increase in other assets                                (76)      (380,641)             0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VIII, Ltd. by
      related parties                                         0     (1,018,263)       (69,490)        (3,072)
    Distributions to holder of minority
      interest                                                0              0         (9,074)       (12,594)
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           924      4,547,325     (2,980,000)    (1,044,350)
                                                   ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           0             20             73             78
                                                   ============   ============   ============    ============
  - from recapture                                            0              0              0              0
                                                   ============   ============   ============    ============
Capital gain (loss)                                           0              0              0              0
                                                   ============   ============   ============    ============

                                                1993           1994           1995
                                            ------------    ------------   ------------
Gross revenue                               $  3,418,241   $  3,406,108   $  3,368,201
Equity in earnings of unconsolidated
  joint ventures                                 246,027        245,933        244,933
Profit (Loss) from sale of properties                  0              0         59,926
Interest income                                   24,283         32,273         68,145
Less: Operating expenses                        (157,387)      (142,979)      (172,732)
      Interest expense                                 0              0              0
      Depreciation and amortization             (209,123)      (218,961)      (217,576)
      Minority interest in income of
        consolidated joint venture               (14,247)       (14,107)       (14,142)
                                            ------------    ------------   ------------
Net income - GAAP basis                        3,307,794      3,308,267      3,336,755
                                            ============    ============   ============
Taxable income
  - from operations                            2,718,665      2,890,736      3,096,286
                                            ============    ============   ============
  - from gain (loss) on sale                           0              0       (101,622)
                                            ============    ============   ============
Cash generated from operations
  (Notes 2 and 7)                              3,201,761      3,412,889      3,263,685
Cash generated from sales (Notes 4
  and 5)                                               0              0      1,184,865
Cash generated from refinancing                        0              0              0
                                            ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                              3,201,761      3,412,889      4,448,550
Less: Cash distributions to investors
  (Note 8)
    - from operating cash flow                (2,384,934)    (3,150,000)    (3,263,685)
    - from sale of properties                          0              0              0
    - from cash flow from prior period                 0              0        (43,817)
    - from other                                       0              0              0
                                            ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                816,827        262,889      1,141,048
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                    0              0              0
    General partners' capital
      contributions                                    0              0              0
    Organization costs                                 0              0              0
    Syndication costs                                  0              0              0
    Acquisition of land and buildings                  0              0       (397,291)
    Investment in direct financing
      leases                                    (136,464)             0       (550,911)
    Investment in joint ventures                       0              0              0
    Return of capital from joint
      ventures                                       495              0              0
    Increase in other assets                           0              0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VIII, Ltd. by
      related parties                             (1,925)             0              0
    Distributions to holder of minority
      interest                                   (12,614)       (13,562)       (11,526)
                                            ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                666,319        249,327        181,320
                                            ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                   77             82             88
                                            ============    ============   ============
  - from recapture                                     0              0              0
                                            ============    ============   ============
Capital gain (loss)                                    0              0             (3)
                                            ============    ============   ============

                                                       1989
                                                     (Note 1)         1990           1991           1992
                                                   ------------   ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    0             20             76             89
  - from capital gain                                         0              0              0              0
  - from investment income from prior
      period                                                  0              0              0              0
  - from return of capital (Note 3)                           0              2              0              0
                                                   ------------   ------------   ------------    ------------
Total distributions on GAAP basis
  (Note 8)                                                    0             22             76             89
                                                   ============   ============   ============    ============
    Source (on cash basis)
    - from sales                                              0              0              0              0
    - from refinancing                                        0              0              0              0
    - from operations                                         0             22             76             89
    - from cash flow from prior period                        0              0              0              0
    - from other                                              0              0              0              0
                                                   ------------   ------------   ------------    ------------
Total distributions on cash basis
  (Note 8)                                                    0             22             76             89
                                                   ============   ============   ============    ============
Total cumulative cash distributions
  per $1,000 investment from inception                        0             22             98            187
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4, 5 and 6)                            N/A           100%           100%           100%


                                                 1993           1994           1995
                                             ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                             68             90             93
  - from capital gain                                   0              0              2
  - from investment income from prior
      period                                            0              0              0
  - from return of capital (Note 3)                     0              0              0
                                             ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 8)                                             68             90             95
                                             ============    ============   ============
    Source (on cash basis)
    - from sales                                        0              0              0
    - from refinancing                                  0              0              0
    - from operations                                  68             90             93
    - from cash flow from prior period                  0              0              2
    - from other                                        0              0              0
                                             ------------    ------------   ------------
Total distributions on cash basis
  (Note 8)                                             68             90             95
                                             ============    ============   ============
Total cumulative cash distributions
  per $1,000 investment from inception                255            345            440
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4, 5 and 6)                     100%           100%            98%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund VIII, Ltd. ("CNL VIII") and CNL Income Fund VII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund VII, Ltd. commenced January 30, 1990. Pursuant to the registration statement, CNL VIII's offering of Units could not commence until the offering of Units of CNL Income Fund VII, Ltd. was terminated. CNL Income Fund VII, Ltd. terminated its offering of Units on August 1, 1990, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund VII, Ltd., CNL VIII commenced its offering of U n i ts. Activities through August 22, 1990, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund VIII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: During 1991, two properties ceased operations and were sold to third parties. The net proceeds from the sales were $347,987. The partnership used the proceeds to renovate one restaurant property and t o make certain additions or improvements to other restaurant properties.
Note 5: In July 1995, CNL Income Fund VIII, Ltd. sold one of its properties and received net sales proceeds of $1,184,865. In September 1995, the partnership reinvested $950,663 of the net sales proceeds in an additional property. The remaining net sales proceeds are expected to be used to purchase an additional property or for other partnership purposes.
Note 6: In December 1995, CNL Income Fund VIII, Ltd. sold two of its properties to the subtenant of the properties and in connection therewith accepted two promissory notes in the principal sums totalling $460,000, collateralized by mortgages on the properties. The notes bear interest at a rate of 10% per annum and are being collected in 119 equal installments totalling $4,037, with balloon payments totalling $418,576 due December 2005. Proceeds received from payments collected under the mortgage notes are expected to be distributed to the limited partners or used for other partnership purposes.
Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund VIII, Ltd.

Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND IX, LTD.


                                                       1990
                                                     (Note 1)         1991           1992           1993
                                                   ------------   ------------   ------------    ------------
Gross revenue                                      $          0   $    787,718   $  2,957,084   $  3,010,717
Equity in earnings of joint ventures                          0         52,325        389,625        470,094
Profit from sale of properties                                0              0              0              0
Interest income                                               0        423,913         72,644         23,218
Less: Operating expenses                                      0        (56,243)      (158,885)      (167,115)
      Interest expense                                        0              0              0              0
      Depreciation and amortization                           0        (77,647)      (220,070)      (220,052)
                                                   ------------   ------------   ------------    ------------
Net income - GAAP basis                                       0      1,130,066      3,040,398      3,116,862
                                                   ============   ============    ============   ============
Taxable income
  - from operations                                           0      1,136,231      2,682,360      2,587,955
                                                   ============   ============   ============    ============
  - from gain on sale                                         0              0              0              0
                                                   ============   ============   ============    ============
Cash generated from operations
  (Notes 2 and 3)                                             0      1,272,953      3,142,564      3,029,295
Cash generated from sales                                     0              0              0              0
Cash generated from refinancing                               0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated from operations, sales
  and refinancing                                             0      1,272,953      3,142,564      3,029,295
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                0     (1,119,489)    (2,880,517)    (2,383,067)
    - from sale of properties                                 0              0              0              0
    - from cash flow from prior period                        0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions                                               0        153,464        262,047        646,228
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0     35,000,000              0              0
    General partners' capital
      contributions                                       1,000              0              0              0
    Organization costs                                        0        (10,000)             0              0
    Syndication costs                                         0     (3,261,772)             0              0
    Acquisition costs paid by the
      partnership on behalf of
      related parties                                         0        (12,942)             0              0
    Reimbursement of acquisition costs
      paid by the partnership on behalf
      of related parties                                      0              0         12,942              0
    Acquisition of land and buildings                         0    (14,265,241)    (1,137,138)             0
    Investment in direct financing
      leases                                                  0     (8,680,844)       (79,493)       (30,493)
    Investment in joint venture                               0     (2,768,296)    (3,387,844)             0
    Return of capital from joint
      ventures                                                0              0              0            655
    Increase in other assets                                (78)      (285,383)             0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund IX, Ltd. by
      related parties                                         0     (1,038,645)       (13,269)             0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           922      4,830,341     (4,342,755)       616,390
                                                   ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           0             44             76             73
                                                   ============   ============   ============    ============
  - from recapture                                            0              0              0              0
                                                   ============   ============   ============    ============
Capital gain (loss)                                           0              0              0              0
                                                   ============   ============   ============    ============


                                                 1994           1995
                                             ------------    ------------
Gross revenue                                $  2,879,282   $  2,917,144
Equity in earnings of joint ventures              456,154        453,794
Profit from sale of properties                          0              0
Interest income                                    26,958         57,209
Less: Operating expenses                         (125,815)      (186,693)
      Interest expense                                  0              0
      Depreciation and amortization              (232,996)      (253,483)
                                             ------------    ------------
Net income - GAAP basis                         3,003,583      2,987,971
                                             ============    ============
Taxable income
  - from operations                             2,818,525      2,581,931
                                             ============    ============
  - from gain on sale                                   0              0
                                             ============    ============
Cash generated from operations
  (Notes 2 and 3)                               3,214,214      3,098,276
Cash generated from sales                               0              0
Cash generated from refinancing                         0              0
                                             ------------    ------------
Cash generated from operations, sales
  and refinancing                               3,214,214      3,098,276
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                 (3,150,002)    (3,098,276)
    - from sale of properties                           0              0
    - from cash flow from prior period                  0        (51,728)
                                             ------------    ------------
Cash generated (deficiency) after cash
  distributions                                    64,212        (51,728)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                     0              0
    General partners' capital
      contributions                                     0              0
    Organization costs                                  0              0
    Syndication costs                                   0              0
    Acquisition costs paid by the
      partnership on behalf of
      related parties                                   0              0
    Reimbursement of acquisition costs
      paid by the partnership on behalf
      of related parties                                0              0
    Acquisition of land and buildings                   0              0
    Investment in direct financing
      leases                                            0              0
    Investment in joint venture                         0              0
    Return of capital from joint
      ventures                                          0              0
    Increase in other assets                            0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund IX, Ltd. by
      related parties                                   0              0
                                             ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                  64,212        (51,728)
                                             ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                    80             73
                                             ============    ============
  - from recapture                                      0              0
                                             ============    ============
Capital gain (loss)                                     0              0
                                             ============    ============

                                                       1990
                                                     (Note 1)         1991           1992           1993
                                                   ------------   ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    0             44             82             68
  - from capital gain                                         0              0              0              0
  - from investment income from
      prior period                                            0              0              0              0
                                                   ------------   ------------   ------------    ------------
Total distributions on GAAP basis
  (Note 4)                                                    0             44             82             68
                                                   ============   ============   ============    ============
    Source (on cash basis)
    - from sales                                              0              0              0              0
    - from refinancing                                        0              0              0              0
    - from operations                                         0             44             82             68
    - from cash flow from prior period                        0              0              0              0
                                                   ------------   ------------   ------------    ------------
Total distributions on cash basis
  (Note 4)                                                    0             44             82             68
                                                   ============   ============   ============    ============
Total cumulative cash distributions
  per $1,000 investment from inception                        0             44            126            194
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                               N/A           100%           100%           100%


                                                1994           1995
                                            ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                            85             85
  - from capital gain                                  0              0
  - from investment income from
      prior period                                     5              5
                                            ------------    ------------
Total distributions on GAAP basis
  (Note 4)                                            90             90
                                            ============    ============
    Source (on cash basis)
    - from sales                                       0              0
    - from refinancing                                 0              0
    - from operations                                 90             89
    - from cash flow from prior period                 0              1
                                            ------------    ------------
Total distributions on cash basis
  (Note 4)                                            90             90
                                            ============    ============
Total cumulative cash distributions
  per $1,000 investment from inception               284            374
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                       100%           100%





Note 1: The registration statement relating to the offering of Units by CNL Income Fund IX, Ltd. became effective on March 20, 1991. Activities through April 11, 1991, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund IX, Ltd.
Note 4: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND X, LTD.


                                                       1990
                                                     (Note 1)         1991           1992           1993
                                                   ------------   ------------   ------------    ------------
Gross revenue                                      $          0   $     80,723   $  2,985,620   $  3,729,533
Equity in earnings of unconsolidated
  joint venture                                               0              0        184,425        273,564
Profit from sale of properties                                0              0              0              0

Interest income                                               0         77,424        149,051         35,072
Less: Operating expenses                                      0         (7,078)      (147,094)      (178,294)
      Interest expense                                        0              0              0              0
      Depreciation and amortization                           0         (5,603)      (261,058)      (215,143)
      Minority interest in income of
        consolidated joint venture                            0              0         (4,902)        (8,159)
                                                   ------------   ------------   ------------    ------------
Net income - GAAP basis                                       0        145,466      2,906,042      3,636,573
                                                   ============   ============    ============   ============
Taxable income
  - from operations                                           0        187,164      2,652,037      2,936,325
                                                   ============   ============   ============    ============
  - from gain on sale                                         0              0              0              0
                                                   ============   ============   ============    ============
Cash generated from operations
  (Notes 2 and 5)                                             0        201,406      3,101,618      3,460,906
Cash generated from sales (Note 4)                            0              0              0              0
Cash generated from refinancing                               0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated from operations, sales
  and refinancing                                             0        201,406      3,101,618      3,460,906
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                0       (163,012)    (2,760,446)    (2,659,655)
    - from sale of properties                                 0              0              0              0
    - from cash flow from prior period                        0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions                                               0         38,394        341,172        801,251
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0     19,972,663     20,027,337              0
    General partners' capital
      contributions                                       1,000              0              0              0
    Organization costs                                        0        (10,000)             0              0
    Syndication costs                                         0     (1,942,339)    (1,880,824)             0
    Acquisition of land and buildings                         0     (7,317,942)   (12,095,378)          (316)
    Investment in direct financing
      leases                                                  0     (3,024,796)    (8,018,153)       (46,364)
    Investment in joint ventures                              0              0     (3,687,069)             0
    Return of capital from joint
      ventures                                                0              0              0              0
    Deposit received for sale of land
      and building                                            0              0              0              0
    Increase in other assets                                (78)      (482,466)             0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                         0       (815,938)      (313,196)          (544)
    Distributions to holder of minority
      interest                                                0              0         (5,729)        (5,543)
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           922      6,417,576     (5,631,840)       748,484
                                                   ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           0             17             70             73
                                                   ============   ============   ============    ============
  - from recapture                                            0              0              0              0
                                                   ============   ============   ============    ============
Capital gain (loss)                                           0              0              0              0
                                                   ============   ============   ============    ============


                                                1994           1995
                                            ------------    ------------
Gross revenue                               $  3,710,792   $  3,544,446
Equity in earnings of unconsolidated
  joint venture                                  271,512        267,799
Profit from sale of properties                         0         67,214
Interest income                                   46,456         72,600
Less: Operating expenses                        (138,507)      (189,230)
      Interest expense                                 0              0
      Depreciation and amortization             (208,941)      (201,696)
      Minority interest in income of
        consolidated joint venture                (8,471)        (9,066)
                                            ------------    ------------
Net income - GAAP basis                        3,672,841      3,552,067
                                            ============    ============
Taxable income
  - from operations                            3,212,304      2,956,800
                                            ============    ============
  - from gain on sale                                  0         50,819
                                            ============    ============
Cash generated from operations
  (Notes 2 and 5)                              3,785,493      3,527,362
Cash generated from sales (Note 4)                     0      1,057,386
Cash generated from refinancing                        0              0
                                            ------------    ------------
Cash generated from operations, sales
  and refinancing                              3,785,493      4,584,748
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                (3,500,017)    (3,527,362)
    - from sale of properties                          0              0
    - from cash flow from prior period                 0       (172,641)
                                            ------------    ------------
Cash generated (deficiency) after cash
  distributions                                  285,476        884,745
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                    0              0
    General partners' capital
      contributions                                    0              0
    Organization costs                                 0              0
    Syndication costs                                  0              0
    Acquisition of land and buildings                  0       (359,506)
    Investment in direct financing
      leases                                           0       (566,097)
    Investment in joint ventures                       0              0
    Return of capital from joint
      ventures                                         0              0
    Deposit received for sale of land
      and building                                     0         69,000
    Increase in other assets                           0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                  0              0
    Distributions to holder of minority
      interest                                    (7,909)        (7,998)
                                            ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                277,567         20,144
                                            ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                   80             73
                                            ============    ============
  - from recapture                                     0              0
                                            ============    ============
Capital gain (loss)                                    0              1
                                            ============    ============

                                                       1990
                                                     (Note 1)         1991           1992           1993
                                                   ------------   ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                                  0             13             73             66
    - from capital gain                                       0              0              0              0
    - from investment income from
        prior period                                          0              0              0              0
    - from return of capital (Note 3)                         0              2              0              0
                                                   ------------   ------------   ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                    0             15             73             66
                                                   ============   ============   ============    ============
    Source (on cash basis)
      - from sales                                            0              0              0              0
      - from refinancing                                      0              0              0              0
      - from operations                                       0             15             73             66
      - from cash flow from prior
          period                                              0              0              0              0
                                                   ------------   ------------   ------------    ------------
Total distributions on cash basis
  (Note 6)                                                    0             15             73             66
                                                   ============   ============   ============    ============
Total cumulative cash distributions
  per $1,000 investment from inception                        0             15             88            154
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                      N/A           100%           100%           100%



                                                  1994           1995
                                              ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                            88             87
    - from capital gain                                  0              2
    - from investment income from
        prior period                                     0              4
    - from return of capital (Note 3)                    0              0
                                              ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                              88             93
                                              ============    ============
    Source (on cash basis)
      - from sales                                       0              0
      - from refinancing                                 0              0
      - from operations                                 88             88
      - from cash flow from prior
          period                                         0              5
                                              ------------    ------------
Total distributions on cash basis
  (Note 6)                                              88             93
                                              ============    ============
Total cumulative cash distributions
  per $1,000 investment from inception                 242            335
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                100%            99%




Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund X, Ltd. ("CNL X") and CNL Income Fund IX, Ltd. each registered for sale $35,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund IX, Ltd. commenced March 20, 1991. Pursuant to the registration statement, CNL X's offering of Units could not commence until the offering of Units of CNL Income Fund IX, Ltd. was terminated. CNL Income Fund IX, Ltd. terminated its offering of Units on September 6, 1991, at which time the maximum offering proceeds of $35,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund IX, Ltd., CNL X commenced its offering of Units. Activities through September 24, 1991, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund X, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: In August 1995, CNL Income Fund X, Ltd. sold one of its properties and received net sales proceeds of $1,050,186. In September 1995, the partnership reinvested $928,122 in an additional property. In addition, in January 1996, the partnership reinvested the remaining net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.
Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund X, Ltd.
Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND XI, LTD.


                                                       1991
                                                     (Note 1)         1992           1993           1994           1995
                                                   ------------   ------------   ------------    ------------  ------------
Gross revenue                                      $          0   $  1,269,086   $  3,831,648   $  3,852,107   $  3,820,990
Equity in earnings of unconsolidated
  joint ventures                                              0         33,367        121,059        119,370        118,384
Profit from sale of properties                                0              0              0              0              0
Interest income                                               0        150,535         24,258         30,894         51,192
Less: Operating expenses                                      0        (63,390)      (206,987)      (179,717)      (237,126)
      Interest expense                                        0              0              0              0              0
      Depreciation and amortization                           0       (180,631)      (469,127)      (481,226)      (481,226)
      Minority interests in income of
        consolidated joint ventures                           0        (23,529)       (68,399)       (68,936)       (70,038)
                                                   ------------   ------------   ------------    ------------  ------------
Net income - GAAP basis                                       0      1,185,438      3,232,452      3,272,492      3,202,176
                                                   ============   ============    ============   ============  ============
Taxable income
  - from operations                                           0      1,295,104      2,855,026      2,947,445      2,985,221
                                                   ============   ============   ============    ============  ============
  - from gain on sale                                         0              0              0              0              0
                                                   ============   ============   ============    ============  ============
Cash generated from operations
  (Notes 2 and 4)                                             0      1,495,225      3,355,586      3,497,941      3,652,185
Cash generated from sales                                     0              0              0              0              0
Cash generated from refinancing                               0              0              0              0              0
                                                   ------------   ------------   ------------    ------------  ------------
Cash generated from operations, sales
  and refinancing                                             0      1,495,225      3,355,586      3,497,941      3,652,185
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                0     (1,205,030)    (2,495,002)    (3,400,001)    (3,500,023)
    - from sale of properties                                 0              0              0              0              0
    - from cash flow from prior period                        0              0              0              0              0
                                                   ------------   ------------   ------------    ------------  ------------
Cash generated (deficiency) after cash
  distributions                                               0        290,195        860,584         97,940        152,162
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0     40,000,000              0              0              0
    General partners' capital
      contributions                                       1,000              0              0              0              0
    Minority interests' capital
      contributions                                           0        426,367              0              0              0
    Organization costs                                        0        (10,000)             0              0              0
    Syndication costs                                         0     (3,922,875)             0              0              0
    Acquisition of land and buildings                         0    (26,428,556)      (276,157)             0              0
    Investment in direct financing
      leases                                                  0     (6,716,561)      (276,206)             0              0
    Investment in joint ventures                              0     (1,658,925)          (772)             0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                         0     (1,011,487)          (900)             0              0
    Increase in other assets                                  0       (122,024)             0              0              0
    Distributions to holders of minority
      interests                                               0        (17,467)       (51,562)       (57,641)       (54,227)
                                                   ------------   ------------    ------------   ------------  ------------
Cash generated (deficiency) after cash
  distributions and special items                         1,000        828,667        254,987         40,299         97,935
                                                   ============   ============   ============    ============  ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           0             45             71             73             74
                                                   ============   ============   ============    ============  ============
  - from recapture                                            0              0              0              0              0
                                                   ============   ============   ============    ============  ============
Capital gain (loss)                                           0              0              0              0              0
                                                   ============   ============   ============    ============  ============



TABLE III - CNL INCOME FUND XI, LTD. (continued)




                                                       1991
                                                     (Note 1)         1992           1993           1994            1995
                                                   ------------   ------------   ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    0             41             62             81              79
  - from capital gain                                         0              0              0              0               0
  - from investment income from
      prior period                                            0              0              0              4               9
  - from return of capital (Note 3)                           0              1              0              0               0
                                                   ------------   ------------   ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 5)                                                    0             42             62             85              88
                                                   ============   ============   ============    ============   ============
    Source (on cash basis)
    - from sales                                              0              0              0              0               0
    - from refinancing                                        0              0              0              0               0


    - from operations                                         0             42             62             85              88
    - from cash flow from prior
        period                                                0              0              0              0               0
                                                   ------------   ------------   ------------    ------------   ------------
Total distributions on cash basis
  (Note 5)                                                    0             42             62             85              88
                                                   ============   ============   ============    ============   ============
Total cumulative cash distributions
  per $1,000 investment from inception                        0             42            104            189             277
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                               N/A           100%           100%           100%            100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XII, LTD.


                                                       1991
                                                     (Note 1)         1992           1993           1994            1995
                                                   ------------   ------------   ------------    ------------   ------------
Gross revenue                                      $          0   $     25,133   $  3,374,640   $  4,397,881    $  4,404,792
Equity in earnings of joint ventures                          0             46         49,604         85,252          81,582
Profit from sale of properties                                0              0              0              0               0
Interest income                                               0         45,228        190,082         65,447          84,197
Less: Operating expenses                                      0         (7,211)      (193,804)      (192,951)       (228,404)
      Interest expense                                        0              0              0              0               0
      Depreciation and amortization                           0         (3,997)      (286,293)      (327,795)       (327,795)
                                                   ------------   ------------   ------------    ------------   ------------
Net income - GAAP basis                                       0         59,199      3,134,229      4,027,834       4,014,372
                                                   ============   ============    ============   ============   ============
Taxable income
  - from operations                                           0         58,543      2,749,072      3,301,005       3,262,046
                                                   ============   ============   ============    ============   ============
  - from gain on sale                                         0              0              0              0               0
                                                   ============   ============   ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                                             0         61,370      3,246,760      3,848,962       3,819,362
Cash generated from sales                                     0              0              0              0               0
Cash generated from refinancing                               0              0              0              0               0
                                                   ------------   ------------   ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                             0         61,370      3,246,760      3,848,962       3,819,362
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                0        (61,370)    (1,972,769)    (3,768,754)     (3,819,362)
    - from sale of properties                                 0              0              0              0               0
    - from return of capital (Note 4)                         0        (60,867)             0              0               0
    - from cash flow from prior period                        0              0              0              0          (5,645)
                                                   ------------   ------------   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                               0        (60,867)     1,273,991         80,208          (5,645)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0     21,543,270     23,456,730              0               0
    General partners' capital
      contributions                                       1,000              0              0              0               0
    Organization costs                                        0        (10,000)             0              0               0
    Syndication costs                                         0     (2,066,937)    (2,277,637)             0               0
    Acquisition of land and buildings                         0     (7,536,009)   (15,472,737)          (230)              0
    Investment in direct financing
      leases                                                  0     (2,503,050)   (11,875,100)          (591)              0
    Loan to tenant of joint venture,
      net of repayments                                       0              0       (207,189)         6,400           7,008
    Investment in joint ventures                              0       (372,045)      (468,771)        (4,400)              0
    Increase in restricted cash                               0              0              0              0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                         0       (704,923)      (432,749)             0               0
    Increase in other assets                                  0       (654,497)             0              0               0
    Other                                                     0              0              0            973               0
                                                   ------------   ------------   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                         1,000      7,634,942     (6,003,462)        82,360           1,363
                                                   ============   ============   ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           0              5             64             73              72
                                                   ============   ============   ============    ============   ============
  - from recapture                                            0              0              0              0               0
                                                   ============   ============   ============    ============   ============
Capital gain (loss)                                           0              0              0              0               0
                                                   ============   ============   ============    ============   ============



TABLE III - CNL INCOME FUND XII, LTD. (continued)





                                                       1991
                                                     (Note 1)         1992           1993           1994            1995
                                                   ------------   ------------   ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    0              5             46             84              85
  - from capital gain                                         0              0              0              0               0
  - from return of capital (Note 3)                           0              7              0              0               0
                                                   ------------   ------------   ------------    ------------   ------------
Total distributions on GAAP basis


  (Note 6)                                                    0             12             46             84              85
                                                   ============   ============   ============    ============   ============
    Source (on cash basis)
    - from sales                                              0              0              0              0               0
    - from refinancing                                        0              0              0              0               0
    - from operations                                         0              6             46             84              85
    - from return of capital (Note 4)                         0              6              0              0               0
    - from cash flow from prior period                        0              0              0              0               0
                                                   ------------   ------------   ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                    0             12             46             84              85
                                                   ============   ============   ============    ============   ============
Total cumulative cash distributions
  per $1,000 investment from inception                        0             12             58            142             227
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                               N/A           100%           100%           100%            100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities t h rough October 8, 1992, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period,
         o n c e finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.
Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIII, LTD.


                                                       1992
                                                     (Note 1)         1993           1994           1995
                                                   ------------   ------------   ------------    ------------
Gross revenue                                      $          0   $    966,564   $  3,558,447   $  3,806,944
Equity in earnings of joint ventures                          0          1,305         43,386         98,520
Profit (Loss) from sale of properties
  (Note 4)                                                    0              0              0        (29,560)
Interest income                                               0        181,568         77,379         51,410
Less: Operating expenses                                      0        (59,390)      (183,311)      (214,705)
      Interest expense                                        0              0              0              0
      Depreciation and amortization                           0       (148,170)      (378,269)      (393,435)


                                                   ------------   ------------   ------------    ------------
Net income - GAAP basis                                       0        941,877      3,117,632      3,319,174
                                                   ============   ============    ============   ============
Taxable income
  - from operations                                           0        978,535      2,703,252      2,920,859
                                                   ============   ============   ============    ============
  - from gain (loss) on sale                                  0              0              0              0
                                                   ============   ============   ============    ============
Cash generated from operations
  (Notes 2 and 5)                                             0      1,121,547      3,149,000      3,379,378
Cash generated from sales (Note 4)                            0              0              0        286,411
Cash generated from refinancing                               0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated from operations, sales
  and refinancing                                             0      1,121,547      3,149,000      3,665,789
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                0       (528,364)    (2,800,004)    (3,350,014)
    - from sale of properties                                 0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after
  cash distributions                                          0        593,183        348,996        315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                           0     40,000,000              0              0
    General partners' capital
      contributions                                       1,000              0              0              0
    Syndication costs                                         0     (3,932,017)          (181)             0
    Acquisition of land and buildings                         0    (19,691,630)    (5,764,308)      (336,116)
    Investment in direct financing leases                     0     (6,760,624)    (1,365,075)             0
    Investment in joint ventures                              0       (314,998)      (545,139)      (140,052)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                           0       (799,980)       (25,036)        (3,074)
    Increase in other assets                                  0       (454,909)         9,226              0
    Other                                                     0              0              0            954
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                         1,000      8,639,025     (7,341,517)      (162,513)
                                                   ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           0             33             67             72
                                                   ============   ============   ============    ============
  - from recapture                                            0              0              0              0
                                                   ============   ============   ============    ============
Capital gain (loss) (Note 4)                                  0              0              0              0
                                                   ============   ============   ============    ============




TABLE III - CNL INCOME FUND XIII, LTD. (continued)


                                                       1992
                                                     (Note 1)         1993           1994           1995
                                                   ------------   ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                                  0             18             70             82


    - from capital gain                                       0              0              0              0
    - from investment income from prior
        period                                                0              0              0              2
                                                   ------------   ------------   ------------    ------------
Total distributions on GAAP basis (Note 5)                    0             18             70             84
                                                   ============   ============   ============    ============
  Source (on cash basis)
    - from sales                                              0              0              0              0
    - from refinancing                                        0              0              0              0
    - from operations                                         0             18             70             84
                                                   ------------   ------------   ------------    ------------
Total distributions on cash basis (Note 5)                    0             18             70             84
                                                   ============   ============   ============    ============
Total cumulative cash distributions per
  $1,000 investment from inception                            0             18             88            172
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                               N/A           100%           100%           100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.
Note 4: During 1995, the partnership sold one of its properties to a tenant for i t s o riginal purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIV, LTD.


                                                       1992
                                                     (Note 1)         1993           1994           1995
                                                   ------------   ------------   ------------    ------------
Gross revenue                                      $          0   $    256,234   $  3,135,716   $  4,017,266
Equity in earnings of joint ventures                          0          1,305         35,480        338,717
Profit (Loss) from sale of properties
  (Note 4)                                                    0              0              0        (66,518)
Interest income                                               0         27,874        200,499         50,724
Less: Operating expenses                                      0        (14,049)      (181,980)      (248,840)
      Interest expense                                        0              0              0              0
      Depreciation and amortization                           0        (28,918)      (257,640)      (340,112)
                                                   ------------   ------------   ------------    ------------
Net income - GAAP basis                                       0        242,446      2,932,075      3,751,237
                                                   ============   ============   ============    ============
Taxable income
  - from operations                                           0        278,845      2,482,240      3,162,165
                                                   ============   ============   ============    ============
  - from gain on sale                                         0              0              0              0
                                                   ============   ============   ============    ============
Cash generated from operations
  (Notes 2 and 3)                                             0        321,737      2,812,631      3,709,844
Cash generated from sales (Note 4)                            0              0              0        696,012
Cash generated from refinancing                               0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated from operations, sales
  and refinancing                                             0        321,737      2,812,631      4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                0         (9,050)    (2,229,952)    (3,543,751)
    - from sale of properties                                 0              0              0              0
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions                                               0        312,687        582,679        862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0     28,785,100     16,214,900              0
    General partners' capital
      contributions                                       1,000              0              0              0
    Syndication costs                                         0     (2,771,892)    (1,618,477)             0
    Acquisition of land and buildings                         0    (13,758,004)   (11,859,237)      (964,073)
    Investment in direct financing leases                     0     (4,187,268)    (5,561,748)       (75,352)
    Investment in joint ventures                              0       (315,209)    (1,561,988)    (1,087,218)
    Return of capital from joint venture                      0              0              0              0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                            0       (706,215)      (376,738)          (577)
    Increase in other assets                                  0       (444,267)             0              0
    Other                                                     0              0              0          5,530
                                                   ------------   ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                         1,000      6,914,932     (4,180,609)    (1,259,585)
                                                   ============   ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           0             16             56             70
                                                   ============   ============   ============    ============
  - from recapture                                            0              0              0              0
                                                   ============   ============   ============    ============
Capital gain (loss) (Note 4)                                  0              0              0              0
                                                   ============   ============   ============    ============




TABLE III - CNL INCOME FUND XIV, LTD. (continued)





                                                       1992
                                                     (Note 1)         1993           1994           1995
                                                   ------------   ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                                  0              1             51             79
    - from capital gain                                       0              0              0              0
    - from return of capital                                  0              0              0              0
                                                   ------------   ------------   ------------    ------------
Total distributions on GAAP basis (Note 5)                    0              1             51             79
                                                   ============   ============   ============    ============
  Source (on cash basis)
    - from sales                                              0              0              0              0
    - from refinancing                                        0              0              0              0
    - from operations                                         0              1             51             79
                                                   ------------   ------------   ------------    ------------
Total distributions on cash basis (Note 5)                    0              1             51             79
                                                   ============   ============   ============    ============
Total cumulative cash distributions
  per $1,000 investment from inception                        0              1             52            131
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                               N/A           100%           100%           100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.
Note 4: During 1995, the partnership sold two of its properties to a tenant for i t s o riginal purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used t o acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents d i stributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1 9 9 3 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND XV, LTD.


                                                                      1993
                                                                    (Note 1)         1994           1995
                                                                  ------------   ------------    ------------
Gross revenue                                                     $          0   $  1,143,586   $  3,546,320
Equity in earnings of joint venture                                          0          8,372        280,606
Profit (Loss) from sale of properties (Note 4)                               0              0        (71,023)
Interest income                                                              0        167,734         88,059
Less: Operating expenses                                                     0        (62,926)      (228,319)
      Interest expense                                                       0              0              0
      Depreciation and amortization                                          0        (70,848)      (243,175)
                                                                  ------------   ------------    ------------
Net income - GAAP basis                                                      0      1,185,918      3,372,468
                                                                  ============   ============    ============
Taxable income
  - from operations                                                          0      1,026,715      2,861,912
                                                                  ============   ============    ============
  - from gain on sale                                                        0              0              0
                                                                  ============   ============    ============
Cash generated from operations (Notes 2 and 3)                               0      1,116,834      3,239,370
Cash generated from sales (Note 4)                                           0              0        811,706
Cash generated from refinancing                                              0              0              0
                                                                  ------------   ------------    ------------
Cash generated from operations, sales and refinancing                        0      1,116,834      4,051,076
Less: Cash distributions to investors (Note 5)
  - from operating cash flow                                                 0       (635,944)    (2,650,003)
  - from sale of properties                                                  0              0              0
                                                                  ------------   ------------    ------------
Cash generated (deficiency) after cash distributions                         0        480,890      1,401,073
Special items (not including sales and refinancing):
  Limited partners' capital contributions                                    0     40,000,000              0
  General partners' capital contributions                                1,000              0              0
  Syndication costs                                                          0     (3,892,003)             0
  Acquisition of land and buildings                                          0    (22,152,379)    (1,625,601)
  Investment in direct financing leases                                      0     (6,792,806)    (2,412,973)
  Investment in joint venture                                                0     (1,564,762)      (720,552)
  Reimbursement of organization, syndication and
    acquisition costs paid on behalf of CNL Income
    Fund XV, Ltd. by related parties                                         0     (1,098,197)       (23,507)
  Increase in other assets                                                   0       (187,757)             0
  Other                                                                    (38)        (6,118)        25,150
                                                                  ------------   ------------    ------------
Cash generated (deficiency) after cash distributions
  and special items                                                        962      4,786,868     (3,356,410)
                                                                  ============   ============    ============
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                                          0             33             71
                                                                  ============   ============    ============
  - from recapture                                                           0              0              0
                                                                  ============   ============    ============
Capital gain (loss) (Note 4)                                                 0              0              0
                                                                  ============   ============    ============



TABLE III - CNL INCOME FUND XV, LTD. (continued)




                                                                      1993
                                                                    (Note 1)         1994           1995
                                                                  ------------   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                                                 0             21             66
    - from capital gain                                                      0              0              0
                                                                  ------------   ------------    ------------
Total distributions on GAAP basis (Note 5)                                   0             21             66
                                                                  ============   ============    ============
  Source (on cash basis)
    - from sales                                                             0              0              0
    - from refinancing                                                       0              0              0
    - from operations                                                        0             21             66
                                                                  ------------   ------------    ------------
Total distributions on cash basis (Note 5)                                   0             21             66
                                                                  ============   ============    ============
Total cumulative cash distributions per $1,000 investment
  from inception                                                             0             21             87
Amount (in percentage terms) remaining invested in program
  properties at the end of each year (period) presented
  (original total acquisition cost of properties
  retained, divided by original total acquisition
  cost of all properties in program)                                       N/A           100%           100%


Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.
Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire two additional properties. The remaining net sales proceeds will be used towards the purchase of an additional property. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: Distributions declared for the quarter ended December 31, 1994 are reflected in the 1995 column due to the payment of such distributions in January 1995. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XVI, LTD.


                                                                      1993
                                                                    (Note 1)         1994           1995
                                                                  ------------   ------------    ------------
Gross revenue                                                     $          0   $    186,257   $  2,702,504
Profit from sale of properties                                               0              0              0
Interest income                                                              0         21,478        321,137
Less: Operating expenses                                                     0        (10,700)      (274,595)
      Interest expense                                                       0              0              0
      Depreciation and amortization                                          0         (9,458)      (318,205)
                                                                  ------------   ------------    ------------
Net income - GAAP basis                                                      0        187,577      2,430,841
                                                                  ============   ============    ============
Taxable income
  - from operations                                                          0        189,864      2,139,382
                                                                  ============   ============    ============
  - from gain on sale                                                        0              0              0
                                                                  ============   ============    ============
Cash generated from operations (Notes 2 and 3)                               0        205,148      2,481,395
Cash generated from sales                                                    0              0              0
Cash generated from refinancing                                              0              0              0
                                                                  ------------   ------------    ------------
Cash generated from operations, sales and refinancing                        0        205,148      2,481,395
Less: Cash distributions to investors (Note 4)
  - from operating cash flow                                                 0         (2,845)    (1,798,921)
  - from sale of properties                                                  0              0              0
                                                                  ------------   ------------    ------------
Cash generated (deficiency) after cash distributions                         0        202,303        682,474
Special items (not including sales and refinancing):
  Limited partners' capital contributions                                    0     20,174,172     24,825,828
  General partners' capital contributions                                1,000              0              0
  Syndication costs                                                          0     (1,929,465)    (2,452,743)
  Acquisition of land and buildings                                          0    (13,170,132)   (16,012,458)
  Investment in direct financing leases                                      0       (975,853)    (5,595,236)
  Reimbursement of organization, syndication and
    acquisition costs paid on behalf of CNL Income
    Fund XVI, Ltd. by related parties                                        0       (854,154)      (405,569)
  Increase in other assets                                                   0       (443,625)       (58,720)
  Other                                                                    (36)       (20,714)        20,714
                                                                  ------------   ------------    ------------
Cash generated (deficiency) after cash distributions
  and special items                                                        964      2,982,532      1,004,290
                                                                  ============   ============    ============
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                                          0             17             53
                                                                  ============   ============    ============
  - from recapture                                                           0              0              0
                                                                  ============   ============    ============
Capital gain (loss)                                                          0              0              0
                                                                  ============   ============    ============



TABLE III - CNL INCOME FUND XVI, LTD. (continued)

                                                                      1993
                                                                    (Note 1)         1994           1995
                                                                  ------------   ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                                                 0              1             45
    - from capital gain                                                      0              0              0
    - from return of capital                                                 0              0              0
                                                                  ------------   ------------    ------------
Total distributions on GAAP basis (Note 4)                                   0              1             45
                                                                  ============   ============    ============
  Source (on cash basis)
    - from sales                                                             0              0              0
    - from refinancing                                                       0              0              0
    - from operations                                                        0              1             45
                                                                  ------------   ------------    ------------
Total distributions on cash basis (Note 4)                                   0              1             45
                                                                  ============   ============    ============
Total cumulative cash distributions per $1,000
  investment from inception                                                  0              1             46
Amount (in percentage terms) remaining invested
  in program properties at the end of each
  year (period) presented (original total acquisition
  cost of properties retained, divided by original
  total acquisition cost of all properties in program)                     N/A           100%           100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.
Note 4: Distributions declared for the quarter ended December 31, 1994 are reflected in the 1995 column due to the payment of such distributions in January 1995. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES




                                                              Selling Price, Net of
                                                       Closing Costs and GAAP Adjustments
                                          --------------------------------------------------------------

                                                                       Purchase
                                                     Cash               money   Adjustments
                                                   received  Mortgage  mortgage  resulting
                                                    net of   balance    taken      from
                                 Date     Date of  closing   at time   back by  application
       Property                Acquired    Sale     costs    of sale   program    of GAAP     Total
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA              02/05/87  06/12/92 $1,169,021        0         0           0 $1,169,021

  Wendy's -
    Fairfield, CA              07/01/87  10/03/94  1,018,490        0         0           0  1,018,490

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC              05/29/87  07/21/93    746,800        0         0           0    746,800

  Pizza Hut -
    Graham, TX                 08/24/87  07/28/94    261,628        0         0           0    261,628

  Golden Corral -
    Medina, OH                 11/18/87  11/30/94    626,582        0         0           0    626,582

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                   03/22/89  04/27/94    712,000        0         0           0    712,000

  Burger King -
    Hastings, MI               08/12/88  12/15/95    518,650        0         0           0    518,650

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)       02/28/90  08/25/95  1,040,000        0         0           0  1,040,000

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR             11/02/89  05/24/94    791,211        0         0           0    791,211

  Hardee's -
    Heber Springs, AR          02/13/90  05/24/94    638,270        0         0           0    638,270


  Hardee's -
    Little Canada, MN          11/28/89  06/29/95    899,503        0         0           0    899,503






                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                               --------------------------------
                                                                       Excess
                                               Total                (deficiency)
                                           acquisition              of property
                                           cost, capital           operating cash
                                Original   improvements             receipts over
                                mortgage   closing and                  cash
       Property                 financing   soft costs (1)    Total   expenditures
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                      0       $955,000    $955,000       $214,021

  Wendy's -
    Fairfield, CA                      0         861500     861,500        156,990

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                      0         642800     642,800        104,000

  Pizza Hut -
    Graham, TX                         0         205500     205,500         56,128

  Golden Corral -
    Medina, OH                         0         743000     743,000       (116,418)

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                           0         616501     616,501         95,499

  Burger King -
    Hastings, MI                       0         419936     419,936         98,714

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)               0         986418     986,418         53,582

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                     0         605500     605,500        185,711

  Hardee's -
    Heber Springs, AR                  0         532893     532,893        105,377


  Hardee's -
    Little Canada, MN                  0         821692     821,692         77,811


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) These partnerships accepted mortgage note receivables in connection with the sales of these properties.

                                    TABLE V
                  SALES OR DISPOSALS OF PROPERTIES (continued)

                                                              Selling Price, Net of
                                                       Closing Costs and GAAP Adjustments
                                          --------------------------------------------------------------

                                                                       Purchase
                                                     Cash               money   Adjustments
                                                   received  Mortgage  mortgage  resulting
                                                    net of   balance    taken      from
                                 Date     Date of  closing   at time   back by  application
       Property                Acquired    Sale     costs    of sale   program    of GAAP     Total
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                 06/14/90  05/19/92    700,000        0         0           0    700,000

  Hardee's -
    St. Paul, MN               08/09/90  05/24/94    869,036        0         0           0    869,036

  Perkins -
    Florence, SC (3)           08/28/90  08/25/95  1,160,000        0         0           0  1,160,000

  Church's Fried Chicken -
    Jacksonville, FL (4)       04/30/90  12/01/95    240,000        0         0           0    240,000

CNL Income Fund VIII, Ltd.:
  Church's Fried Chicken -
    Melbourne, FL              09/28/90  02/01/91    172,945        0         0           0    172,945

  Church's Fried Chicken -
    Cocoa, FL                  09/28/90  05/14/91    175,042        0         0           0    175,042

  Denny's -
    Ocoee, FL                  03/16/91  07/31/95  1,184,865        0         0           0  1,184,865

  Church's Fried Chicken -
    Jacksonville, FL (4)       09/28/90  12/01/95    240,000        0         0           0    240,000

  Church's Fried Chicken -


    Jacksonville, FL (5)       09/28/90  12/01/95    220,000        0         0           0    220,000

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                 03/04/92  08/11/95  1,050,186        0         0           0  1,050,186



                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                               --------------------------------
                                                                       Excess
                                               Total                (deficiency)
                                           acquisition              of property
                                           cost, capital           operating cash
                                Original   improvements             receipts over
                                mortgage   closing and                  cash
       Property                 financing  soft costs (1)    Total   expenditures
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                         0        560,202   560,202        139,798

  Hardee's -
    St. Paul, MN                       0        742,333   742,333        126,703

  Perkins -
    Florence, SC (3)                   0      1,084,905 1,084,905         75,095

  Church's Fried Chicken -
    Jacksonville, FL (4)               0        233,728   233,728          6,272

CNL Income Fund VIII, Ltd.:
  Church's Fried Chicken -
    Melbourne, FL                      0        166,022   166,022          6,923

  Church's Fried Chicken -
    Cocoa, FL                          0        175,694   175,694           (652)

  Denny's -
    Ocoee, FL                          0        949,199   949,199        235,666

  Church's Fried Chicken -
    Jacksonville, FL (4)               0        238,153   238,153          1,847

  Church's Fried Chicken -


    Jacksonville, FL (5)               0        215,845   215,845          4,155

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                         0        987,679   987,679         62,507

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) These partnerships accepted mortgage note receivables in connection with the sales of these properties.

                                    TABLE V
                  SALES OR DISPOSALS OF PROPERTIES (continued)





                                                              Selling Price, Net of
                                                       Closing Costs and GAAP Adjustments
                                          --------------------------------------------------------------

                                                                       Purchase
                                                     Cash               money   Adjustments
                                                   received  Mortgage  mortgage  resulting
                                                    net of   balance    taken      from
                                 Date     Date of  closing   at time   back by  application
       Property                Acquired    Sale     costs    of sale   program    of GAAP     Total
CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                03/31/94  04/24/95    286,411        0         0           0   286,411

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN              03/31/94  03/01/95    339,031        0         0           0   339,031

  Checkers -
    Dallas, TX                 03/31/94  03/01/95    356,981        0         0           0   356,981

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN              05/27/94  03/01/95    263,221        0         0           0   263,221

  Checkers -
    Leavenworth, KS            06/22/94  03/01/95    259,600        0         0           0   259,600

  Checkers -

    Knoxville, TN              07/08/94  03/01/95    288,885        0         0           0   288,885




                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                               --------------------------------
                                                                       Excess
                                               Total                (deficiency)
                                           acquisition              of property
                                           cost, capital           operating cash
                                Original   improvements             receipts over
                                mortgage   closing and                  cash
       Property                 financing  soft costs (1)    Total   expenditures
CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                        0        286,411    286,411              0

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                      0        339,031    339,031              0

  Checkers -
    Dallas, TX                         0        356,981    356,981              0

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                      0        263,221    263,221              0

  Checkers -
    Leavenworth, KS                    0        259,600    259,600              0

  Checkers -

    Knoxville, TN                      0        288,885    288,885              0



(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) These partnerships accepted mortgage note receivables in connection with the sales of these properties.

                                   EXHIBIT D
                             SUBSCRIPTION AGREEMENT

                       CNL AMERICAN PROPERTIES FUND, INC.




                   UP TO 16,500,000 SHARES--$10.00 PER SHARE
                     MINIMUM PURCHASE--250 SHARES ($2,500)
            100 SHARES ($1,000) FOR IRAS, KEOGH, AND QUALIFIED PLANS
               (Minimum purchase may be higher in certain states)




  PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:


                           SOUTHTRUST ESTATE & TRUST COMPANY, INC.


  ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.





                              CNL SECURITIES CORP.
                        (407) 422-1574 OR (800) 522-3863




            Overnight Packages:                        Regular Mail Packages:
          Attn:  Investor Services                    Attn:  Investor Services
       400 E. South Street, Suite 500                   Post Office Box 1033
          Orlando, Florida  32801                   Orlando, Florida  32802-1033

            CNL AMERICAN PROPERTIES FUND, INC.


1.          INVESTMENT
This subscription is in the amount of $  for the purchase of   Shares ($10.00
per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).
      [ ]  ADDITIONAL PURCHASE      [ ]  REINVESTMENT PLAN - Investor elects to
                                    participate in Plan (See prospectus for
                                    details.)

2.          SUBSCRIBER INFORMATION
Name (1st) ____________________________ Date of Birth (MM/DD/YY) __________
Name (2nd) ____________________________ Date of Birth (MM/DD/YY) __________
Address    ______________________ City _________ State ___ Zip Code _______
Custodian Account No. ______________Daytime Phone # ( ___ ) _______________
[ ]  U.S. Citizen    [ ]  Resident Alien  [ ]  Foreign Resident   Country

[ ]  Check if Subscriber is a U.S. citizen residing outside the U.S.
Income Tax Filing State __________________________
ALL SUBSCRIBERS:  State of Residence of Subscriber/Plan Beneficiary (required)

TAXPAYER IDENTIFICATION NUMBER: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter BOTH the Social Security number and the taxpayer identification number.

      TAXPAYER ID# __  - _______    SOCIAL SECURITY # ___ - __ - ___

3.          INVESTOR MAILING ADDRESS
For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.
Name ___________________________________________
Address ________________________________________
City __________________________________   State _______     Zip Code __________
Daytime Phone #( ___ ) __________

4.          DIRECT DEPOSIT ADDRESS
Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

Company ________________________________________
Address ________________________________________
City ________________________ State _________   Zip Code ___________
Account No. _________________ Daytime Phone #( ___ ) ___________

5.          FORM OF OWNERSHIP
(Select only one)
[ ]    INDIVIDUAL-one signature required (1)
[ ]    HUSBAND AND WIFE, AS COMMUNITY PROPERTY- two signatures required (15)
[ ]    TENANTS IN COMMON-two signatures required (3)
[ ]    TENANTS BY THE ENTIRETY-two signatures required (31)
[ ]    CORPORATIONS
    [ ]  S-Corporation (22)
    [ ]  C-Corporation (5)
[ ]    IRA-custodian signature required (23)
[ ]    SEP-custodian signature required (38)
[ ]    TAXABLE TRUST (7)
[ ]    TAX-EXEMPT TRUST (28)
[ ]    IRREVOCABLE TRUST-trustee signature required (21)
[ ]    JOINT TENANTS WITH RIGHT OF SURVIVORSHIP-all parties must sign (8)
[ ]    A MARRIED PERSON/SEPARATE PROPERTY-one signature required (34)
[ ]    KEOGH (H.R.10)-trustee signature required (24)
[ ]    CUSTODIAN-custodian signature required (33)
[ ]    PARTNERSHIP (3)
[ ]    NON-PROFIT ORGANIZATION (12)
[ ]    PENSION PLAN-trustee signature(s) required (19)
[ ]    PROFIT SHARING PLAN-trustee signature(s) required (27)
[ ]    CUSTODIAN UGMA-STATE of                   -custodian signature required
       (16)
[ ]    CUSTODIAN UTMA-STATE of                   -custodian signature required
       (42)
[ ]    ESTATE-Personal Representative signature required (13)
[ ]    REVOCABLE GRANTOR TRUST-grantor signature required (25)
[ ] SUBSCRIBER elects to have the Shares covered by this subscription placed in a new sponsored IRA account offered by Franklin Bank as custodian. IRA documents will be sent to subscriber upon receipt of subscription documents. There is no annual fee involved for CNL American Properties Fund, Inc. investments

6.           SUBSCRIBER SIGNATURES
If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:


X                                              X
  Signature of 1st Subscriber  Date            Signature of 2nd Subscriber  Date
7.           BROKER/DEALER INFORMATION
Broker/Dealer NASD Firm Name
Registered Representative
Branch Mail Address
City   State   Zip Code                         [ ]  Please check if new address
Phone #(   ) _____________      Fax #(    ) ___________         [ ]  Sold CNL
                                                                     before
Shipping Address    City   State   Zip Code

[ ] TELEPHONIC SUBSCRIPTIONS (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE:
       Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

[ ] REGISTERED INVESTMENT ADVISOR (check here): If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.


PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING


X
   Principal, Branch Manager or Other     Date     Print or Type Name of Person
   Authorized Signature                            Signing

X
   Registered Representative/Investment   Date     Print or Type Name of Person
   Advisor Signature                               Signing



    Make check payable to: SOUTHTRUST ESTATE & TRUST COMPANY, INC., ESCROW AGENT

    Please remit check and   For overnight delivery,
    subscription document    please send to:                 FOR OFFICE USE ONLY
    to:

    CNL SECURITIES CORP.     CNL SECURITIES CORP.                  Sub. #
    Attn:  Investor          Attn:  Investor Services
    Services                 400 E. South Street, Suite 500        Admit Date
    P.O. Box 1033            Orlando, FL  32801
    Orlando, FL  32802-1033  (407) 422-1574                        Amount
    (800) 522-3863           (800) 522-3863
                                                                   Region

                                                                   RSVP

NOTICE TO ALL INVESTORS:

    (a) The purchase of Shares for an IRA or Keogh plan does not itself create the plan.

    (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. Stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

    (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.



NOTICE TO CALIFORNIA AND FLORIDA RESIDENTS: California and Florida investors will have the right to withdraw their subscription funds if subscriptions for at least $1,500,000 have not been accepted by the Company within six months after the initial offer of Shares of the Company pursuant to the Prospectus and the Company elects at that time to extend the offering beyond such date. The Company will promptly notify California and Florida investors if the Company so elects to extend the offering, and such investors must exercise their right to withdraw within ten (10) days of such notice by delivering written notice to the Company of their intention to exercise such right. The subscription funds of withdrawing California and Florida investors will be promptly returned along with such investor's pro rata share of interest earned thereon net of any escrow fees calculated as set forth in the Prospectus and the Escrow Agreement.



NOTICE TO CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final Prospectus, and will have the opportunity to rescind the investment within ten
(10) days from the date of confirmation.



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.


BROKER/DEALER AND FINANCIAL REPRESENTATIVE:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Rules of Fair Practice, and hereby certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Exhibit C, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; and (iv) under penalties of perjury, (a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number; (b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty
(60) days of any event giving rise to the Subscriber becoming such a person.




Franklin Bank, N.A.



         FRANKLIN BANK, N.A., INDIVIDUAL RETIREMENT ACCOUNT APPLICATION

ACCOUNTHOLDER INFORMATION:    NAME_________________________

DISCLAIMER:

            Franklin Bank, N.A. is a national bank, not associated with CNL Group, Inc. or any CNL entity. Franklin Bank, N.A. is a custodian for IRAs and will act in a custodial capacity for all beneficial owners of IRAs. CNL has no affiliation with Franklin Bank, N.A.

            It is not reasonable to project the growth of your IRA investments include assets other than bank time deposits or savings accounts. Therefore,
your final account balance will depend upon many factors   the amount of your
contributions, the amount of time the funds are invested, the earnings and/or losses from the investments, expenses incurred such as brokerage commissions and trustee's fees and the overall performance of your investments. We expressly state that the growth in the value of your IRA cannot be guaranteed or projected.

SIGNATURES  IMPORTANT:  Please read before signing.
                  I understand the eligibility requirements for the type of IRA deposit I am making and I state that I do qualify to make the deposit. I understand that the terms and conditions which apply to the Individual Retirement Account are contained in this Application and Form 5305A (which will be provided within 10 days of our receipt of this application). I agree to be bound by those terms and conditions. I understand that I will not be required to pay an annual fee as long as all investments in this IRA are sponsored by a CNL entity. Within seven (7) days from the date I establish the Individual Retirement Account I may revoke it without penalty by mailing or delivering a written notice to the Custodian.

                  I assume complete responsibility for:

                  1. Determining that I am eligible for an IRA each year I make a contribution.
                  2. Insuring that all contributions I make are within the limits set forth by the tax laws.
                  3. The tax consequences of any contribution (including rollover contributions) and distributions.

            Signature   _______________________________________________
                        Accountholder


                        ______________________         ________________
                        Authorized Signature Trustee      Date
DESIGNATION OF
BENEFICIARY(IES):       I designate the individual(s) named below as my primary
                        and contingent Beneficiary(ies) of the IRA. I revoke all prior IRA Beneficiary designations, if any, made by me. I understand that I may change or add Beneficiaries at any time by completing and delivering the proper form to the Custodian. (If you wish to name more than one
                        Beneficiary, attach a list of each Beneficiary's name, social security number, relationship to you and percentage share in this IRA.)
                        If any primary or contingent Beneficiary dies before me, his or her interest and the interest of his or her heirs shall terminate completely, and the percentage share of any remaining Beneficiary(ies) shall be increased on a pro rata basis.

Primary           The following individual(s) shall be my Primary
                  Beneficiary(ies):
Beneficiary(ies)
                  Name_____________________    Social Security #____________
                  Address__________________    Date of Birth______  Share______
                  _________________________    Relationship____________

Contingent        If none of the Primary Beneficiaries survive me,
                  the following individual(s) shall be my Beneficiary(ies):
Beneficiary(ies)
                  Name____________________ Social Security #__________
                  Address_________________ Date of Birth__________  Share______
                  ________________________ Relationship_____________________

Spousal Consent
                  I am the spouse of IRA accountholder named above. I agree to my spouse's naming of a primary Beneficiary other than myself. I acknowledge that I have received a fair and reasonable disclosure of my spouse's property and financial obligation.
                  I also acknowledge that I shall have no claim whatsoever against the Custodian for any payments to my spouse's Beneficiary(ies).



                  _____________________________       _____________________
                  Spouse's Signature                  Date


              Custodial Services P.O. Box 7090 Troy, MI 48007-7090
                                 1-800-344-0667

                               INVESTMENT OPTIONS:

[ ]         I would like to receive information regarding mutual fund
investments.
[ ]         I would like to receive information regarding money market accounts.

Note: Franklin Bank, N.A. may consider other investment options for your IRA. Please provide the following information on your options.

Fund Name_______________________________________________________

Sponsor Name____________________________________________________

Address_________________________________________________________

Account No._______________________________________    Telephone #______________


Registered Representative information:

Registered Representative's
Name____________________________________________________________

Company_________________________________________________________

Address_________________________________________________________

Telephone #_____________________________________________________

                                   EXHIBIT E

                      PRO FORMA ESTIMATE OF TAXABLE INCOME
                        BEFORE DIVIDENDS PAID DEDUCTION

PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
           CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY
GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED AS OF APRIL 9, 1996
                   FOR A 12-MONTH PERIOD (UNAUDITED)

       The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company since inception, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

       These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which
should be read  in  conjunction  herewith.    No  single  lessee  or
group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                         Jack in the Box          TGI Friday's         Golden Corral          Golden Corral
                                       Los Angeles, CA (14)    Orange, CT (12)(16)   Dover, DE (13)(16)   Cleburne, TX (7)(16)
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                $114,756              $195,997              $214,648              $114,959
Interest Income (2)                                -                     -                     -                     -
                                             --------              --------              --------             --------
    Total Revenues                            114,756               195,997               214,648               114,959
                                             --------              --------              --------             --------

Asset Management Fees (3)                      (6,868 )              (7,821 )             (11,166 )              (6,364 )
Mortgage Management Fee (4)                        -                      -                     -                     -
General and Administrative
  Expenses (5)                                 (7,115 )             (12,152 )             (13,308 )              (7,127 )
                                             --------              --------              --------              --------
    Total Operating Expenses                  (13,983 )             (19,973 )             (24,474 )             (13,491 )
                                             --------              --------              --------              --------

Estimated Cash Available from
  Operations                                  100,773               176,024               190,174               101,468

Depreciation and Amortization
  Expense (6)                                 (15,459 )             (35,228 )             (23,477 )             (19,653 )
                                             --------              --------              --------              --------


Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                   $ 85,314              $140,796              $166,697              $ 81,815
                                             ========              ========              ========              ========



                             See Footnotes

                                                 Kenny Rogers          Golden Corral                              Kenny Rogers
                                                   Roasters              Universal            Golden Corral         Roasters
                                             Grand Rapids, MI (8)    City, TX (7)(16)    Carlsbad, NM (7)(16)   Franklin, TN (8)
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                   $ 89,751               $117,155              $114,828             $102,164
Interest Income (2)                                   -                      -                     -                    -
                                                --------                --------              --------            --------
    Total Revenues                                89,751                117,155               114,828              102,164
                                                --------                --------              --------            --------

Asset Management Fees (3)                         (5,022 )               (6,493 )              (6,358 )             (5,747 )
Mortgage Management Fee (4)                           -                       -                      -                    -
General and Administrative
  Expenses (5)                                    (5,565 )               (7,264 )              (7,119 )             (6,334 )
                                                --------                --------              --------            --------
    Total Operating Expenses                     (10,587 )              (13,757 )             (13,477 )            (12,081 )
                                                --------                --------              --------            --------

Estimated Cash Available from
  Operations                                      79,164                 103,398                101,351               90,083

Depreciation and Amortization
  Expense (6)                                    (15,367 )              (20,289 )             (18,995 )            (11,359 )
                                                --------                --------              --------            --------

Pro forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                      $ 63,797               $ 83,109              $ 82,356             $ 78,724
                                                ========                ========              ========            ========


                             See Footnotes

                                          Golden Corral      Golden Corral        Golden Corral             Denny's
                                        Tampa, FL (9)(16)  Corsicana, TX (7)   Fort Worth, TX (7)   Pasadena, TX (10)(16)
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:
Base Rent (1)                              $199,882           $114,125             $156,804              $101,040
                                           --------            --------             --------             --------
Interest Income (2)                              -                  -                    -                     -
    Total Revenues                          199,882            114,125              156,804               101,040
                                           --------            --------             --------             --------

Asset Management Fees (3)                   (10,500 )           (6,238 )             (8,758 )              (5,531 )
Mortgage Management Fee (4)                      -                   -                     -                     -
General and Administrative
  Expenses (5)                              (12,393 )           (7,076 )             (9,722 )              (6,264 )
                                           --------            --------             --------             --------
    Total Operating Expenses                (22,893 )          (13,314 )            (18,480 )             (11,795 )
                                           --------            --------             --------             --------

Estimated Cash Available from
  Operations                                176,989            100,811               138,324               89,245
Depreciation and Amortization
  Expense (6)                               (27,429 )          (19,323 )             (23,030 )            (12,934 )
                                           --------            --------             --------             --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                 $149,560           $ 81,488              $115,294             $ 76,311
                                           ========            ========             ========             ========

                             See Footnotes

                                           Denny's           Boston Market     Boston Market         Boston Market
                                     Shawnee, OK (10)(16)  Grand Island, NE   Dubuque, IA (11)    Chanhassen, MN (11)
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                             $120,477            $ 90,048             $104,185             $104,510
Interest Income (2)                             -                   -                    -                    -
                                          --------            --------             --------             --------
    Total Revenues                         120,477              90,048              104,185              104,510
                                          --------            --------             --------             --------

Asset Management Fees (3)                   (6,567 )            (5,006 )             (5,793 )             (5,788 )
Mortgage Management Fee (4)                     -                   -                    -                    -
General and Administrative
  Expenses (5)                              (7,470 )            (5,583 )             (6,459 )             (6,480 )
                                          --------            --------             --------             --------
    Total Operating Expenses               (14,037 )           (10,589 )            (12,252 )            (12,268 )
                                          --------            --------             --------             --------

Estimated Cash Available from
  Operations                               106,440              79,459               91,933               92,242

Depreciation and Amortization
  Expense (6)                              (16,008 )           (16,529 )            (17,025 )            (16,407 )
                                          --------            --------             --------             --------

Pro forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                $ 90,432            $ 62,930             $ 74,908             $ 75,835
                                          ========            ========             ========             ========


                             See Footnotes

                                        Golden Corral        Jack in the Box     23 Pizza Hut        TGI Friday's
                                    Columbus, OH (13)(16)  Houston, TX (14)(16)   Properties    Marlboro, NJ (12)(16)
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                            $215,899              $  110,051         $  467,500         $  197,270
Interest Income (2)                            -                       -             904,897                 -
                                         --------              ----------         ----------         ----------
    Total Revenues                        215,899                 110,051          1,372,397            197,270
                                         --------              ----------         ----------         ----------

Asset Management Fees (3)                 (11,424 )                (6,013 )          (25,261 )           (7,744 )
Mortgage Management Fee (4)                    -                       -             (50,850 )               -
General and Administrative
  Expenses (5)                            (13,386 )                (6,823 )          (85,089 )          (12,231 )
                                         --------              ----------         ----------        -----------
    Total Operating Expenses              (24,810 )               (12,836 )         (161,200 )          (19,975 )
                                         --------              ----------         ----------        -----------
Estimated Cash Available from
  Operations                              191,089                  97,215          1,211,197            177,295

Depreciation and Amortization
  Expense (6)                             (25,002 )               (13,685 )          (22,883 )          (34,867 )
                                         --------              ----------         ----------         ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company               $166,087              $   83,530         $1,188,314         $  142,428
                                         ========              ==========         ==========         ==========



                             See Footnotes
                                  E-5


                                       TGI Friday's           Denny's                Burger King            Burger King
                                   Hazlet, NJ (12)(16)  Grand Rapids, MI (10)   Oak Lawn, IL (15)(16)   Burbank, IL (15)(16)
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:


Base Rent (1)                           $189,265               $ 97,952              $205,700               $119,900
Interest Income (2)                           -                      -                     -                      -
                                        --------               --------              --------               --------
    Total Revenues                       189,265                 97,952               205,700                119,900
                                        --------               --------              --------               --------

Asset Management Fees (3)                 (7,471 )               (4,982 )              (11,481 )               (6,692 )
Mortgage Management Fee (4)                   -                      -                      -                      -
General and Administrative
  Expenses (5)                           (11,734 )               (6,073 )             (12,753 )               (7,434 )
                                        --------               --------              --------               --------
    Total Operating Expenses             (19,205 )              (11,055 )             (24,234 )              (14,126 )
                                        --------               --------              --------               --------

Estimated Cash Available from
  Operations                             170,060                 86,897                181,466                105,774

Depreciation and Amortization
  Expense (6)                            (33,636 )              (14,038 )             (22,287 )              (16,218 )
                                        --------               --------              --------               --------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company              $136,424               $ 72,859              $159,179               $ 89,556
                                        ========               ========              ========               ========



                             See Footnotes
                                  E-6


                                              Burger King                         Burger King
                                     Indian Head Park, IL (15)(16)           Highland, IN (15)(16)            Total
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                $136,818                              $130,350                 $3,926,034
Interest Income (2)                                -                                     -                     904,897
                                             --------                              --------                 ----------
    Total Revenues                            136,818                               130,350                  4,830,931
                                             --------                              --------                 ----------


Asset Management Fees (3)                      (7,636 )                              (7,275 )                 (205,999 )
Mortgage Management Fee (4)                        -                                     -                     (50,850 )
General and Administrative
  Expenses (5)                                 (8,483 )                              (8,082 )                 (299,519 )
                                             --------                              --------                 ----------
    Total Operating Expenses                  (16,119 )                             (15,357 )                 (556,368 )
                                             --------                              --------                 ----------

Estimated Cash Available from
  Operations                                  120,699                               114,993                   4,274,563

Depreciation and Amortization
  Expense (6)                                 (19,389 )                             (16,197 )                 (526,714 )
                                             --------                              --------                 ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                   $101,310                              $ 98,796                 $3,747,849
                                             ========                              ========                 ==========

FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company entered into a Master Mortgage Note agreement for $8,475,000, collateralized by building improvements located on the 23 Pizza Hut Properties. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in March 1996. Amount does not include $42,375 of loan commitment fees and $42,375 in loan origination fees collected by the Company at closing from the borrower.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) For managing the Mortgage Loans, the Advisor will be entitled to receive a monthly mortgage management fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. See "Management Compensation."

(5) Estimated at 6.2% of gross rental and interest income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years. In connection with the 23 Pizza Hut Properties, acquisition fees allocated to the Master Mortgage Note have been amortized on a straight- line basis over the life of the agreement (20 years).

(7)   The  lessee  of  the  Cleburne, Universal City, Carlsbad,
      Corsicana and Ft. Worth Properties is the same unaffiliated lessee.

(8) The lessee of the Grand Rapids #1 and Franklin Properties is the same unaffiliated lessee.

(9) The Company acquired an interest in CNL/Corral South Joint Venture, a general partnership between the Company and an unaffiliated co-venturer. Based on anticipated development costs for the Property, the Company expects to own a 76% interest in the CNL/Corral South Joint Venture upon completion of construction. Therefore, amounts presented in this table represent estimated amounts to be allocated to the Company from the joint venture.

(10) The lessee of the Pasadena, Shawnee and Grand Rapids #2 Properties is the same unaffiliated lessee.

(11) The lessee of the Dubuque, Chanhassen and Grand Island Properties is the same unaffiliated lessee.

(12) The lessee of the Orange, Marlboro and Hazlet Properties is the same unaffiliated lessee.

(13) The lessee of the Dover and Columbus Properties is the same unaffiliated lessee.

(14) The lessee of the Los Angeles and Houston Properties is the same unaffiliated lessee.

(15)  The  lessee  of the Oak Lawn, Burbank, Indian Head Park and
      Highland Properties is the same unaffiliated lessee.

(16) The Company accepted an assignment of an interest in the ground lease relating to the Orange, Marlboro, and Hazlet Properties effective July 19, 1995, February 6, 1996, and March 6, 1996, respectively, in consideration of its funding of certain preliminary development costs and its agreement to fund remaining development costs not in excess of the amount specified below. The development agreements for the Properties which are to be constructed or renovated provide that construction or renovation must be completed no later than the dates set forth below:

      Property Estimated Final Completion Date

      Orange Property         Opened for business October 30, 1995
      Dover Property          Opened for business December 16, 1995
      Cleburne Property       Opened for business October 19, 1995
      Universal City
        Property              Opened for business September 15, 1995
      Carlsbad Property       Opened for business September 5, 1995
      Tampa Property          Opened for business February 5, 1996
      Pasadena Property       May 8, 1996
      Shawnee Property        Opened for business December 21, 1995
      Columbus Property       Opened for business November 28, 1995
      Houston Property        Opened for business March 3, 1996
      Marlboro Property       July 7, 1996
      Hazlet Property         August 3, 1996
      Oak Lawn Property       July 18, 1996
      Burbank Property        July 18, 1996
      Indian Head Park
        Property              August 1, 1996
      Highland Property       August 1, 1996

                                PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 35. Financial Statements and Exhibits.

   (a)      Financial Statements:

   The following financial statements are included in the Prospectus.

   (1)      Pro Forma Balance Sheet as of December 31, 1995

   (2)      Pro Forma Statement of Earnings for the year ended December
            31, 1995

   (3)      Notes to Pro Forma Financial Statements

   (4)      Report of Independent Accountants for CNL American
            Properties Fund, Inc.

   (5)      Consolidated Balance Sheets at December 31, 1995 and 1994

   (6) Consolidated Statements of Earnings for the year ended December 31, 1995 and the period May 2, 1994
            (Date of Inception) through December 31, 1994

   (7) Consolidated Statements of Stockholders' Equity for the year ended December 31, 1995 and the period May
            2, 1994 (Date of Inception) through December 31, 1994

   (8) Consolidated Statements of Cash Flows for the year ended December 31, 1995 and the period May 2, 1994
            (Date of Inception) through December 31, 1994

   (9)      Notes to Consolidated Financial Statements

   (10) Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1995

   (11)     Notes to Schedule III - Real Estate and Accumulated
            Depreciation as of December 31, 1995

   (12)     Pro Forma Consolidated Balance Sheet as of June 30, 1996

   (13) Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 1996

   (14) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1995

   (15) Notes to Pro Forma Consolidated Financial Statements for the six months ended June 30, 1996 and the year ended December 31, 1995

   (16) Condensed Consolidated Balance Sheets as of June 30, 1996 and December 31, 1995

   (17) Condensed Consolidated Statements of Earnings for the six months ended June 30, 1996 and 1995

   (18) Condensed Consolidated Statements of Stockholders' Equity for the six months ended June 30, 1996 and the year ended December 31, 1995

   (19) Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1996 and 1995

   (20) Notes to Condensed Consolidated Financial Statements for the six months ended June 30, 1996 and 1995

      All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

      (b)      Exhibits:

    *1.1       Form of Managing Dealer Agreement

    *1.2       Form of Participating Broker Agreement

    *1.3 Sponsor Agreement between CNL American Properties Fund, Inc., CNL Securities Corp., CNL Fund Advisors, Inc., and Financial Network Investment Corporation

    *1.4       Soliciting Dealer Agreement between CNL American
               Properties Fund, Inc., CNL Securities Corp., CNL Fund Advisors, Inc., and American Express Financial Advisors, Inc. dated May 1, 1995.

    *3.1       CNL Income Fund, Inc. Articles of Incorporation

    *3.2 Articles of Amendment to Articles of Incorporation of CNL Income Fund, Inc.

    *3.3 Articles of Amendment to Articles of Incorporation of CNL Investment Fund, Inc.

    *3.4 Form of CNL American Properties Fund, Inc. Amended and Restated Articles of Incorporation

    *3.5       Form of CNL American Properties Fund, Inc. Bylaws

    *4.1       CNL American Properties Fund, Inc. Articles of
               Incorporation (Previously filed as Exhibits 3.1, 3.2 and
               3.3.)

    *4.2 Form of CNL American Properties Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as
               Exhibit 3.4.)

    *4.3       Form of CNL American Properties Fund, Inc. Bylaws
               (Previously filed as Exhibit 3.5.)

    *4.4 Form of Amended Reinvestment Plan (Previously included in the Prospectus as Exhibit A.)

     4.5       Form of Stock Certificate (Filed herewith.)

    *5.1 Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered by CNL American Properties Fund, Inc.

    *8.1 Opinion of Shaw, Pittman, Potts & Trowbridge regarding certain material tax issues relating to CNL American Properties Fund, Inc.

   *10.1 Form of Escrow Agreement between CNL American Properties Fund, Inc. and South Trust Estate & Trust Company, Inc.

   *10.2 Advisory Agreement between CNL American Properties Fund, Inc. and CNL Fund Advisors, Inc. dated April 20, 1996

------------------

*Previously filed.

   *10.3       Form of Joint Venture Agreement

   *10.4       Form of Development Agreement

   *10.5       Form of Indemnification and Put Agreement

   *10.6       Form of Unconditional Guarantee of Payment and Performance

   *10.7       Form of Lease Agreement for Existing Restaurant

   *10.8       Form of Lease Agreement for Restaurant to be Constructed

   *10.9       Form of Real Estate Sale and Lease Contract

   *10.10 Form of Amended Reinvestment Plan (Included in the prospectus as Exhibit A.)

   *10.11      Promissory Note, dated March 5, 1996, among
               Registrant and First Union National Bank of Florida relating to a $15,000,000 loan (Included as Exhibit
               10.2 to Form 10-K filed with the Securities and Exchange Commission on April 1, 1996, and incorporated herein by reference.)

   *10.12 Line of Credit and Security Agreement, dated March 5, 1996, among Registrant and First Union National Bank of Florida relating to a $15,000,000 loan (Included as Exhibit 10.3 to Form 10-K filed with the Securities and Exchange Commission on April 1, 1996, and incorporated herein by reference.)

   *10.13 Collateral Assignment of Contract Rights, dated March 5, 1996, among Registrant and First Union National Bank of Florida relating to a $15,000,000 loan (Included as Exhibit 10.4 to Form 10-K filed with the Securities and Exchange Commission on April 1, 1996, and incorporated herein by reference.)

   *23.1 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated March 28, 1995

   *23.2 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated September 29, 1995

   *23.3       Consent of Shaw, Pittman, Potts & Trowbridge
               (Previously included in its opinion filed as Exhibit
               5.1.)

   *23.4 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated November 20, 1995

   *23.5 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated February 19, 1996

   *23.6 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated April 8, 1996

   *23.7 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated April 25, 1996

------------------

*Previously filed.

   *23.8 Consent of Coopers & Lybrand, L.L.P., Certified Public Accountants, dated July 25, 1996

    23.9 Consent of Coopers & Lybrand, L.L.P., Certified Public Accountants, dated October 15, 1996 (Filed herewith.)

------------------

*Previously filed.

                                TABLE VI
                 ACQUISITION OF PROPERTIES BY PROGRAMS

         Table VI presents information concerning the acquisition of real properties by public real estate limited partnerships sponsored by Affiliates of the Company in the nine years ended June 30, 1996. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior partnerships.

                                TABLE VI
                 ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                     CNL Income           CNL Income           CNL Income           CNL Income
                                       Fund,               Fund II,             Fund III,            Fund IV,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                      (Note 2)             (Note 3)             (Note 4)             (Note 5)
                                                                                                   AL,DC,FL,GA,
                                                         AL,AZ,CO,FL,         AZ,CA,FL,GA,         IL,IN,KS,MA,
                                    AL,AZ,CA,FL,         GA,IL,IN,LA,         IA,IL,IN,KS,         MD,MI,MS,NC,
                                    GA,LA,MD,OK,         MI,MN,MO,NC,         KY,MD,MI,MN,         OH,PA,TN,TX,
Locations                           TX,VA                NM,OH,TX,WY          MO,NE,OK,TX          VA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          20 units             43 units             32 units             43 units
  total square feet
  of units                            67,645 s/f          149,829 s/f          131,992 s/f          156,317 s/f


Dates of purchase                      6/17/86 -             2/11/87-            10/04/87-             6/24/88-
                                        12/17/87             12/08/94              6/30/88              1/24/96

Cash down payment (Note 1)           $12,296,264          $23,182,624          $19,637,008          $26,594,469


Contract purchase price
  plus acquisition fee               $12,222,062          $23,022,783          $19,512,548          $26,479,912


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                             74,202              159,841              124,460              114,557
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $12,296,264          $23,182,624          $19,637,008          $26,594,469
                                     ===========          ===========          ===========          ===========


Note 1: This amount was derived from capital contributions from partners and net sales proceeds reinvested in other properties.

Note 2: The partnership owns a 50% interest in three separate joint ventures which each own a restaurant property.

Note 3: The partnership owns a 49%, 50% and 64% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 4: The partnership owns a 73.4% and 69.07% interest in two separate joint ventures. Each joint venture owns one restaurant property.

Note 5: The partnership owns a 51%, 26.6%, 57%, 96.1% and 68.87% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53.68% interest in one restaurant property held as tenants-in-common with affiliates.

                                     CNL Income           CNL Income           CNL Income           CNL Income
                                       Fund V,             Fund VI,             Fund VII,           Fund VIII,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                      (Note 6)             (Note 7)             (Note 8)             (Note 9)
                                    AR,AZ,FL,IN,
                                    FL,GA,IL,IN,         MA,MI,MN,NC,         AZ,CO,FL,GA,
                                    MI,NH,NY,OH,         NE,NM,NY,OH,         IN,LA,MI,MN,         AZ,FL,IN,LA,
                                    SC,TN,TX,UT,         OK,PA,TN,TX,         OH,SC,TN,TX,         MI,MN,NC,NY,
Locations                           WA                   VA,WY                UT,WA                OH,TN,TX,VA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          30 units             46 units             45 units             40 units
  total square feet
  of units                           117,652 s/f          173,841 s/f          160,939 s/f          179,705 s/f


Dates of purchase                       2/06/89-             7/13/89-             3/30/90-             9/13/90-
                                         1/05/90              1/24/96              7/29/94              5/31/96

Cash down payment (Note 1)           $22,113,522          $32,679,181          $27,310,125          $31,985,071


Contract purchase price
  plus acquisition fee               $21,706,859          $32,146,520          $26,638,040          $31,450,507


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            406,663              532,661              672,085              534,564
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $22,113,522          $32,679,181          $27,310,125          $31,985,071
                                     ===========          ===========          ===========          ===========


Note 6: The partnership owns a 43%, 49% and 66.5% interest in three separate joint ventures. Each joint venture owns one restaurant property.

Note 7: The partnership owns a 3.9%, 14.5%, 36% and a 66.14% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 51.67% and a 17.93% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 8: The partnership owns a 51%, 83.3%, 4.79% and a 18% interest in four separate joint ventures. Three of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties. In addition, the partnership owns a 48.33% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 9: The partnership owns a 85.5%, 87.68%, 36.8% and a 12% interest in four separate joint ventures. Three of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.

                                     CNL Income           CNL Income           CNL Income           CNL Income
                                      Fund IX,              Fund X,             Fund XI,             Fund XII,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     (Note 10)            (Note 11)            (Note 12)            (Note 13)
                                                                              AL,AZ,CA,CO,
                                                         AL,CA,CO,FL,         CT,FL,KS,LA,
                                    AL,FL,GA,IL,         ID,IL,LA,MI,         MA,MI,MS,NC,         AL,AZ,CA,FL,
                                    IN,LA,MI,MN,         MO,MT,NC,NH,         NH,NM,OH,OK,         GA,LA,MO,MS,
                                    MS,NC,NH,NY,         NM,NY,OH,PA,         PA,SC,TX,VA,         NC,NM,OH,SC,
Locations                           OH,SC,TN,TX          SC,TN,TX             WA                   TN,TX,WA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number

  of units and                          41 units             49 units             39 units             49 units
  total square feet
  of units                           177,469 s/f          203,466 s/f          168,418 s/f          206,865 s/f


Dates of purchase                       5/31/91-            10/01/91-             5/18/92-            11/20/92-
                                        10/01/92              1/24/96             10/16/92              5/31/96

Cash down payment (Note 1)           $30,748,694          $36,036,814          $35,200,825          $40,840,795


Contract purchase price
  plus acquisition fee               $30,021,833          $35,320,865          $34,595,348          $40,339,796


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            726,861              715,949              605,477              500,999
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $30,748,694          $36,036,814          $35,200,825          $40,840,795
                                     ===========          ===========          ===========          ===========


Note 10: The partnership owns a 50%, 45.2% and 27.3% interest in three separate joint ventures. One of the joint ventures owns one restaurant property and the other two joint ventures own six restaurant properties each.

Note 11: The partnership owns a 50%, 88.3%, 40.95% and 10.5% interest in four separate joint ventures. Three of the joint ventures own one restaurant property each and the other joint venture owns six restaurant properties. In addition, the partnership owns a 13.37% interest in one restaurant property held as tenants-in-common with affiliates.

Note 12: The partnership owns a 62.2%, 77.33%, 85% and 76.6% interest in four separate joint ventures. Each joint venture owns one restaurant property.

Note 13: The partnership owns a 31.13%, 59.05%, 18.61% and 88% interest in four separate joint ventures. Each joint venture owns one restaurant property.

                                     CNL Income           CNL Income           CNL Income           CNL Income
                                     Fund XIII,            Fund XIV,            Fund XV,             Fund XVI,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     (Note 14)            (Note 15)            (Note 16)
                                    AL,AR,AZ,CA,         AL,AZ,CO,FL,         CA,FL,GA,KS,         AZ,CA,CO,DC,
                                    CO,FL,GA,IN,         GA,KS,LA,MO,         KY,MO,MS,NC,         FL,GA,ID,IN,
                                    KS,LA,MD,NC,         MS,NC,NJ,NV,         NJ,NM,OH,OK,         KS,MN,MO,NC,
                                    OH,PA,SC,TN,         OH,SC,TN,TX,         PA,SC,TN,TX,         NM,NV,OH,TN,
Locations                           TX,VA                VA                   VA                   TX,UT,WI

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          48 units             56 units             48 units             43 units
  total square feet
  of units                           156,156 s/f          161,913 s/f          143,473 s/f          166,793 s/f


Dates of purchase                       5/18/93-             9/27/93-             4/28/94-            10/21/94-
                                         4/24/95              3/16/95              1/24/96              3/15/96

Cash down payment (Note 1)           $34,905,219          $39,943,098          $35,778,136          $39,421,376


Contract purchase price
  plus acquisition fee               $34,535,596          $39,515,928          $35,388,860          $39,030,014


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            369,623              427,170              389,276              391,362
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $34,905,219          $39,943,098          $35,778,136          $39,421,376
                                     ===========          ===========          ===========          ===========


Note 14: The partnership owns a 50% and 28% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the Partnership owns a 66.13% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 15: The partnership owns a 50% interest in two separate joint ventures and a 72% interest in one joint venture. Two of the joint ventures each own one restaurant property and the other joint venture owns two restaurant properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns two restaurant properties. In addition, the partnership owns a 15.02% interest in one restaurant property held as tenants-in-common with affiliates.

                                     CNL Income
                                     Fund XVII,
                                        Ltd.
                                    CA,FL,IL,IN,
                                    MI,NV,SC,TN,

Locations                           TX

Type of property                     Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          13 units
  total square feet
  of units                            62,488 s/f

Dates of purchase                     12/20/95 -
                                         6/30/96

Cash down payment (Note 1)           $12,616,047


Contract purchase price
  plus acquisition fee               $12,574,025

Other cash expenditures
  expensed                                   -

Other cash expenditures
  capitalized                             42,022

Total acquisition cost
  (Note 1)                           $12,616,047
                                     ===========

                               SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 16th day of October, 1996.

                                           CNL AMERICAN PROPERTIES FUND, INC.
                                           (Registrant)

                                           By: /s/JAMES M. SENEFF, JR.
                                               --------------------------
                                               JAMES M. SENEFF, JR.,
                                               Chairman of the Board and
                                               Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



    Signature                       Title                        Date

/s/James M. Seneff, Jr.     Chairman of the Board and      October 16, 1996
-------------------------   Chief Executive Officer
JAMES M. SENEFF, JR.        (Principal Executive Officer)



/s/Robert A. Bourne         Director and President         October 16, 1996
-------------------------   (Principal Financial and
ROBERT A. BOURNE            Accounting Officer)



/s/G. Richard Hostetter     Independent Director           October 16, 1996
-------------------------
G. RICHARD HOSTETTER


/s/J. Joseph Kruse          Independent Director           October 16, 1996
-------------------------
J. JOSEPH KRUSE



/s/Richard C. Huseman       Independent Director           October 16, 1996
-------------------------
RICHARD C. HUSEMAN

                             EXHIBIT INDEX

Exhibit Number                                                                         Page
   *1.1          Form of Managing Dealer Agreement

   *1.2          Form of Participating Broker Agreement

   *1.3          Sponsor Agreement between CNL American Properties Fund,
                 Inc., CNL Securities Corp., CNL Fund Advisors, Inc., and
                 Financial Network Investment Corporation

   *1.4          Soliciting Dealer Agreement between CNL American
                 Properties Fund, Inc., CNL Securities Corp., CNL Fund
                 Advisors, Inc., and American Express Financial
                 Advisors, Inc. dated May 1, 1995.

   *3.1          CNL Income Fund, Inc. Articles of Incorporation

   *3.2          Articles of Amendment to Articles of Incorporation of CNL
                 Income Fund, Inc.

   *3.3          Articles of Amendment to Articles of Incorporation of CNL
                 Investment Fund, Inc.

   *3.4          Form of CNL American Properties Fund, Inc. Amended and
                 Restated Articles of Incorporation

   *3.5          Form of CNL American Properties Fund, Inc. Bylaws

   *4.1          CNL American Properties Fund, Inc. Articles of Incorporation

                 (Previously filed as Exhibits 3.1, 3.2 and 3.3.)

   *4.2          Form of CNL American Properties Fund, Inc. Amended and
                 Restated Articles of Incorporation (Previously filed as Exhibit
                 3.4.)

   *4.3          Form of CNL American Properties Fund, Inc. Bylaws
                 (Previously filed as Exhibit 3.5.)

   *4.4          Form of Amended Reinvestment Plan (Included in the
                 Prospectus as Exhibit A.)

    4.5          Form of Stock Certificate (Filed herewith.)

   *5.1 Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered by CNL American Properties Fund, Inc.

-----------------

*Previously filed.

                                                   EXHIBIT INDEX

Exhibit Number                                                                         Page
   *8.1          Opinion of Shaw, Pittman, Potts & Trowbridge
                 regarding certain material tax issues relating to CNL
                 American Properties Fund, Inc.

  *10.1          Form of Escrow Agreement between CNL American Properties
                 Fund, Inc. and South Trust Estate & Trust Company, Inc.

  *10.2          Advisory Agreement between CNL American Properties Fund,
                 Inc. and CNL Fund Advisors, Inc. dated April 20, 1996

  *10.3          Form of Joint Venture Agreement

  *10.4          Form of Development Agreement

  *10.5          Form of Indemnification and Put Agreement

  *10.6          Form of Unconditional Guarantee of Payment and Performance

  *10.7          Form of Lease Agreement for Existing Restaurant

  *10.8          Form of Lease Agreement for Restaurant to be Constructed

  *10.9          Form of Real Estate Sale and Lease Contract

  *10.10 Form of Amended Reinvestment Plan (Included in the prospectus as Exhibit A.)

  *10.11         Promissory Note, dated March 5, 1996, among
                 Registrant and First Union National Bank of Florida relating to a $15,000,000 loan (Included as Exhibit
                 10.2 to Form 10-K filed with the Securities and Exchange Commission on April 1, 1996, and incorporated herein by reference.)

  *10.12         Line of Credit and Security Agreement, dated March 5,
                 1996, among Registrant and First Union National Bank of Florida relating to a $15,000,000 loan (Included as Exhibit 10.3 to Form 10-K filed with the Securities and Exchange Commission on April 1, 1996, and incorporated herein by reference.)

  *10.13         Collateral Assignment of Contract Rights, dated March
                 5, 1996, among Registrant and First Union National
                 Bank of Florida relating to a $15,000,000 loan
                 (Included as Exhibit 10.4 to Form 10-K filed with the Securities and Exchange Commission on April 1, 1996, and incorporated herein by reference.)

------------------

*Previously filed.

                             EXHIBIT INDEX


Exhibit Number                                                                         Page
  *23.1          Consent of Coopers & Lybrand L.L.P., Certified Public
                 Accountants, dated March 28, 1995

  *23.2          Consent of Coopers & Lybrand L.L.P., Certified Public
                 Accountants, dated September 29, 1995

  *23.3          Consent of Shaw, Pittman, Potts & Trowbridge
                 (Previously included in its opinion filed as Exhibit
                 5.1.)

  *23.4          Consent of Coopers & Lybrand L.L.P., Certified Public
                 Accountants, dated November 20, 1995

  *23.5          Consent of Coopers & Lybrand L.L.P., Certified Public
                 Accountants, dated February 19, 1996

  *23.6          Consent of Coopers & Lybrand L.L.P., Certified Public
                 Accountants, dated April 8, 1996

  *23.7          Consent of Coopers & Lybrand L.L.P., Certified Public
                 Accountants, dated April 25, 1996

  *23.8          Consent of Coopers & Lybrand L.L.P., Certified Public
                 Accountants, dated July 25, 1996

   23.9          Consent of Coopers & Lybrand L.L.P., Certified Public
                 Accountants, dated October 15, 1996 (Filed herewith.)

------------------

*Previously filed.